FILED PURSUANT TO RULE 424B5
REGISTRATION FILE NUMBER: 333-171508-02

Prospectus Supplement to Prospectus dated January 13, 2012

$808,032,000 (Approximate)

GS Mortgage Securities Trust 2012-GC6
as Issuing Entity

GS Mortgage Securities Corporation II
as Depositor

Goldman Sachs Mortgage Company Citigroup Global Markets Realty Corp. Archetype Mortgage Funding I LLC
as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2012-GC6

          The Commercial Mortgage Pass-Through Certificates, Series 2012-GC6 will consist of 14 classes of certificates, 4 of which GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement. The Series 2012-GC6 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2012-GC6. The issuing entity’s main assets will be a pool of 80 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount(1)	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date(3)

Class A-1	$65,525,000	1.282%	Fixed	January 2045
Class A-2	$82,190,000	2.539%	Fixed	January 2045
Class A-3	$570,467,000	3.482%	Fixed	January 2045
Class A-AB	$89,850,000	3.314%	Fixed	January 2045

(Footnotes to table begin on page S-11)

          You should carefully consider the risk factors beginning on page S-37 of this prospectus supplement and page 4 of the prospectus.

          Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

          The Series 2012-GC6 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

          THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

          Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in March 2012. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

          The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc. and (except for the Class A-1 certificates) Wells Fargo Securities, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will offer the offered certificates (except for the Class A-1 certificates in the case of Wells Fargo Securities, LLC) to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about February 9, 2012. GS Mortgage Securities Corporation II expects to receive from this offering approximately 101.4% of the aggregate principal balance of the offered certificates, plus accrued interest from February 1, 2012, before deducting expenses payable by the depositor.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners
RBS	Wells Fargo Securities
Co-Managers

January 24, 2012

# GS Mortgage Securities Trust 2012-GC6

## Commercial Mortgage Pass-Through Certificates, Series 2012-GC6

Alaska
1 property
$14,976,807
1.3% of total
Idaho
4 properties
$5,973,619
0.5% of total
Minnesota
4 properties
$19,966,122
1.7% of total
Illinois
18 properties
$36,984,916
3.2% of total
Indiana
1 property
$50,955,929
4.4% of total
Michigan
6 properties
$26,836,437
2.3% of total
Pennsylvania
5 properties
$50,387,252
4.4% of total
New York
5 properties
$59,978,775
5.2% of total
Connecticut
3 properties
$20,267,091
1.8% of total
Ohio
10 properties
$89,433,989
7.7% of total
New Jersey
1 property
$46,333,346
4.0% of total
Maryland
1 property
$4,691,136
0.4% of total
Virginia
2 properties
$18,077,167
1.6% of total
West Virginia
1 property
$19,918,486
1.7% of total
North Carolina
7 properties
$28,575,670
2.5% of total
Kentucky
1 property
$6,784,592
0.6% of total
South Carolina
4 properties
$9,965,663
0.9% of total
Georgia
1 property
$3,018,397
0.3% of total
Nevada
4 properties
$155,308,935
13.5% of total
California
5 properties
$62,183,201
5.4% of total
Colorado
1 property
$7,083,646
0.6% of total
Nebraska
1 property
$13,966,478
1.2% of total
Texas
21 properties
$194,523,706
16.9% of total
Arkansas
2 properties
$17,339,804
1.5% of total
Louisiana
1 property
$16,600,000
1.4% of total
Mississippi
1 property
$4,488,796
0.4% of total
Alabama
2 properties
$16,256,414
1.4% of total
Tennessee
2 properties
$3,746,729
0.3% of total
Florida
12 properties
$149,709,543
13.0% of total
>10.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.1 – 1.0% of Initial Pool Balance
Mortgaged Properties by Property Type
Mixed Use 1.1%
Industrial 0.6%
Self Storage 3.0%
Other 0.3%
Multifamily 10.7%
Manufactured Housing 12.6%
Retail 39.5%
Office 16.0%
Hospitality 16.3%

CERTIFICATE SUMMARY	S-11	Risks Relating to Enforceability of
SUMMARY OF PROSPECTUS		Cross-Collateralization	S-50
SUPPLEMENT	S-12	The Performance of a Mortgage Loan
RISK FACTORS	S-37	and Its Related Mortgaged Property
The Offered Certificates May Not Be a		Depends in Part on Who Controls the
Suitable Investment for You	S-37	Borrower and Mortgaged Property	S-50
The Offered Certificates Are Limited		The Borrower’s Form of Entity May
Obligations	S-37	Cause Special Risks	S-51
The Volatile Economy, Credit Crisis and		A Bankruptcy Proceeding May Result in
Downturn in the Real Estate Market		Losses and Delays in Realizing on the
Have Adversely Affected and May		Mortgage Loans	S-52
Continue To Adversely Affect the		Mortgage Loans Are Nonrecourse and
Value of CMBS	S-37	Are Not Insured or Guaranteed	S-52
External Factors May Adversely Affect		Adverse Environmental Conditions at or
the Value and Liquidity of Your		Near Mortgaged Properties May
Investment	S-38	Result in Losses	S-53
The Certificates May Have Limited		Risks Related to Redevelopment and
Liquidity and the Market Value of the		Renovation at Mortgaged Properties	S-53
Certificates May Decline	S-39	Risks Relating to Costs of Compliance
Limited Information Causes Uncertainty	S-40	with Applicable Laws and Regulations	S-53
Legal and Regulatory Provisions		Litigation Regarding the Mortgaged
Affecting Investors Could Adversely		Properties or Borrowers May Impair
Affect the Liquidity of the Offered		Your Distributions	S-54
Certificates	S-40	Other Financings or Ability To Incur
Your Yield May Be Affected by Defaults,		Other Financings Entails Risk	S-54
Prepayments and Other Factors	S-41	Borrower May Be Unable To Repay
Nationally Recognized Statistical Rating		Remaining Principal Balance on
Organizations May Assign Different		Maturity Date	S-54
Ratings to the Certificates, and		Risks Relating to Interest on Advances
Ratings of the Certificates Reflect		and Special Servicing Compensation	S-55
Only the Views of the Applicable		Increases in Real Estate Taxes May
Rating Agencies as of the Dates Such		Reduce Available Funds	S-56
Ratings Were Issued; Ratings May		Some Mortgaged Properties May Not
Affect ERISA Eligibility; Ratings May		Be Readily Convertible to Alternative
Be Downgraded	S-43	Uses	S-56
Commercial, Multifamily and		Risks Related to Zoning Non-
Manufactured Housing Community		Compliance and Use Restrictions	S-56
Lending Is Dependent on Net		Risks Relating to Inspections of
Operating Income	S-45	Properties	S-57
Underwritten Net Cash Flow Could Be		Availability of Earthquake, Flood and
Based On Incorrect or Failed		Other Insurance	S-57
Assumptions	S-45	Terrorism Insurance May Not Be
The Mortgage Loans Have Not Been		Available for All Mortgaged Properties	S-58
Reunderwritten by Us	S-45	Risks Associated with Blanket Insurance
Static Pool Data Would Not Be		Policies or Self-Insurance	S-59
Indicative of the Performance of this		Risks Relating to a Bankruptcy of an
Pool	S-45	Originator, a Sponsor or the
Appraisals May Not Reflect Current or		Depositor, or a Receivership or
Future Market Value of Each Property	S-46	Conservatorship of Goldman Sachs
Performance of the Certificates Will Be		Bank USA	S-59
Highly Dependent on the Performance		Interests and Incentives of the
of Tenants and Tenant Leases	S-47	Originators, the Sponsors and Their
Concentrations Based on Property		Affiliates May Not Be Aligned With
Type, Geography, Related Borrowers		Your Interests	S-60
and Other Factors May		Interests and Incentives of the
Disproportionately Increase Losses	S-49	Underwriter Entities May Not Be
		Aligned With Your Interests	S-61

Potential Conflicts of Interest of the		The Trustee	S-136
Master Servicer and the Special		The Operating Advisor	S-139
Servicer	S-62	Servicers	S-140
Potential Conflicts of Interest of the		Servicing Compensation, Operating
Operating Advisor	S-63	Advisor Compensation and Payment
Potential Conflicts of Interest of the		of Expenses	S-145
Controlling Class Representative	S-63	Affiliates and Certain Relationships	S-153
Potential Conflicts of Interest in the		DESCRIPTION OF THE OFFERED
Selection of the Underlying Mortgage		CERTIFICATES	S-154
Loans	S-64	General	S-154
Other Potential Conflicts of Interest May		Distributions	S-155
Affect Your Investment	S-65	Subordination	S-167
Special Servicer May Be Directed To		Appraisal Reductions	S-167
Take Actions by an Entity That Has		Voting Rights	S-170
No Duty or Liability to Other		Delivery, Form, Transfer and
Certificateholders	S-65	Denomination	S-172
Your Lack of Control Over the Issuing		Certificateholder Communication	S-175
Entity and Servicing of the Mortgage		YIELD, PREPAYMENT AND MATURITY
Loans Can Create Risks	S-65	CONSIDERATIONS	S-176
Rights of the Operating Advisor and the		Yield	S-176
Controlling Class Representative		Weighted Average Life of the Offered
Could Adversely Affect Your		Certificates	S-178
Investment	S-67	Price/Yield Tables	S-181
Sponsors May Not Be Able To Make		THE POOLING AND SERVICING
Required Repurchases or		AGREEMENT	S-183
Substitutions of Defective Mortgage		General	S-183
Loans	S-67	Assignment of the Mortgage Loans	S-183
Book-Entry Registration Will Mean You		Servicing of the Mortgage Loans	S-184
Will Not Be Recognized as a Holder of		Advances	S-188
Record	S-67	Accounts	S-191
Tax Matters and Changes in Tax Law		Application of Penalty Charges,
May Adversely Impact the Mortgage		Modification Fees and Assumption
Loans or Your Investment	S-68	Fees	S-192
DESCRIPTION OF THE MORTGAGE POOL	S-71	Withdrawals from the Collection Account	S-193
General	S-71	Enforcement of “Due-On-Sale” and
Certain Calculations and Definitions	S-72	“Due-On-Encumbrance” Clauses	S-193
Statistical Characteristics of the		Inspections	S-195
Mortgage Loans	S-78	Evidence as to Compliance	S-195
Environmental Considerations	S-88	Certain Matters Regarding the
Litigation Considerations	S-90	Depositor, the Master Servicer, the
Redevelopment and Renovation	S-92	Special Servicer and the Operating
Bankruptcy Issues	S-92	Advisor	S-196
Tenant Issues	S-93	Events of Default	S-198
Insurance Considerations	S-99	Rights Upon Event of Default	S-199
Use Restrictions	S-100	Waivers of Events of Default	S-200
Appraised Value	S-100	Termination of the Special Servicer	S-200
Nonrecourse Carve-out Limitations	S-101	Amendment	S-201
Certain Terms of the Mortgage Loans	S-101	Realization Upon Mortgage Loans	S-203
Significant Obligors	S-109	Controlling Class Representative	S-208
Representations and Warranties	S-110	Operating Advisor	S-212
Sale of Mortgage Loans; Mortgage File		Asset Status Reports	S-217
Delivery	S-110	Rating Agency Confirmations	S-218
Cures, Repurchases and Substitutions	S-111	Termination; Retirement of Certificates	S-219
Additional Information	S-113	Optional Termination; Optional
TRANSACTION PARTIES	S-114	Mortgage Loan Purchase	S-219
The Sponsors	S-114	Reports to Certificateholders; Available
The Depositor	S-121	Information	S-220
The Originators	S-122	USE OF PROCEEDS	S-226
The Issuing Entity	S-135

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-226	ANNEX A – STATISTICAL
General	S-226	CHARACTERISTICS OF THE
Tax Status of Offered Certificates	S-227	MORTGAGE LOANS	A-1
Taxation of Offered Certificates	S-227	ANNEX B – STRUCTURAL AND
Further Information	S-228	COLLATERAL TERM SHEET	B-1
STATE AND LOCAL TAX		ANNEX C – MORTGAGE POOL
CONSIDERATIONS	S-229	INFORMATION	C-1
ERISA CONSIDERATIONS	S-229	ANNEX D – FORM OF DISTRIBUTION
LEGAL INVESTMENT	S-231	DATE STATEMENT	D-1
CERTAIN LEGAL ASPECTS OF THE		ANNEX E-1 – SPONSOR
MORTGAGE LOANS	S-231	REPRESENTATIONS AND
RATINGS	S-233	WARRANTIES	E-1-1
PLAN OF DISTRIBUTION (UNDERWRITER		ANNEX E-2 – EXCEPTIONS TO SPONSOR
CONFLICTS OF INTEREST)	S-234	REPRESENTATIONS AND
LEGAL MATTERS	S-235	WARRANTIES	E-2-1
INDEX OF SIGNIFICANT DEFINITIONS	S-236	ANNEX F – CLASS A-AB SCHEDULED
		PRINCIPAL BALANCE SCHEDULE	F-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

          You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

          This prospectus supplement begins with two introductory sections describing the Series 2012-GC6 certificates and the issuing entity in abbreviated form:

•	the Certificate Summary, commencing on page S-11 of this prospectus supplement, which sets forth important statistical information relating to the Series 2012-GC6 certificates; and

•

the Summary of Prospectus Supplement, commencing on page S-12 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2012-GC6 certificates and a description of the underlying mortgage loans.

          Additionally, Risk Factors, commencing on page S-37 of this prospectus supplement, describes the material risks that apply to the Series 2012-GC6 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-236 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 107 of the prospectus.

          In this prospectus supplement:

•	the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corporation II.

•

references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

          The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

          THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES

WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES (EXCEPT FOR THE CLASS A-1 CERTIFICATES IN THE CASE OF WELLS FARGO SECURITIES, LLC), BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

          THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

UNITED KINGDOM

          EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

          (A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

          (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

          WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2), OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”). IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

          POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

          THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER. NEITHER THE ISSUING ENTITY NOR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF

ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

          FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

HONG KONG

          THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

          THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

          WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE

WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

          THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW) AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY SECURITIES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

          In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

          We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY

Class of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)

Offered Certificates
Class A-1	$65,525,000		30.000	%(5)	1.282%	Fixed	2.32	03/12 – 06/16
Class A-2	$82,190,000		30.000	%(5)	2.539%	Fixed	4.53	06/16 – 12/16
Class A-3	$570,467,000		30.000	%(5)	3.482%	Fixed	9.57	06/21 – 11/21
Class A-AB	$89,850,000		30.000	%(5)	3.314%	Fixed	7.18	12/16 – 06/21
Non-Offered Certificates
Class X-A	$927,794,000	(6)	N/A		2.035%	Variable IO(7)	N/A	N/A
Class X-B	$226,538,646	(6)	N/A		0.138%	Variable IO(7)	N/A	N/A
Class A-S	$119,762,000		19.625%		4.948%	Fixed	9.78	11/21 – 12/21
Class B	$63,489,000		14.125%		5.451%	Variable(8)	9.84	12/21 – 12/21
Class C	$44,730,000		10.250%		5.451%	Variable(8)	9.84	12/21 – 12/21
Class D	$49,059,000		6.000%		5.451%	Variable(8)	9.88	12/21 – 01/22
Class E	$21,644,000		4.125%		5.000%	Fixed(9)	9.92	01/22 – 01/22
Class F	$11,543,000		3.125%		5.000%	Fixed(9)	9.92	01/22 – 01/22
Class G	$36,073,646		0.000%		5.000%	Fixed(9)	9.92	01/22 – 01/22
Class R(10)	N/A		N/A		N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	The rated final distribution date for each class of offered certificates is the distribution date in January 2045.

(4)	Assuming no prepayments prior to maturity for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-AB certificates are represented in the aggregate.

(6)

The Class X-A and Class X-B certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates.

(7)

The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates as described in this prospectus supplement. The pass-through rate of the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates as described in this prospectus supplement.

(8)

For any distribution date, the pass-through rates of the Class B, Class C and Class D certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)

For any distribution date, the pass-through rates of the Class E, Class F and Class G certificates will each be equal to a per annum rate equal to the lesser of the initial pass-through rate for such class specified in the table and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)

The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement. The Class R certificates will not be entitled to distributions of principal or interest.

          The Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R certificates are not offered by this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

          The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the GS Mortgage Securities Trust 2012-GC6, Commercial Mortgage Pass Through Certificates, Series 2012-GC6. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination”, and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.

Transaction Parties and Dates

Issuing Entity

GS Mortgage Securities Trust 2012-GC6, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor

GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	•	Goldman Sachs Mortgage Company, a New York limited partnership (45.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Citigroup Global Markets Realty Corp., a New York corporation (45.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	•	Archetype Mortgage Funding I LLC, a Delaware limited liability company (9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart.

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance

Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	47	44.4%
Goldman Sachs Commercial Mortgage Capital, L.P.	Goldman Sachs Mortgage Company	13	33.1
Goldman Sachs Lending Partners LLC	Goldman Sachs Mortgage Company	3	11.2
Archetype Mortgage Funding I LLC	Archetype Mortgage Funding I LLC	14	9.1
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	1	1.5
KeyBank National Association	Citigroup Global Markets Realty Corp.	1	0.4
Citadel Commercial Mortgage Capital LLC	Citigroup Global Markets Realty Corp.	1	0.2

		80	100.0%

See “Transaction Parties—The Originators” in this prospectus supplement.

Trustee

Wells Fargo Bank, National Association, a national banking association. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee” in this prospectus supplement.

Operating Advisor

TriMont Real Estate Advisors, Inc., a Georgia corporation. At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as reduced or notionally reduced by any realized losses and appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis. Based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report to be provided to the trustee (and made available through the trustee’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class as reduced by payments of principal) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Master Servicer

KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation. The master servicer will initially service all of the mortgage loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

Special Servicer

CWCapital Asset Management LLC, a Massachusetts limited liability company, will be the initial special servicer with respect to all of the mortgage loans pursuant to the pooling and servicing agreement. CWCapital Asset Management LLC was appointed to be the special servicer at the request of Rialto Real Estate Fund, LP, or one of its affiliates, which is expected to be the initial controlling class representative and, on the closing date, is expected to purchase the Class E, Class F and Class G certificates. The primary servicing office of CWCapital Asset Management LLC is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814, and its telephone number is (202) 715-9500. See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The special servicer for the pool of mortgage loans may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

	•	prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative; and

•

after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer. In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Controlling Class Representative

The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as reduced or notionally reduced by any realized losses and appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Rialto Real Estate Fund, LP, or one of its affiliates, is anticipated to be the initial controlling class representative.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed without cause by the controlling class representative. The controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative” in this prospectus supplement.

Significant Affiliations and Relationships

Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, Goldman Sachs Lending Partners LLC, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates. In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other. In addition, Wells Fargo Securities LLC, one of the underwriters for the offering of the offered certificates, is an affiliate of Wells Fargo Bank, National Association, the trustee.

Goldman Sachs Mortgage Company provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility. All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Significant Obligors

The mortgaged property identified on Annex A to this prospectus supplement as Meadowood Mall, securing a mortgage loan representing approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering. See “Description of the Mortgage Pool—Significant Obligors” in this prospectus supplement and “Structural and Collateral Term Sheet—Meadowood Mall” in Annex B to this prospectus supplement.

Cut-off Date	With respect to each mortgage loan, the due date in February 2012 for that mortgage loan.

Closing Date	On or about February 9, 2012.

Distribution Date

The trustee will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in March 2012, to the holders of record at the end of the previous month. The first distribution date will be March 12, 2012.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	June 2016
	Class A-2	December 2016
	Class A-3	November 2021
	Class A-AB	June 2021

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in January 2045.

Collection Period

For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of February 1, 2012, among the depositor, the master servicer, the special servicer, the operating advisor and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the trustee as necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

The Mortgage Pool

The issuing entity’s primary assets will be 80 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,154,332,647. The mortgage loans are secured by first liens on 127 commercial, multifamily and manufactured housing community properties located in 29 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending is Dependent on Net Operating Income” in this prospectus supplement.

Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	65	90.4%
1	5	14	9.1
1	0	1	0.4

		80	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A for information on the number of days before late payment charges are due under each mortgage loan.

Three (3) of the mortgage loans, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates. The remaining 77 mortgage loans, representing approximately 97.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. Three (3) of these 77 mortgage loans, representing approximately 17.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 18 months to 60 months following the related origination date. All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

General characteristics of the mortgage loans as of the cut-off date:

All Mortgage Loans

Initial Pool Balance(1)	$1,154,332,647
Number of Mortgage Loans	80
Number of Mortgaged Properties	127
Average Cut-off Date Mortgage Loan Balance	$14,429,158
Weighted Average Mortgage Loan Rate	5.7220%
Range of Mortgage Loan Rates	4.3900%-7.2500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	63.3%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(4)	53.4%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	112
Weighted Average Cut-off Date DSCR(2)(3)	1.57x
Full-Term Amortizing Balloon Mortgage Loans	79.3%
Partial Interest-Only Balloon Mortgage Loans	17.8%
Interest-Only Balloon Mortgage Loans	2.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)

The mortgage loans identified on Annex A to this prospectus supplement as Cottage Cove and Homestead Village are cross-collateralized and cross-defaulted with each other, and the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(3)

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Amazing Spaces – The Woodlands, an adjustment in respect of a $300,000 cash reserve was made in calculating the Cut-off Date Loan-to-Value Ratio and Cut-off Date DSCR as set forth in the definition of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date DSCR” in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(4)

In certain cases, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculating using an “as stabilized” appraised value instead of the related “as-is” appraised value. See” “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Two (2) mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each refinanced a discounted payoff of a prior delinquent loan of the related borrower or an affiliate of the related borrower secured by the related mortgaged property.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan as follows:

•

Seventy-three (73) mortgage loans, representing approximately 86.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan.

•

One (1) of the mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a 2-year lockout period and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan or (b) to prepay the mortgage loan in whole or, in the case of a partial release of a portion of the mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related due date in May 2021.

•

One (1) of the mortgage loans, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower at any time to prepay the mortgage loan in whole or, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related due date in September 2021.

•

One (1) of the mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of 11 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related due date in October 2021.

•

One (1) of the mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of 11 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related due date in July 2021.

•

Two (2) of the mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of 27 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related due date in August 2016.

•

One (1) of the mortgage loans, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of 26 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related due date in September 2016.

In addition, certain of the mortgage loans permit partial prepayment in connection with releases of individual mortgaged properties or portions of individual mortgaged properties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

2	5	2.3%
3	30	27.4
4	44	69.1
5	1	1.2

Total	80	100.0%

The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Retail	29	$455,395,416	39.5%
Hospitality	23	187,756,045	16.3
Office	12	184,732,703	16.0
Manufactured Housing Community(2)	24	145,919,125	12.6
Multifamily	21	123,008,080	10.7
Self Storage	12	34,441,576	3.0
Mixed Use(3)	4	12,807,039	1.1
Industrial	1	7,272,665	0.6
Other(4)	1	3,000,000	0.3

Total	127	$1,154,332,647	100.0%

(1)

Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

(2)	Also includes 2 mortgaged properties that consist solely of recreational vehicle community properties.

(3)	The mixed use properties include retail and either multifamily or office components.

(4)	Comprised of a parking garage.

The mortgaged properties are located in 29 states. The following table lists the states that have concentrations of mortgaged properties of 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Texas	21	$194,523,706	16.9%
Nevada	4	$155,308,935	13.5%
Florida	12	$149,709,543	13.0%
Ohio	10	$89,433,989	7.7%
California	5	$62,183,201	5.4%
New York	5	$59,978,775	5.2%

(1)

Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Prospectus Supplement” are calculated as described under “Description of the Mortgage

Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

Two (2) of the mortgage loans, representing approximately 9.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, vary from the underwriting guidelines described under “Transaction Parties—The Originators” in this prospectus supplement with respect to the related insurance and debt service coverage ratio requirements. See “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” in this prospectus supplement.

Five (5) of the mortgage loans, representing approximately 11.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by recently constructed mortgaged properties or recently acquired mortgaged properties that have no or limited prior operating history and/or lack historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options.

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Securities

The Offered Certificates	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2012-GC6:

	•	Class A-1

	•	Class A-2

	•	Class A-3

	•	Class A-AB

The Series 2012-GC6 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R certificates.

Certificate Principal Amounts	The offered certificates will have the approximate aggregate initial certificate principal amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$65,525,000
Class A-2	$82,190,000
Class A-3	$570,467,000
Class A-AB	$89,850,000

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A.	Offered Certificates

The offered certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months). The approximate initial pass-through rate for each class of offered certificates is set forth below.

Class A-1	1.282%
Class A-2	2.539%
Class A-3	3.482%
Class A-AB	3.314%

B.	Interest Rate Calculation Convention

Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Distributions

A.	Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3 and Class A-AB certificates to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)

to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)

to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)

to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)

to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above; and

(E)

to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3 and Class A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Subordinate non-offered certificates: In the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B.	Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C.	Servicing and Administrative Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan in the issuing entity, and the master servicing fee rate (which includes any sub-servicing fee and primary servicing fee) ranges from 0.0700% to 0.1200% per annum. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $2,000 for the related month. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced mortgage loan and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.0025% per annum.

The trustee is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee fee rate of 0.00325% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee and the trustee fee will be calculated on the same interest accrual basis as the related mortgage loan and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate, the operating advisor fee rate and the trustee fee rate, and is set forth on Annex A to this prospectus supplement for each mortgage loan. The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

D.	Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

Advances

A.	Principal and Interest Advances

The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity or (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate). The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee and the operating advisor’s fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from the collection account for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B.	Property Protection Advances

The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer or trustee, as applicable will be entitled to reimbursement from the collection account for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

C.	Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.
Subordination	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2012-GC6 certificates that are not being offered by this prospectus supplement). Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class. However, no such principal losses will be allocated to the Class R, Class X-A or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-AB or Class A-S certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B, Class C, Class D, Class E, Class F or Class G certificates) and, therefore, the amount of interest they accrue.

* Class X-A and Class X-B certificates are interest-only.
** Other than the Class X-A and Class X-B certificates

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on those certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.

Information Available to Certificateholders

On each distribution date, the trustee will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Required Repurchase or Substitution of Mortgage Loans

Under the circumstances described in this prospectus supplement, the applicable sponsor (or Archetype Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Archetype Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects the value of that mortgage loan (or any related loan deemed outstanding after a foreclosure) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and (subject to the controlling class representative’s right of first refusal with respect to defaulted mortgage loans) accept the first (and, if multiple bids are received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). Additionally, in the case of mortgage loans that permit the certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Other Investment Considerations

Conflicts of Interest

The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	•	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	•	the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower or sponsor;

	•	the obligation of the special servicer to take actions at the direction of the controlling class representative;

	•	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

•

the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•

the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	•	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income Tax Consequences

Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC in the issuing entity (each, a “Trust REMIC”) are as follows:

•

The first REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

•

The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates as classes of regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	•	Each class of offered certificates will constitute REMIC “regular interests.”

	•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

	•	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class A-1, Class A-2, Class A-3 and Class A-AB certificates will be issued at a premium. See “Material Federal Income Tax Consequences” in this prospectus supplement.

Yield Considerations

You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations

Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings

It is a condition to the issuance of the offered certificates that each class of the offered certificates will receive investment grade credit ratings from two nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A rating agency may downgrade, qualify or withdraw a rating at any time. A nationally recognized statistical rating organization not requested by the depositor to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to four nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected two of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that either or both of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment

No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

          You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

          If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

          The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

          In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in decreased occupancy, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

          A substantial amount of United States commercial mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. Additionally, the lack of credit liquidity, correspondingly higher mortgage rates and decreases in the value of commercial and multifamily properties have prevented many commercial mortgage borrowers from refinancing their mortgages. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.

          As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

          Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

          Global, National and Local Economic Factors

          The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

          Risks to the Financial Markets Relating to Terrorist Attacks

          On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          Other Events May Affect Your Investment

          Moreover, other types of events may affect general economic conditions and financial markets:

•	Wars, revolts, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•

The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

          Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

          As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. These conditions could recur.

          Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

          The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire;

•	investors’ perceptions regarding the commercial and multifamily real estate markets, the capital markets or the economy in general; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

          If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

          Historical Information

          Some of the mortgage loans that we intend to include in the issuing entity are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

          Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

          Ongoing Information

          The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

          We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

          Except with regard to the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•

Member States of the European Economic Area (“EEA”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after December 31, 2010 and, in certain circumstances, to securitizations issued prior to that date. Among other provisions, Article 122a restricts investments by an EEA-regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements concerning retention by the originator, sponsor or original lender of the securitized assets of a portion of the securitization’s credit risk. Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA-regulated credit institution if that securitization fails to meet the requirements of Article 122a. None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a. The fact that the offered certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution to purchase offered certificates, which in turn may adversely affect the liquidity of those certificates in the secondary market. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates.

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments. When such regulations are adopted, investments in CMBS by such institutions may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

•

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

          General

          The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

          Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

          Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

          In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

          The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

          We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

          See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors— Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

          In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, mezzanine lenders (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

          Losses and Shortfalls May Change Your Anticipated Yield

          If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

          For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average lives of the offered certificates with principal balances. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

          Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

          In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could affect the ability of an employee benefit plan or other investor to purchase those offered certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

          Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

          As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to four nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected two of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

          Furthermore, the Securities and Exchange Commission may determine that either or both of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

          We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by either or both of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by either or both of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value of those certificates.

          Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due On Sale’ and ‘Due On Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations”

and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

          The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time. See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

          As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The actual net cash flow could be significantly different than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

          In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us

          We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

          If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

          As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

          Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan or at or around the time of the acquisition of the mortgage loan by the related sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

          In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

          In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

          We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports” and “—Archetype Mortgage Funding I LLC—Assessments of Property Condition” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

          General

          Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

          Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

          A Tenant Concentration May Result in Increased Losses

          A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

          Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

          Mortgaged Properties Leased to Multiple Tenants Also Have Risks

          If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

          Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

          If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

          Tenant Bankruptcy Could Result in a Rejection of the Related Lease

          The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

          Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

          In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

          With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing the top 10 mortgage loans.

          Early Lease Termination Options May Reduce Cash Flow

          Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations & Expirations” in this prospectus supplement for information on tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

          The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

          See the tables entitled “Distribution of Remaining Term to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

          A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, office, manufactured housing community and multifamily properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “Risk Factors—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Office Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus.

          Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, Nevada, Florida, Ohio, California and New York. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

          A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•

if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

          See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

          Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

          Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

          In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

          See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Mortgage Loan Concentrations” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

          The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

          Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

          The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

          Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

          However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

          Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

          In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common. Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenant-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant in common ownership structure, each tenant in common owns an undivided share in the property. Absent other arrangements, a tenancy in common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants in common will result in significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset. Although the conditions to a conversion to a tenancy in common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

          See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

          Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

          Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

          See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

          The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

          Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

          Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Nonrecourse Carve-out Limitations” in this prospectus supplement either do not contain nonrecourse carve-outs or contain limitations to nonrecourse carve-outs. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

          The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

          Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

          Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

          We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

          In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

          The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

          A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

          There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

          In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

          When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•

the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may fall as a result;

•

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

          For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

          Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

          A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

          Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

          The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risks of refinancing mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

          See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

          To the extent described in this prospectus supplement, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

          Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

          Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, theater space, medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

          Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

          Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

          Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

          In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

          In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

          Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

          Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

          In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

          In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

          Furthermore, 10 mortgaged properties, securing approximately 19.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss in excess of 18%.

          The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

          We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

          The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

          Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

          Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•

the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•

to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

          We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

          Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance. See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for each of the ten (10) largest mortgage loans.

          Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

          We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

          Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant is allowed to provide self-insurance against risks.

          Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

          Certain mortgaged properties may also be insured or self-insured by a sole tenant, as further described under See “Description of the Mortgage Pool—Insurance Considerations”.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

          In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

          Goldman Sachs Mortgage Company, a sponsor, is a direct subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract is entitled to payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

          The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by Goldman Sachs Lending Partners LLC, as an originator, to Goldman Sachs Mortgage Company, as a sponsor, and by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by Goldman Sachs Lending Partners LLC to Goldman Sachs Mortgage Company, and by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Lending Partners LLC or Goldman Sachs Mortgage Company, as

applicable, and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship.

          The legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

          Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The opinion further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

          The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

          The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

          Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

          In addition, Goldman Sachs Mortgage Company, a sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility. All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

          Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates. See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

          The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

          As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

          If the Underwriter Entities becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that they take in their capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

          In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the operating advisor or the trustee or to direct their actions.

          Furthermore, the Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

          The Underwriter Entities are playing several roles in this transaction. Goldman, Sachs & Co., one of the underwriters, is the affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Mortgage Company, a sponsor, originator and warehouse lender to Archetype Mortgage Funding I LLC, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, and Goldman Sachs Lending Partners LLC, an originator. In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator. In addition, Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, National Association, the trustee.

          See “Summary of Prospectus Supplement—Significant Affiliations and Relationships” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

          The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

          Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2012-GC6 non-offered certificates.

          Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

          Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

          TriMont Real Estate Advisors, Inc. has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

          The operating advisor services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the operating advisor, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the operating advisor.

          The operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative

          It is expected that Rialto Real Estate Fund, LP, or one of its affiliates, will be the initial controlling class representative. For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class representative may have interests in conflict with those of the other certificateholders. As a result, for so long as a Control Termination Event does not exist, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing

Agreement—Termination of the Special Servicer” in this prospectus supplement, for so long as a Control Termination Event does not exist, the special servicer may be removed without cause by the controlling class representative. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

          The controlling class representative and its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

          The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing and re-sizing certain mortgage loans and changing the expected payment date on one of the mortgage loans. In addition, the B-Piece Buyer received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

          We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

          The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

          The B-Piece Buyer or its designee will constitute the initial controlling class representative. The controlling class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

          Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

          A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer.

          Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

          The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

          None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

          Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

          For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, for so long as a Control Termination Event does not exist, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

          Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

          Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

          For so long as a Control Termination Event does not exist, the controlling class representative will have the right to replace the special servicer.

          After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal) vote affirmatively to so terminate and replace. In addition, after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may recommend the replacement of the special servicer. That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal) vote affirmatively to so terminate and replace. See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

          In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

          In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

          In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

          In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative. After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

          You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

          Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Archetype Mortgage Funding I LLC, a sponsor, has limited assets. However, Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or Archetype Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Archetype Mortgage Funding I LLC) will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

          Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered

Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

          Tax Considerations Relating to Foreclosure

          If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying “rents from real property”) will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

          Certain Federal Tax Considerations Regarding Original Issue Discount

          Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

          Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

          The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

          In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

          You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

          REMIC Status

          If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

          State and Local Tax Considerations

          In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

          It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

          If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

          You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

          The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2012-GC6 (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool of 80 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in February 2012 for the Mortgage Loans (collectively, the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $1,154,332,647 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, hospitality, office, manufactured housing community, multifamily, self storage, mixed use, industrial or other commercial property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

•

Forty-seven (47) Mortgage Loans (the “Citi Mortgage Loans”), representing approximately 44.4% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

•

Thirteen (13) Mortgage Loans (the “GSCMC Mortgage Loans”), representing approximately 33.1% of the Initial Pool Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership (“GSCMC”);

•

Three (3) Mortgage Loans (the “GSLP Mortgage Loans”), representing approximately 11.2% of the Initial Pool Balance, were originated by Goldman Sachs Lending Partners LLC, a Delaware limited liability company (“GSLP”);

•

Fourteen (14) Mortgage Loans (the “AMF Mortgage Loans”), representing approximately 9.1% of the Initial Pool Balance, were originated by Archetype Mortgage Funding I LLC, a Delaware limited liability company (“AMF”);

•

One (1) Mortgage Loan (together with the GSCMC Mortgage Loans and the GSLP Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 1.5% of the Initial Pool Balance, was originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

•

One (1) Mortgage Loans (the “KeyBank Mortgage Loan”), representing approximately 0.4% of the Initial Pool Balance, was originated by KeyBank National Association, a national banking association (“KeyBank”);

•

One (1) Mortgage Loan (the “Citadel Mortgage Loan” and, together with the Citi Mortgage Loans and the KeyBank Mortgage Loan, the “CGMRC Mortgage Loans”), representing approximately 0.2% of the Initial Pool Balance, was originated by Citadel Commercial Mortgage Capital LLC, a Delaware limited liability company (“Citadel”).

          CGMRC, GSCMC, GSLP, AMF, GSMC, KeyBank and Citadel are referred to in this prospectus supplement as the “Originators”. The GSCMC Mortgage Loans and the GSLP Mortgage Loans were originated for sale to GSMC. GSMC has acquired or will acquire the GSCMC Mortgage Loans and the GSLP Mortgage Loans on or prior to the Closing Date. CGMRC acquired the KeyBank Mortgage Loan and the Citadel Mortgage Loan prior to the Closing Date. GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC and AMF (collectively, the “Sponsors”) on or about February 9, 2012 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

          The Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as ELS Portfolio, Fairgrounds Crossing, Rockfish Commons, Shoppes at Summit and Regal Parking Garage, representing approximately 8.7%, 1.2%, 0.5%, 0.5% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by recently constructed Mortgaged Properties or recently acquired Mortgaged Properties that have no or limited prior operating history and/or lack historical financial figures and information. See “Risk Factors—Limited Information Causes Uncertainty” in this prospectus supplement.

          Certain Mortgage Loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options.

Certain Calculations and Definitions

          This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex B and Annex C may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement. The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

          With respect to each Mortgaged Property, the appraisal or value of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this prospectus supplement. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

          “ADR” means, for any hospitality property, average daily rate.

          “Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of February 2012 on the related Mortgage Loan; provided that with respect to each Mortgage Loan with a partial interest-only period, the annual debt service is calculated based on the debt service due under the Mortgage Loan during the amortization period.

          “Appraised Value” means, for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 5 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement. The appraisals for certain of the Mortgaged Properties state an “as stabilized” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property. The “as-is” value is presented as the Appraised Value in this prospectus supplement, except that with respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Red Rose Commons, Maple Ridge Townhomes and Timbercrest Village MHP, representing approximately 2.6%, 1.3% and 0.9%, respectively, of the Initial Pool Balance, for which the Appraised Value reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have been satisfied at the related Mortgaged Properties. See Annex A of this prospectus supplement and the related footnotes.

          “Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

          “Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

•

with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balances of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Red Rose Commons, representing approximately 2.6% of the Initial Pool Balance, the Cut-off Date LTV Ratio, utilizing the “as-is” value, is 74.7%;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Maple Ridge Townhomes, representing approximately 1.3% of the Initial Pool Balance, the Cut-off Date LTV Ratio, utilizing the “as-is” value, is 74.7%;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Timbercrest Village MHP, representing approximately 0.9% of the Initial Pool Balance, the Cut-off Date LTV Ratio, utilizing the “as-is” value, is 75.1%; and

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Amazing Spaces – The Woodlands, representing approximately 0.6% of the Initial Pool Balance, for purposes of calculating the Cut-off Date LTV Ratio, the Cut-off Date Balance is calculated net of a related cash reserve in the amount of $300,000. The Cut-off Date LTV Ratio would be 70.3% if the cash reserve was not taken into account.

          “Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•

with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately 10.8% of the Initial Pool Balance, when Sports Authority is excluded from the Underwritten Net Cash Flow, the Debt Yield on Underwritten Net Cash Flow is 9.9%;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Amazing Spaces – The Woodlands, representing approximately 0.6% of the Initial Pool Balance, for purposes of debt yield calculations, the Cut-off Date Balance is calculated net of a related cash reserve in the amount of $300,000. The Debt Yield on Underwritten Net Cash Flow would be 9.0% if the cash reserve was not taken into account; and

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the Debt Yield on Underwritten Net Cash Flow based solely on the master lease rent payable to the related mortgagor is 17.5%.

          “Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•

with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income, produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately 10.8% of the Initial Pool Balance, when Sports Authority is excluded from the Underwritten Net Operating Income, the Debt Yield on Underwritten Net Operating Income is 10.4%;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Amazing Spaces – The Woodlands, representing approximately 0.6% of the Initial Pool Balance, for purposes of debt yield calculations, the Cut-off Date Balance is calculated net of a related cash reserve in the amount of $300,000. The Debt Yield on Underwritten Net Operating Income would be 9.2% if the cash reserve was not taken into account; and

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the Debt Yield on Underwritten Net Operating Income based solely on the master lease rent payable to the related mortgagor is 17.5%.

          “DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•

with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of the applicable Crossed Group;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately 10.8% of the Initial Pool Balance, when Sports Authority is excluded from the Underwritten Net Cash Flow, the DSCR is 1.40x;

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Amazing Spaces – The Woodlands, representing approximately 0.6% of the Initial Pool Balance, the DSCR was calculated using the Annual Debt Service that would be in place based on a loan balance that was reduced by a related cash reserve in the amount of $300,000. The DSCR without taking the cash reserve into account is 1.29x; and

•

with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the DSCR based solely on the master lease rent payable to the related mortgagor instead of the Underwritten Net Cash Flow is 1.97x.

          “Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

          “In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

          “Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

          “Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

          “Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

          “LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this prospectus supplement, except as set forth below:

•

with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate balloon balances of the applicable Crossed Group divided by the aggregate Appraised Values of the related Mortgaged Properties; and

•

with respect to the Mortgaged Properties that secure the Mortgage Loans identified in Annex A to this prospectus supplement as Lincoln Square Shopping Center, DoubleTree Downtown Cleveland, Hampton Inn and SpringHill Suites, Towers of Coral Springs and Amazing Spaces – The Woodlands, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgage Loan Name	Maturity Date LTV Ratio (Stabilized)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (As-Is)	“As-Is” Appraised Value

Lincoln Square Shopping Center	47.9%	$72,900,000	49.2%	$71,000,000
DoubleTree Downtown Cleveland	39.7%	$32,700,000	45.8%	$28,300,000
Hampton Inn and SpringHill Suites	40.1%	$33,100,000	46.6%	$28,500,000
Towers of Coral Springs	57.9%	$12,100,000	59.4%	$11,800,000
Amazing Spaces – The Woodlands	58.7%	$10,000,000	59.3%	$9,900,000

          We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A. No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

          “Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

          “Occupancy” means (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within six to twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the releasing of certain space at the related Mortgaged Property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately 10.8% of the Initial Pool Balance, Sports Authority (39,136 sf), which closed for business on December 24, 2011 but is currently paying rent and under the lease is obligated to continue to pay rent until January 31, 2015, is included in the Occupancy set forth on Annex A to this prospectus supplement. The Occupancy for Meadowood Mall excluding Sports Authority is 86.6%. See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.

          “Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

          “Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

          “Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment and/or (iii) permits defeasance or permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

          “Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

          “RevPAR” means, with respect to any hospitality property, revenues per available room.

          “Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

          “Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

          “Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

          “Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

          “Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

          “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the related mortgagor (a guarantor of the Mortgage Loan under a Maryland indemnity deed of trust structure) has master leased the related Mortgaged Property to a master tenant that is substantially owned by a tax credit investor, and the Underwritten Net Cash Flow reflects the revenues and expenses of the underlying Mortgaged Property rather than the master lease rent, which is higher than the revenues at the underlying Mortgaged Property.

          The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

          “Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan, adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the related mortgagor (a guarantor of the Mortgage Loan under a Maryland indemnity deed of trust structure) has master leased the related Mortgaged Property to a master tenant that is substantially owned by a tax credit investor, and the Underwritten Net Operating Income reflects the revenues and expenses of the underlying Mortgaged Property rather than the master lease rent, which is higher than the revenues at the underlying Mortgaged Property.

          “Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place and leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally within six months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall representing approximately 10.8% of the Initial Pool Balance, Underwritten Revenues includes the rental revenue associated with Sports Authority, which closed for business on December 24, 2011 but is currently paying rent and under the lease is obligated to continue to pay rent until January 31, 2015. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

          “Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

          “Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

          Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans

Initial Pool Balance(1)	$1,154,332,647
Number of Mortgage Loans	80
Number of Mortgaged Properties	127
Average Cut-off Date Mortgage Loan Balance	$14,429,158
Weighted Average Mortgage Loan Rate	5.7220%
Range of Mortgage Loan Rates	4.3900%-7.2500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)	63.3%
Weighted Average Maturity Date Loan-to-Value Ratio(2)	53.4%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	112
Weighted Average Cut-off Date DSCR(2)	1.57x
Full-Term Amortizing Balloon Mortgage Loans	79.3%
Partial Interest-Only Balloon Mortgage Loans	17.8%
Interest-Only Balloon Mortgage Loans	2.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)

The Mortgage Loans identified on Annex A to this prospectus supplement as Cottage Cove and Homestead Village are cross-collateralized and cross-defaulted with each other, and the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

          All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes 74 Mortgage Loans, representing approximately 79.3% of the Initial Pool Balance which pay principal and interest for their entire terms, 3 Mortgage Loans, representing approximately 17.8% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and 3 Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity.

          The issuing entity will include 14 Mortgage Loans, representing approximately 25.4% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

          Property Types

          Retail Properties

          Twenty-nine (29) retail properties, representing collateral for approximately 39.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 26 of the Mortgage Loans.

          The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

          Twenty-five (25) of the Mortgaged Properties, representing collateral for approximately 38.0% of the Initial Pool Balance by allocated loan amount, consist of a regional mall or other retail property that is considered by the related sponsor to have at least one “anchor tenant.” Two (2) of the Mortgaged Properties, representing collateral for approximately 0.8% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable sponsor to be “unanchored.” Two (2) of the Mortgaged Properties, representing collateral for approximately 0.7% of the Initial Pool Balance by allocated loan amount, is a retail property that is considered by the applicable sponsor to be “shadow anchored.”

          Certain of the retail Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as Pittsford Plaza, which secures a Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, have theaters as part of the Mortgaged Property. Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Eagle Glen Plaza and Russell Center, which secure Mortgage Loans that represent approximately 1.5% and 0.6%, respectively, of the Initial Pool Balance, have gas stations as part of the Mortgaged Property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

          A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

          Hospitality Properties

          Twenty-three (23) hospitality properties, representing collateral for approximately 16.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans. All of the hospitality properties that secure Mortgage Loans are affiliated with a franchise or hotel management company through a franchise or management agreement. A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.

          With respect to the portfolio of 12 Mortgaged Properties identified as LHG Hotel Portfolio on Annex A to this prospectus supplement, 11 of the related Mortgaged Properties, securing approximately 4.6% of the Initial Pool Balance by allocated loan amount, are associated with a hotel brand through a franchise agreement that expires during the term of the related Mortgage Loan, and 1 of the related Mortgaged Properties, securing approximately 0.6% of the Initial Pool Balance by allocated loan amount, is associated with a hotel brand through a franchise agreement that expires within one month following the expiration of the related Mortgage Loan.

          With respect to the portfolio of 3 Mortgaged Properties identified as Emerald Hospitality Portfolio on Annex A to this prospectus supplement, 2 of the related Mortgaged Properties, securing approximately 0.7% of the Initial Pool Balance by allocated loan amount, are associated with a hotel brand through a franchise agreement that expires during the term of the related Mortgage Loan.

          With respect to the Mortgaged Property identified as Holiday Inn Express - Baltimore, MD on Annex A to this prospectus supplement, securing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property is associated with a hotel brand through a franchise agreement that expires during the term of the related Mortgage Loan.

          In each case described above, we cannot assure you the related franchise or management agreement will be renewed.

          In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment and Renovation” below.

          A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

          Office Properties

          Twelve (12) office properties, representing collateral for approximately 16.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 12 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

          Certain of the office Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as Wells Fargo Building, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, have data centers as part of the Mortgaged Property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

          Manufactured Housing Community Properties

          Twenty-four (24) manufactured housing community properties, representing collateral for approximately 12.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 12 of the Mortgage Loans. With respect to 3 of the manufactured housing community properties, representing collateral for approximately 1.0% of the Initial Pool Balance by allocated loan amount, all or a portion of the related Mortgaged Property is a recreational vehicle resort that is intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. In addition, with respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Gulf Breeze MHP and Shady Acres Resort, collectively securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, each Mortgaged Property is significantly or primarily occupied by seasonal tenants occupying their respective units primarily during certain seasons.

          In addition, with respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Coral Cay Plantation, Golf Vista Estates, Hidden Valley, Fun-N-Sun, Shady Lane Oaks, Toby’s RV, Gulf Breeze MHP and Shady Acres Resort, collectively securing approximately 5.4% of the Initial Pool Balance by allocated loan amount, all or a portion of the related Mortgaged Property is an age-restricted senior park, for individuals 55-years-old or older, thus limiting the potential tenants. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

          Multifamily Properties

          Twenty-one (21) multifamily properties, representing collateral for approximately 10.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans. The Mortgaged Property identified as Maple Ridge Townhomes on Annex A to this prospectus supplement, securing Mortgage Loans representing approximately 1.3%, of the Initial Pool Balance, are primarily occupied by student tenants. A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

          Self Storage Properties

          Twelve (12) self storage properties, representing collateral for approximately 3.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

          Mixed Use Properties

          Four (4) mixed use properties, representing collateral for approximately 1.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans. Each of these mixed use properties has a retail component and one or more office or multifamily components. To the extent a mixed use property has retail, office or multifamily components, that mortgaged property is subject to the risks relating to the property types described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

          Industrial Properties

          One (1) industrial property, representing collateral for approximately 0.6% of the Initial Pool Balance by allocated loan amount, secures 1 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

          Mortgage Loan Concentrations

          The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Largest Single Mortgage Loan	$124,652,065	10.8%
Largest 5 Mortgage Loans or Group of Cross-Collateralized Mortgage Loans	$397,327,933	34.4%
Largest 10 Mortgage Loans or Group of Cross-Collateralized Mortgage Loans	$609,312,260	52.8%
Largest Related-Borrower Concentration(1)	$30,053,000	2.6%
Next Largest Related-Borrower Concentration(1)	$22,443,755	1.9%

(1)	Excluding single-borrower mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

          Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans or groups of cross-collateralized Mortgage Loans represents no more than approximately 1.8% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest twenty (20) Mortgage Loans.

          The Mortgage Loan secured by the Mortgaged Property identified as Cottage Cove on Annex A to this prospectus supplement and the Mortgage Loan secured by the Mortgaged Property identified as Homestead Village on Annex A to this prospectus supplement, representing in the aggregate approximately 0.7% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other. Such cross-default and cross-collateralization will be terminated in the event of a full defeasance of one of the Mortgage Loans and the partial defeasance of the other Mortgage Loan in an amount not less than 25% of the principal amount of the Mortgage Loan fully defeased, and satisfaction of other requirements in the related loan documents.

          The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 10.4% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 2.6% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance

Siegen Plaza	$16,600,000	1.4%
Fairgrounds Crossing	13,453,000	1.2

Total	$30,053,000	2.6%

Coconut Grove Courtyard by Marriott	$14,179,424	1.2%
Springhill Suites Lincolnshire Hotel	8,264,331	0.7

Total	$22,443,755	1.9%

Preston Belt Line Office Park	$8,738,993	0.8%
Forest Green Office Park	6,611,163	0.6

Total	$15,350,155	1.3%

Rockfish Commons	$5,462,549	0.5%
Shoppes at Summit	5,278,117	0.5
West Davidson Village	3,313,769	0.3

Total	$14,054,435	1.2%

Timbercrest Village MHP	$9,908,985	0.9%
Eldora Estates and Shady Acres MHP Portfolio	3,042,697	0.3

Total	$12,951,682	1.1%

Cottage Cove	$4,875,660	0.4%
Autumn Oaks	3,676,982	0.3
Homestead Village	3,436,031	0.3

Total	$11,988,673	1.0%

Gordon Highway Self-Storage	$3,018,397	0.3%
Extra Space Storage Chattanooga	2,384,708	0.2
Collierville Self-Storage	1,362,021	0.1

Total	$6,765,126	0.6%

Ellis Street Apartments	$3,871,590	0.3%
LARP II Portfolio	2,889,198	0.3

Total	$6,760,788	0.6%

Grand Total	$120,367,614	10.4%

          Mortgage loans with related borrowers are identified under “Related Group” and “Crossed Group” on Annex A to this prospectus supplement.

          Geographic Concentrations

          This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Texas	21	$194,523,706	16.9%
Nevada	4	$155,308,935	13.5%
Florida	12	$149,709,543	13.0%
Ohio	10	$89,433,989	7.7%
California	5	$62,183,201	5.4%
New York	5	$59,978,775	5.2%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

          Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

•

Mortgaged Properties located in Alabama, Alaska, Arkansas, California, Florida, Georgia, Louisiana, Mississippi, Nevada, North Carolina, South Carolina or Texas are more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

•

Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Northeast, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•

Mortgaged Properties, securing approximately 33.1% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Alabama, Florida, Louisiana, Mississippi or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

•

In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

          Other

          The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD and Lockaway Self Storage, representing approximately 0.4% and 0.2%, respectively, of the Initial Pool Balance, each refinanced a discounted payoff of a prior delinquent loan of the related borrower or an affiliate of the related borrower secured by the related Mortgaged Property.

          In the case of the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hull – Aurora, Freedom Self Storage Portfolio and Mount Rose Plaza, representing approximately 1.3%, 0.5% and 0.3%, respectively, of the Initial Pool Balance, the related borrowers are tenants-in-common. However, such tenants-in-common have waived their respective right to partition. In addition, in the case of 1 Mortgage Loan, secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Regal Parking Garage, representing approximately 0.3% of the Initial Pool Balance, the related Mortgage Loan documents allow the related borrower to convert its ownership structure into a tenancy-in-common or a Delaware statutory trust, with related transfers to third parties of tenant-in-common interests or beneficial interests in the Delaware statutory trust, such that legal and/or beneficial title to the related mortgaged property may be owned by such tenants-in-common or by a Delaware statutory trust. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

          Four (4) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this prospectus supplement as Red Rose Commons, Hampton Inn and SpringHill Suites, 145 Spring Street & 474 Broome Street and Regal Parking Garage, representing approximately 2.6%, 1.3%, 0.8% and 0.3%, respectively, of the Initial Pool Balance, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. In the case of the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 145 Spring Street & 474 Broome Street, representing approximately 0.8% of the Initial Pool Balance, one of the Mortgaged Properties, 474 Broome Street, is a single condominium unit representing an approximately 16.67% interest in the condominium association, and most actions under the condominium declaration require at least a majority of the condominium voting rights and in certain respects, such as restoration and other matters pertaining to a casualty or condemnation, require a 75% supermajority of the condominium voting rights. The borrower’s lack of control of the condominium association may have an adverse effect on the related Mortgage Loan. With respect to all other such Mortgage Loans, the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners that would materially adversely affect the borrower’s unit. See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

          A leasehold interest under a ground lease or under a sublease secures all or a portion of each of the Mortgage Loans identified as SunTrust International Center and Russell Center on Annex A to this prospectus supplement, representing approximately 5.4% and 0.6%, respectively, of the Initial Pool Balance. For purposes of the prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property. See “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

          In addition, a ground leased parcel that was given no value for underwriting purposes comprises a portion of the Mortgaged Property identified on Annex A to this prospectus supplement as Audubon Crossing and Audubon Commons, securing approximately 4.0% of the Initial Pool Balance. The related ground lease does not provide several standard lender protections. See “Structural and Collateral Term Sheet—Audubon Crossing and Audubon Commons” in Annex B to this prospectus supplement.

          Each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted above, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

          Additional Indebtedness

          The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

          Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

          The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

          As of the Cut-off Date, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor. With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR, as listed in the following chart.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR

SunTrust International Center(1)	$61,875,000	75%	1.20x
LHG Hotel Portfolio(2)	$59,844,939	65%	1.40x
Towers of Coral Springs(3)	$8,253,140	70%	1.25x

(1)

In addition, the debt yield of the Mortgage Loan immediately prior to the closing of the mezzanine loan is required to be at least 9.0% and the aggregate debt yield of the Mortgage Loan and the mezzanine loan is required to be at least 9.0%.

(2)

In addition, the debt yield of the Mortgage Loan immediately prior to the closing of the mezzanine loan is required to be at least 12.0% and the aggregate debt yield of the Mortgage Loan and the mezzanine loan is required to be at least 12.0%.

(3)

The mezzanine debt is only permitted to be incurred by the beneficial owners of a successor borrower in connection with a sale of the related Mortgaged Property and assumption of the related Mortgage Loan.

          Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

          In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately 10.8% of the Initial Pool Balance, certain pledges of indirect equity interests in the related borrower by certain indirect owners of the related borrower are permitted subject to certain requirements in the loan documents, including that the corporate debt would not be considered mezzanine debt.

          In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Preston Belt Line Office Park and Forest Green Office Park, representing approximately 0.8% and 0.6%, respectively, of the Initial Pool Balance, indirect equity ownership interests in the related borrower were pledged as security for a loan facility extended to certain owners of such indirect interests or their affiliates.

          In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Club at Spring Valley, representing approximately 0.7% of the Initial Pool Balance, an affiliate of the borrower has made a subordinated loan to the borrower in the amount of $1,000,000 secured by the related Mortgaged Property. In addition, an affiliate of the borrower has made unsecured subordinated loans to the borrower for deferred developer fees, and the aggregate unpaid principal balance plus accrued interest as of November 30, 2011 is $10,796,284. Furthermore, the general partner of the borrower has made unsecured subordinated loans to the borrower and may continue to make additional subordinate loan advances pursuant to the limited partnership agreement of the borrower, and the unpaid principal balance plus accrued interest as of November 30, 2011 is $9,048,720. All of the subordinated loans are subject to subordination and standstill agreements in favor of the mortgage lender. Payments under the subordinated loans are permitted only from excess cash flow from the related Mortgaged Property after all then-current obligations of the borrower under the Mortgage Loan documents have been satisfied in full and only if no event of default then exists under the Club at Spring Valley Mortgage Loan. Until the Club at Spring Valley Mortgage Loan has been paid in full for more than one year and one day, the holders of the subordinated loans have waived all rights to issue default notices, accelerate the subordinate loans and pursue remedies available as a result of an event of default under the subordinated loans without the prior consent of the mortgage lender.

          In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Freedom Self Storage Portfolio, Ellis Street Apartments and LARP II Portfolio, representing approximately 0.5%, 0.3% and 0.3%, respectively, of the Initial Pool Balance, unsecured subordinate loans to the related borrower(s) made by affiliates of the related borrower(s) are permitted for the sole purpose of providing working capital, provided, among other conditions, that such loans are paid solely from excess cash flow from the related Mortgaged Property so long as no event of default under the related loan documents exists.

          In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Gordon Highway Self-Storage, Extra Space Storage Chattanooga and Collierville Self-Storage, representing approximately 0.3%, 0.2%, and 0.1%, respectively, of the Initial Pool Balance, unsecured subordinate loans to the borrower(s) made by affiliates of the related borrower(s) are permitted for the sole purpose of providing additional capital, provided, among other conditions, that such loans are evidenced by an unsecured promissory note which is subordinate to the Mortgage Loan.

          In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hobe Village, representing approximately 0.2% of the Initial Pool Balance, there is a $600,000 preferred equity interest in the borrower, provided as purchase money financing for the acquisition of the related Mortgaged Property, provided that the preferred equity is permitted to receive distributions only from any excess cash flow from the Mortgaged Property after all operating expenses and all other costs and expenses in connection with the Mortgage Loan have been paid.

          Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

          An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues. It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as SunTrust International Center, representing approximately 5.4% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified an ongoing groundwater monitoring program related to historic underground tanks used in connection with a former Avis car rental operation in the annex garage present at the site. Active remediation ceased in 1996 and the site has been pursuing a “monitoring only” program with the approval of the county environmental authorities. Elevated levels of naphthalene remain in one of the three groundwater monitoring wells being sampled.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Audubon Crossing and Audubon Commons, representing approximately 4.0% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property recommended (i) a Phase II subsurface investigation be performed in connection with the historical presence of dry cleaning facilities at the Mortgaged Property and (ii) an operations and maintenance plan for asbestos. The Phase II assessment identified concentrations of perchloroethylene in soil and groundwater that were above the New Jersey Department of Environmental Protection (“NJDEP”) Default Impact to Groundwater Soil Remediation Standard and the NJDEP Groundwater Quality Standard and recommended further investigation into the perchloroethylene impacts identified at the Mortgaged Property. The Phase II estimated costs associated with addressing NJDEP requirements and obtaining a “Responsive Action Outcome” (no further action) for the perchloroethylene impacts to be approximately $50,000 to $300,000. Under the related loan agreement, if the borrowers fail to complete monitoring and any applicable remediation and obtain a Response Action Outcome within one year of origination, the borrowers are required to deposit $87,000 (or such other amount as is reasonably estimated by the lender to be the then-remaining cost required to complete the monitoring and/or remediation) into a reserve account; provided that, if the borrowers provide a report from its licensed site remediation professional that monitoring and/or remediation necessary to obtain a Response Action Outcome has been commenced, then the borrowers may defer the reserve requirement until the second anniversary of origination.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Red Rose Commons, representing approximately 2.6% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property noted that the property is located on a portion of a former ALCOA, Inc. (“ALCOA”) metal fastener manufacturing plant. Soil and groundwater contamination was identified at the time ALCOA ceased manufacturing operations. In anticipation of redeveloping a portion of the site for its current use as a shopping center, the borrower entered into an agreement and consent with ALCOA and the Pennsylvania Department of Environmental Protection (“PADEP”) in 1997. Per the agreement, ALCOA agreed to remediate groundwater contamination and the borrower agreed to remediate any impacted soils on its portion of the property in connection with its redevelopment. The agreement contains an acknowledgement by PADEP that the borrower did not cause or contribute to the contamination on the property and includes a covenant not to sue. The Phase I environmental report indicates that the soil contamination portion of the cleanup was successfully completed at the time of site development in 1998, and that ALCOA continues to address the groundwater through an ongoing groundwater remediation system and requires continued access from time to time to conduct its activities. The Phase I report recommended only that ALCOA be permitted continued access and that ALCOA should properly abandon any remaining groundwater wells once groundwater remediation is complete.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Olympia Medical Plaza, representing approximately 1.7% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified historic uses of the property for gas stations and for automotive repair as a recognized environmental condition. In lieu of conducting a Phase II investigation, the borrower secured a premises environmental liability policy in favor of the mortgage lender, with limits of $3,000,000 per pollution incident and $3,000,000 aggregate, with a self insured retention of $25,000.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Wells Fargo Building, representing approximately 1.0% of the Initial Pool Balance, the Phase I assessment for the Mortgaged Property recommended the removal of a 31-year-old diesel fuel underground storage tank that was beyond its 25-30 year useful life expectancy, associated sampling and replacement with a similar tank. The Phase II assessment collected soil samples and, based on analytical results, recommended no further remedial action or assessment. However, based on the age of the underground storage tank, the Phase II recommended either abandonment or removal of the tank. The lender held back $200,000 from loan proceeds at origination in connection with the removal and replacement of the underground storage tank, to be completed within 180 days from origination.

          With respect to the related Mortgaged Property identified on Annex A to this prospectus supplement as One Hamden Center, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is located hydrogeologically downgradient and adjacent to the south of a gasoline service station. According to the Phase I environmental report prepared with respect to the Mortgaged Property, three underground storage tanks found at the adjacent gasoline service station were leaking and were thus removed in 2006. A subsequent regulatory review indicated that there exists soil and groundwater contamination at the adjacent property. Remediation systems are currently in place and the concentrations of contaminants are decreasing, yet such contaminants still remain above applicable state standards. Although the environmental consultant reported that the contaminants appear to be moving away from the Mortgaged Property, the potential exists for the contamination plume to spread to the northern portion of the Mortgaged Property; however, the potential for significant impact is not anticipated by the environmental consultant. Further, it is the policy of the Connecticut Department of Environmental Protection that a downgradient property, as is the case with the Mortgaged Property, “is not responsible for remediating ground water contamination flowing onto the property from another site so long as the contamination is present solely as a result of the off-site source.” The environmental report has stated that no further investigation is recommended at this time.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Austin Centennial, representing approximately 0.5% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified a release of dry cleaning solvents related to former dry cleaning operation at the property. The site became enrolled in the Texas Dry Cleaner Remediation Program effective November 2010, which program is designed to fund the necessary investigation and cleanup.

However, the borrower is obligated to pay an annual enrollment fee, in the amount of $1,500, to participate in the program. The property is also covered by a pollution legal liability policy in favor of the mortgage lender, with limits of $3,000,000 per pollution condition and $3,000,000 aggregate, with a $25,000 self insured retention. There is no increased self insurance retention related to coverage for dry cleaner contaminants, but coverage for cleanup costs is limited to governmental claims.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Edgewood Square Shopping Center, representing approximately 0.3% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified a past release of dry cleaning solvents that has been and continues to be remediated under the supervision of the Florida environmental agency. The site is enrolled in the Florida Dry Cleaners Solvent Cleanup Program, which pays the costs of the ongoing cleanup. As of origination of the related Mortgage Loan, there was no active remediation of soils or groundwater, but ongoing monitoring of groundwater is required. The mortgage lender received a lender environmental insurance policy with respect to the Mortgaged Property, with limits of $1,000,000 per pollution incident and $1,000,000 aggregate. The self insured retention for the policy as a whole is $25,000, but there is an increased self insured retention for losses related to mold on the premises ($100,000), or for losses related to the dry cleaner release ($50,000).

Litigation Considerations

          Below are descriptions of litigation matters relating to certain Mortgage Loans. Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

          In the case of the Mortgage Loan secured by the portfolio Mortgaged Properties identified on Annex A to this prospectus supplement as LHG Hotel Portfolio, representing approximately 5.2% of the Initial Pool Balance, two class action lawsuits have been brought against a party or parties affiliated with and/or constituting the sellers of the ownership interests in the guarantor of certain non-recourse carve-out obligations respecting the related Mortgage Loan (which also own equity interests in the related borrower), relating to the transactions by which such ownership interests were acquired, and the party(ies) defendant to such lawsuits have claimed to be entitled to indemnification for such lawsuits from such guarantor. This may adversely affect the related Mortgage Loan if the guarantor is required to indemnify these parties. See “Structural and Collateral Term Sheet—LHG Hotel Portfolio” in Annex B to this prospectus supplement.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lincoln Square Shopping Center, representing approximately 3.6% of the Initial Pool Balance, the related nonrecourse carveout guarantor is a defendant in a lawsuit originally filed against Shelton Dunhill, Ltd., a sister company of the related borrower. The plaintiff in that suit purchased five condominiums at the Shelton Condominiums in early 2007. After purchasing the units, the plaintiff brought suit against the nonrecourse carveout guarantor and Shelton Dunhill, Ltd., accusing the nonrecourse carveout guarantor of aiding and abetting Shelton Dunhill, Ltd. in convincing him to purchase the units. The case is scheduled to go to trial in April or May of 2012.

          In the case of the Mortgage Loan secured by the portfolio Mortgaged Properties identified on Annex A to this prospectus supplement as CJL Realty Portfolio, representing approximately 1.5% of the Initial Pool Balance, certain of the guarantors of certain non-recourse carve-out obligations respecting the related Mortgage Loan (which also own equity interests in the related borrowers) (i) are principals, or affiliates of principals, of a residential development business that filed for Chapter 11 bankruptcy, and (ii) have had judgments entered against them and also are involved in managing workouts, foreclosures and deeds in lieu of foreclosures and managing financial issues with respect to their residential home development portfolio.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Eagle Glen Plaza, representing approximately 1.5% of the Initial Pool Balance, the related nonrecourse carveout guarantor is ultimately owned by James P. Previti (“Previti”). Certain residential development and home building entities owned by Previti have filed for bankruptcy, and these bankruptcy cases have been consolidated into one matter. In the consolidated bankruptcy matter, several pending actions allege preferential transfers and fraudulent transfers by certain of the entities owned by Previti.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Eagle Glen Plaza, representing approximately 1.5% of the Initial Pool Balance, the related borrower is involved with litigation relating to the prior loan secured by the related Mortgaged Property. After the prior loan matured, the prior lender continued to accept regular monthly payments of principal and interest for approximately one year. The prior lender sold the loan, and the successor lender demanded repayment of the loan in full with default interest since the maturity date. The borrower made those payments, and filed a cross-complaint alleging, among other things, intentional interference with prospective economic advantage and breach of the covenant of good faith and fair dealing. The borrower seeks to recapture the default interest, as well as other compensatory, consequential, exemplary and punitive damages.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn and SpringHill Suites, representing approximately 1.3% of the Initial Pool Balance, on March 23, 2011, Choice Hotels International, Inc. (“Choice”) terminated franchise agreements on hotels owned by affiliates of the related borrower. The guarantor and certain of its affiliates filed an arbitration action against Choice claiming wrongful termination of the franchise agreements. Choice has counterclaimed, asserting fraudulent inducement, negligent misrepresentation, breach of contract and trademark infringement. Choice’s counterclaim seeks approximately $3.9 million in actual damages, $2 million in punitive damages, unspecified trademark infringement damages and reimbursement of costs and attorneys’ fees. Arbitration concluded on January 21, 2012 and each party has until March 2, 2012 to submit briefs. After submission of all briefs, the arbitration panel has 30 days to issue a decision.

          In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the related borrower has been the subject of bankruptcy proceedings, although the final order in such bankruptcy was issued by the United States Bankruptcy Court for the District of Maryland on November 22, 2011.

          In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Regency Plaza - Food Lion, representing approximately 0.2% of the Initial Pool Balance, one of the guarantors of certain non-recourse carve-out obligations respecting the related Mortgage Loan (which also owns equity interests in the related borrower) is named as a defendant in litigation brought by the bankruptcy trustee in the bankruptcy proceedings involving the fund operated by Bernard Madoff, seeking recovery of withdrawals of fund investments made over a course of years. Such guarantor has indicated to the lender that the maximum amount of withdrawals that could be recovered by the bankruptcy trustee is approximately $1,885,000.

          In addition, various owners, sponsors and/or other affiliates of borrowers with respect to various Mortgage Loans have ownership or other interests, and may have personal liabilities and obligations, with respect to real estate or other properties and businesses, including real estate loans that are or were recently in default, foreclosure and/or the subject of workout, modification, discounted payoff and/or deed-in-lieu of foreclosure.

          We cannot assure you that these above-described litigations would not have an adverse effect on the related Mortgage Loans.

Redevelopment and Renovation

          Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this prospectus supplement.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as LHG Hotel Portfolio, representing approximately 5.2% of the Initial Pool Balance, the related Mortgaged Properties are undergoing certain capital and other improvements, remodeling and renovations, including, with respect to four of the Mortgaged Properties, a reflagging of the hotel from a Fairfield Inn to a Fairfield Inn & Suites, as part of a property improvement program required under the related franchise agreements with the franchisors, for which reserves aggregating $15,125,000 (125% of the budgeted remaining costs) were established with the mortgage lender at the time of origination of the Mortgage Loan. See “Structural and Collateral Term Sheet—LHG Hotel Portfolio” in Annex B to this prospectus supplement.

          In addition, there is a property improvement plan in place at the mortgaged property identified on Annex A to this prospectus supplement as DoubleTree Downtown Cleveland, representing approximately 1.4% of the Initial Pool Balance, and a furniture, fixtures and equipment reserve has been put in place that is expected to cover the expenses in connection with such improvement plan.

          In addition, with respect to the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Hampton Inn and SpringHill Suites, representing approximately 1.3% of the Initial Pool Balance, a property improvement plan has been completed and the final improvement plan checklist has been sent to the franchisor for approval.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Emerald Hospitality Portfolio, representing approximately 1.2% of the Initial Pool Balance, the related Mortgaged Properties are undergoing or contemplated to undergo certain capital and other improvements, remodeling and renovations as part of a brand standard improvement and remodeling program required under the related franchise agreements with the franchisors, for which reserves aggregating $321,250 (125% of the budgeted remaining costs) were established with the mortgage lender at the time of origination of the Mortgage Loan.

          We cannot assure you that operations at the Mortgaged Properties will not be disrupted while such property improvement programs are being completed or that they will be completed in accordance with the budgets or with the requirements of the franchisors, such as to enable the continuation of the franchise as hotel brands at the related Mortgaged Properties.

Bankruptcy Issues

          Below are descriptions of bankruptcy matters relating to certain Mortgage Loans. Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately 10.8% of the Initial Pool Balance, approximately 1.4% of the owned net rentable area at the Mortgaged Property is currently occupied by Eddie Bauer LLC, who filed for bankruptcy in 2009 and affirmed its lease. In addition, approximately 0.2% of the owned net rentable area at the Mortgaged Property is currently occupied by Sbarro Inc., who filed for bankruptcy in April 2011. Sbarro has not affirmed or rejected the related lease. In the event Sbarro rejects its lease at Meadowood Mall, we cannot assure you that the space will be re-let in a timely manner or at all.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as CJL Realty Portfolio, representing approximately 1.5% of the Initial Pool Balance, the guarantors of certain non-recourse carve-out obligations respecting the related Mortgage Loan (and also the owners of equity interests in the related borrowers) are principals, or affiliates of principals, of a residential development business that filed for Chapter 11 bankruptcy, and have had judgments entered against them and also are involved in managing workouts, foreclosures and deeds in lieu of foreclosure and managing financial issues with respect to their residential home development portfolio.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Coppell Market, representing approximately 1.2% of the Initial Pool Balance, United Commercial Development Corporation (“UCDC”) filed for chapter 7 bankruptcy on December 22, 2008. UCDC held a 1% interest in an entity that holds a 49.5% interest in Coppell Crossing, LP, which is the sole member of the borrower. The bankruptcy trustee has abandoned all rights to vote, manage and exercise the rights of a partner or general partner.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Bi-Lo Portfolio, representing approximately 0.9% of the Initial Pool Balance, the tenant under the Bi-Lo lease at each of the Mortgaged Properties was the subject of Chapter 11 bankruptcy reorganization proceedings, though the related leases at the Mortgaged Properties were modified and assumed in the bankruptcy proceeding pursuant to the confirmation order entered April 30, 2010 related to Case Number 09-02140-HB.

          In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the related borrower has been the subject of bankruptcy proceedings, although the final order in such bankruptcy was issued by the United States Bankruptcy Court for the District of Maryland on November 22, 2011.

Tenant Issues

          Tenant Concentrations

          Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

          See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

          The Mortgaged Properties have certain single tenant concentrations as set forth below:

•

The Mortgaged Property identified on Annex A to this prospectus supplement as 474 Broome Street, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, is part of the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as 145 Spring Street & 474 Broome Street and is leased to a single tenant, Custo Barcelona. In addition, the Mortgaged Property identified on Annex A to this prospectus supplement as Regal Parking Garage, securing approximately 0.3% of the Initial Pool Balance, is leased to a single tenant, Regal Car Park, LLC.

          With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

          In addition, while not included in the above single tenant concentration information, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the related mortgagor has master leased the related Mortgaged Property to a master tenant that is substantially owned by a tax credit investor in connection with certain historic tax credits available under such structure. See the definition of “Underwritten Net Cash Flow” in this prospectus supplement.

          The Mortgaged Properties have certain tenant concentrations across the mortgage pool as set forth below:

•

For example, Food Lion is a tenant at 5 Mortgaged Properties, securing approximately 1.7% of the Initial Pool Balance. In addition, Bi-Lo is a tenant at 4 Mortgaged Properties, securing approximately 0.9% of the Initial Pool Balance. As described under “—Lease Terminations and Expirations—Other” below, Food Lion announced that they plan to close certain stores, none of which are at the Mortgaged Properties. As described under “—Bankruptcy Issues” above, the tenant under the Bi-Lo lease at each of the Mortgaged Properties was the subject of Chapter 11 bankruptcy reorganization proceedings. If further adverse circumstances arise with respect to Food Lion or Bi-Lo, such circumstances may affect all those related Mortgaged Properties and such effects may occur simultaneously.

          In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

          Lease Terminations and Expirations

          Expirations. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

•

In addition, with respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Fairgrounds Crossing, Bi-Lo Portfolio, Lakeview Village Shopping Center and Regency Plaza - Food Lion, representing collateral for approximately 1.2%, 0.9%, 0.4% and 0.2%, respectively, of the Initial Pool Balance, leases representing approximately 83.7%, 50.5%, 64.5% and 73.3%, respectively, of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity of the related Mortgage Loan.

•

In addition, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Marketplace, representing approximately 1.2% of the Initial Pool Balance, leases representing approximately 50.8% and 46.5% of the net rentable square footage of the related Mortgaged Property expire in 2014 and 2020, respectively, which is prior to the maturity of the related Mortgage Loan.

          Terminations. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

          Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights:

•

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

•

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wells Fargo Building, representing approximately 1.0% of the Initial Pool Balance, one tenant, the IRS, has two leases collectively representing approximately 14.8% of the net rentable area at the Mortgaged Property and has the option under each lease to terminate such lease at any time beginning March 2015, and one tenant, the Bureau of Alcohol, Tobacco, Firearms and Explosives, representing approximately 4.8% of the net rentable area at the Mortgaged Property, has the option to terminate its lease at any time.

•	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

•

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, with respect to the Mortgage Loan identified as Pittsford Plaza on Annex A to this prospectus supplement, representing approximately 3.8% of the Initial Pool Balance, the fourth largest tenant, Stein Mart, and the sixth largest tenant, Cheesecake Factory, have termination options based on failure to meet certain sales targets. With respect to the Mortgage Loan identified as Lincoln Square Shopping Center on Annex A to this prospectus supplement, representing approximately 3.6% of the Initial Pool Balance, tenants occupying approximately 23.3% of the net rentable area at the related Mortgaged Property have the right to terminate their leases and/or abate rent if one or more tenants at the related Mortgaged Property goes dark. Additionally, with respect to the Mortgage Loan identified as Fairgrounds Crossing on Annex A to this prospectus supplement, representing approximately 1.2% of the Initial Pool Balance, tenants occupying approximately 85.2% of the net rentable area at the Mortgaged

Property have the right to terminate their leases and/or abate rent if one or more tenants at the related Mortgaged Property goes dark.

•

Further, certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark. For example, with respect to the Mortgage Loan identified as Siegen Plaza on Annex A to this prospectus supplement, representing approximately 1.4% of the Initial Pool Balance, seven of the tenants, occupying approximately 43.0% of the net rentable area at the Mortgaged Property, have co-tenancy clauses tied in whole or in part to the occupancy of the adjacent Target, which is not part of the collateral.

•

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

          See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on termination options relating to the largest twenty (20) Mortgage Loans.

          Other. Tenants under certain leases included in the Underwritten Net Cash Flow and Underwritten Net Operating Income may not be in physical occupancy, may not have begun paying rent or may be in negotiation as set forth below:

•

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. For example, with respect to the Mortgage Loan identified as Meadowood Mall on Annex A to this prospectus supplement, representing approximately 10.8% of the Initial Pool Balance, the lease renewal for the Victoria’s Secret tenant, representing approximately 1.8% of the net rentable square footage of the related Mortgaged Property, has been negotiated and is expected to be executed. The prior lease expired on July 31, 2011 and the tenant is in holdover status.

•

Certain tenants of the Mortgaged Properties have executed leases and taken occupancy, but have not begun paying rent. For example, with respect to the Mortgage Loan identified as Audubon Crossing and Audubon Commons on Annex A to this prospectus supplement, representing approximately 4.0% of the Initial Pool Balance, the Wine Legend tenant, representing approximately 2.5% of the net rentable square footage of the related Mortgaged Property, opened for business in November 2011 and will begin paying rent in February 2012.

•

Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy. For example, with respect to the Mortgage Loan identified as Lincoln Square Shopping Center on Annex A to this prospectus supplement, representing approximately 3.6% of the Initial Pool Balance, the leases for the Chaucer’s, DaVita and Bliss Yogurt tenants, representing approximately 1.7%, 1.6% and 0.3%, respectively, of the net rentable square footage of the related Mortgaged Property, have been executed but the tenants have not yet opened and are expected to open in March 2012, May 2012 and March 2012, respectively, and begin paying rent in March 2012, May 2012 and June 2012, respectively. In these cases we cannot assure you that these tenants will take occupancy of the related Mortgaged Properties.

          In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

          In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. For example, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately

10.8% of the Initial Pool Balance by allocated loan amount, Sports Authority, a tenant formerly occupying approximately 9.7% of the owned net rentable square footage and 4.5% of the total net rentable square footage of the related Mortgaged Property, has vacated its space effective December 24, 2011. The tenant is obligated to continue paying rent pursuant to the terms of its lease until January 31, 2015. In addition, the lender held back $1,300,000 as a supplemental leasing reserve, and the related borrower is required to pay $83,333.33 into this account for 36 months. We cannot assure you that such anchor tenant would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

          In addition, on December 27, 2011, Sears Holdings Corp, the operator of Sears stores (“Sears”), announced that it would close as many as 120 stores. In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, securing a Mortgage Loan representing approximately 10.8% of the Initial Pool Balance, a Sears store is currently a tenant at such Mortgaged Property, but is not part of the collateral securing the related Mortgage Loan. Sears has released a partial store closing list that does not include the Sears store located at the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall. However, we cannot assure you that Sears will not add that store to the store closing list in the future.

          In addition, on January 11, 2012, Food Lion announced that it would close 113 stores. Food Lion is a tenant at 5 Mortgaged Properties, securing approximately 1.7% of the Initial Pool Balance. None of the Mortgaged Properties in the Mortgage Pool with Food Lion as a tenant are on the store closing list. However, we cannot assure you that Food Lion will not add a Food Lion store located at one of the Mortgaged Properties to the store closing list in the future.

          Further, with respect to the Mortgaged Property identified as Wells Fargo Building on Annex A to this prospectus supplement, securing a Mortgage Loan that represents approximately 1.0% of the Initial Pool Balance, approximately 79.8% of the net rentable square footage of the Mortgaged Property is occupied. We cannot assure you that the remaining vacant space will be leased in a timely manner.

          See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest twenty (20) Mortgage Loans.

          Purchase Options and Rights of First Refusal

          Below are certain purchase options and rights of first refusal with respect to Mortgaged Properties securing the top 10 Mortgage Loans by Cut-off Date Balance.

          With respect to the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Audubon Crossing and Audubon Commons, representing approximately 4.0% of the Initial Pool Balance, in the event borrower enters into an agreement to sell the parcel currently occupied by the Wal-Mart tenant as a separately divided tax parcel to an unrelated third party, the Wal-Mart tenant has a right of first refusal to purchase the related parcel.

          Affiliated Leases

          Certain of the Mortgaged Properties are leased in whole or in part by borrowers, borrower affiliates or Originator and Sponsor affiliates as set forth below:

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Olympia Medical Plaza, representing approximately 1.7% of the Initial Pool Balance, various affiliates of the related borrower leased approximately 27.3% of the total net rentable area at the related Mortgaged Property for their respective use as medical offices.

•

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wells Fargo Building, representing approximately 1.0% of the Initial Pool Balance, an affiliate of the related Originator and Sponsor maintains an ownership interest in a tenant representing approximately 12.5% of the net rentable area at the Mortgaged Property.

•

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 145 Spring Street & 474 Broome Street, representing approximately 0.8% of the Initial Pool Balance, an affiliate of the related borrower under common or substantially common ownership with the related borrower, has leased the entire portion of the related Mortgaged Property identified on Annex A to this prospectus supplement as 474 Broome Street for operation as a clothing store.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Inverness MHP, representing approximately 0.5% of the Initial Pool Balance, an affiliate of the related borrower is permitted to master lease manufactured home site pads, and as of the time of loan origination 72 manufactured home site pads were leased by such affiliate, which represents approximately 13.9% of the total manufactured home site pads.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Pangea Apartment Portfolio, representing approximately 0.5% of the Initial Pool Balance, the sponsor of the borrower has leased approximately 1,000 square feet of the net rentable area at the related Mortgaged Property, which represents less than 1% of the total gross potential rent.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Cottage Cove, representing approximately 0.4% of the Initial Pool Balance, an affiliate of the related borrower is permitted to master lease manufactured home site lots, and as of the time of loan origination 34 manufactured home site lots were leased by such affiliate, which represents approximately 16.5% of the total manufactured home site lots. Pursuant to the terms of the associated master lease, rent is due and payable from the affiliated entities under the master lease only in the event that the debt service coverage ratio with respect to such Mortgage Loan falls below 1.45x, at which point rent shall be due at a rate equal to or greater than the then current market rents for lots of similar size and quality and be guaranteed by the Mortgage Loan recourse carve-out guarantor pursuant to a lease guaranty.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express - Baltimore, MD, representing approximately 0.4% of the Initial Pool Balance, the related mortgagor has master leased the related Mortgaged Property to a master tenant, the 0.01% managing member of which is affiliated with the mortgagor and whose 99.99% member is owned by an unaffiliated tax credit investor, in connection with certain historic tax credits available under such structure.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Autumn Oaks, representing approximately 0.3% of the Initial Pool Balance, an affiliate of the related borrower is permitted to master lease manufactured home site lots, and as of the time of loan origination 15 manufactured home site lots were leased by such affiliate, which represents approximately 8.4% of the manufactured home site lots. Pursuant to the terms of the associated master lease, rent is due and payable from the affiliated entities under the master lease only in the event that the debt service coverage ratio with respect to such Mortgage Loan falls below 1.58x, at which point rent shall be due at a rate equal to or greater than the then current market rents for lots of similar size and quality and be guaranteed by the Mortgage Loan recourse carve-out guarantor pursuant to a lease guaranty.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Homestead Village, representing approximately 0.3% of the Initial Pool Balance, an affiliate of the related borrower is permitted to master lease manufactured home site lots, and as of the time of loan origination 7 manufactured home site lots were leased by such affiliate, which represents approximately 4.0% of the total manufactured home site lots. Pursuant to the terms of the associated master lease, rent is due and payable from the affiliated entities under the master lease only in the event that the debt service coverage ratio with respect to such Mortgage Loan falls below 1.54x, at which point rent shall be due at a rate equal to or greater than the then current market rents for lots of similar size and quality and be guaranteed by the Mortgage Loan recourse carve-out guarantor pursuant to a lease guaranty.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Eldora Estates and Shady Acres MHP Portfolio, representing approximately 0.3% of the Initial Pool Balance, an affiliate of the related borrower is permitted to master lease manufactured home site pads located at the related Mortgaged Property identified on Annex A to this prospectus supplement as Eldora Estates, and as of the time of loan origination 18 manufactured home site pads were leased by such affiliate, which represents approximately 8.6% of the total manufactured home site pads.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Gulf Breeze MHP, representing approximately 0.1% of the Initial Pool Balance, an affiliate of the related borrower is permitted to master lease up to 14 manufactured home site pads, which represents approximately 9.9% of the manufactured home site pads.

          In some cases this affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the Mortgaged Property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants, and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the Mortgage Loan as it can directly interrupt the cash flow from the Mortgaged Property if the borrower’s or its affiliate’s financial condition worsens.

Insurance Considerations

          In the case of 51 Mortgage Loans, representing approximately 80.6% of the Initial Pool Balance, the related borrower maintains insurance under blanket policies.

          In addition, certain Mortgaged Properties may be insured by a sole tenant. For example:

•

With respect to the Mortgaged Property that secures the Mortgage Loan identified on Annex A to this prospectus supplement as Coppell Market, representing approximately 1.2% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage provided by the United Supermarkets LLC tenant to satisfy the portion of its insurance requirements relating to the leased premises occupied by the United Supermarkets LLC tenant.

•

With respect to each Mortgaged Property that secures the Mortgage Loans identified on Annex A to this prospectus supplement as Russell Center and Regal Parking Garage, representing approximately 0.6% and 0.3%, respectively, of the Initial Pool Balance, the related borrower is not required to maintain the insurance coverage otherwise required by the related mortgage loan documents to the extent that, among other conditions, the related tenant maintains insurance, either through a program of self insurance or otherwise.

          In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

          See “Risk Factors— Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Use Restrictions

          Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties are subject to restrictions relating to their current use, such as the Mortgaged Properties set forth below:

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 145 Spring Street & 474 Broom Street, representing approximately 0.8% of the Initial Pool Balance, under the applicable zoning and certificate of occupancy, the related Mortgaged Property may only be used for joint living work quarters for registered artists. The current occupants at the related Mortgaged Property are not all artists. The Mortgage Loan documents contain covenants that the borrower will be required to enforce the leases in the event violations are issued from the Department of Building and that the borrower will be required to timely pay the fines.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Club at Spring Valley, representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property is subject to agreements, covenants and restrictions relating to its participation in the Section 42/Low Income Housing Tax Credit program, which limit and otherwise affect and restrict leasing and operations at the related Mortgaged Property, including requirements limiting rents and that the Mortgage Property be leased as residential apartments to qualified low income tenants.

          See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

          In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

•

With respect to the loan-to-value ratios at maturity of 5 Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Lincoln Square Shopping Center, DoubleTree Downtown Cleveland, Hampton Inn and SpringHill Suites, Towers of Coral Springs and Amazing Spaces – The Woodlands, representing approximately 3.6%, 1.4%, 1.3%, 0.7% and 0.6%, respectively, of the Initial Pool Balance by allocated loan amount, the related loan-to-value ratios at maturity reflected in this prospectus supplement are calculated using an “as stabilized” appraised value.

•

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Red Rose Commons, Maple Ridge Townhomes and Timbercrest Village MHP, representing collateral for approximately 2.6%, 1.3% and 0.9%, respectively, of the Initial Pool Balance by allocated loan amount, the appraised value presented in this prospectus supplement as of the Cut-off Date reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have been satisfied.

          See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Nonrecourse Carve-out Limitations

          While the Mortgage Loans generally contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans that do not contain such carve-outs or contain limitations to such carve-outs, such as the Mortgage Loans set forth below:

•

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Meadowood Mall, ELS Portfolio, Audubon Crossing and Audubon Commons, Lincoln Square Shopping Center, Eagle Glen Plaza and Wells Fargo Building, representing approximately 10.8%, 8.7%, 4.0%, 3.6%, 1.5% and 1.0% of the Initial Pool Balance, respectively, the related guarantees do not cover bankruptcy damages in excess of uncontested foreclosure.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as ELS Portfolio, representing approximately 8.7% of the Initial Pool Balance, the related guarantor’s liability for fully recourse carveouts is capped at $25,000,000.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Audubon Crossing and Audubon Commons, representing approximately 4.0% of the Initial Pool Balance, the related guaranty terminates in the event the related borrower delivers a deed-in-lieu of foreclosure.

          In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement. See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this prospectus supplement.

Certain Terms of the Mortgage Loans

          Due Dates; Mortgage Loan Rates; Calculations of Interest

          Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Loan Pool Balance

6	0	65	90.4%
1	5	14	9.1
1	0	1	0.4

		80	100.0%

          As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan.

          All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

          All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

          Three (3) of the Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, provide for monthly payments of interest-only until its stated maturity date (each, an “Interest-Only Mortgage Loan”). Except as described below, the remaining 77 Mortgage Loans, representing approximately 97.1% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the

Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”). Three (3) of these Balloon Mortgage Loans, representing approximately 17.8% of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 18 months to 60 months following the related origination date. The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

          Single Purpose Entity Covenants

          The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

          The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.

          In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents. See “—Additional Indebtedness” in this prospectus supplement. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

          Prepayment Protections and Certain Involuntary Prepayments

          All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan is prepaid within a specified period (ranging from approximately 2 to 5 payments) prior to the stated maturity date.

          Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant, that the related Mortgage Loans may be prepaid in part prior to the expiration of a defeasance lockout provision. See “—Additional Indebtedness” above.

          Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

          Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

          “Due-On-Sale” and “Due-On-Encumbrance” Provisions

          The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

          Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

(A) no event of default has occurred,

(B) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

(C) a Rating Agency Confirmation has been obtained from each Rating Agency,

          (D) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

          (E) the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

          Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” above.

          The Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative, to any waiver of any such clause. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

          Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Mortgage Loans) or the Special Servicer (for Specially Serviced Mortgage Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

          Defeasance; Collateral Substitution

          The terms of 73 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.3% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. In addition, the Mortgage Loan identified on Annex A to this prospectus supplement as SunTrust International Center, representing approximately 5.4% of the Initial Pool Balance, permits the related borrower to defease or prepay as described under “—Voluntary Prepayments” below). With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

          Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan, or under the defeased portion of the Mortgage Loan in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment or, if applicable, any principal prepayment that would have to be made on the first day of the open period for such Mortgage Loan, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

          Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

          For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

          In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

          Voluntary Prepayments

          Seventy-three (73) of the Mortgage Loans, representing approximately 86.3% of the Initial Pool Balance, permit the related borrower after a lockout period of at least 2 years and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan.

          One (1) of the Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance, permits the related borrower, after a 2-year lockout period and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan or (b) to prepay the Mortgage Loan in whole or, in the case of a partial release of a portion of the Mortgaged Property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related Due Date in May 2021.

          One (1) of the Mortgage Loans, representing approximately 5.2% of the Initial Pool Balance, permits the related borrower at any time to prepay the Mortgage Loan in whole or, in connection with a partial release of a Mortgaged Property, in part with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related Due Date in September 2021.

          One (1) of the Mortgage Loans, representing approximately 1.4% of the Initial Pool Balance, permits the related borrower after a lockout period of 11 payments to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related Due Date in October 2021.

          One (1) of the Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance, permits the related borrower after a lockout period of 11 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related due date in July 2021.

          Two (2) of the Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, permits the related borrower after a lockout period of 27 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related due date in August 2016.

          One (1) of the Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, permits the related borrower after a lockout period of 26 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related due date in September 2016.

          In addition, certain of the Mortgage Loans permit partial prepayment in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties. See “—Partial Releases” below.

          The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

2	5	2.3%
3	30	27.4
4	44	69.1
5	1	1.2

Total	80	100.0%

          See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

          Partial Releases

          The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, representing approximately 10.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of parcels of the related Mortgaged Property that were vacant and non-income producing at the time of the origination of the related Mortgage Loan, in connection with the conveyance of such parcels to one or more third parties for use in a manner that is integrated and consistent with the use of the related Mortgaged Property, without the payment of a release price, subject to certain conditions, including among others: (i) after giving effect to the release, the fair market value of the Mortgaged Property is equal to or greater than 80% of the outstanding balance of the Mortgage Loan and (ii) the release will have no material adverse effect on the ability of the borrower to repay the Mortgage Loan, the business or financial condition of the related borrower, the value of the related Mortgaged Property or the lender’s ability to enforce its rights or exercise its remedies under the Mortgage Loan documents. In addition, the Mortgage Loan documents permit the release of any portion of the related Mortgaged Property that was given value for underwriting purposes in connection with the conveyance of that portion to one or more unaffiliated third parties for use in a manner that is integrated and consistent with the use of the related Mortgaged Property, subject to certain conditions, including among others: (i) the aggregate fair market value of the released parcels may not exceed $7,000,000, (ii) after giving effect to the release, the fair market value of the Mortgaged Property is equal to or greater than 80% of the outstanding balance of the Mortgage Loan, (iii) all proceeds of any such conveyance are reserved with lender for application toward capital expenditures, tenant improvements and/or leasing commissions at the related Mortgaged Property, (iv) the release will have no material adverse effect on the ability of the borrower to repay the Mortgage Loan, the business or financial condition of the related borrower, the value of the related Mortgaged Property or the lender’s ability to enforce its rights or exercise its remedies under the Mortgage Loan documents and (v) delivery of Rating Agency Confirmation.

          With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as ELS Portfolio, representing approximately 8.7% of the Initial Pool Balance, at any time on or after the first due date following the second anniversary of the Closing Date, the Mortgage Loan documents permit the release of one or more of individual Mortgaged Properties, subject to the satisfaction of certain conditions, including among others: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for each Mortgaged Property being released, (ii) after giving effect to the release, the debt service coverage ratio (as calculated pursuant to the Mortgage Loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.26x and (b) the debt service coverage ratio immediately prior to the release and (iii) delivery of Rating Agency Confirmation.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as SunTrust International Center, representing approximately 5.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of a portion of the related Mortgaged Property currently developed as a parking garage located approximately one block from the related office tower at any time after the second anniversary of the Closing Date subject to satisfaction of certain conditions, including (i) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Property is greater than the greater of (a) the debt service coverage ratio for the Mortgaged Property immediately prior to the release and (b) 1.35x, (ii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Property is not greater than the lesser of (a) 73.66% and (b) the loan-to-value ratio for the Mortgaged Property immediately prior to the release, (iii) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Property is greater than the greater of (a) the debt yield for the Mortgaged Property immediately prior to the release and (b) 9.1%, and (iv) partial prepayment (with accompanying yield maintenance calculated pursuant to the loan documents) of the Mortgage Loan in an amount equal to $6,000,000.

          With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as LHG Hotel Portfolio, representing approximately 5.2% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time subject to satisfaction of certain conditions, including (i) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 1.51x, (ii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 60.36% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, (iii) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 12%, and (iv) partial prepayment of the Mortgage Loan (with accompanying yield maintenance calculated pursuant to the loan documents) in an amount equal to the greater of (a) 125% of the allocated loan amount for the Mortgaged Property to be released and (b) 80% of the net sales proceeds from the sale of the Mortgaged Property to be released in the event of the simultaneous sale of such Mortgaged Property.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lincoln Square Shopping Center, representing approximately 3.6% of the Initial Pool Balance, at any time after the first anniversary of the origination date, the Mortgage Loan documents permit the release of one or more of the parcels of the Mortgaged Property currently subject to leases with the Black-Eyed Pea, Colter’s Barbeque, Plains Capital Bank, TGI Friday’s or Olive Garden tenants, subject to the satisfaction of certain conditions, including among others: (i) prepayment in an amount equal to the greater of (a) 120% of the allocated loan amount for such parcel and (b) 90% of the net sales proceeds otherwise payable to the borrower from any sale of the release parcel, together with any applicable yield maintenance premium (or 1% of the portion of the loan amount prepaid, if greater), (ii) after giving effect to the release, the loan-to-value ratio (as calculated pursuant to the Mortgage Loan documents) for the remaining portion of the Mortgaged Property is equal to or less than the lesser of (a) 60% and (b) the loan-to-value ratio immediately prior to the release, (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining portion of the Mortgaged Property for the twelve-month period preceding the end of the most recent fiscal quarter is equal to or greater than the greater of (a) 1.76x and (b) the debt service coverage ratio immediately prior to the release and (iv) delivery of Rating Agency Confirmation.

          With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as the CJL Realty Portfolio, representing approximately 1.5% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance of the related Mortgage Loan in the amount of 125% of the allocated loan amount for the Mortgaged Property to be released, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 1.36x, (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 67.79% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage immediately prior to the release, and (iv) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 9.51%.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lakeside Plaza I, representing approximately 1.2% of the Initial Pool Balance, the Mortgage Loan documents permit the release, without a partial prepayment or partial defeasance of the related Mortgage Loan, of a portion of the related Mortgaged Property not currently part of the buildings and other improvements (other than parking and/or landscaping), subject to satisfaction of certain conditions, including certifications that such release is in compliance with legal and zoning requirements, creation of covenants running with the land including provisions respecting underground storage tanks on the released property if it is to be improved with a gas station or similar improvement and a determination that certain REMIC requirements are met. Such release may occur (or may have occurred) prior to the Closing Date.

          With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as the Emerald Hospitality Portfolio, representing approximately 1.2% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance of the related Mortgage Loan in the amount of the greater of 125% of the allocated loan amount for the Mortgaged Property to be released and 90% of the net sales proceeds from the sale of the Mortgaged Property to be released in the event of the simultaneous sale of such Mortgaged Property, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 1.59x, and (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 60.1% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage immediately prior to the release.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Russell Center, representing approximately 0.6% of the Initial Pool Balance, the Mortgage Loan documents permit the release, without a partial prepayment or partial defeasance of the related Mortgage Loan, of a portion of the related Mortgaged Property not currently part of the buildings or other improvements (other than parking and/or landscaping), subject to satisfaction of certain conditions, including certifications that such release is in compliance with legal and zoning requirements and a determination that certain REMIC requirements will be met.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meyerland Center, representing approximately 0.3% of the Initial Pool Balance, the Mortgage Loan documents permit the release, without a partial prepayment or partial defeasance of the related Mortgage Loan, of a portion of the related Mortgaged Property not currently part of the buildings and other improvements (other than parking and/or landscaping), subject to satisfaction of certain conditions, including certifications that such release is in compliance with legal and zoning requirements and a determination that certain REMIC requirements will be met.

          See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

          Escrows

          Seventy-six (76) of the Mortgage Loans, representing approximately 84.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

          Seventy-three (73) of the Mortgage Loans, representing approximately 72.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

          Sixty-five (65) of the Mortgage Loans, representing approximately 63.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

          Thirty (30) of the Mortgage Loans, representing approximately 57.0% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

          Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

          Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

          Additional Mortgage Loan Information

          Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Significant Obligors

          The Mortgaged Property identified on Annex A to this prospectus supplement as Meadowood Mall, securing a Mortgage Loan that represents approximately 10.8% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB with respect to this offering. The borrower under the related Mortgage Loan is Meadowood Mall SPE, LLC. See “Structural and Collateral Term Sheet—Meadowood Mall” in Annex B to this prospectus supplement.

Representations and Warranties

          As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated February 1, 2012 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•

in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

          If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below. Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

          We cannot assure you that the applicable Sponsor (or AMC, as a guarantor of the repurchase or substitution obligation of AMF) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

          On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Sponsor to deliver to the Trustee or to a document custodian appointed by the Trustee, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”): (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee; (xvii) an original or copy of any mezzanine intercreditor agreement, if any; (xviii) the original or copy of any related environmental insurance policy; (xix) a copy of any letter of credit relating to a Mortgage Loan and any related assignment of the letter of credit (with the original to be delivered to the Master Servicer); and (xx) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment of such agreement or letters.

          As provided in the Pooling and Servicing Agreement, the Trustee or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

          If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•

within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution, or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(1) the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

(2) all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

(3) all unreimbursed property protection advances relating to that Mortgage Loan, plus

(4) all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

          (5) to the extent not otherwise covered by clause 4 of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan, plus

          (6) if the affected Mortgage Loan is not repurchased by the Sponsor within 180 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect or defeasance, a Liquidation Fee in connection with such repurchase.

          With respect to the AMF Mortgage Loans, Archetype Mortgage Capital LLC (“AMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

          A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

          A “Material Document Defect” is a document defect that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xix) and (xx) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

          A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

          The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be. However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

          The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2012-GC6 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the AMF Mortgage Loans, AMC) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of the AMF Mortgage Loans, AMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

          The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in January 2045.

Additional Information

          A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

          Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Archetype Mortgage Funding I LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

          Goldman Sachs Mortgage Company

          General

          Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the Depositor, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, Goldman Sachs Lending Partners LLC, an Originator, and an affiliate of Goldman, Sachs & Co., one of the Underwriters.

          GSMC’s Commercial Mortgage Securitization Program

          As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P. and Goldman Sachs Lending Partners LLC, and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

          From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2011, GSMC originated or acquired approximately 1,989 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $61 billion. As of December 31, 2011, GSMC had acted as a sponsor and mortgage loan seller on 58 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $1.064 billion and $1.563 billion of commercial loans in public and private offerings in calendar years 2010 and 2011, respectively.

          Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

          Review of GSMC Mortgage Loans

          Overview. GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

          Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

          A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide the numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

          Data Validation and Recalculation. The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans. These procedures included:

•	comparing the information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

          Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

          Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

          Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Meadowood Mall”, “—ELS Portfolio”, “—Hotel ZaZa – Houston”, “—Audubon Crossing and Audubon Commons” and “—Lincoln Square Shopping Center” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

          Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

          The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process,” as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

          Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described below under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria.” GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

          Citigroup Global Markets Realty Corp.

          General

          Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation. CGMRC is an affiliate of Citigroup Global Markets Inc., one of the Underwriters.

          CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

          Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

          CGMRC’s Commercial Mortgage Origination and Securitization Program

          CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $1.05 billion and $1.25 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010 and 2011, respectively.

          In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

          CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

          In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

          CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

          Review of CGMRC Mortgage Loans

          General. In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

          Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information,

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

          CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

          Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

          Data Validation and Recalculation. CGMRC engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans. These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

          Legal Review. CGMRC also reviewed and responded to a due diligence questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

          For each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property level information obtained during the origination process. CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel draft exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.

          For each CGMRC Mortgage Loan purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.

          In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

          Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

          Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

          Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria (or in the case of the KeyBank Mortgage Loan and the Citadel Mortgage Loan, re-underwritten by CGMRC in accordance with CGMRC’s underwriting criteria). CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

          Archetype Mortgage Funding I LLC

          General

          Archetype Mortgage Funding I LLC (“AMF”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of AMC (together with its subsidiaries, including AMF, “Archetype”). AMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. AMF is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this prospectus supplement. Archetype was formed to invest in commercial real estate debt. The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Archetype also maintains offices in Charlotte, North Carolina and New York, New York.

          GSMC provides short-term warehousing of mortgage loans originated by AMF through a master repurchase facility. The AMF Mortgage Loans are subject to such master repurchase facility. AMF is using the proceeds from its sale of the AMF Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

          Archetype’s Securitization Program

          This is the first commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

          Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self storage and industrial properties located in North America. Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

          AMF is a party to an interest rate hedging agreement with Credit Suisse International with respect to each of the AMF Mortgage Loans. Those hedging arrangements will terminate in connection with the contribution of the AMF Mortgage Loans to this securitization transaction.

          Review of AMF Mortgage Loans

          Overview. AMF has conducted a review of the AMF Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the AMF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team”). The review procedures described below were employed with respect to all of the AMF Mortgage Loans. No sampling procedures were used in the review process.

          Database. To prepare for securitization, members of the Archetype Review Team created a database of loan-level and property-level information relating to each AMF Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process. After origination of each AMF Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such AMF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

          A data tape (the “AMF Data Tape”) containing detailed information regarding each AMF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The AMF Data Tape was used to provide the numerical information regarding the AMF Mortgage Loans in this prospectus supplement.

          Data Validation and Recalculation. AMF engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by AMF, relating to information in this prospectus supplement regarding the AMF Mortgage Loans. These procedures included:

•	comparing the information in the AMF Data Tape against various source documents provided by AMF that are described above under “—Database”;

•	comparing numerical information regarding the AMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the AMF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the AMF Mortgage Loans disclosed in this prospectus supplement.

          Legal Review. Archetype engaged various law firms to conduct certain legal reviews of the AMF Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each AMF Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

          Legal counsel was also engaged in connection with this securitization to assist in the review of the AMF Mortgage Loans. Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each AMF Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AMF Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the AMF Mortgage Loans, and (iv) the review of certain loan documents with respect to the AMF Mortgage Loans.

          Other Review Procedures. With respect to any material pending litigation of which Archetype was aware at the origination of any AMF Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

          The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AMF Mortgage Loans to determine whether any AMF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Archetype Mortgage Funding I LLC” below. See “—The Originators—Archetype Mortgage Funding I LLC—Exceptions to Underwriting Criteria” below.

          Findings and Conclusions. Based on the foregoing review procedures, Archetype determined that the disclosure regarding the AMF Mortgage Loans in this prospectus supplement is accurate in all material respects. Archetype also determined that the AMF Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria, except as described below under “—The Originators—Archetype Mortgage Funding I LLC—Exceptions to Underwriting Criteria” below. AMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

          Compensation of the Sponsors

          In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

          (a) the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to KeyCorp Real Estate Capital Markets, Inc. for the servicing of the Mortgage Loans, over

          (b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

          The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

          GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS). The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The Depositor will not have any material assets. The Depositor is an affiliate of GSMC, a Sponsor and an Originator, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, Goldman Sachs Lending Partners LLC, an Originator, and an affiliate of Goldman, Sachs & Co., one of the Underwriters.

          After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor trustee in the event of the removal of the Trustee, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Trustee any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Trustee to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee to all Certificateholders.

          On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “The Depositor” in the prospectus.

The Originators

          Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Mortgage Company, Goldman Sachs Lending Partners LLC, Archetype Mortgage Funding I LLC, Citigroup Global Markets Realty Corp., KeyBank National Association and Citadel Commercial Mortgage Capital LLC are referred to as the “Originators” in this prospectus supplement.

          The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

          The Goldman Originators

          Overview. Each of GSCMC, GSLP and GSMC, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the Underwriters, and GS Commercial Mortgage Securities Corporation II, the Depositor. GSCMC, GSLP and GSMC are referred to as the “Goldman Originators” in this prospectus supplement.

          The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GSCMC and GSLP are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)

2011	$2.4 billion	$1.6 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400.0 million

Floating Rate Commercial Mortgage Loans

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)

2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

          Origination and Underwriting Process. Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

          The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

          A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections also generally assess the submarket in which the property is located and evaluate the property’s competitiveness within its market.

          The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

          After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

          All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

          Each Goldman Originator’s underwriting guidelines generally require that the mortgage loan have, at origination, a minimum debt service coverage ratio (DSCR) of 1.25x and maximum loan-to-value (LTV) of 75%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan, such as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of property and/or market performance in the future.

          Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned DSCR and LTV parameters.

          Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

          Generally, the required escrows for GSMC Mortgage Loans are as follows:

•

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•

Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

•

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property, or if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, or (ii) environmental insurance is obtained or already in place.

          For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

          Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Goldman Originator may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

          The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

          Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

          Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance was permitted.

          The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

          Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

          Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

          Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

          In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

•

Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved by the applicable Goldman Originator. Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser. Each Goldman Originator generally requires that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•

Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgage property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•

Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•

Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.

          Exceptions to Underwriting Criteria. Some of the Mortgage Loans were originated by a Goldman Originator with exceptions to its underwriting criteria.

          With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as ELS Portfolio, representing 8.7% of the Initial Pool Balance, the related borrowers were not required to obtain terrorism insurance for the related Mortgaged Properties. The related Goldman Originator did not require terrorism insurance, because the lender determined that the related Mortgaged Properties, which are manufactured housing community properties, are not likely targets of terrorist attacks and are located in areas that are perceived to have a low probability of terrorism activity. Additionally, each related Mortgaged Property is comprised of numerous pad sites that diversify the risk of an event related to any single site or lessee. Based on these compensating factors, GSMC approved inclusion of the Mortgage Loan into this transaction.

          With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Coppell Market, representing 1.2% of the Initial Pool Balance, the Underwritten DSCR is below 1.25x. The related Mortgaged Property was built in 2008, is anchored by a grocery tenant with a long-term lease and, as of 2010, had a 3-mile trade area population of 84,195, with an estimated average household income of $101,118. Based on these compensating factors, GSMC approved inclusion of the Mortgage Loan into this transaction.

          Servicing. Interim servicing for all loans originated by a Goldman Originator prior to securitization is typically performed by Archon Group, L.P., an affiliate of the Goldman Originators. However, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, Archon Group, L.P. may retain primary servicing.

          Citigroup Global Markets Realty Corp.

          Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. In addition, although the KeyBank Mortgage Loan and the Citadel Mortgage Loan were originated by KeyBank and Citadel, respectively, those Mortgage Loans were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s purchase of those mortgage loans from KeyBank and Citadel, respectively. However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

          Process. The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Property Analysis”, “—Third Party Reports—Appraisal and Loan-to-Value Ratio”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

          A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

          The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

          After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

          Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

          Debt Service Coverage and LTV Requirements. CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

          Certain properties may also be encumbered by subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

          Amortization Requirements. While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus supplement.

          Escrow Requirements. CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

          Generally, CGMRC requires escrows as follows:

•

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual, or (ii) the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, or (ii) the related mortgaged property being a single tenant property with respect to which the related tenant self-insures.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, the related mortgaged property being a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•

Tenant Improvement / Leasing Commissions—A tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related mortgaged property being a single tenant property and the tenant’s lease extending beyond the loan term or (ii) the rent at the related mortgaged property being considered below market.

•

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the PCR, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivering a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or if such mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivering a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, or (ii) environmental insurance is obtained or already in place.

          For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

          Title Insurance Policy. The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

          Property Insurance. CGMRC requires the borrower to provide insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material.

          Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Citi Mortgage Loans and acquiring the KeyBank Mortgage Loan and the Citadel Mortgage Loan, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•

Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•

Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

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Physical Condition Report. CGMRC generally obtains a current PCR for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

          Servicing. Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. However, interim servicing for the Citadel Mortgage Loan was performed by Citadel prior to the transfer of the Citadel Mortgage Loan to CGMRC, upon which the Citadel Mortgage Loan was serviced by a nationally recognized rated third party interim servicer. Interim servicing for the KeyBank Mortgage Loan was performed by KeyCorp Real Estate Capital Markets, Inc. prior to the transfer of the Mortgage Loan to CGMRC, and the interim servicing continued to be performed by KeyCorp Real Estate Capital Markets, Inc., which is a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

          Exceptions to Underwriting Criteria. None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

          Archetype Mortgage Funding I LLC

          Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

          Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of AMF’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an AMF Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

          If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

          Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

          Loan Approval. All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

          In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

          Additional Debt. Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Archetype may be the lender on that additional debt.

          The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

          Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

          Escrow Requirements. Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Archetype are as follows:

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Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement/Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

          For a description of the escrows collected with respect to the AMF Mortgage Loans, please see Annex A to this prospectus supplement.

          Title Insurance Policy. The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

          Property Insurance. Archetype typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

          Exceptions to Underwriting Criteria. None of the AMF Mortgage Loans have exceptions to the related underwriting criteria.

          Servicing. Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

The Issuing Entity

          The Issuing Entity, GS Mortgage Securities Trust 2012-GC6, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement. The Issuing Entity administers the Mortgage Loans through the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor. A discussion of the duties of the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

          The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor.

          The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool —Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

          Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

          Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement (the “Trustee”). Wells Fargo Bank is an affiliate of Wells Fargo Securities, LLC, one of the Underwriters. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 275,000 employees as of June 30, 2011, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, and the Operating Advisor may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of November 30, 2011, Wells Fargo Bank was acting as trustee on approximately 276 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $205 billion.

          In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

          Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of itself as Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of November 30, 2011, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage loan files.

          Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsors or the Depositor or an affiliate of one or more Sponsors or the Depositor, and one or more of those mortgage loans may be included in the Issuing Entity. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the Pooling and Servicing Agreement with respect to the custody of the mortgage loan files supersede any such custodial agreement.

          Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of distribution reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of November 30, 2011, Wells Fargo Bank was acting as securities administrator with respect to more than $344 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo Bank’s policies or procedures in the past three years with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

          The foregoing information has been provided by Wells Fargo Bank. None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

          The Trustee may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Rating Agencies. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee. If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

          The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificates may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment. Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the removal or resignation of such Trustee. Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and a Rating Agency Confirmation must be obtained.

          Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee (the “Trustee Fee”). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00325% per annum (the “Trustee Fee Rate”) which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”. The Trustee Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

          The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee. The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

          The Trustee (except for the information under the first 8 paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

          If no Event of Default has occurred, and after the curing or waiver of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

          In addition, pursuant to the Pooling and Servicing Agreement, the Trustee, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

          The Depositor may terminate the Trustee upon 5 business days’ notice if the Trustee fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

          The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for (i) any investment of such amounts in investments issued by the Trustee in its commercial capacity and (ii) in certain instances, losses on permitted investments of funds held in accounts maintained by the Trustee under the Pooling and Servicing Agreement), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor

          TriMont Real Estate Advisors, Inc., a Georgia corporation (“TriMont”) will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”). The principal office of TriMont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. TriMont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

          TriMont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, special servicing, due diligence, underwriting services and portfolio risk analysis. TriMont is rated by S&P as Commercial Mortgage Special Servicer (Above Average), Construction Loan Servicer (Strong) and Construction Loan Special Servicer (Above Average) and by Fitch, Inc. as a Primary Servicer (CPS2) and Special Servicer (CSS2).

          TriMont has been named operating advisor or trust advisor on 8 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $7 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

          TriMont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under TriMont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to TriMont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, TriMont’s disaster recovery plan is reviewed annually.

          As of December 31, 2011, TriMont was special servicing approximately 580 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.6 billion. TriMont has been named special servicer on 30 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. TriMont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

          No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which TriMont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of TriMont as primary servicer or special servicer, including as a result of TriMont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

          There are no legal proceedings pending against TriMont, or to which any property of TriMont is subject, that are material to the certificateholders, nor does TriMont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

          TriMont is not an affiliate of the Depositor, the Underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee or the Sponsors.

          The foregoing information has been provided by TriMont. None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

          Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described in under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

          For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

          General

          Each of the Master Servicer (directly or through one or more sub servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

          The Master Servicer

          KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), an Ohio corporation, will act as the master servicer for the Mortgage Loans (in such capacity, the “Master Servicer”). KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

          KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011

By Approximate Number:	11,112	11,232	11,970
By Approximate Aggregate Unpaid Principal Balance (in billions):	$123.859	$117.6	$107.5

          Within this servicing portfolio are, as of December 31, 2011, approximately 7,634 loans with a total principal balance of approximately $72.9 billion that are included in approximately 156 commercial mortgage-backed securitization transactions.

          KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2011, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

          KRECM is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KRECM the ratings of “CMS1” as a master servicer and “CPS1” as a primary servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

          KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CREFC format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is the master servicer.

          KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s

Long-Term Deposits	A-	A-	A3
Short-Term Deposits	A-2	F1	P-2

          KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loans or the performance of the certificates.

          KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

          KRECM’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in the securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

          KRECM is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the underlying mortgage loans. KRECM, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the Pooling and Servicing Agreement pursuant to one or more sub-servicing agreements. Additionally, KRECM may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Property. KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions.

          The manner in which collections on the underlying mortgage loans are to be maintained is described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account within the time required by the Pooling and Servicing Agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

          KRECM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KRECM may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KRECM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the Pooling and Servicing Agreement.

          No securitization transaction involving commercial or multifamily mortgage loans in which KRECM was acting as master servicer has experienced a servicer event of default as a result of any action or inaction of KRECM as master servicer including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KRECM has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

          From time to time KRECM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by government authorities against KRECM, or of which any of its property is the subject, that is material to the certificateholders.

          Certain duties and obligations of KRECM as the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-on-Encumbrance’ Clauses,” and “—Inspections” in this prospectus supplement. KRECM’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “The Pooling and Servicing Agreement—

Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.

          KRECM’s obligations as the master servicer to make advances, and the interest or other fees charged for those advances and the terms of KRECM’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances” and “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

          Certain terms of the Pooling and Servicing Agreement regarding KRECM’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” and “— Rights Upon Event of Default” in this prospectus supplement. KRECM’s rights and obligations with respect to indemnification, and certain limitations on KRECM’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

          KRECM will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Master Servicer or the Special Servicer, as applicable, as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

          The foregoing information has been provided by KRECM. None of the Depositor, the Underwriters, the Special Servicer, the Operating Advisor, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

          The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

          The Special Servicer

          CWCapital Asset Management LLC (“CWCAM”), a Massachusetts limited liability company, will be appointed as the special servicer (the “Special Servicer”), and in such capacity, will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Mortgage Loans, pursuant to the Pooling and Servicing Agreement. CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, MD 20814.

          CWCAM and its affiliates are involved in the real estate investment, finance, servicing and management business, including:

•	originating and servicing commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans and other commercial real estate debt instruments; and

•	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

          CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of

CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Issuing Entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

          As of December 31, 2008, CWCAM acted as special servicer with respect to 117 domestic and two Canadian CMBS pools containing approximately 13,800 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $173 billion. As of December 31, 2009, CWCAM acted as special servicer with respect to 116 domestic and two Canadian CMBS pools containing approximately 12,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $160 billion. As of December 31, 2010, CWCAM acted as special servicer with respect to 115 domestic and two Canadian CMBS pools containing approximately 11,900 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $153 billion. As of September 30, 2011, CWCAM acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,200 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $155 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans.

          CWCAM has two primary offices (Bethesda, Maryland and Needham, Massachusetts) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2011, CWCAM had 154 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2011, within the CMBS pools described in the preceding paragraph, 1,170 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

          CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

          CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

          CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

          From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to certificateholders.

          CWCAM may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder or other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the Special Servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as Special Servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the Special Servicer.

          No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

          The foregoing information has been provided by CWCAM. None of the Depositor, the Underwriters, the Master Servicer, the Operating Advisor, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

          The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

          The Special Servicer may be terminated without cause by the Certificateholders (if a Control Termination Event has occurred and is continuing) and the Controlling Class Representative (for so long as a Control Termination Event does not exist) as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

          The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

          Master Servicing Compensation. The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (including Specially Serviced Mortgage Loans or any successor REO Mortgage Loan). With respect to each Mortgage Loan (including Specially Serviced Mortgage Loans and any successor REO Mortgage Loan), the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a rate (the “Servicing Fee Rate”), which together with the Trustee Fee Rate and the Operating Advisor Fee Rate is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods. The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

          With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan (which may be zero) and (b) 100% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

          Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

          The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

          “Consent Fees” means, with respect to any Mortgage Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan documents that does not involve a modification (as evidenced by a signed writing), assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

          “Excess Assumption Fees” means, with respect to any Mortgage Loan, the sum of (A) the excess of (i) any and all Assumption Fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees), over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan and reimbursed from such assumption fees (which such additional expenses will be reimbursed from such assumption fees) and (B) expenses previously paid or reimbursed from Assumption Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.

          “Excess Modification Fees” means, with respect to any Mortgage Loan, the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan and reimbursed from such Modification Fees (which such additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.

          “Modification Fees” means, with respect to any Mortgage Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees, Consent Fees and defeasance fees). For each modification, extension, waiver or amendment of a Mortgage Loan in connection with working out that Mortgage Loan, the Modification Fees (other than Modification Fees with respect to property releases and permitted transfers that are contemplated by, and performed in accordance with, the terms of the related loan agreement) collected from the related borrower (taken in the aggregate with any other Modification Fees collected from the related borrower within the prior 12 months) will be subject to a cap of (a) 0.75% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) if such outstanding principal balance is equal to or greater than $25,000,000 or (b) 1.0% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) if such outstanding principal balance is less than $25,000,000; provided that in either case no Modification Fee cap will be less than $25,000.

          “Penalty Charges” means, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest.

          “Ancillary Fees” means, with respect to any Mortgage Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, assumption fees and assumption application fees) actually received from the borrower.

          “Excess Penalty Charges” means, with respect to any Mortgage Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to any Mortgage Loan and reimbursed from such Penalty Charges (which such additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

          “Assumption Fees” means, with respect to any Mortgage Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

          Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

          The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loan on the same basis as interest is calculated on the related Specially Serviced Mortgage Loans and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

          “Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Mortgage Loan or REO Property that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Mortgage Loan or REO Property.

          The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest and principal received on that Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (g) of the definition of “Specially Serviced Mortgage Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan and received by the Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

          The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Mortgage Loan.

          The “Workout Fee Rate” will be a rate equal to (a) 0.75% with respect to any Corrected Mortgage Loan with an outstanding principal balance after the Mortgage Loan becomes a Corrected Mortgage Loan greater than $25,000,000 or (b) 1.0% with respect to any Corrected Mortgage Loan with an outstanding principal balance after the Mortgage Loan becomes a Corrected Mortgage Loan equal to or less than $25,000,000, or (c) if the rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Mortgage Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Mortgage Loan through and including the related maturity date.

          If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans that were Corrected Mortgage Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

          A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Mortgage Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of the applicable Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan or REO Property will be reduced by the amount of any Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Mortgage Loan or REO Property and received by the Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by the next paragraph, no Liquidation Fee will be less than $25,000.

          The “Liquidation Fee Rate” will be a rate equal to (a) 0.75% with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are equal to or greater than $25,000,000 or (b) 1.0% with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are less than $25,000,000.

          Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the Controlling Class Representative (based on the Controlling Class Purchase Option), or a mezzanine loan holder, if any, in each case within 90 days of (x) when the related purchase option first becomes exercisable or (y) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Mortgage Loan, or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan used in the repurchase or substitution calculation.

          “Liquidation Proceeds” means the amount (other than insurance proceeds) received in connection with a liquidation of a Mortgage Loan or Mortgaged Property.

          The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan (which may be zero) and 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans and (b) any interest or other income earned on deposits in the REO Accounts.

          Although the Special Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

          With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Trustee, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

          The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement.

          “Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

          Operating Advisor Compensation. An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

          The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.0025% per annum.

          An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating

Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

          Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

          Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount		Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer

accrue on the related Stated Principal Balance at a rate, which together with the Trustee Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)

			monthly	interest collections

Additional Servicing Compensation / Master Servicer	–	a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan	from time to time	the related fee/ investment income

	–	100% of assumption application fees on non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan	from time to time

	–	all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer

accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Mortgage Loan or REO Property that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Mortgage Loans or REO Property (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Mortgage Loan or REO Property and prorated for partial periods)

			monthly	general collections

Type/Recipient	Amount		Frequency	Source of Funds

Work-out Fee / Special Servicer

(a) 0.75% of each collection of principal and interest with respect to any Corrected Mortgage Loan with an outstanding principal balance after the Mortgage Loan becomes a Corrected Mortgage Loan greater than $25,000,000, or (b) 1.0% of each collection of principal and interest with respect to any Corrected Mortgage Loan with an outstanding principal balance after the Mortgage Loan becomes a Corrected Mortgage Loan equal to or less than $25,000,000, or (c) if such rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Mortgage Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Mortgage Loan through and including the related maturity date

			monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer

(a) 0.75% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, equal to or greater than $25,000,000 or (b) 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, less than $25,000,000

			upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	–	a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees	from time to time	the related fee/ investment income

	–	100% of assumption application fees on Specially Serviced Mortgage Loans	from time to time

	–	all investment income received on funds in any REO Account	from time to time

Trustee Fee / Trustee

accrues at a per annum rate equal to 0.00325% which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)

			monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Operating Advisor Fee / Operating Advisor

accrues at a per annum rate equal to 0.0025% which, together with the Servicing Fee Rate and the Trustee Fee Rate, is equal to the Administrative Fee Rate, with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)

		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor

a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan

		time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed

first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed

first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses / Depositor, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer

amounts for which the Depositor, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification

		time to time	general collections

Affiliates and Certain Relationships

          The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, Goldman Sachs Commercial Mortgage Capital, L.P. and Goldman Sachs Lending Partners LLC, each an Originator, and Goldman Sachs & Co., one of the Underwriters. In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the Underwriters, are affiliated with each other. In addition, Wells Fargo Bank, National Association, the Trustee, is an affiliate with Wells Fargo Securities, LLC, one of the Underwriters.

          In addition, Goldman Sachs Mortgage Company, a sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility. All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the Depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

          The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 14 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-AB Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Class X-A and Class X-B Certificates are referred to as the “Class X Certificates” in this prospectus supplement. The Certificates other than the Class R Certificates are referred to as the “Regular Certificates” in this prospectus supplement. The Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this prospectus supplement.

          The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”); (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any account established in connection with REO Properties (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

          Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount

Class A-1	$65,525,000
Class A-2	$82,190,000
Class A-3	$570,467,000
Class A-AB	$89,850,000
Class X-A	$927,794,000
Class X-B	$226,538,646
Class A-S	$119,762,000
Class B	$63,489,000
Class C	$44,730,000
Class D	$49,059,000
Class E	$21,644,000
Class F	$11,543,000
Class G	$36,073,646

          The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement. The Certificate Principal Amount of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below. In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, holders of such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

          The Class X Certificates will not have Certificate Principal Amounts. Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates. The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

Distributions

          Method, Timing and Amount

          Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

          The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

          (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

          (A) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

          (B) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

(C) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

          (D) with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E) all yield maintenance charges and prepayment premiums;

(F) all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(G) any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

          (b) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

          (c) for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

          “Monthly Payment” with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or (ii) any Mortgage Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

          “Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in March 2012, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

          “Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day, commencing in March 2012.

          Payment Priorities

          As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

          The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

          The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

          The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

          An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of the Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of a Class of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

          The “Pass-Through Rate” for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

          The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 1.282%.

          The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 2.539%.

          The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 3.482%.

          The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 3.314%.

          The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to 4.948%.

          The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.000%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.000%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.000%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the table on the cover page of this prospectus supplement.

          The “Class X Strip Rate “ for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates for such Distribution Date.

          The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

          The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) (commencing in 2013) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March (commencing in 2013, and as a result the WAC Rate for the Distribution Date in March 2012 will be based on only 29 days of interest) will be determined taking into account the addition of any such Withheld Amounts. For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

          The “Administrative Fee Rate” for any Mortgage Loan as of any date of determination will be equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee Fee Rate.

          The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to the default rate.

          The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

          The “Principal Distribution Amount” for any Distribution Date will be equal to (a) the sum, without duplication, of:

          (1) the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

          (2) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3) Unscheduled Payments on deposit in the Collection Account as of the related Determination Date; and

(4) the Principal Shortfall, if any, for such Distribution Date, less

(b) the sum, without duplication, of the amount of any reimbursements of:

          (1) Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

          (2) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

          The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

          The “Unscheduled Payments” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans (including any REO Mortgage Loans) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

          An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

          On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

          First, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

          Second, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

          (i) to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

          (ii) to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

          (iii) to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

          (iv) to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero; and

          (v) to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

           Third, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

           Fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

           Fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

           Sixth, to the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eighth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eleventh, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Twenty-fifth, to the Class R Certificates, any remaining amounts.

          Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

          Prepayment Premiums

          On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

          On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders as follows: (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class X-A Certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (b) as among the Classes of Certificates in each YM Group, in the following manner: (1) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (2) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

          The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

          If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

          No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E Certificates, the Class F Certificates, the Class G Certificates or the Class R Certificates. Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

          We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

          Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

          Allocation Priority of Mortgage Loan Collections

          Absent express provisions in the loan documents, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds in the absence of such express provisions and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived) will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

          First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

          Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

          Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

          Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

          Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

          Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

          Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

          Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

          Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

          Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

          Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

          Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

          Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

          First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

          Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

          Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

          Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

          Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

          Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

          Seventh, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

          Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

          Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees).

          Realized Losses

          The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances). Any such write-offs will be applied to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero: first, to the Class G Certificates; second, to the

Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

          Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Sequential Pay Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

          Prepayment Interest Shortfalls

          If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and excluding any related default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

          The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any

Prepayment Interest Shortfall occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

Subordination

          As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates.

          On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero. Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates by the other Sequential Pay Certificates.

          Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

          This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Certificates.

Appraisal Reductions

          After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan on the earliest of:

•

the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on the Mortgage Loan, or changes any other material economic term of the Mortgage Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

•	that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

•

solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur),

•	that date on which the related Mortgaged Property became an REO Property,

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property,

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

•	the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

          No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) has been reduced to zero.

          Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

          On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

          The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate, (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.

          An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

          As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates). See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

          With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan.

          Any Mortgage Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Mortgage Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

          For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates). With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Trustee of any such Appraisal Reduction, who will be required to promptly post notice of any such Appraisal Reduction to the Trustee’s website.

          The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction in respect of such Class will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

          An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Trustee within such 10-day period as described above. If the Requesting

Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

          In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

          Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, shall recalculate such Appraisal Reduction based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Trustee of any such determination and recalculation in its monthly reporting, and the Trustee will be required to promptly post that reporting to the Trustee’s website.

          Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

          The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

          The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates). The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests. In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without

Cause” in this prospectus supplement, Voting Rights will only be exercisable by Non-Reduced Certificates.

          “Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

          A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or any of their affiliates will be deemed to be outstanding; provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor or any of their affiliates, in which case such Certificate will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, as applicable.

          Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

          “Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Trustee’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Trustee’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable.

Delivery, Form, Transfer and Denomination

          The Offered Certificates will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.

          The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

          Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

          Book-Entry Registration

          Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

          The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

          DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

          Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the Underwriters takes any responsibility for the accuracy or completeness of this information.

          Definitive Certificates

          Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Trustee and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

          Access to Certificateholders’ Names and Addresses

          Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

          Special Notices

          Upon the written request of any Certifying Certificateholder, the Trustee will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder. The Trustee will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

          The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

          The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Archetype Mortgage Capital LLC, in the case of Archetype Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement or the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

          The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

          Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

          The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

          Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

          With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2 and Class A-3 Certificates were outstanding.

          Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

          In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates. Additionally, certain of the Mortgage Loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

          In addition, if the Master Servicer or the Trustee reimburses itself out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates and will result in a reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the Master Servicer or the Trustee reimburses itself out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates and extending the weighted average life of the Offered Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

          Prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

          No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

          An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Offered Certificates for reinvestment at such high prevailing interest rates may be relatively small.

          The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Weighted Average Life of the Offered Certificates

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

          Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of the month), (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in March 2012, (x) the Certificates will be issued on February 9, 2012, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification and (xiii) the initial Certificate Principal Amounts or Notional Amounts of the Certificates are set forth on page S-11 of this prospectus supplement.

          The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor. The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

          The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3 or Class A-AB Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
February 10, 2013	81%	81%	81%	81%	81%
February 10, 2014	59%	59%	59%	59%	59%
February 10, 2015	34%	34%	34%	34%	34%
February 10, 2016	7%	7%	7%	7%	7%
February 10, 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.32	2.32	2.32	2.32	2.32
First Principal Payment Date	Mar 2012	Mar 2012	Mar 2012	Mar 2012	Mar 2012
Last Principal Payment Date	Jun 2016	May 2016	May 2016	Apr 2016	Apr 2016

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
February 10, 2013	100%	100%	100%	100%	100%
February 10, 2014	100%	100%	100%	100%	100%
February 10, 2015	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.53	4.53	4.52	4.51	4.38
First Principal Payment Date	Jun 2016	May 2016	May 2016	Apr 2016	Apr 2016
Last Principal Payment Date	Dec 2016	Dec 2016	Dec 2016	Dec 2016	Dec 2016

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
February 10, 2013	100%	100%	100%	100%	100%
February 10, 2014	100%	100%	100%	100%	100%
February 10, 2015	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	100%	100%	100%	100%	100%
February 10, 2018	100%	100%	100%	100%	100%
February 10, 2019	100%	100%	100%	100%	100%
February 10, 2020	100%	100%	100%	100%	100%
February 10, 2021	100%	100%	100%	100%	100%
February 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.57	9.56	9.54	9.52	9.35
First Principal Payment Date	Jun 2021	Mar 2021	Mar 2021	Mar 2021	Mar 2021
Last Principal Payment Date	Nov 2021	Nov 2021	Nov 2021	Oct 2021	Aug 2021

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
February 10, 2013	100%	100%	100%	100%	100%
February 10, 2014	100%	100%	100%	100%	100%
February 10, 2015	100%	100%	100%	100%	100%
February 10, 2016	100%	100%	100%	100%	100%
February 10, 2017	97%	97%	97%	97%	97%
February 10, 2018	76%	76%	76%	76%	76%
February 10, 2019	54%	54%	54%	54%	54%
February 10, 2020	31%	31%	31%	31%	31%
February 10, 2021	7%	7%	7%	7%	7%
February 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.18	7.18	7.18	7.18	7.18
First Principal Payment Date	Dec 2016	Dec 2016	Dec 2016	Dec 2016	Dec 2016
Last Principal Payment Date	Jun 2021	Jun 2021	Jun 2021	Jun 2021	Jun 2021

Price/Yield Tables

          The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount of such Class of Offered Certificates, before adding accrued interest.

          The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including February 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums — otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.568%	3.569%	3.569%	3.570%	3.570%
96-00	3.094%	3.095%	3.095%	3.096%	3.096%
97-00	2.628%	2.628%	2.629%	2.629%	2.629%
98-00	2.169%	2.169%	2.169%	2.170%	2.170%
99-00	1.717%	1.717%	1.717%	1.717%	1.717%
100-00	1.271%	1.271%	1.271%	1.271%	1.271%
101-00	0.833%	0.832%	0.832%	0.832%	0.832%
102-00	0.400%	0.400%	0.400%	0.400%	0.400%
103-00	-0.026%	-0.026%	-0.026%	-0.027%	-0.027%
104-00	-0.445%	-0.446%	-0.446%	-0.447%	-0.447%
105-00	-0.859%	-0.860%	-0.860%	-0.861%	-0.861%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums — otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.754%	3.755%	3.757%	3.760%	3.794%
96-00	3.504%	3.506%	3.507%	3.509%	3.537%
97-00	3.258%	3.259%	3.260%	3.262%	3.282%
98-00	3.015%	3.016%	3.017%	3.018%	3.031%
99-00	2.775%	2.775%	2.776%	2.776%	2.783%
100-00	2.537%	2.537%	2.537%	2.537%	2.537%
101-00	2.303%	2.302%	2.302%	2.301%	2.294%
102-00	2.071%	2.070%	2.069%	2.068%	2.054%
103-00	1.841%	1.840%	1.839%	1.837%	1.817%
104-00	1.614%	1.613%	1.612%	1.609%	1.582%
105-00	1.390%	1.388%	1.387%	1.384%	1.350%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums — otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.139%	4.139%	4.140%	4.142%	4.152%
96-00	4.007%	4.008%	4.009%	4.010%	4.017%
97-00	3.877%	3.878%	3.878%	3.879%	3.885%
98-00	3.749%	3.749%	3.749%	3.750%	3.754%
99-00	3.622%	3.622%	3.622%	3.622%	3.624%
100-00	3.497%	3.496%	3.496%	3.496%	3.496%
101-00	3.373%	3.372%	3.372%	3.372%	3.370%
102-00	3.250%	3.250%	3.249%	3.249%	3.245%
103-00	3.129%	3.129%	3.128%	3.127%	3.121%
104-00	3.009%	3.009%	3.008%	3.007%	2.999%
105-00	2.891%	2.890%	2.889%	2.888%	2.878%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance, yield maintenance and/or fixed prepayment premiums — otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.144%	4.144%	4.144%	4.144%	4.144%
96-00	3.976%	3.976%	3.976%	3.976%	3.976%
97-00	3.810%	3.810%	3.810%	3.810%	3.810%
98-00	3.646%	3.646%	3.646%	3.646%	3.646%
99-00	3.484%	3.484%	3.484%	3.484%	3.484%
100-00	3.324%	3.324%	3.324%	3.324%	3.324%
101-00	3.165%	3.165%	3.165%	3.165%	3.165%
102-00	3.009%	3.009%	3.009%	3.009%	3.009%
103-00	2.854%	2.854%	2.854%	2.854%	2.854%
104-00	2.702%	2.702%	2.702%	2.702%	2.702%
105-00	2.550%	2.550%	2.550%	2.550%	2.550%

          We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

          For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

          The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of February 1, 2012 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee.

          The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information in this prospectus supplement supplements any information set forth in the prospectus.

Assignment of the Mortgage Loans

          On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

          The Trustee, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

          In addition, the Depositor will require each Sponsor to deliver to the Trustee the Mortgage File for each of the Mortgage Loans. Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

          The Trustee, or any custodian for the Trustee, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Trustee is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the

Repurchase Price. AMC is guaranteeing the repurchase and substitution obligations of AMF under the related Mortgage Loan Purchase Agreement in the event that AMF fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach. This substitution or purchase obligation (and the guaranty obligations of AMC in respect of AMF) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

          Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

          The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with:

•	the higher of the following standards of care:

          1. with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

          2. with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

•	with a view to—

1. the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

          2. in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

• without regard to—

          1. any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement,

2. the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer,

3. the obligation, if any, of the Master Servicer to make Advances,

          4. the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

          5. the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

          The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

          In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan—

•	which is not a Specially Serviced Mortgage Loan, or

•	that is a Corrected Mortgage Loan.

          A “Specially Serviced Mortgage Loan” means any Mortgage Loan (including an REO Mortgage Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•	except in the case of a Mortgage Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•

solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

          (b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing)) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders, and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

          (d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

          (e) the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

          (g) the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan).

          It shall be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, unless a Control Termination Event has occurred and is continuing, with the consent of the Controlling Class Representative), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the

Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan will become a “Corrected Mortgage Loan” when:

•

with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•

with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•

with respect to the circumstances described in clause (b) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

          The Special Servicer will be responsible for the servicing and administration of each Mortgage Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

          Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

          Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

          The Master Servicer will transfer servicing of a Mortgage Loan to the Special Servicer when that Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Special Servicer will return the servicing of that Mortgage Loan to the Master Servicer when it becomes a Corrected Mortgage Loan.

          The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Mortgage Loans and act as disposition manager of REO Properties.

          All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

          The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

          The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

          The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

          The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee determines such P&I Advance would be a Non-Recoverable Advance.

          The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance. The Special Servicer will have no obligation to make any a Property Advance.

          If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

          The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a Realized Loss. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, New York edition.

          The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

          None of the Master Servicer or the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advance was made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be evidenced by an officers’ certificate delivered to the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance, which determination will not be binding on the Master Servicer or the Trustee; provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer. Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.

          Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

          The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges, Modification Fees and Assumption Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

          Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing). In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon). The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

          Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

          Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance). An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

          The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.

          The Trustee will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the Available Funds and any prepayment premiums or yield maintenance charges. In addition, the Master Servicer will be required to remit to the Trustee all P&I Advances for deposit into the Lower-Tier Distribution Account, as applicable, on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement. On each Distribution Date, the Trustee will be required to withdraw amounts distributable on such date on the Regular Certificates from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

          The Trustee will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of a Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2013) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

          The Trustee will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Sequential Pay Certificates, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and all Realized Losses on such Certificates after application of the Available Funds for such Distribution Date.

          Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

          The Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Trustee (or the Master Servicer or the Special Servicer (in the case of any REO Account) on behalf of the Trustee) on behalf of the holders of Certificates. Each of the Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement and satisfactory to the Rating Agencies.

          Amounts on deposit in the Collection Account, each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement and satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in each Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will be payable to the Trustee.

Application of Penalty Charges, Modification Fees and Assumption Fees

          On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges, Modification Fees and Assumption Fees received with respect to a Mortgage Loan during the related one-month period ending on the related Determination Date:

          (A) first, to the extent of all Penalty Charges, Modification Fees and Assumption Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances) and the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees), in each case, with respect to such Mortgage Loan;

          (B) second, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances);

          (C) third, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity);

          (D) fourth, (a) to the extent of all remaining Penalty Charges, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances with respect to such Mortgage Loan that have been determined to be Non-Recoverable Advances and related interest on Non-Recoverable Advances; and (b) to the extent of any remaining Modification Fees and any remaining Assumption Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation;

          (E) fifth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account, unless such amounts were previously paid or reimbursed by the borrower (and such amounts will be deposited in the Collection Account as recoveries of such Non-Recoverable Advances);

          (F) sixth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to any Mortgage Loan previously paid from the Collection Account (and such amounts will be deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity); and

(G) seventh, to the extent of all remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Withdrawals from the Collection Account

          The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Trustee for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Trustee amounts reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

          Due-on-Sale

          Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special

Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•

such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

          Due-on-Encumbrance

          Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•

such Mortgage Loan (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $5,000,000).

          Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Mortgage Loans) or the Special Servicer (for Specially Serviced Mortgage Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

          See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

          The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2013; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

          Each of the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan) and the Trustee are required under the Pooling and Servicing Agreement to deliver (and the Master Servicer is required to cause any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Trustee, the Depositor and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

          In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Trustee and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Trustee, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•

a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

          Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, the Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

          The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

          In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

          The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Events of Default

          “Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)

(i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)

any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)

any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 30 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(d)

any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)

either Rating Agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event); and

(g)

the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Trustee or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

Rights Upon Event of Default

          If an Event of Default with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

          On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

          Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) under “—Events of Default” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which Fitch and Moody’s have provided a Rating Agency Confirmation.

          No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

          The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

          In addition, the Depositor may terminate the Master Servicer upon 5 business days’ notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Events of Default

          An Event of Default may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) an Event of Default under clause (g) of the definition of “Events of Default” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Termination of the Special Servicer

          The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)	if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Controlling Class Representative; and

(b)

if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

          The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Trustee of the reasonable fees and expenses to be incurred by the Trustee in connection with administering such vote and (iii) delivery by such holders to the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect. The Trustee will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Trustee’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation. The Trustee will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

          In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Trustee will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, the Trustee will be required to obtain a Rating Agency Confirmation from each Rating Agency, terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the suggested successor Special Servicer. If such written direction is not provided within such 180 days of the request for the vote, the recommendation of the Operating Advisor to remove and replace the Special Servicer will be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote will be an additional expense of the Issuing Entity.

          In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

          In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

          The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)

to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)

to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)

to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)

to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)

to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

          Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement without the consent of the related Sponsor or (iv) change in any manner the obligations or rights of any Underwriter without the consent of the related Underwriter.

          The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or (7) change in any manner the obligations or rights of any Underwriter without the consent of the affected Underwriter.

          Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer and/or the Trustee (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (a) or clause (b) of the first paragraph of this section, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

          In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

          Specially Serviced Mortgage Loans; Appraisals

          Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be a Property Advance.

          Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

          In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance.

          If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

          Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee or the Issuing Entity or the holders of Certificates, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity, as the sole owner to hold title to the Mortgaged Property.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property shall be sold by the Issuing Entity.

          If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

          Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

          To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

          Sale of Defaulted Mortgage Loans and REO Properties

          Promptly upon a Mortgage Loan becoming a defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price. The Special Servicer will be required to accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price for the defaulted Mortgage Loan. The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or bids received regarding the sale of any defaulted Mortgage Loan or any REO Property.

          The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the defaulted Mortgage Loan and the state of the local economy.

          If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price. However, no bid from an Interested Person will constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

          Except following the occurrence and during the continuance of a Consultation Termination Event, any sale of any defaulted Mortgage Loan for less than the Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) will be subject to the right of the Controlling Class Representative to match the price at which the defaulted Mortgage Loan is to be sold and purchase such defaulted Mortgage Loan instead of the original bidder (the “Controlling Class Purchase Option”). The Controlling Class Representative will be required to notify the Special Servicer of its intention to exercise such Controlling Class Purchase Option within 5 business days of written notice from the Special Servicer, and will be required to purchase the related Mortgage Loan within 15 business days of the written notice from the Special Servicer. In the event the Controlling Class Representative does not exercise its Controlling Class Purchase Option and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Purchase Option with respect to any subsequent sale of that defaulted Mortgage Loan by the Special Servicer. If the Controlling Class Representative exercises the Controlling Class Purchase Option, then the Trustee will be required to determine whether the purchase price constitutes a fair price pursuant to the Pooling and Servicing Agreement. Any costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Purchase Option will be reimbursable by the Controlling Class Representative.

          The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

          Notwithstanding any of the foregoing paragraphs, but subject to the Controlling Class Purchase Option with respect to a defaulted Mortgage Loan, the Special Servicer will not be required to accept the highest cash offer for a defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).

          An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

          Modifications, Waivers and Amendments

          The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Mortgage Loan, the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Mortgage Loan, the Special Servicer, in each case subject to the consulting rights of the Operating Advisor and the consent or consulting rights of the Controlling Class Representative, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

          In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

          With respect to non-Specially Serviced Mortgage Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below in this prospectus supplement) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

          In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is 3 years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

          The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Depositor, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Trustee of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the agreement.

          Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement.

          The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

          General

          For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans and (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

          Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

          (A) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

          (B) any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

          (C) any sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”);

(D) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

          (E) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

          (F) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

          (G) any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

          (H) releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

          (I) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(J) the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

          (K) following a default or an event of default with respect to a Mortgage Loan, any acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

          (L) any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M) any determination of an Acceptable Insurance Default;

          (N) any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

          (O) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response. The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

          In addition, unless a Control Termination Event has occurred and is continuing, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan as the Controlling Class Representative may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

          The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

          The initial Controlling Class Representative will be Rialto Real Estate Fund, LP, or one of its affiliates, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of Rialto Real Estate Fund, LP, or one of its affiliates, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that Rialto Real Estate Fund, LP, or one of its affiliates, is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

          A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Trustee from time to time.

          The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

          A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section. After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

          The Master Servicer or Special Servicer may request that the Trustee determine which Class of Certificates is the then-current Controlling Class and the Trustee must thereafter provide such information to the requesting party. The Master Servicer or Special Servicer may request that the Trustee provide, and the Trustee must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class. The Master Servicer and Special Servicer may each rely on any such list so provided.

          A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.

          After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative. However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

          Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard) or the REMIC provisions of the Code.

          The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

          Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

          If at any time that Rialto Real Estate Fund, LP, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

          Limitation on Liability of the Controlling Class Representative

          The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

          (e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

          Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

          General Obligations

          After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information and to allow more meaningful interaction with the Special Servicer. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

          Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement.

          Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Trustee’s website with respect to the Special Servicer, assets on the CREFC servicer watch list and Specially Serviced Mortgage Loans and (ii) each Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or the Pooling and Servicing Agreement.

          Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

          Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer or Controlling Class Representative in connection with the Controlling Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

          The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and the Controlling Class Representative other than pursuant to a Privileged Information Exception.

          In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

          The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

          “Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

          “Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Controlling Class Representative and the Trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

          A “Final Asset Status Report” with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative with respect to such Specially Serviced Mortgage Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

          After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Trustee and the Trustee will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

          The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

          Annual Report

          Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies) and the Trustee (and made available through the Trustee’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

          The Operating Advisor will be required to deliver to the Special Servicer and, for so long as a Consultation Termination Event does not exist, the Controlling Class Representative any annual report produced by the Operating Advisor at least 10 business days prior to its delivery to the Depositor and the Trustee. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

          Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

          Termination of the Special Servicer

          At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

          Operating Advisor Termination Events

          The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

          (a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

          (e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

          (f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

          Upon receipt by the Trustee of notice of the occurrence of any Operating Advisor Termination Event, the Trustee will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Trustee has received notice that such Operating Advisor Termination Event has been remedied.

          Rights Upon Operating Advisor Termination Event

          If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

          As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. The appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

          “Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s or Fitch but has not been special servicer or operating advisor on a transaction for which Moody’s or Fitch has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement and (iii) is not the Special Servicer or the Controlling Class Representative or an affiliate of the Special Servicer or the Controlling Class Representative.

          Termination of the Operating Advisor Without Cause

          Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor and (ii) payment by such holders to the Trustee of the reasonable fees and expenses to be incurred by the Trustee in connection with administering such vote, the Trustee will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Trustee will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Trustee’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Trustee will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

          The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan.

          Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), each Rating Agency and the Trustee. For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the

Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative. The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

          If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders. In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

          After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. Following the occurrence and continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

          The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

          Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

          The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again, and (ii) if there is no response to either such Rating Agency Confirmation request within 5 business days of such confirmation or such second request, as applicable, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain Rating Agency Confirmation will be considered satisfied with respect to such Rating Agency, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if (1) the applicable replacement Master Servicer or Special Servicer is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; and (2) Moody’s has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable.

          For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

          “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Termination; Retirement of Certificates

          The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

          The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans) and the Trustee, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

          The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class R Certificates), including the Class X-B Certificates, for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

          Trustee Reports

          On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

          In addition, the Trustee will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Trustee or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)

a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC net operating income adjustment worksheet;

(9)	a CREFC real estate owned status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report;

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

          The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

          Before each Distribution Date, the Master Servicer will deliver to the Trustee by electronic means:

•	a CREFC property file;

•	a CREFC financial file;

•	a CREFC loan setup file; and

•	a CREFC loan periodic update file.

          In addition, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and Specially Serviced Mortgage Loans) or Special Servicer (with respect to each REO Property), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•

Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending March 31, 2012, a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter. The Master Servicer (with respect to non-Specially Serviced Mortgage Loans and Specially Serviced Mortgage Loans) or Special Servicer (with respect to REO Properties), as applicable, will deliver to the Trustee and the Operating Advisor by electronic means the operating statement analysis upon request.

•

Within 30 days after receipt by the Special Servicer (with respect to REO Properties) or the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and Specially Serviced Mortgage Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending March 31, 2012, a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Trustee and the Operating Advisor by electronic means the CREFC net operating income adjustment worksheet upon request.

          Certificate Owners who have certified to the Trustee their beneficial ownership of any Certificate may also obtain access to any of the Trustee reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

          Information Available Electronically

          The Trustee will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Trustee’s internet website:

(A)	the following “deal documents”:

	•	the prospectus and the final prospectus supplement; and

•

the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Trustee from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following “SEC EDGAR filings”:

	•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Trustee with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following “periodic reports”:

	•	the Distribution Date statements;

	•	the CREFC bond level files;

	•	the CREFC collateral summary files;

	•	the CREFC Reports (provided they are received by the Trustee); and

	•	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

	•	the summary of any final asset status report delivered to the Trustee in electronic format; and

	•	any Third Party Reports (or updates of Third Party Reports) delivered to the Trustee in electronic format;

(E)	the following “special notices”:

•

all special notices sent by the Trustee to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

•

notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

	•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

	•	notice of final payment on the Certificates;

	•	all notices of the occurrence of any Events of Default received by the Trustee;

•

notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

	•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

	•	any notice of the termination of the Issuing Entity;

	•	any notice of the occurrence and continuance of a Control Termination Event;

	•	any notice of the occurrence and continuance of a Consultation Termination Event;

	•	any Assessment of Compliance delivered to the Trustee; and

	•	any Attestation Reports delivered to the Trustee;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry”.

          The Trustee may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

          The Trustee will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Trustee’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Trustee relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Trustee will forward such inquiries to the appropriate person. The Trustee, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that the inquiry is not of a type described above, that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer. The Trustee will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

          The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Trustee’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

          The Trustee will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Trustee’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

          The Trustee’s internet website will initially be located at www.ctslink.com.

          Access will be provided by the Trustee to such persons upon receipt by the Trustee from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Trustee’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

          In connection with providing access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 866-846-4526.

          “Privileged Person” means the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), the Trustee, the Operating Advisor, a designee of the Depositor and any person who provides the Trustee with an Investor Certification, which Investor Certification may be submitted electronically via the Trustee’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

          Other Information

          The Trustee will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Trustee:

•	the prospectus and the final prospectus supplement;

•

the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Trustee from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Trustee reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Trustee since the Closing Date;

•	the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

•	any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•

the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee;

•

the summary of any final asset status report delivered to the Trustee and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•

notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•

notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Trustee to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Trustee in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

          The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

          The Trustee will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the Trustee) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

          The Trustee is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on

Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

          The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor.

USE OF PROCEEDS

          GS Mortgage Securities Corporation II expects to receive from this offering approximately 101.4% of the aggregate principal balance of the Offered Certificates, plus accrued interest from February 1, 2012, before deducting expenses payable by the Depositor. The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

          The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences” in the prospectus.

          Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the resulting REMICs being referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively, and collectively as the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the proceeds of the Mortgage Loans and any property that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (together, the “Regular Certificates”) as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

          Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the

Lower-Tier REMIC and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

Tax Status of Offered Certificates

          Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties. As of the Cut-off Date, Mortgage Loans representing approximately 10.7% of the Initial Pool Balance by allocated loan amount are secured by multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3). See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

          General

          Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

          Original Issue Discount

          Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates. Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

          Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate. The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.” The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors

(excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Trustee will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates. The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Trustee will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

          For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”). See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

          It is anticipated that the Offered Certificates will not be issued with original issue discount.

          Premium

          An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Offered Certificates will be issued at a premium.

          Prepayment Premiums and Yield Maintenance Charges

          Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

          For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

          DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS

PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

          A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

          The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

          The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services (“S&P”), Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), DBRS Limited or DBRS, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The “Restricted Group” consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

          It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

          The Exemption also requires that the Issuing Entity meet the following requirements: (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

          If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

          If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

          Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

          Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See “ERISA Considerations” in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

          THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

          No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except that no Class of Offered Certificates will qualify as “mortgage related securities”, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may affect the ability of an investor to purchase or retain, or the regulatory characteristics of, that Class of Offered Certificates. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, regulatory or other restrictions. See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Texas, Nevada and Florida, representing approximately 16.9%, 13.5% and 13.0%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

          Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

          Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust. In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially. Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is handled by the trustee under the deed of trust, which, subject to the requirements of Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law. More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property must be recorded, and notice must be given to the trustor, any guarantor, indemnitor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property. Then, following the expiration of the required statutory period, a public auction is held. In addition, please note that special notice requirements are required if the real property being foreclosed is a residential property. With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless and to the extent possible, waived, any indemnitor, surety or guarantor to collect a debt. Further, deficiency judgments following any foreclosure, judicial or nonjudicial, must be brought within six (6) months of the foreclosure, and are limited to the lesser of (i) the amount by which the debt exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the debt, with interest from the date of sale. The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or indemnitor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default. Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

          Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. Florida does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

          Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

          It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from two NRSROs engaged by the Depositor to rate the Offered Certificates (together, the “Rating Agencies”).

          We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

          A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors” in this prospectus supplement. In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience.

          NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on one or more Classes of the Offered Certificates that are different from ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of those Offered Certificates.

          As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to four NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates. Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

          Furthermore, the SEC may determine that either or both of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

          Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

          Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

          Pursuant to an agreement between Depositor and the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

          Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Underwriters”) and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates (provided that Wells Fargo Securities, LLC is not part of the selling group or acting as an Underwriter with respect to the Class A-1 Certificates), pursuant to which the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below, subject in each case to a variance of 5%. Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners with respect to 54.9% and 45.1%, respectively, of the total principal balance of the Offered Certificates, and RBS Securities Inc. and (except for the Class A-1 Certificates) Wells Fargo Securities, LLC are acting as co-managers.

Class	Goldman, Sachs & Co.	Citigroup Global Markets Inc.	RBS Securities Inc.	Wells Fargo Securities, LLC

Class A-1	$35,982,038	$29,542,962	$0	(1)
Class A-2	$45,133,365	$37,056,635	$0	$0
Class A-3	$313,263,113	$257,203,887	$0	$0
Class A-AB	$49,339,735	$40,510,265	$0	$0

(1)	Wells Fargo Securities, LLC is not part of the selling group or acting as an Underwriter with respect to the Class A-1 Certificates.

          The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,600,000.

          The Depositor and the Sponsors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the

Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

          The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates (except for the Class A-1 Certificates in the case of Wells Fargo Securities, LLC), but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

          We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

          Goldman, Sachs & Co., one of the Underwriters, is an affiliate of the Depositor, GSMC (an Originator and a Sponsor), GSLP (an Originator) and GSCMC (an Originator). Citigroup Global Markets Inc., one of the Underwriters, is an affiliate of CGMRC (a Sponsor and an Originator). Wells Fargo Securities, LLC, one of the Underwriters, is an affiliate of the Trustee. See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

          A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Goldman, Sachs & Co., one of the Underwriters and one of the co-lead managers and joint bookrunners for this offering, and Citigroup Global Markets Inc., one of the Underwriters and one of the co-lead managers and joint bookrunners. That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, and (ii) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans. See “Transaction Parties—The Sponsors—Compensation of the Sponsors” in this prospectus supplement. In addition, proceeds received by AMF in connection with the contribution of AMF Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to GSMC, an affiliate of Goldman, Sachs & Co., as the repurchase agreement counterparty. As result of the circumstances described above, Goldman, Sachs & Co. and Citigroup Global Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

          The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Kaye Scholer LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

Acceptable Insurance Default	S-186	Closing Date	S-72
Acting General Counsel’s Opinion	S-60	CMAE	S-143
Actual/360 Basis	S-101	CMBS	S-37
Administrative Fee Rate	S-138, S-158	Code	S-34, S-69, S-226
ADR	S-72	Collection Account	S-191
Advance Rate	S-189	Collection Period	S-156
Advances	S-188	Compensating Interest Payment	S-166
ALCOA	S-89	Consent Fees	S-146
AMC	S-112	Consultation Termination Event	S-14, S-210
AMF	S-71, S-119	Control Eligible Certificates	S-170
AMF Data Tape	S-120	Control Termination Event	S-13, S-210
AMF Mortgage Loans	S-71	Controlling Class	S-210
Ancillary Fees	S-147	Controlling Class Certificateholder	S-210
Annual Debt Service	S-72	Controlling Class Purchase Option	S-206
Appraisal Reduction	S-168	Controlling Class Representative	S-210
Appraisal Reduction Event	S-167	Corrected Mortgage Loan	S-187
Appraised Value	S-72	CPR	S-179
Appraised-Out Class	S-169	CREFC	S-220
Appraiser	S-169	CREFC Reports	S-220
Archetype	S-119	Cross Over Date	S-162
Archetype Review Team	S-119	Crossed Group	S-73
Article 122a	S-40	Cut-off Date	S-71
Assessment of Compliance	S-196	Cut-off Date Balance	S-71
Assumption Fees	S-147	Cut-off Date DSCR	S-74
Attestation Report	S-196	Cut-off Date Loan-to-Value Ratio	S-73
Available Funds	S-156	Cut-off Date LTV Ratio	S-73
Balloon Mortgage Loans	S-102	CWCAM	S-143
Bankruptcy Code	S-38	Debt Service Coverage Ratio	S-74
Base Interest Fraction	S-163	Debt Yield on Underwritten NCF	S-73
B-Piece Buyer	S-64	Debt Yield on Underwritten Net Cash
CBE	S-181	Flow	S-73
Certificate Owners	S-173	Debt Yield on Underwritten Net
Certificate Principal Amount	S-154	Operating Income	S-74
Certificate Registrar	S-172	Debt Yield on Underwritten NOI	S-74
Certificateholder	S-171	Defeasance Deposit	S-104
Certificates	S-154	Defeasance Loans	S-104
Certifying Certificateholder	S-175	Defeasance Lock-Out Period	S-104
CGMRC	S-71, S-116	Defeasance Option	S-104
CGMRC Mortgage Loans	S-71	Definitive Certificate	S-172
CGMRC Securitization Database	S-117	Depositaries	S-172
Choice	S-91	Depositor	S-72, S-121
Citadel	S-71	Determination Date	S-157
Citadel Mortgage Loan	S-71	Disclosable Special Servicer Fees	S-149
Citi Mortgage Loans	S-71	Distribution Accounts	S-191
Class	S-154	Distribution Date	S-155
Class A-AB Scheduled Principal		DSCR	S-74
Balance	S-160	DTC	S-172
Class X Certificates	S-154	DTC Participants	S-172
Class X Strip Rate	S-158	Due Date	S-101
Clearstream	S-172	EEA	S-40
Clearstream Participants	S-174	Eligible Operating Advisor	S-217

ERISA	S-229	Loan Per Unit	S-75
ERISA Plan	S-229	Lower-Tier Distribution Account	S-191
Euroclear	S-172	Lower-Tier Regular Interests	S-226
Euroclear Operator	S-174	Lower-Tier REMIC	S-33, S-226
Euroclear Participants	S-174	LTV Ratio at Maturity	S-75
Events of Default	S-198	MAI	S-168
Excess Assumption Fees	S-146	Major Decision	S-208
Excess Liquidation Proceeds Reserve		Master Servicer	S-140
Account	S-191	Master Servicer Remittance Date	S-188
Excess Modification Fees	S-146	Material Breach	S-112
Excess Penalty Charges	S-147	Material Document Defect	S-112
Excess Prepayment Interest Shortfall	S-166	Maturity Date Loan-to-Value Ratio	S-75
Exchange Act	S-139	Maturity Date LTV Ratio	S-75
Excluded Plan	S-230	Modeling Assumptions	S-179
Exemption	S-229	Modification Fees	S-146
FDIA	S-59	Monthly Payment	S-156
FDIC	S-59	Moody’s	S-229
FDIC Safe Harbor	S-59	Mortgage	S-71
Final Asset Status Report	S-214	Mortgage File	S-110
Fitch	S-229	Mortgage Loan Purchase Agreement	S-110
Form 8-K	S-113	Mortgage Loan Rate	S-158
FSMA	S-8	Mortgage Loan Schedule	S-183
Goldman Originators	S-122	Mortgage Loans	S-71
GS Bank	S-59	Mortgage Note	S-71
GSCMC	S-71	Mortgage Pool	S-71
GSCMC Mortgage Loans	S-71	Mortgaged Property	S-71
GSLP	S-71	Most Recent NOI	S-75
GSLP Mortgage Loans	S-71	Net Cash Flow	S-77
GSMC	S-71, S-114	Net Mortgage Loan Rate	S-158
GSMC Data Tape	S-115	NJDEP	S-88
GSMC Deal Team	S-114	Non-Recoverable Advance	S-189
GSMC Mortgage Loans	S-71	Non-Reduced Certificates	S-171
Hard Lockbox	S-75	Notional Amount	S-155
Indirect Participants	S-172	NRSRO	S-231
Initial Pool Balance	S-71	Occupancy	S-76
In-Place Cash Management	S-75	Occupancy Date	S-76
Interest Accrual Amount	S-157	Offered Certificates	S-154
Interest Accrual Period	S-157	OID Regulations	S-227
Interest Distribution Amount	S-157	OLA	S-60
Interest Reserve Account	S-191	Operating Advisor	S-139
Interest Shortfall	S-157	Operating Advisor Consulting Fee	S-149
Interested Person	S-206	Operating Advisor Fee	S-149
Interest-Only Mortgage Loan	S-101	Operating Advisor Fee Rate	S-149
Investor Certification	S-171	Operating Advisor Standard	S-214
Investor Q&A Forum	S-223	Operating Advisor Termination Event	S-215
Investor Registry	S-224	Original Balance	S-76
IRS	S-68	Originators	S-72, S-122
Issuing Entity	S-71	P&I Advance	S-188
KeyBank	S-71	PADEP	S-89
KeyBank Mortgage Loan	S-71	Pads	S-78
KRECM	S-140	Participants	S-172
Largest Tenant	S-75	Pass-Through Rate	S-157
Largest Tenant Lease Expiration	S-75	PCR	S-127
Liquidation Fee	S-148	Penalty Charges	S-147
Liquidation Fee Rate	S-148	Percentage Interest	S-155
Liquidation Proceeds	S-149	Plan	S-229

PML	S-127	Similar Law	S-229
Pooling and Servicing Agreement	S-183	Soft Lockbox	S-76
Prepayment Assumption	S-228	Soft Springing Lockbox	S-77
Prepayment Interest Excess	S-166	Special Servicer	S-143
Prepayment Interest Shortfall	S-166	Special Servicing Fee	S-147
Prepayment Penalty Description	S-76	Special Servicing Fee Rate	S-147
Prepayment Provision	S-76	Specially Serviced Mortgage Loan	S-185
Previti	S-91	Sponsors	S-72, S-114
Prime Rate	S-189	Springing Cash Management	S-77
Principal Distribution Amount	S-159	Springing Lockbox	S-77
Principal Shortfall	S-159	Stated Principal Balance	S-158
Privileged Information	S-214	Terms and Conditions	S-174
Privileged Information Exception	S-214	Third Party Report	S-72
Privileged Person	S-224	Trailing 12 NOI	S-75
Property Advances	S-188	TriMont	S-139
Public Documents	S-222	TRIPRA	S-58
Qualified Substitute Mortgage Loan	S-112	Trust REMIC	S-33
Rated Final Distribution Date	S-113	Trust REMICs	S-226
Rating Agencies	S-233	Trustee	S-136
Rating Agency Confirmation	S-219	Trustee Fee	S-138
Realized Loss	S-165	Trustee Fee Rate	S-138
Record Date	S-155	UCDC	S-93
Regular Certificates	S-154, S-226	Underwriter Entities	S-61
Related Group	S-76	Underwriters	S-234
Release Date	S-104	Underwritten EGI	S-78
Relevant Persons	S-8	Underwritten Expenses	S-77
REMIC	S-226	Underwritten NCF	S-77
REO Account	S-154	Underwritten NCF DSCR	S-74
REO Mortgage Loan	S-160	Underwritten Net Cash Flow	S-77
REO Property	S-154	Underwritten Net Operating Income	S-77
Repurchase Price	S-111	Underwritten NOI	S-77
Requesting Holders	S-169	Underwritten Revenues	S-78
Requesting Party	S-218	Units	S-78
Restricted Group	S-229	Unscheduled Payments	S-159
Restricted Party	S-214	Updated Appraisal	S-203
RevPAR	S-76	Upper-Tier Distribution Account	S-191
Rooms	S-78	Upper-Tier REMIC	S-33, S-226
Rule 17g-5	S-202	Voting Rights	S-170
Rules	S-173	WAC Rate	S-158
S&P	S-229	Weighted Average Mortgage Loan Rate	S-78
Sears	S-97	Wells Fargo Bank	S-136
SEC	S-113	Withheld Amounts	S-191
Securities Act	S-225	Workout Fee	S-147
SEL	S-127	Workout Fee Rate	S-148
Sequential Pay Certificates	S-154	Workout-Delayed Reimbursement
Servicing Fee	S-145	Amount	S-190
Servicing Fee Rate	S-145	YM Group A	S-162
Servicing Standard	S-185	YM Group B	S-162
Servicing Transfer Event	S-185	YM Groups	S-162
SFA	S-9

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
1	Loan	7, 8, 9	GSMC	Meadowood Mall	NAP	NAP	5000 Meadowood Mall Circle	Reno	Nevada	89502
2	Loan	10, 11	GSMC	ELS Portfolio	NAP	NAP
2.01	Property			Coral Cay Plantation			2801 Northwest 62nd Avenue	Margate	Florida	33063
2.02	Property			Golf Vista Estates			4951 Augusta Boulevard	Monee	Illinois	60449
2.03	Property			Concord Cascade			245 Aria Drive	Pacheco	California	94553
2.04	Property			Hidden Valley			8950 Polynesian Lane	Orlando	Florida	32836
2.05	Property	12		Stonegate Manor			2, 3 and 35 Stonegate Drive	North Windham	Connecticut	06256
2.06	Property			Fun-N-Sun			1400 Zillock Road	San Benito	Texas	78586
2.07	Property			Shady Lane Oaks			15777 Bolesta Road	Clearwater	Florida	33760
2.08	Property			Cheron Village			13222 Southwest 9th Court	Davie	Florida	33325
2.09	Property			Swan Creek			6988 McKean Road	Ypsilanti	Michigan	48197
2.10	Property			Orange Lake			15840-32 State Road 50	Clermont	Florida	34711
2.11	Property			Lake in the Hills			2700 Shimmons Road	Auburn Hills	Michigan	48326
2.12	Property			Toby’s RV			3550 Northeast Highway 70	Arcadia	Florida	34266
3	Loan		CGMRC	SunTrust International Center	NAP	NAP	1 Southeast 3rd Avenue and 255/261 Northeast 1st Street	Miami	Florida	33131
4	Loan	13	CGMRC	LHG Hotel Portfolio	NAP	NAP
4.01	Property			Residence Inn - Rancho Cordova, CA			2779 Prospect Park Drive	Rancho Cordova	California	95670
4.02	Property			Residence Inn - Poland, OH			7396 Tiffany South	Poland	Ohio	44514
4.03	Property			Residence Inn - Westminster, CO			5010 West 88th Place	Westminster	Colorado	80031
4.04	Property			Fairfield Inn & Suites - Midland, TX			2300 Faulkner Drive	Midland	Texas	79705
4.05	Property			Residence Inn - Canton, OH			5280 Broadmoor Circle Northwest	Canton	Ohio	44709
4.06	Property			Courtyard by Marriott - Lubbock, TX			4011 South Loop 289	Lubbock	Texas	79423
4.07	Property			Fairfield Inn - Jackson, MI			2395 Shirley Drive	Jackson	Michigan	49202
4.08	Property			Fairfield Inn - Bryan, TX			4613 South Texas Avenue	Bryan	Texas	77802
4.09	Property			Fairfield Inn - Grand Rapids, MI			3930 Stahl Drive Southeast	Grand Rapids	Michigan	49546
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN			4120 2nd Street South	Saint Cloud	Minnesota	56301
4.11	Property			Fairfield Inn - Mansfield, OH			1065 North Lexington Springmill Road	Mansfield	Ohio	44906
4.12	Property			Country Inn & Suites - Rochester, MN			4323 Highway 52 North	Rochester	Minnesota	55901
5	Loan		CGMRC	Mansards Apartments	NAP	NAP	1818 North Mansard Boulevard	Griffith	Indiana	46319
6	Loan	14	GSMC	Hotel ZaZa - Houston	NAP	NAP	5701 Main Street	Houston	Texas	77005
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	NAP	NAP	100-130 Black Horse Pike	Audubon	New Jersey	08106
8	Loan		CGMRC	Pittsford Plaza	NAP	NAP	3349 Monroe Avenue	Rochester	New York	14618
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	NAP	NAP	1322-1400 North Collins Street	Arlington	Texas	76011
10	Loan	21	CGMRC	Red Rose Commons	NAP	NAP	1700 Fruitville Pike	Lancaster	Pennsylvania	17601
11	Loan	22	AMF I	Great Northern Corporate Center	NAP	NAP	24950, 25000, & 25050 Country Club Boulevard	North Olmsted	Ohio	44070
12	Loan	23	AMF I	Chase Tower	NAP	NAP	707 Virginia Street East	Charleston	West Virginia	25301
13	Loan	24	CGMRC	Olympia Medical Plaza	NAP	NAP	5901, 5951 & 5975 West Olympic Boulevard	Los Angeles	California	90036
14	Loan		CGMRC	CJL Realty Portfolio	NAP	NAP
14.01	Property			Summer Hill			4156 Signature Drive	Doylestown	Pennsylvania	18902
14.02	Property			Amity Commons			600 Lake Drive	Douglassville	Pennsylvania	19518
14.03	Property			Heritage House			212 East Mount Vernon Street	Lansdale	Pennsylvania	19446
15	Loan	25	GSMC	Eagle Glen Plaza	NAP	NAP	2225-2281 Eagle Glen Parkway & 3811-3877 Bedford Canyon Road	Corona	California	92883
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	NAP	NAP	1111 Lakeside Avenue	Cleveland	Ohio	44114
17	Loan	27, 28	GSMC	Siegen Plaza	Group 1	NAP	6725 Siegen Lane	Baton Rouge	Louisiana	70809
18	Loan		CGMRC	Hull - Aurora	NAP	NAP	413-423 Merhar Avenue	Fairbanks	Alaska	99701
19	Loan	29	GSMC	Maple Ridge Townhomes	NAP	NAP	344 Red Maple Drive	Blacksburg	Virginia	24060
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	NAP	NAP
20.01	Property			Hampton Inn MOA			2860 Metro Drive	Bloomington	Minnesota	55425
20.02	Property			SpringHill Suites			2870 Metro Drive	Bloomington	Minnesota	55425
21	Loan	31	GSMC	Mallard Lakes Towne Homes	NAP	NAP	12100 Lake Circle Drive	Springdale	Ohio	45246
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Group 2	NAP	2649 South Bayshore Drive	Miami	Florida	33133
23	Loan		CGMRC	Lakeside Plaza I	NAP	NAP	17372 Lakeside Hills Plaza	Omaha	Nebraska	68130
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	NAP	NAP
24.01	Property			Hilton Garden Inn - Wooster, OH			959 Dover Road	Wooster	Ohio	44691
24.02	Property			Hampton Inn - Wooster, OH			4253 Burbank Road	Wooster	Ohio	44691
24.03	Property			Hampton Inn - New Philadelphia, OH			1299 West High Avenue	New Philadelphia	Ohio	44663
25	Loan		GSMC	Meadowood Marketplace	NAP	NAP	5505-5595 South Virginia Street	Reno	Nevada	89502
26	Loan		GSMC	Coppell Market	NAP	NAP	700,750 and 760 North Denton Tap Road	Coppell	Texas	75019
27	Loan	34	GSMC	Fairgrounds Crossing	Group 1	NAP	1412-1462 Higdon Ferry Road	Hot Springs	Arkansas	71913
28	Loan		GSMC	Wells Fargo Building	NAP	NAP	200 South Virginia Street	Reno	Nevada	89502
29	Loan		GSMC	Bradford Office Park	NAP	NAP	5025 Bradford Boulevard Northwest	Huntsville	Alabama	35805
30	Loan		CGMRC	Bi-Lo Portfolio	NAP	NAP
30.01	Property			Collins Shopping Center			715 East Wade Hampton Boulevard	Greer	South Carolina	29651
30.02	Property			Edenwood Shopping Center			2427-2453 Charleston Highway	Cayce	South Carolina	29033
30.03	Property			Gaffney Shopping Center			1013 West Floyd Baker Boulevard	Gaffney	South Carolina	29341
30.04	Property			Chesnee Shopping Center			712-720 South Alabama Avenue	Chesnee	South Carolina	29323
31	Loan	35	CGMRC	Timbercrest Village MHP	Group 5	NAP	25903 Elmfield Drive	Spring	Texas	77389

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	NAP	NAP
32.01	Property			145 Spring Street			145 Spring Street	New York	New York	10012
32.02	Property			474 Broome Street			474 Broome Street	New York	New York	10013
33	Loan		AMF I	One Hamden Center	NAP	NAP	2319 Whitney Avenue	Hamden	Connecticut	06518
34	Loan	36	CGMRC	Preston Belt Line Office Park	Group 3	NAP	15150 Preston Road & 6009 and 6029 Belt Line Road	Dallas	Texas	75254
35	Loan	37	CGMRC	Cottage Cove	Group 6	Group A	412 Village Park Road	Kannapolis	North Carolina	28081
36	Loan	37	CGMRC	Homestead Village	Group 6	Group A	7434 Capital Boulevard	Raleigh	North Carolina	27616
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Group 2	NAP	300 Marriott Drive	Lincolnshire	Illinois	60069
38	Loan	19	GSMC	Towers of Coral Springs	NAP	NAP	2825 and 2855 North University Drive	Coral Springs	Florida	33065
39	Loan	40	CGMRC	Club at Spring Valley	NAP	NAP	3091 Sagebrook Drive	Miamisburg	Ohio	45342
40	Loan		CGMRC	NAFTA Brownsville	NAP	NAP	3201-3501 NAFTA Parkway	Brownsville	Texas	78526
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	NAP	NAP	18250 Interstate 45 South	Shenandoah	Texas	77384
42	Loan		CGMRC	Russell Center	NAP	NAP	360-399 Diederich Boulevard & 320 Russell Road	Ashland	Kentucky	41101
43	Loan	43	AMF I	Carriage Hills Apartments	NAP	NAP	2355 West Michigan Avenue	Pensacola	Florida	32526
44	Loan		CGMRC	Forest Green Office Park	Group 3	NAP	11882-11886 and 11910 Greenville Avenue	Dallas	Texas	75243
45	Loan		CGMRC	Orange Canyon Plaza	NAP	NAP	7520-7618 East Chapman Avenue	Orange	California	92869
46	Loan		CGMRC	Inverness MHP	NAP	NAP	6230 Lewis Avenue	Temperance	Michigan	48182
47	Loan		CGMRC	Freedom Self Storage Portfolio	NAP	NAP
47.01	Property			Freedom Meridian			943 West Overland Road	Meridian	Idaho	83642
47.02	Property			Freedom Boise			8303 Vincent Street	Boise	Idaho	83709
47.03	Property			Freedom Star			9864 West State Street	Star	Idaho	83669
47.04	Property			Freedom Caldwell			809 South Kcid Road	Caldwell	Idaho	83605
48	Loan		CGMRC	Austin Centennial	NAP	NAP	7301 Burnet Road	Austin	Texas	78757
49	Loan	44	CGMRC	Hampton Inn Birmingham	NAP	NAP	30 State Farm Parkway	Birmingham	Alabama	35209
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	NAP	NAP
50.01	Property	46		808 W 76th St			808 West 76th Street	Chicago	Illinois	60620
50.02	Property			7944 S Paulina			7944 South Paulina Street	Chicago	Illinois	60620
50.03	Property			1514-20 W 77th			1514 West 77th Street	Chicago	Illinois	60620
50.04	Property			1448 W 83rd			1448 West 83rd Street	Chicago	Illinois	60620
50.05	Property			8001 S Marshfield Ave			8001 South Marshfield Avenue	Chicago	Illinois	60620
50.06	Property			1738 W 77th St			1738 West 77th Street	Chicago	Illinois	60620
50.07	Property	46		1735 W 79th St			1735 West 79th Street	Chicago	Illinois	60620
50.08	Property			1717 W 77th St			1717 West 77th Street	Chicago	Illinois	60620
50.09	Property			1704 W 77th St			1704 West 77th Street	Chicago	Illinois	60620
50.10	Property			1815 W 77th St			1815 West 77th Street	Chicago	Illinois	60620
50.11	Property			8001-03 S Carpenter			8001 South Carpenter Street	Chicago	Illinois	60620
50.12	Property			8515 S Green			8515 South Green Street	Chicago	Illinois	60620
51	Loan		CGMRC	Rockfish Commons	Group 4	NAP	5555 Waldos Beach Road	Fayetteville	North Carolina	28306
52	Loan		CGMRC	Shoppes at Summit	Group 4	NAP	1655 Buffalo Lake Road	Sanford	North Carolina	27332
53	Loan		CGMRC	Dollar Self Storage	NAP	NAP	1475 American Pacific Drive	Henderson	Nevada	89074
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	NAP	NAP	221 North Gay Street	Baltimore	Maryland	21202
55	Loan		AMF I	Lakeview Village Shopping Center	NAP	NAP	3680 Sangani Boulevard	D’Iberville	Mississippi	39540
56	Loan		CGMRC	6312 North Nagle Avenue	NAP	NAP	6312 North Nagle Avenue	Chicago	Illinois	60646
57	Loan		CGMRC	AA Storage at Fair Park	NAP	NAP	5700 West 10th Street	Little Rock	Arkansas	72204
58	Loan		CGMRC	Ellis Street Apartments	Group 8	NAP	4721-4729 South Ellis Avenue	Chicago	Illinois	60615
59	Loan		CGMRC	Arlington Acres MHP	NAP	NAP	Route 201 (aka North Stonington Road)	Stonington	Connecticut	06378
60	Loan		CGMRC	Grandshire Estate	NAP	NAP	851 Willow Street	Fowlerville	Michigan	48836
61	Loan		CGMRC	Millside Office Building	NAP	NAP	2170 Buckthorne Place	The Woodlands	Texas	77380
62	Loan		CGMRC	Autumn Oaks	Group 6	NAP	2221 Fanning Road	Winston Salem	North Carolina	27107
63	Loan		CGMRC	Westpark Business Center	NAP	NAP	6300 Westpark Drive	Houston	Texas	77057
64	Loan	50	AMF I	Mount Kisco Self-Storage	NAP	NAP	65 Kensico Drive	Mount Kisco	New York	10549
65	Loan		CGMRC	West Davidson Village	Group 4	NAP	4705 S NC Highway 150	Tyro	North Carolina	27295
66	Loan		AMF I	Shady Banks Shopping Center	NAP	NAP	2900 Hampton Highway	Yorktown	Virginia	23693
67	Loan		CGMRC	Wheel Estates MHP	NAP	NAP	3107 Mustang Drive	Grapevine	Texas	76051
68	Loan		CGMRC	Meyerland Center	NAP	NAP	10350 & 10400 South Post Oak Road	Houston	Texas	77035
69	Loan	51	AMF I	Mount Rose Plaza	NAP	NAP	1045 Mount Rose Avenue	York	Pennsylvania	17403
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	Group 5	NAP
70.01	Property			Eldora Estates			610 East Eldora Road	Pharr	Texas	78577
70.02	Property			Shady Acres Resort			310 Hester Avenue	Donna	Texas	78537
71	Loan		AMF I	Gordon Highway Self-Storage	Group 7	NAP	2130-2134 Gordon Highway	Augusta	Georgia	30909
72	Loan		CGMRC	Regal Parking Garage	NAP	NAP	33 West 56th Street	New York	New York	10019
73	Loan		CGMRC	Edgewood Square Shopping Center	NAP	NAP	2261 Edgewood Avenue West	Jacksonville	Florida	32209
74	Loan		CGMRC	LARP II Portfolio	Group 8	NAP
74.01	Property			5528 South Cornell Avenue			5528 South Cornell Avenue	Chicago	Illinois	60637
74.02	Property			1018 East 54th Street			1018 East 54th Street	Chicago	Illinois	60615
75	Loan		CGMRC	Hobe Village	NAP	NAP	11411, 11465, 11475, 11485 and 11495 Southeast Federal Highway	Hobe Sound	Florida	33455
76	Loan		CGMRC	Regency Plaza - Food Lion	NAP	NAP	2101 South Tarboro Street	Wilson	North Carolina	27893
77	Loan		CGMRC	Lockaway Self Storage	NAP	NAP	5400 East Central Texas Expressway	Killeen	Texas	76543
78	Loan	52	AMF I	Extra Space Storage Chattanooga	Group 7	NAP	600 Commercial Lane	Chattanooga	Tennessee	37405
79	Loan		AMF I	Collierville Self-Storage	Group 7	NAP	314 South Mount Pleasant Road	Collierville	Tennessee	38017
80	Loan		CGMRC	Gulf Breeze MHP	NAP	NAP	1313 North Minnesota Avenue	Brownsville	Texas	78521

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Retail	Regional Mall	1979, 1996	1996	404,865	SF	307.89	Fee Simple	125,000,000
2	Loan	10, 11	GSMC	ELS Portfolio					5,225	Pads	19,138.76		100,000,000
2.01	Property			Coral Cay Plantation	Manufactured Housing	Manufactured Housing	1973	NAP	819	Pads		Fee Simple
2.02	Property			Golf Vista Estates	Manufactured Housing	Manufactured Housing	1993	NAP	408	Pads		Fee Simple
2.03	Property			Concord Cascade	Manufactured Housing	Manufactured Housing	1970	NAP	283	Pads		Fee Simple
2.04	Property			Hidden Valley	Manufactured Housing	Manufactured Housing	1981	NAP	303	Pads		Fee Simple
2.05	Property	12		Stonegate Manor	Manufactured Housing	Manufactured Housing	1960-2000, 1998, 2003, 2004, 2007	NAP	372	Pads		Fee Simple
2.06	Property			Fun-N-Sun	Manufactured Housing	RV Park	1970	NAP	1,435	Pads		Fee Simple
2.07	Property			Shady Lane Oaks	Manufactured Housing	Manufactured Housing	1982	NAP	250	Pads		Fee Simple
2.08	Property			Cheron Village	Manufactured Housing	Manufactured Housing	1976	NAP	202	Pads		Fee Simple
2.09	Property			Swan Creek	Manufactured Housing	Manufactured Housing	1992	NAP	294	Pads		Fee Simple
2.10	Property			Orange Lake	Manufactured Housing	Manufactured Housing	1984, 1987	NAP	242	Pads		Fee Simple
2.11	Property			Lake in the Hills	Manufactured Housing	Manufactured Housing	1980	NAP	238	Pads		Fee Simple
2.12	Property			Toby’s RV	Manufactured Housing	RV Park	1992	NAP	379	Pads		Fee Simple
3	Loan		CGMRC	SunTrust International Center	Office	CBD	1973	1990, 2002	420,857	SF	147.02	Both Fee/Leasehold	61,875,000
4	Loan	13	CGMRC	LHG Hotel Portfolio					852	Rooms	70,240.54		60,000,000
4.01	Property			Residence Inn - Rancho Cordova, CA	Hospitality	Limited Service	1999	2011	90	Rooms		Fee Simple
4.02	Property			Residence Inn - Poland, OH	Hospitality	Limited Service	1996	NAP	78	Rooms		Fee Simple
4.03	Property			Residence Inn - Westminster, CO	Hospitality	Limited Service	1999	NAP	94	Rooms		Fee Simple
4.04	Property			Fairfield Inn & Suites - Midland, TX	Hospitality	Limited Service	1996	2009	69	Rooms		Fee Simple
4.05	Property			Residence Inn - Canton, OH	Hospitality	Limited Service	1995	2002	66	Rooms		Fee Simple
4.06	Property			Courtyard by Marriott - Lubbock, TX	Hospitality	Limited Service	1996	2011	78	Rooms		Fee Simple
4.07	Property			Fairfield Inn - Jackson, MI	Hospitality	Limited Service	1993	2008	57	Rooms		Fee Simple
4.08	Property			Fairfield Inn - Bryan, TX	Hospitality	Limited Service	1994	NAP	62	Rooms		Fee Simple
4.09	Property			Fairfield Inn - Grand Rapids, MI	Hospitality	Limited Service	1996	2009, 2010	82	Rooms		Fee Simple
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN	Hospitality	Limited Service	1992	2010	54	Rooms		Fee Simple
4.11	Property			Fairfield Inn - Mansfield, OH	Hospitality	Limited Service	1994	NAP	62	Rooms		Fee Simple
4.12	Property			Country Inn & Suites - Rochester, MN	Hospitality	Limited Service	1995	2010	60	Rooms		Fee Simple
5	Loan		CGMRC	Mansards Apartments	Multifamily	Garden	1968-1972	NAP	1,337	Units	38,112.14	Fee Simple	51,000,000
6	Loan	14	GSMC	Hotel ZaZa - Houston	Hospitality	Full Service	1925, 1965	2005-2007	315	Rooms	158,367.00	Fee Simple	50,000,000
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Retail	Anchored	1958, 1961, 2005, 2008-2010	2004-2005	449,170	SF	103.15	Fee Simple	46,500,000
8	Loan		CGMRC	Pittsford Plaza	Retail	Power Center / Big Box	1961, 1965	2000-2007	450,146	SF	97.75	Fee Simple	44,000,000
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Retail	Power Center / Big Box	1983, 1984, 1990, 2005-2010	NAP	444,438	SF	94.71	Fee Simple	42,420,000
10	Loan	21	CGMRC	Red Rose Commons	Retail	Power Center / Big Box	1998	NAP	263,452	SF	112.63	Fee Simple	29,900,000
11	Loan	22	AMF I	Great Northern Corporate Center	Office	General Suburban	1985, 1987, 1999	NAP	271,011	SF	75.71	Fee Simple	20,600,000
12	Loan	23	AMF I	Chase Tower	Office	CBD	1968	NAP	281,420	SF	70.78	Fee Simple	19,990,000
13	Loan	24	CGMRC	Olympia Medical Plaza	Office	Medical	1984	2006-2010	89,977	SF	221.17	Fee Simple	19,990,000
14	Loan		CGMRC	CJL Realty Portfolio					158	Units	111,511.30		17,650,000
14.01	Property			Summer Hill	Multifamily	Garden	1999, 2000	NAP	75	Units		Fee Simple
14.02	Property			Amity Commons	Multifamily	Garden	1971	NAP	66	Units		Fee Simple
14.03	Property			Heritage House	Multifamily	Garden	1965-1967	NAP	17	Units		Fee Simple
15	Loan	25	GSMC	Eagle Glen Plaza	Retail	Anchored	2003	NAP	95,778	SF	177.31	Fee Simple	17,100,000
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	Hospitality	Full Service	1974	2008	379	Rooms	43,952.38	Fee Simple	16,700,000
17	Loan	27, 28	GSMC	Siegen Plaza	Retail	Anchored	2001	NAP	156,418	SF	106.13	Fee Simple	16,600,000
18	Loan		CGMRC	Hull - Aurora	Retail	Anchored	2005, 2006	NAP	119,390	SF	125.44	Fee Simple	15,000,000
19	Loan	29	GSMC	Maple Ridge Townhomes	Multifamily	Student Housing	2008-2010	NAP	99	Units	149,345.90	Fee Simple	14,925,000
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites					259	Rooms	56,381.39		14,750,000
20.01	Property			Hampton Inn MOA	Hospitality	Limited Service	2007	NAP	146	Rooms		Fee Simple
20.02	Property			SpringHill Suites	Hospitality	Limited Service	2007	NAP	113	Rooms		Fee Simple
21	Loan	31	GSMC	Mallard Lakes Towne Homes	Multifamily	Townhome	1988	NAP	198	Units	71,687.30	Fee Simple	14,295,000
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Hospitality	Full Service	1973	2010, 2011	196	Rooms	72,344.00	Fee Simple	14,300,000
23	Loan		CGMRC	Lakeside Plaza I	Retail	Anchored	1999	NAP	171,124	SF	81.62	Fee Simple	14,000,000
24	Loan	33	CGMRC	Emerald Hospitality Portfolio					215	Rooms	64,957.65		14,000,000
24.01	Property			Hilton Garden Inn - Wooster, OH	Hospitality	Limited Service	2004	NAP	92	Rooms		Fee Simple
24.02	Property			Hampton Inn - Wooster, OH	Hospitality	Limited Service	1996	NAP	63	Rooms		Fee Simple
24.03	Property			Hampton Inn - New Philadelphia, OH	Hospitality	Limited Service	2000	NAP	60	Rooms		Fee Simple
25	Loan		GSMC	Meadowood Marketplace	Retail	Anchored	1999	NAP	114,068	SF	122.38	Fee Simple	14,000,000
26	Loan		GSMC	Coppell Market	Retail	Anchored	2008	NAP	92,552	SF	146.08	Fee Simple	13,600,000
27	Loan	34	GSMC	Fairgrounds Crossing	Retail	Power Center / Big Box	2009-2010	NAP	155,302	SF	86.62	Fee Simple	13,453,000
28	Loan		GSMC	Wells Fargo Building	Office	General Urban / Data Center	1982	NAP	118,741	SF	99.12	Fee Simple	11,800,000
29	Loan		GSMC	Bradford Office Park	Office	General Suburban	1983, 2007	2007	102,395	SF	103.45	Fee Simple	10,650,000
30	Loan		CGMRC	Bi-Lo Portfolio					276,852	SF	36.00		10,000,000
30.01	Property			Collins Shopping Center	Retail	Anchored	1993	2002	70,538	SF		Fee Simple
30.02	Property			Edenwood Shopping Center	Retail	Anchored	1989	2002	98,467	SF		Fee Simple
30.03	Property			Gaffney Shopping Center	Retail	Anchored	1987	2002	45,048	SF		Fee Simple
30.04	Property			Chesnee Shopping Center	Retail	Anchored	1986	2002	62,799	SF		Fee Simple
31	Loan	35	CGMRC	Timbercrest Village MHP	Manufactured Housing	Manufactured Housing	1985	NAP	465	Pads	21,309.64	Fee Simple	9,950,000

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)
32	Loan		CGMRC	145 Spring Street & 474 Broome Street					17,484	SF	542.48		9,500,000
32.01	Property			145 Spring Street	Mixed Use	Multifamily/Retail	1909	2011	13,500	SF		Fee Simple
32.02	Property			474 Broome Street	Retail	Single Tenant Retail	1900	1991	3,984	SF		Fee Simple
33	Loan		AMF I	One Hamden Center	Office	General Suburban	1985	NAP	118,146	SF	77.43	Fee Simple	9,200,000
34	Loan	36	CGMRC	Preston Belt Line Office Park	Office	General Suburban	1985	2004	111,286	SF	78.53	Fee Simple	8,800,000
35	Loan	37	CGMRC	Cottage Cove	Manufactured Housing	Manufactured Housing	1998, 2008	NAP	206	Pads	23,668.25	Fee Simple	4,879,662
36	Loan	37	CGMRC	Homestead Village	Manufactured Housing	Manufactured Housing	1977	NAP	175	Pads	19,634.46	Fee Simple	3,440,388
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Hospitality	Limited Service	2001	2009	161	Rooms	51,331.25	Fee Simple	8,285,000
38	Loan	19	GSMC	Towers of Coral Springs	Office	General Suburban	1989, 1997	NAP	75,726	SF	108.99	Fee Simple	8,260,000
39	Loan	40	CGMRC	Club at Spring Valley	Multifamily	Garden	1997	NAP	336	Units	23,297.04	Fee Simple	7,850,000
40	Loan		CGMRC	NAFTA Brownsville	Industrial	Warehouse/Distribution	1998-2001	NAP	400,000	SF	18.18	Fee Simple	7,315,000
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	Self Storage	Self Storage	2005	NAP	87,625	SF	79.42	Fee Simple	7,000,000
42	Loan		CGMRC	Russell Center	Retail	Anchored	1974	2001-2011	120,378	SF	56.36	Both Fee/Leasehold	6,790,000
43	Loan	43	AMF I	Carriage Hills Apartments	Multifamily	Garden	1971, 1972	2004, 2005	260	Units	25,939.28	Fee Simple	6,750,000
44	Loan		CGMRC	Forest Green Office Park	Office	General Suburban	1984	2006	173,406	SF	38.13	Fee Simple	6,650,000
45	Loan		CGMRC	Orange Canyon Plaza	Retail	Anchored	1984	NAP	46,900	SF	133.98	Fee Simple	6,309,000
46	Loan		CGMRC	Inverness MHP	Manufactured Housing	Manufactured Housing	1972, 1992-2001	NAP	518	Pads	11,533.54	Fee Simple	6,000,000
47	Loan		CGMRC	Freedom Self Storage Portfolio					423,752	SF	14.10		6,000,000
47.01	Property			Freedom Meridian	Self Storage	Self Storage	2006	NAP	127,768	SF		Fee Simple
47.02	Property			Freedom Boise	Self Storage	Self Storage	1964	2001-2004	73,680	SF		Fee Simple
47.03	Property			Freedom Star	Self Storage	Self Storage	2004, 2007	NAP	131,928	SF		Fee Simple
47.04	Property			Freedom Caldwell	Self Storage	Self Storage	2007	NAP	90,377	SF		Fee Simple
48	Loan		CGMRC	Austin Centennial	Retail	Unanchored	1970	1984, 1986	80,862	SF	73.60	Fee Simple	6,000,000
49	Loan	44	CGMRC	Hampton Inn Birmingham	Hospitality	Limited Service	2006	NAP	97	Rooms	58,391.54	Fee Simple	5,700,000
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio					214	Units	26,361.12		5,655,000
50.01	Property	46		808 W 76th St	Mixed Use	Multifamily/Retail	1927	2010, 2011	39	Units		Fee Simple
50.02	Property			7944 S Paulina	Multifamily	Conventional	1926	2010, 2011	24	Units		Fee Simple
50.03	Property			1514-20 W 77th	Multifamily	Conventional	1927	2009	19	Units		Fee Simple
50.04	Property			1448 W 83rd	Multifamily	Conventional	1925	2010, 2011	14	Units		Fee Simple
50.05	Property			8001 S Marshfield Ave	Multifamily	Conventional	1924	2010, 2011	18	Units		Fee Simple
50.06	Property			1738 W 77th St	Multifamily	Conventional	1927	2010	17	Units		Fee Simple
50.07	Property	46		1735 W 79th St	Mixed Use	Multifamily/Retail	1930	2010	14	Units		Fee Simple
50.08	Property			1717 W 77th St	Multifamily	Conventional	1926	2010	15	Units		Fee Simple
50.09	Property			1704 W 77th St	Multifamily	Conventional	1927	2010, 2011	16	Units		Fee Simple
50.10	Property			1815 W 77th St	Multifamily	Conventional	1929	2010	16	Units		Fee Simple
50.11	Property			8001-03 S Carpenter	Multifamily	Conventional	1923	2010, 2011	10	Units		Fee Simple
50.12	Property			8515 S Green	Multifamily	Conventional	1966	2010, 2011	12	Units		Fee Simple
51	Loan		CGMRC	Rockfish Commons	Retail	Anchored	2011	NAP	41,928	SF	130.28	Fee Simple	5,509,000
52	Loan		CGMRC	Shoppes at Summit	Retail	Anchored	2011	NAP	41,928	SF	125.89	Fee Simple	5,323,000
53	Loan		CGMRC	Dollar Self Storage	Self Storage	Self Storage	2007	NAP	88,701	SF	55.55	Fee Simple	4,947,000
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	Hospitality	Limited Service	1925	2009	68	Rooms	68,987.30	Fee Simple	4,700,000
55	Loan		AMF I	Lakeview Village Shopping Center	Retail	Shadow Anchored	2003	NAP	35,291	SF	127.19	Fee Simple	4,500,000
56	Loan		CGMRC	6312 North Nagle Avenue	Mixed Use	Retail/Office	1985	NAP	29,762	SF	145.25	Fee Simple	4,350,000
57	Loan		CGMRC	AA Storage at Fair Park	Self Storage	Self Storage	2005	NAP	63,205	SF	61.50	Fee Simple	3,900,000
58	Loan		CGMRC	Ellis Street Apartments	Multifamily	Garden	1946	2011	80	Units	48,394.87	Fee Simple	3,900,000
59	Loan		CGMRC	Arlington Acres MHP	Manufactured Housing	Manufactured Housing	1955	NAP	149	Pads	25,931.25	Fee Simple	3,900,000
60	Loan		CGMRC	Grandshire Estate	Manufactured Housing	Manufactured Housing	1986	NAP	151	Pads	25,064.94	Fee Simple	3,810,000
61	Loan		CGMRC	Millside Office Building	Office	General Suburban	1983	NAP	51,803	SF	72.96	Fee Simple	3,800,000
62	Loan		CGMRC	Autumn Oaks	Manufactured Housing	Manufactured Housing	1998-2000	NAP	179	Pads	20,541.80	Fee Simple	3,680,000
63	Loan		CGMRC	Westpark Business Center	Office	General Suburban	1970	NAP	102,328	SF	35.44	Fee Simple	3,650,000
64	Loan	50	AMF I	Mount Kisco Self-Storage	Self Storage	Self Storage	1982	NAP	32,625	SF	107.10	Fee Simple	3,500,000
65	Loan		CGMRC	West Davidson Village	Retail	Anchored	2008	NAP	29,218	SF	113.42	Fee Simple	3,350,000
66	Loan		AMF I	Shady Banks Shopping Center	Retail	Anchored	1989	NAP	57,654	SF	57.10	Fee Simple	3,300,000
67	Loan		CGMRC	Wheel Estates MHP	Manufactured Housing	Manufactured Housing	1950	NAP	111	Pads	29,182.62	Fee Simple	3,250,000
68	Loan		CGMRC	Meyerland Center	Retail	Shadow Anchored	1995	1998	37,375	SF	86.14	Fee Simple	3,237,500
69	Loan	51	AMF I	Mount Rose Plaza	Retail	Unanchored	1980	NAP	58,244	SF	53.14	Fee Simple	3,100,000
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio					360	Pads	8,451.94		3,050,000
70.01	Property			Eldora Estates	Manufactured Housing	Manufactured Housing	1994	NAP	209	Pads		Fee Simple
70.02	Property			Shady Acres Resort	Manufactured Housing	Manufactured Housing	1975	NAP	151	Pads		Fee Simple
71	Loan		AMF I	Gordon Highway Self-Storage	Self Storage	Self Storage	2004, 2010	NAP	82,375	SF	36.64	Fee Simple	3,025,000
72	Loan		CGMRC	Regal Parking Garage	Other	Parking Garage	2008	NAP	12,856	SF	233.35	Fee Simple	3,000,000
73	Loan		CGMRC	Edgewood Square Shopping Center	Retail	Anchored	1987	NAP	74,034	SF	40.49	Fee Simple	3,000,000
74	Loan		CGMRC	LARP II Portfolio					62	Units	46,599.97		2,900,000
74.01	Property			5528 South Cornell Avenue	Multifamily	Garden	1919	NAP	53	Units		Fee Simple
74.02	Property			1018 East 54th Street	Multifamily	Garden	1916	NAP	9	Units		Fee Simple
75	Loan		CGMRC	Hobe Village	Manufactured Housing	Manufactured Housing	1950-1964, 1970	NAP	128	Pads	21,782.06	Fee Simple	2,800,000
76	Loan		CGMRC	Regency Plaza - Food Lion	Retail	Anchored	1984	1999	63,734	SF	39.74	Fee Simple	2,550,000
77	Loan		CGMRC	Lockaway Self Storage	Self Storage	Self Storage	2005	NAP	82,875	SF	29.39	Fee Simple	2,455,000
78	Loan	52	AMF I	Extra Space Storage Chattanooga	Self Storage	Self Storage	1986	1999	73,925	SF	32.26	Fee Simple	2,388,000
79	Loan		AMF I	Collierville Self-Storage	Self Storage	Self Storage	1999	NAP	50,100	SF	27.19	Fee Simple	1,365,000
80	Loan		CGMRC	Gulf Breeze MHP	Manufactured Housing	Manufactured Housing	1978, 1993	NAP	141	Pads	9,421.67	Fee Simple	1,330,000

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Allocated Cut-off Date Balance (multi-property)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	124,652,065	124,652,065	10.8%	105,443,924	5.81800%	0.08575%	5.73225%	734,874.74	8,818,496.88
2	Loan	10, 11	GSMC	ELS Portfolio	100,000,000	100,000,000	8.7%	86,588,641	5.03050%	0.07575%	4.95475%	538,687.20	6,464,246.40
2.01	Property			Coral Cay Plantation		22,758,895
2.02	Property			Golf Vista Estates		11,995,627
2.03	Property			Concord Cascade		11,548,400
2.04	Property			Hidden Valley		9,342,079
2.05	Property	12		Stonegate Manor		7,255,019
2.06	Property			Fun-N-Sun		6,589,147
2.07	Property			Shady Lane Oaks		5,813,953
2.08	Property			Cheron Village		5,714,570
2.09	Property			Swan Creek		5,515,802
2.10	Property			Orange Lake		5,366,726
2.11	Property			Lake in the Hills		4,223,812
2.12	Property			Toby’s RV		3,875,970
3	Loan		CGMRC	SunTrust International Center	61,875,000	61,875,000	5.4%	53,574,819	5.50000%	0.07575%	5.42425%	351,319.44	4,215,833.28
4	Loan	13	CGMRC	LHG Hotel Portfolio	59,844,939	59,844,939	5.2%	46,392,218	5.95000%	0.10575%	5.84425%	384,749.08	4,616,988.96
4.01	Property			Residence Inn - Rancho Cordova, CA		7,468,912
4.02	Property			Residence Inn - Poland, OH		7,236,450
4.03	Property			Residence Inn - Westminster, CO		7,083,646
4.04	Property			Fairfield Inn & Suites - Midland, TX		6,921,073
4.05	Property			Residence Inn - Canton, OH		6,144,075
4.06	Property			Courtyard by Marriott - Lubbock, TX		5,895,975
4.07	Property			Fairfield Inn - Jackson, MI		3,944,274
4.08	Property			Fairfield Inn - Bryan, TX		3,505,555
4.09	Property			Fairfield Inn - Grand Rapids, MI		3,393,366
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN		2,937,981
4.11	Property			Fairfield Inn - Mansfield, OH		2,888,269
4.12	Property			Country Inn & Suites - Rochester, MN		2,425,363
5	Loan		CGMRC	Mansards Apartments	50,955,929	50,955,929	4.4%	43,048,573	5.84000%	0.08575%	5.75425%	300,544.40	3,606,532.80
6	Loan	14	GSMC	Hotel ZaZa - Houston	49,885,606	49,885,606	4.3%	40,030,804	5.71800%	0.08575%	5.63225%	303,248.09	3,638,977.08
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	46,333,346	46,333,346	4.0%	39,340,189	5.91250%	0.07575%	5.83675%	276,180.52	3,314,166.24
8	Loan		CGMRC	Pittsford Plaza	44,000,000	44,000,000	3.8%	41,074,345	5.85000%	0.07575%	5.77425%	259,574.01	3,114,888.12
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	42,092,036	42,092,036	3.6%	34,940,838	5.05000%	0.07575%	4.97425%	229,017.76	2,748,213.12
10	Loan	21	CGMRC	Red Rose Commons	29,673,339	29,673,339	2.6%	24,700,243	5.14000%	0.07575%	5.06425%	163,077.67	1,956,932.04
11	Loan	22	AMF I	Great Northern Corporate Center	20,519,456	20,519,456	1.8%	16,033,835	6.15000%	0.07575%	6.07425%	134,621.34	1,615,456.08
12	Loan	23	AMF I	Chase Tower	19,918,485	19,918,485	1.7%	16,915,826	5.92000%	0.07575%	5.84425%	118,823.93	1,425,887.16
13	Loan	24	CGMRC	Olympia Medical Plaza	19,900,157	19,900,157	1.7%	16,969,471	6.03000%	0.07575%	5.95425%	120,235.98	1,442,831.76
14	Loan		CGMRC	CJL Realty Portfolio	17,618,785	17,618,785	1.5%	14,863,877	5.76000%	0.07575%	5.68425%	103,112.76	1,237,353.12
14.01	Property			Summer Hill		12,527,805
14.02	Property			Amity Commons		4,392,218
14.03	Property			Heritage House		698,762
15	Loan	25	GSMC	Eagle Glen Plaza	16,982,126	16,982,126	1.5%	15,745,301	4.88500%	0.07575%	4.80925%	90,598.43	1,087,181.16
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	16,657,954	16,657,954	1.4%	12,970,770	6.08350%	0.07575%	6.00775%	108,452.34	1,301,428.08
17	Loan	27, 28	GSMC	Siegen Plaza	16,600,000	16,600,000	1.4%	16,600,000	5.49350%	0.07575%	5.41775%	77,048.88	924,586.56
18	Loan		CGMRC	Hull - Aurora	14,976,807	14,976,807	1.3%	12,823,291	6.27000%	0.07575%	6.19425%	92,552.78	1,110,633.36
19	Loan	29	GSMC	Maple Ridge Townhomes	14,785,244	14,785,244	1.3%	13,733,149	4.84000%	0.09575%	4.74425%	78,667.56	944,010.72
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	14,602,779	14,602,779	1.3%	13,270,963	5.67000%	0.10575%	5.56425%	92,081.45	1,104,977.40
20.01	Property			Hampton Inn MOA		9,735,186
20.02	Property			SpringHill Suites		4,867,593
21	Loan	31	GSMC	Mallard Lakes Towne Homes	14,194,085	14,194,085	1.2%	11,929,624	5.46000%	0.08575%	5.37425%	80,807.05	969,684.60
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	14,179,424	14,179,424	1.2%	10,989,619	5.77000%	0.07575%	5.69425%	90,135.13	1,081,621.56
23	Loan		CGMRC	Lakeside Plaza I	13,966,478	13,966,478	1.2%	12,028,556	6.45000%	0.10575%	6.34425%	88,029.67	1,056,356.04
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	13,965,896	13,965,896	1.2%	10,934,213	6.25000%	0.07575%	6.17425%	92,353.71	1,108,244.52
24.01	Property			Hilton Garden Inn - Wooster, OH		6,105,545
24.02	Property			Hampton Inn - Wooster, OH		3,999,148
24.03	Property			Hampton Inn - New Philadelphia, OH		3,861,202
25	Loan		GSMC	Meadowood Marketplace	13,959,766	13,959,766	1.2%	11,760,175	5.67900%	0.10575%	5.57325%	81,069.85	972,838.20
26	Loan		GSMC	Coppell Market	13,520,212	13,520,212	1.2%	11,404,921	5.62000%	0.07575%	5.54425%	78,246.34	938,956.08
27	Loan	34	GSMC	Fairgrounds Crossing	13,453,000	13,453,000	1.2%	13,453,000	5.20750%	0.07575%	5.13175%	59,191.25	710,295.00
28	Loan		GSMC	Wells Fargo Building	11,769,588	11,769,588	1.0%	9,128,131	5.96400%	0.07575%	5.88825%	75,768.11	909,217.32
29	Loan		GSMC	Bradford Office Park	10,592,434	10,592,434	0.9%	9,027,497	5.97650%	0.10575%	5.87075%	63,691.31	764,295.72
30	Loan		CGMRC	Bi-Lo Portfolio	9,965,663	9,965,663	0.9%	8,504,653	6.09000%	0.07575%	6.01425%	60,534.90	726,418.80
30.01	Property			Collins Shopping Center		3,597,605
30.02	Property			Edenwood Shopping Center		3,458,085
30.03	Property			Gaffney Shopping Center		1,454,987
30.04	Property			Chesnee Shopping Center		1,454,987
31	Loan	35	CGMRC	Timbercrest Village MHP	9,908,985	9,908,985	0.9%	8,537,052	6.40000%	0.07575%	6.32425%	62,237.84	746,854.08

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Allocated Cut-off Date Balance (multi-property)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	9,484,746	9,484,746	0.8%	8,088,656	6.13000%	0.07575%	6.05425%	57,753.72	693,044.64
32.01	Property			145 Spring Street		6,964,100
32.02	Property			474 Broome Street		2,520,646
33	Loan		AMF I	One Hamden Center	9,148,315	9,148,315	0.8%	7,759,766	5.81000%	0.07575%	5.73425%	54,039.88	648,478.56
34	Loan	36	CGMRC	Preston Belt Line Office Park	8,738,993	8,738,993	0.8%	7,362,170	5.54000%	0.07575%	5.46425%	50,186.51	602,238.12
35	Loan	37	CGMRC	Cottage Cove	4,875,660	4,875,660	0.4%	4,143,359	6.04000%	0.07575%	5.96425%	29,381.65	352,579.80
36	Loan	37	CGMRC	Homestead Village	3,436,031	3,436,031	0.3%	2,667,876	6.04000%	0.07575%	5.96425%	22,250.67	267,008.04
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	8,264,331	8,264,331	0.7%	6,444,928	6.13000%	0.07575%	6.05425%	54,040.68	648,488.16
38	Loan	19	GSMC	Towers of Coral Springs	8,253,140	8,253,140	0.7%	7,003,844	5.99250%	0.11575%	5.87675%	49,483.05	593,796.60
39	Loan	40	CGMRC	Club at Spring Valley	7,827,804	7,827,804	0.7%	7,319,507	5.75000%	0.07575%	5.67425%	45,810.47	549,725.64
40	Loan		CGMRC	NAFTA Brownsville	7,272,665	7,272,665	0.6%	6,145,607	5.68000%	0.10575%	5.57425%	42,363.63	508,363.56
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	6,958,933	6,958,933	0.6%	5,870,180	5.62000%	0.07575%	5.54425%	40,273.85	483,286.20
42	Loan		CGMRC	Russell Center	6,784,592	6,784,592	0.6%	5,783,966	6.15000%	0.07575%	6.07425%	41,366.59	496,399.08
43	Loan	43	AMF I	Carriage Hills Apartments	6,744,212	6,744,212	0.6%	5,702,719	5.87000%	0.07575%	5.79425%	39,907.23	478,886.76
44	Loan		CGMRC	Forest Green Office Park	6,611,163	6,611,163	0.6%	5,580,091	5.64000%	0.07575%	5.56425%	38,344.15	460,129.80
45	Loan		CGMRC	Orange Canyon Plaza	6,283,607	6,283,607	0.5%	5,428,326	6.50000%	0.07575%	6.42425%	39,877.17	478,526.04
46	Loan		CGMRC	Inverness MHP	5,974,376	5,974,376	0.5%	5,126,029	6.25000%	0.07575%	6.17425%	36,943.03	443,316.36
47	Loan		CGMRC	Freedom Self Storage Portfolio	5,973,619	5,973,619	0.5%	5,107,550	6.12500%	0.07575%	6.04925%	36,456.63	437,479.56
47.01	Property			Freedom Meridian		2,489,008
47.02	Property			Freedom Boise		1,679,577
47.03	Property			Freedom Star		966,907
47.04	Property			Freedom Caldwell		838,127
48	Loan		CGMRC	Austin Centennial	5,951,774	5,951,774	0.5%	5,020,840	5.55000%	0.07575%	5.47425%	34,255.80	411,069.60
49	Loan	44	CGMRC	Hampton Inn Birmingham	5,663,980	5,663,980	0.5%	5,185,672	6.40000%	0.07575%	6.32425%	38,131.40	457,576.80
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	5,641,279	5,641,279	0.5%	4,419,564	6.27000%	0.07575%	6.19425%	37,374.25	448,491.00
50.01	Property	46		808 W 76th St		1,123,092
50.02	Property			7944 S Paulina		574,455
50.03	Property			1514-20 W 77th		477,637
50.04	Property			1448 W 83rd		471,182
50.05	Property			8001 S Marshfield Ave		438,910
50.06	Property			1738 W 77th St		416,319
50.07	Property	46		1735 W 79th St		396,955
50.08	Property			1717 W 77th St		371,137
50.09	Property			1704 W 77th St		367,910
50.10	Property			1815 W 77th St		367,910
50.11	Property			8001-03 S Carpenter		355,000
50.12	Property			8515 S Green		280,773
51	Loan		CGMRC	Rockfish Commons	5,462,549	5,462,549	0.5%	4,233,694	5.77000%	0.10575%	5.66425%	34,724.08	416,688.96
52	Loan		CGMRC	Shoppes at Summit	5,278,117	5,278,117	0.5%	4,090,751	5.77000%	0.10575%	5.66425%	33,551.70	402,620.40
53	Loan		CGMRC	Dollar Self Storage	4,927,517	4,927,517	0.4%	3,845,315	6.11000%	0.10575%	6.00425%	32,207.06	386,484.72
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	4,691,136	4,691,136	0.4%	3,128,756	6.40000%	0.07575%	6.32425%	34,765.78	417,189.36
55	Loan		AMF I	Lakeview Village Shopping Center	4,488,796	4,488,796	0.4%	3,501,734	6.14000%	0.07575%	6.06425%	29,379.89	352,558.68
56	Loan		CGMRC	6312 North Nagle Avenue	4,322,891	4,322,891	0.4%	3,617,372	5.35000%	0.07575%	5.27425%	24,291.00	291,492.00
57	Loan		CGMRC	AA Storage at Fair Park	3,886,804	3,886,804	0.3%	3,322,615	6.15000%	0.07575%	6.07425%	23,759.90	285,118.80
58	Loan		CGMRC	Ellis Street Apartments	3,871,590	3,871,590	0.3%	3,240,371	5.32000%	0.07575%	5.24425%	21,705.34	260,464.08
59	Loan		CGMRC	Arlington Acres MHP	3,863,757	3,863,757	0.3%	3,028,285	6.07000%	0.07575%	5.99425%	25,294.90	303,538.80
60	Loan		CGMRC	Grandshire Estate	3,784,807	3,784,807	0.3%	3,104,951	5.98000%	0.07575%	5.90425%	23,553.51	282,642.12
61	Loan		CGMRC	Millside Office Building	3,779,668	3,779,668	0.3%	3,225,216	6.02000%	0.12575%	5.89425%	22,831.80	273,981.60
62	Loan		CGMRC	Autumn Oaks	3,676,982	3,676,982	0.3%	3,124,717	6.04000%	0.07575%	5.96425%	22,158.19	265,898.28
63	Loan		CGMRC	Westpark Business Center	3,626,305	3,626,305	0.3%	3,313,247	6.25000%	0.12575%	6.12425%	24,077.93	288,935.16
64	Loan	50	AMF I	Mount Kisco Self-Storage	3,494,029	3,494,029	0.3%	2,959,921	5.90000%	0.07575%	5.82425%	20,759.78	249,117.36
65	Loan		CGMRC	West Davidson Village	3,313,769	3,313,769	0.3%	2,360,791	5.77000%	0.12575%	5.64425%	22,429.94	269,159.28
66	Loan		AMF I	Shady Banks Shopping Center	3,291,923	3,291,923	0.3%	2,828,108	6.36000%	0.07575%	6.28425%	20,555.34	246,664.08
67	Loan		CGMRC	Wheel Estates MHP	3,239,271	3,239,271	0.3%	2,776,854	6.25000%	0.07575%	6.17425%	20,010.81	240,129.72
68	Loan		CGMRC	Meyerland Center	3,219,645	3,219,645	0.3%	2,737,233	5.89000%	0.07575%	5.81425%	19,182.08	230,184.96
69	Loan	51	AMF I	Mount Rose Plaza	3,095,128	3,095,128	0.3%	2,645,579	6.21000%	0.07575%	6.13425%	19,006.66	228,079.92
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	3,042,697	3,042,697	0.3%	2,620,507	6.45000%	0.07575%	6.37425%	19,177.89	230,134.68
70.01	Property			Eldora Estates		2,063,048
70.02	Property			Shady Acres Resort		979,649
71	Loan		AMF I	Gordon Highway Self-Storage	3,018,397	3,018,397	0.3%	2,859,736	6.82000%	0.07575%	6.74425%	19,761.05	237,132.60
72	Loan		CGMRC	Regal Parking Garage	3,000,000	3,000,000	0.3%	3,000,000	4.39000%	0.07575%	4.31425%	11,127.43	133,529.16
73	Loan		CGMRC	Edgewood Square Shopping Center	2,997,469	2,997,469	0.3%	2,539,298	5.93300%	0.07575%	5.85725%	17,857.49	214,289.88
74	Loan		CGMRC	LARP II Portfolio	2,889,198	2,889,198	0.3%	2,704,125	5.75000%	0.07575%	5.67425%	16,923.61	203,083.32
74.01	Property			5528 South Cornell Avenue		2,166,898
74.02	Property			1018 East 54th Street		722,299
75	Loan		CGMRC	Hobe Village	2,788,104	2,788,104	0.2%	2,288,279	6.07000%	0.07575%	5.99425%	17,467.97	209,615.64
76	Loan		CGMRC	Regency Plaza - Food Lion	2,532,562	2,532,562	0.2%	2,137,311	5.60000%	0.07575%	5.52425%	14,639.02	175,668.24
77	Loan		CGMRC	Lockaway Self Storage	2,435,549	2,435,549	0.2%	1,909,220	6.12000%	0.12575%	5.99425%	15,998.17	191,978.04
78	Loan	52	AMF I	Extra Space Storage Chattanooga	2,384,708	2,384,708	0.2%	2,253,800	6.68000%	0.07575%	6.60425%	15,377.57	184,530.84
79	Loan		AMF I	Collierville Self-Storage	1,362,021	1,362,021	0.1%	1,290,426	6.82000%	0.07575%	6.74425%	8,916.97	107,003.64
80	Loan		CGMRC	Gulf Breeze MHP	1,328,456	1,328,456	0.1%	1,263,727	7.25000%	0.07575%	7.17425%	9,072.94	108,875.28

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Amortizing	Actual/360	3	0	0	120	117	360	357
2	Loan	10, 11	GSMC	ELS Portfolio	Interest Only, Then Amortizing	Actual/360	5	24	19	120	115	360	360
2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	Interest Only, Then Amortizing	Actual/360	6	18	12	120	114	360	360
4	Loan	13	CGMRC	LHG Hotel Portfolio	Amortizing	Actual/360	2	0	0	120	118	300	298
4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn & Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn & Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments	Amortizing	Actual/360	1	0	0	120	119	360	359
6	Loan	14	GSMC	Hotel ZaZa - Houston	Amortizing	Actual/360	2	0	0	120	118	324	322
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Amortizing	Actual/360	4	0	0	120	116	360	356
8	Loan		CGMRC	Pittsford Plaza	Interest Only, Then Amortizing	Actual/360	5	60	55	120	115	360	360
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Amortizing	Actual/360	7	0	0	120	113	360	353
10	Loan	21	CGMRC	Red Rose Commons	Amortizing	Actual/360	7	0	0	120	113	360	353
11	Loan	22	AMF I	Great Northern Corporate Center	Amortizing	Actual/360	3	0	0	120	117	300	297
12	Loan	23	AMF I	Chase Tower	Amortizing	Actual/360	4	0	0	120	116	360	356
13	Loan	24	CGMRC	Olympia Medical Plaza	Amortizing	Actual/360	5	0	0	120	115	360	355
14	Loan		CGMRC	CJL Realty Portfolio	Amortizing	Actual/360	2	0	0	120	118	360	358
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	Amortizing	Actual/360	6	0	0	60	54	360	354
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	Amortizing	Actual/360	2	0	0	120	118	300	298
17	Loan	27, 28	GSMC	Siegen Plaza	Interest Only	Actual/360	1	120	119	120	119	0	0
18	Loan		CGMRC	Hull - Aurora	Amortizing	Actual/360	2	0	0	120	118	360	358
19	Loan	29	GSMC	Maple Ridge Townhomes	Amortizing	Actual/360	8	0	0	60	52	360	352
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	Amortizing	Actual/360	7	0	0	60	53	300	293
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes	Amortizing	Actual/360	7	0	0	120	113	360	353
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Amortizing	Actual/360	6	0	0	120	114	300	294
23	Loan		CGMRC	Lakeside Plaza I	Amortizing	Actual/360	3	0	0	120	117	360	357
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	Amortizing	Actual/360	2	0	0	120	118	300	298
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace	Amortizing	Actual/360	3	0	0	120	117	360	357
26	Loan		GSMC	Coppell Market	Amortizing	Actual/360	6	0	0	120	114	360	354
27	Loan	34	GSMC	Fairgrounds Crossing	Interest Only	Actual/360	4	120	116	120	116	0	0
28	Loan		GSMC	Wells Fargo Building	Amortizing	Actual/360	2	0	0	120	118	300	298
29	Loan		GSMC	Bradford Office Park	Amortizing	Actual/360	6	0	0	120	114	360	354
30	Loan		CGMRC	Bi-Lo Portfolio	Amortizing	Actual/360	4	0	0	120	116	360	356
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	Amortizing	Actual/360	5	0	0	120	115	360	355

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	Amortizing	Actual/360	2	0	0	120	118	360	358
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	Amortizing	Actual/360	6	0	0	120	114	360	354
34	Loan	36	CGMRC	Preston Belt Line Office Park	Amortizing	Actual/360	7	0	0	120	113	360	353
35	Loan	37	CGMRC	Cottage Cove	Amortizing	Actual/360	1	0	0	120	119	360	359
36	Loan	37	CGMRC	Homestead Village	Amortizing	Actual/360	1	0	0	120	119	300	299
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Amortizing	Actual/360	2	0	0	120	118	300	298
38	Loan	19	GSMC	Towers of Coral Springs	Amortizing	Actual/360	1	0	0	120	119	360	359
39	Loan	40	CGMRC	Club at Spring Valley	Amortizing	Actual/360	3	0	0	60	57	360	357
40	Loan		CGMRC	NAFTA Brownsville	Amortizing	Actual/360	6	0	0	120	114	360	354
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	Amortizing	Actual/360	6	0	0	120	114	360	354
42	Loan		CGMRC	Russell Center	Amortizing	Actual/360	1	0	0	120	119	360	359
43	Loan	43	AMF I	Carriage Hills Apartments	Amortizing	Actual/360	1	0	0	120	119	360	359
44	Loan		CGMRC	Forest Green Office Park	Amortizing	Actual/360	6	0	0	120	114	360	354
45	Loan		CGMRC	Orange Canyon Plaza	Amortizing	Actual/360	5	0	0	120	115	360	355
46	Loan		CGMRC	Inverness MHP	Amortizing	Actual/360	5	0	0	120	115	360	355
47	Loan		CGMRC	Freedom Self Storage Portfolio	Amortizing	Actual/360	5	0	0	120	115	360	355
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial	Amortizing	Actual/360	8	0	0	120	112	360	352
49	Loan	44	CGMRC	Hampton Inn Birmingham	Amortizing	Actual/360	5	0	0	60	55	300	295
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	Amortizing	Actual/360	2	0	0	120	118	300	298
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	Amortizing	Actual/360	6	0	0	120	114	300	294
52	Loan		CGMRC	Shoppes at Summit	Amortizing	Actual/360	6	0	0	120	114	300	294
53	Loan		CGMRC	Dollar Self Storage	Amortizing	Actual/360	3	0	0	120	117	300	297
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	Amortizing	Actual/360	1	0	0	120	119	240	239
55	Loan		AMF I	Lakeview Village Shopping Center	Amortizing	Actual/360	2	0	0	120	118	300	298
56	Loan		CGMRC	6312 North Nagle Avenue	Amortizing	Actual/360	6	0	0	120	114	360	354
57	Loan		CGMRC	AA Storage at Fair Park	Amortizing	Actual/360	4	0	0	120	116	360	356
58	Loan		CGMRC	Ellis Street Apartments	Amortizing	Actual/360	7	0	0	120	113	360	353
59	Loan		CGMRC	Arlington Acres MHP	Amortizing	Actual/360	7	0	0	120	113	300	293
60	Loan		CGMRC	Grandshire Estate	Amortizing	Actual/360	6	0	0	120	114	330	324
61	Loan		CGMRC	Millside Office Building	Amortizing	Actual/360	6	0	0	120	114	360	354
62	Loan		CGMRC	Autumn Oaks	Amortizing	Actual/360	1	0	0	120	119	360	359
63	Loan		CGMRC	Westpark Business Center	Amortizing	Actual/360	5	0	0	60	55	300	295
64	Loan	50	AMF I	Mount Kisco Self-Storage	Amortizing	Actual/360	2	0	0	120	118	360	358
65	Loan		CGMRC	West Davidson Village	Amortizing	Actual/360	6	0	0	120	114	264	258
66	Loan		AMF I	Shady Banks Shopping Center	Amortizing	Actual/360	3	0	0	120	117	360	357
67	Loan		CGMRC	Wheel Estates MHP	Amortizing	Actual/360	4	0	0	120	116	360	356
68	Loan		CGMRC	Meyerland Center	Amortizing	Actual/360	6	0	0	120	114	360	354
69	Loan	51	AMF I	Mount Rose Plaza	Amortizing	Actual/360	2	0	0	120	118	360	358
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	Amortizing	Actual/360	3	0	0	120	117	360	357
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage	Amortizing	Actual/360	3	0	0	60	57	360	357
72	Loan		CGMRC	Regal Parking Garage	Interest Only	Actual/360	7	60	53	60	53	0	0
73	Loan		CGMRC	Edgewood Square Shopping Center	Amortizing	Actual/360	1	0	0	120	119	360	359
74	Loan		CGMRC	LARP II Portfolio	Amortizing	Actual/360	4	0	0	60	56	360	356
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village	Amortizing	Actual/360	4	0	0	120	116	330	326
76	Loan		CGMRC	Regency Plaza - Food Lion	Amortizing	Actual/360	7	0	0	120	113	360	353
77	Loan		CGMRC	Lockaway Self Storage	Amortizing	Actual/360	6	0	0	120	114	300	294
78	Loan	52	AMF I	Extra Space Storage Chattanooga	Amortizing	Actual/360	2	0	0	60	58	360	358
79	Loan		AMF I	Collierville Self-Storage	Amortizing	Actual/360	3	0	0	60	57	360	357
80	Loan		CGMRC	Gulf Breeze MHP	Amortizing	Actual/360	2	0	0	60	58	360	358

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date
1	Loan	7, 8, 9	GSMC	Meadowood Mall	11/2/2011	6	12/6/2011		12/6/2011	11/6/2021	No
2	Loan	10, 11	GSMC	ELS Portfolio	8/9/2011	6	10/6/2011	9/6/2013	10/6/2013	9/6/2021	No
2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	8/5/2011	6	9/6/2011	2/6/2013	3/6/2013	8/6/2021	No
4	Loan	13	CGMRC	LHG Hotel Portfolio	11/17/2011	6	1/6/2012		1/6/2012	12/6/2021	No
4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn & Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn & Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments	12/9/2011	6	2/6/2012		2/6/2012	1/6/2022	No
6	Loan	14	GSMC	Hotel ZaZa - Houston	11/30/2011	6	1/6/2012		1/6/2012	12/6/2021	No
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	9/28/2011	6	11/6/2011		11/6/2011	10/6/2021	No
8	Loan		CGMRC	Pittsford Plaza	8/19/2011	6	10/6/2011	9/6/2016	10/6/2016	9/6/2021	No
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	6/14/2011	6	8/6/2011		8/6/2011	7/6/2021	No
10	Loan	21	CGMRC	Red Rose Commons	6/8/2011	6	8/6/2011		8/6/2011	7/6/2021	No
11	Loan	22	AMF I	Great Northern Corporate Center	10/6/2011	1	12/1/2011		12/1/2011	11/1/2021	No
12	Loan	23	AMF I	Chase Tower	9/22/2011	1	11/1/2011		11/1/2011	10/1/2021	No
13	Loan	24	CGMRC	Olympia Medical Plaza	8/19/2011	6	10/6/2011		10/6/2011	9/6/2021	No
14	Loan		CGMRC	CJL Realty Portfolio	11/9/2011	6	1/6/2012		1/6/2012	12/6/2021	No
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	8/4/2011	6	9/6/2011		9/6/2011	8/6/2016	No
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	11/16/2011	6	1/6/2012		1/6/2012	12/6/2021	No
17	Loan	27, 28	GSMC	Siegen Plaza	12/9/2011	6	2/6/2012	1/6/2022		1/6/2022	No
18	Loan		CGMRC	Hull - Aurora	12/1/2011	6	1/6/2012		1/6/2012	12/6/2021	No
19	Loan	29	GSMC	Maple Ridge Townhomes	6/2/2011	6	7/6/2011		7/6/2011	6/6/2016	No
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	6/28/2011	6	8/6/2011		8/6/2011	7/6/2016	No
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes	6/23/2011	6	8/6/2011		8/6/2011	7/6/2021	No
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	7/22/2011	1	9/1/2011		9/1/2011	8/1/2021	No
23	Loan		CGMRC	Lakeside Plaza I	11/1/2011	6	12/6/2011		12/6/2011	11/6/2021	No
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	11/4/2011	6	1/6/2012		1/6/2012	12/6/2021	No
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace	11/1/2011	6	12/6/2011		12/6/2011	11/6/2021	No
26	Loan		GSMC	Coppell Market	7/19/2011	6	9/6/2011		9/6/2011	8/6/2021	No
27	Loan	34	GSMC	Fairgrounds Crossing	9/21/2011	6	11/6/2011	10/6/2021		10/6/2021	No
28	Loan		GSMC	Wells Fargo Building	11/9/2011	6	1/6/2012		1/6/2012	12/6/2021	No
29	Loan		GSMC	Bradford Office Park	7/22/2011	6	9/6/2011		9/6/2011	8/6/2021	No
30	Loan		CGMRC	Bi-Lo Portfolio	9/15/2011	6	11/6/2011		11/6/2011	10/6/2021	No
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	8/15/2011	6	10/6/2011		10/6/2011	9/6/2021	No

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	12/1/2011	6	1/6/2012		1/6/2012	12/6/2021	No
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	7/26/2011	1	9/1/2011		9/1/2011	8/1/2021	No
34	Loan	36	CGMRC	Preston Belt Line Office Park	6/16/2011	6	8/6/2011		8/6/2011	7/6/2021	No
35	Loan	37	CGMRC	Cottage Cove	12/13/2011	6	2/6/2012		2/6/2012	1/6/2022	No
36	Loan	37	CGMRC	Homestead Village	12/13/2011	6	2/6/2012		2/6/2012	1/6/2022	No
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	11/4/2011	1	1/1/2012		1/1/2012	12/1/2021	No
38	Loan	19	GSMC	Towers of Coral Springs	12/19/2011	6	2/6/2012		2/6/2012	1/6/2022	No
39	Loan	40	CGMRC	Club at Spring Valley	10/17/2011	6	12/6/2011		12/6/2011	11/6/2016	No
40	Loan		CGMRC	NAFTA Brownsville	8/1/2011	6	9/6/2011		9/6/2011	8/6/2021	No
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	8/1/2011	6	9/6/2011		9/6/2011	8/6/2021	No
42	Loan		CGMRC	Russell Center	12/16/2011	6	2/6/2012		2/6/2012	1/6/2022	No
43	Loan	43	AMF I	Carriage Hills Apartments	12/7/2011	1	2/1/2012		2/1/2012	1/1/2022	No
44	Loan		CGMRC	Forest Green Office Park	7/12/2011	6	9/6/2011		9/6/2011	8/6/2021	No
45	Loan		CGMRC	Orange Canyon Plaza	9/1/2011	6	10/6/2011		10/6/2011	9/6/2021	No
46	Loan		CGMRC	Inverness MHP	8/25/2011	6	10/6/2011		10/6/2011	9/6/2021	No
47	Loan		CGMRC	Freedom Self Storage Portfolio	8/12/2011	6	10/6/2011		10/6/2011	9/6/2021	No
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial	6/6/2011	6	7/6/2011		7/6/2011	6/6/2021	No
49	Loan	44	CGMRC	Hampton Inn Birmingham	9/1/2011	6	10/6/2011		10/6/2011	9/6/2016	No
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	11/29/2011	1	1/1/2012		1/1/2012	12/1/2021	No
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	7/28/2011	6	9/6/2011		9/6/2011	8/6/2021	No
52	Loan		CGMRC	Shoppes at Summit	7/28/2011	6	9/6/2011		9/6/2011	8/6/2021	No
53	Loan		CGMRC	Dollar Self Storage	10/31/2011	1	12/1/2011		12/1/2011	11/1/2021	No
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	12/22/2011	6	2/6/2012		2/6/2012	1/6/2022	No
55	Loan		AMF I	Lakeview Village Shopping Center	11/16/2011	1	1/1/2012		1/1/2012	12/1/2021	No
56	Loan		CGMRC	6312 North Nagle Avenue	7/8/2011	6	9/6/2011		9/6/2011	8/6/2021	No
57	Loan		CGMRC	AA Storage at Fair Park	9/21/2011	6	11/6/2011		11/6/2011	10/6/2021	No
58	Loan		CGMRC	Ellis Street Apartments	6/17/2011	6	8/6/2011		8/6/2011	7/6/2021	No
59	Loan		CGMRC	Arlington Acres MHP	6/29/2011	6	8/6/2011		8/6/2011	7/6/2021	No
60	Loan		CGMRC	Grandshire Estate	8/3/2011	6	9/6/2011		9/6/2011	8/6/2021	No
61	Loan		CGMRC	Millside Office Building	8/1/2011	6	9/6/2011		9/6/2011	8/6/2021	No
62	Loan		CGMRC	Autumn Oaks	12/13/2011	6	2/6/2012		2/6/2012	1/6/2022	No
63	Loan		CGMRC	Westpark Business Center	8/31/2011	6	10/6/2011		10/6/2011	9/6/2016	No
64	Loan	50	AMF I	Mount Kisco Self-Storage	11/22/2011	1	1/1/2012		1/1/2012	12/1/2021	No
65	Loan		CGMRC	West Davidson Village	7/28/2011	6	9/6/2011		9/6/2011	8/6/2021	No
66	Loan		AMF I	Shady Banks Shopping Center	10/18/2011	1	12/1/2011		12/1/2011	11/1/2021	No
67	Loan		CGMRC	Wheel Estates MHP	10/6/2011	6	11/6/2011		11/6/2011	10/6/2021	No
68	Loan		CGMRC	Meyerland Center	7/13/2011	6	9/6/2011		9/6/2011	8/6/2021	No
69	Loan	51	AMF I	Mount Rose Plaza	11/3/2011	1	1/1/2012		1/1/2012	12/1/2021	No
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	10/26/2011	6	12/6/2011		12/6/2011	11/6/2021	No
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage	10/27/2011	1	12/1/2011		12/1/2011	11/1/2016	No
72	Loan		CGMRC	Regal Parking Garage	6/30/2011	6	8/6/2011	7/6/2016		7/6/2016	No
73	Loan		CGMRC	Edgewood Square Shopping Center	12/9/2011	6	2/6/2012		2/6/2012	1/6/2022	No
74	Loan		CGMRC	LARP II Portfolio	9/23/2011	6	11/6/2011		11/6/2011	10/6/2016	No
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village	9/30/2011	6	11/6/2011		11/6/2011	10/6/2021	No
76	Loan		CGMRC	Regency Plaza - Food Lion	6/9/2011	6	8/6/2011		8/6/2011	7/6/2021	No
77	Loan		CGMRC	Lockaway Self Storage	8/1/2011	6	9/6/2011		9/6/2011	8/6/2021	No
78	Loan	52	AMF I	Extra Space Storage Chattanooga	11/18/2011	1	1/1/2012		1/1/2012	12/1/2016	No
79	Loan		AMF I	Collierville Self-Storage	10/27/2011	1	12/1/2011		12/1/2011	11/1/2016	No
80	Loan		CGMRC	Gulf Breeze MHP	11/14/2011	6	1/6/2012		1/6/2012	12/6/2016	No

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	Third Most Recent NOI ($)	Third Most Recent NOI Date
1	Loan	7, 8, 9	GSMC	Meadowood Mall	0	0	Lockout/27_Defeasance/89_0%/4	15,347,442	12/31/2009
2	Loan	10, 11	GSMC	ELS Portfolio	0	0	Lockout/29_Defeasance/87_0%/4	N/A	N/A
2.01	Property			Coral Cay Plantation				2,939,059	12/31/2009
2.02	Property			Golf Vista Estates				2,041,717	12/31/2009
2.03	Property			Concord Cascade				1,757,100	12/31/2009
2.04	Property			Hidden Valley				1,318,109	12/31/2009
2.05	Property	12		Stonegate Manor				N/A	N/A
2.06	Property			Fun-N-Sun				769,935	12/31/2009
2.07	Property			Shady Lane Oaks				749,217	12/31/2009
2.08	Property			Cheron Village				952,036	12/31/2009
2.09	Property			Swan Creek				1,252,093	12/31/2009
2.10	Property			Orange Lake				656,681	12/31/2009
2.11	Property			Lake in the Hills				930,027	12/31/2009
2.12	Property			Toby’s RV				582,724	12/31/2009
3	Loan		CGMRC	SunTrust International Center	0	0	Lockout/30_>YM or 1%or Defeasance/86_0%/4	6,629,723	12/31/2009
4	Loan	13	CGMRC	LHG Hotel Portfolio	0	0	>YM or 1%/116_0%/4	7,632,228	12/31/2009
4.01	Property			Residence Inn - Rancho Cordova, CA				1,095,017	12/31/2009
4.02	Property			Residence Inn - Poland, OH				782,501	12/31/2009
4.03	Property			Residence Inn - Westminster, CO				981,772	12/31/2009
4.04	Property			Fairfield Inn & Suites - Midland, TX				519,866	12/31/2009
4.05	Property			Residence Inn - Canton, OH				749,312	12/31/2009
4.06	Property			Courtyard by Marriott - Lubbock, TX				948,401	12/31/2009
4.07	Property			Fairfield Inn - Jackson, MI				575,540	12/31/2009
4.08	Property			Fairfield Inn - Bryan, TX				485,973	12/31/2009
4.09	Property			Fairfield Inn - Grand Rapids, MI				296,706	12/31/2009
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN				461,759	12/31/2009
4.11	Property			Fairfield Inn - Mansfield, OH				391,143	12/31/2009
4.12	Property			Country Inn & Suites - Rochester, MN				344,238	12/31/2009
5	Loan		CGMRC	Mansards Apartments	0	0	Lockout/25_Defeasance/92_0%/3	4,569,236	12/31/2009
6	Loan	14	GSMC	Hotel ZaZa - Houston	0	0	Lockout/26_Defeasance/90_0%/4	5,052,028	12/31/2009
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	0	0	Lockout/28_Defeasance/88_0%/4	3,579,139	12/31/2009
8	Loan		CGMRC	Pittsford Plaza	0	0	Lockout/29_Defeasance/88_0%/3	5,276,783	12/31/2009
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	0	0	Lockout/31_Defeasance/85_0%/4	4,556,929	12/31/2009
10	Loan	21	CGMRC	Red Rose Commons	0	0	Lockout/31_Defeasance/86_0%/3	2,313,509	12/31/2009
11	Loan	22	AMF I	Great Northern Corporate Center	0	5	Lockout/35_Defeasance/81_0%/4	2,934,856	12/31/2009
12	Loan	23	AMF I	Chase Tower	0	5	Lockout/28_Defeasance/88_0%/4	N/A	N/A
13	Loan	24	CGMRC	Olympia Medical Plaza	0	0	Lockout/29_Defeasance/88_0%/3	2,266,656	12/31/2009
14	Loan		CGMRC	CJL Realty Portfolio	0	0	Lockout/26_Defeasance/90_0%/4	1,582,758	12/31/2009
14.01	Property			Summer Hill				1,192,675	12/31/2009
14.02	Property			Amity Commons				317,617	12/31/2009
14.03	Property			Heritage House				72,466	12/31/2009
15	Loan	25	GSMC	Eagle Glen Plaza	0	0	Lockout/30_Defeasance/27_0%/3	1,801,374	12/31/2009
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	0	0	Lockout/26_Defeasance/90_0%/4	1,012,930	12/31/2009
17	Loan	27, 28	GSMC	Siegen Plaza	5 days grace, once per calendar year	0	Lockout/11_>YM or 1%/105_0%/4	2,243,621	12/31/2009
18	Loan		CGMRC	Hull - Aurora	0	0	Lockout/26_Defeasance/90_0%/4	1,806,642	12/31/2009
19	Loan	29	GSMC	Maple Ridge Townhomes	0	0	Lockout/32_Defeasance/25_0%/3	N/A	N/A
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	0	0	Lockout/31_Defeasance/26_0%/3	1,819,156	12/31/2009
20.01	Property			Hampton Inn MOA				1,416,265	12/31/2009
20.02	Property			SpringHill Suites				402,891	12/31/2009
21	Loan	31	GSMC	Mallard Lakes Towne Homes	0	0	Lockout/31_Defeasance/84_0%/5	1,373,713	12/31/2009
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	0	5	Lockout/30_Defeasance/86_0%/4	N/A	N/A
23	Loan		CGMRC	Lakeside Plaza I	0	0	Lockout/27_Defeasance/90_0%/3	2,163,731	12/31/2009
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	0	0	Lockout/26_Defeasance/90_0%/4	1,677,360	12/31/2009
24.01	Property			Hilton Garden Inn - Wooster, OH				604,421	12/31/2009
24.02	Property			Hampton Inn - Wooster, OH				511,610	12/31/2009
24.03	Property			Hampton Inn - New Philadelphia, OH				561,329	12/31/2009
25	Loan		GSMC	Meadowood Marketplace	0	0	Lockout/27_Defeasance/89_0%/4	1,648,597	12/31/2009
26	Loan		GSMC	Coppell Market	5 days grace, once per calendar year	0	Lockout/30_Defeasance/86_0%/4	931,765	12/31/2009
27	Loan	34	GSMC	Fairgrounds Crossing	5 days grace, once per calendar year	0	Lockout/11_>YM or 1%/105_0%/4	N/A	N/A
28	Loan		GSMC	Wells Fargo Building	10 days grace, once per calendar year following written notice from Lender	0	Lockout/26_Defeasance/90_0%/4	1,421,170	12/31/2009
29	Loan		GSMC	Bradford Office Park	0	0	Lockout/30_Defeasance/86_0%/4	1,093,346	12/31/2009
30	Loan		CGMRC	Bi-Lo Portfolio	0	0	Lockout/28_Defeasance/90_0%/2	1,580,387	12/31/2009
30.01	Property			Collins Shopping Center				608,469	12/31/2009
30.02	Property			Edenwood Shopping Center				474,720	12/31/2009
30.03	Property			Gaffney Shopping Center				227,070	12/31/2009
30.04	Property			Chesnee Shopping Center				270,129	12/31/2009
31	Loan	35	CGMRC	Timbercrest Village MHP	0	0	Lockout/29_Defeasance/88_0%/3	755,331	3/31/2009

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	Third Most Recent NOI ($)	Third Most Recent NOI Date
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	0	0	Lockout/26_Defeasance/91_0%/3	N/A	N/A
32.01	Property			145 Spring Street				N/A	N/A
32.02	Property			474 Broome Street				N/A	N/A
33	Loan		AMF I	One Hamden Center	0	5	Lockout/30_Defeasance/86_0%/4	844,382	12/31/2009
34	Loan	36	CGMRC	Preston Belt Line Office Park	0	0	Lockout/31_Defeasance/85_0%/4	1,017,339	12/31/2009
35	Loan	37	CGMRC	Cottage Cove	0	0	Lockout/25_Defeasance/91_0%/4	490,264	12/31/2009
36	Loan	37	CGMRC	Homestead Village	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	0	5	Lockout/26_Defeasance/90_0%/4	881,572	12/31/2009
38	Loan	19	GSMC	Towers of Coral Springs	0	0	Lockout/25_Defeasance/91_0%/4	775,893	12/31/2009
39	Loan	40	CGMRC	Club at Spring Valley	0	0	Lockout/27_Defeasance/30_0%/3	804,644	12/31/2009
40	Loan		CGMRC	NAFTA Brownsville	0	0	Lockout/30_Defeasance/87_0%/3	868,665	12/31/2009
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	0	0	Lockout/30_Defeasance/86_0%/4	583,572	12/31/2009
42	Loan		CGMRC	Russell Center	0	0	Lockout/25_Defeasance/93_0%/2	526,385	12/31/2009
43	Loan	43	AMF I	Carriage Hills Apartments	0	5	Lockout/25_Defeasance/91_0%/4	751,385	12/31/2009
44	Loan		CGMRC	Forest Green Office Park	0	0	Lockout/30_Defeasance/86_0%/4	722,966	12/31/2009
45	Loan		CGMRC	Orange Canyon Plaza	0	0	Lockout/29_Defeasance/88_0%/3	1,251,135	12/31/2009
46	Loan		CGMRC	Inverness MHP	0	0	Lockout/29_Defeasance/88_0%/3	709,938	12/31/2009
47	Loan		CGMRC	Freedom Self Storage Portfolio	0	0	Lockout/29_Defeasance/88_0%/3	591,283	12/31/2009
47.01	Property			Freedom Meridian				289,123	12/31/2009
47.02	Property			Freedom Boise				258,444	12/31/2009
47.03	Property			Freedom Star				29,972	12/31/2009
47.04	Property			Freedom Caldwell				13,744	12/31/2009
48	Loan		CGMRC	Austin Centennial	0	0	Lockout/32_Defeasance/85_0%/3	661,164	12/31/2009
49	Loan	44	CGMRC	Hampton Inn Birmingham	0	0	Lockout/29_Defeasance/28_0%/3	799,541	12/31/2009
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	0	5	Lockout/26_Defeasance/90_0%/4	N/A	N/A
50.01	Property	46		808 W 76th St				N/A	N/A
50.02	Property			7944 S Paulina				N/A	N/A
50.03	Property			1514-20 W 77th				N/A	N/A
50.04	Property			1448 W 83rd				N/A	N/A
50.05	Property			8001 S Marshfield Ave				N/A	N/A
50.06	Property			1738 W 77th St				N/A	N/A
50.07	Property	46		1735 W 79th St				N/A	N/A
50.08	Property			1717 W 77th St				N/A	N/A
50.09	Property			1704 W 77th St				N/A	N/A
50.10	Property			1815 W 77th St				N/A	N/A
50.11	Property			8001-03 S Carpenter				N/A	N/A
50.12	Property			8515 S Green				N/A	N/A
51	Loan		CGMRC	Rockfish Commons	0	0	Lockout/30_Defeasance/87_0%/3	N/A	N/A
52	Loan		CGMRC	Shoppes at Summit	0	0	Lockout/30_Defeasance/87_0%/3	N/A	N/A
53	Loan		CGMRC	Dollar Self Storage	5	0	Lockout/27_Defeasance/89_0%/4	375,348	12/31/2009
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A
55	Loan		AMF I	Lakeview Village Shopping Center	0	5	Lockout/26_Defeasance/90_0%/4	520,308	12/31/2009
56	Loan		CGMRC	6312 North Nagle Avenue	0	0	Lockout/30_Defeasance/86_0%/4	N/A	N/A
57	Loan		CGMRC	AA Storage at Fair Park	0	0	Lockout/28_Defeasance/90_0%/2	410,338	12/31/2009
58	Loan		CGMRC	Ellis Street Apartments	0	0	Lockout/31_Defeasance/85_0%/4	193,155	12/31/2009
59	Loan		CGMRC	Arlington Acres MHP	0	0	Lockout/31_Defeasance/86_0%/3	485,575	12/31/2009
60	Loan		CGMRC	Grandshire Estate	0	0	Lockout/30_Defeasance/87_0%/3	442,495	12/31/2009
61	Loan		CGMRC	Millside Office Building	0	0	Lockout/30_Defeasance/87_0%/3	N/A	N/A
62	Loan		CGMRC	Autumn Oaks	0	0	Lockout/25_Defeasance/91_0%/4	188,470	12/31/2009
63	Loan		CGMRC	Westpark Business Center	0	0	Lockout/29_Defeasance/28_0%/3	335,573	12/31/2009
64	Loan	50	AMF I	Mount Kisco Self-Storage	0	5	Lockout/26_Defeasance/90_0%/4	454,706	12/31/2009
65	Loan		CGMRC	West Davidson Village	0	0	Lockout/30_Defeasance/87_0%/3	359,447	12/31/2009
66	Loan		AMF I	Shady Banks Shopping Center	0	5	Lockout/35_Defeasance/81_0%/4	374,983	12/31/2009
67	Loan		CGMRC	Wheel Estates MHP	0	0	Lockout/28_Defeasance/89_0%/3	333,964	12/31/2009
68	Loan		CGMRC	Meyerland Center	0	0	Lockout/30_Defeasance/87_0%/3	197,499	12/31/2009
69	Loan	51	AMF I	Mount Rose Plaza	0	5	Lockout/26_Defeasance/90_0%/4	416,329	12/31/2009
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	0	0	Lockout/27_Defeasance/90_0%/3	331,119	12/31/2009
70.01	Property			Eldora Estates				214,986	12/31/2009
70.02	Property			Shady Acres Resort				116,133	12/31/2009
71	Loan		AMF I	Gordon Highway Self-Storage	0	5	Lockout/27_>YM or 3%/29_0%/4	N/A	N/A
72	Loan		CGMRC	Regal Parking Garage	0	0	Lockout/31_Defeasance/25_0%/4	N/A	N/A
73	Loan		CGMRC	Edgewood Square Shopping Center	0	0	Lockout/25_Defeasance/93_0%/2	402,515	12/31/2009
74	Loan		CGMRC	LARP II Portfolio	0	0	Lockout/28_Defeasance/28_0%/4	179,197	12/31/2009
74.01	Property			5528 South Cornell Avenue				169,112	12/31/2009
74.02	Property			1018 East 54th Street				10,085	12/31/2009
75	Loan		CGMRC	Hobe Village	0	0	Lockout/28_Defeasance/88_0%/4	407,725	12/31/2009
76	Loan		CGMRC	Regency Plaza - Food Lion	0	0	Lockout/31_Defeasance/87_0%/2	285,524	12/31/2009
77	Loan		CGMRC	Lockaway Self Storage	0	0	Lockout/30_Defeasance/87_0%/3	313,327	12/31/2009
78	Loan	52	AMF I	Extra Space Storage Chattanooga	0	5	Lockout/26_>YM or 3%/30_0%/4	N/A	N/A
79	Loan		AMF I	Collierville Self-Storage	0	5	Lockout/27_>YM or 3%/29_0%/4	N/A	N/A
80	Loan		CGMRC	Gulf Breeze MHP	0	0	Lockout/26_Defeasance/31_0%/3	143,599	12/31/2009

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Most Recent NOI (if past 2010) ($)	Most Recent NOI Date (if past 2010)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	14,076,762	12/31/2010	14,468,367	10/31/2011	18,932,460	5,613,752	13,318,708	10.7%
2	Loan	10, 11	GSMC	ELS Portfolio	N/A	N/A	15,103,888	10/31/2011	25,613,522	11,400,594	14,212,929	14.2%
2.01	Property			Coral Cay Plantation	3,057,678	12/31/2010	3,266,722	10/31/2011	5,882,898	2,856,840	3,026,059
2.02	Property			Golf Vista Estates	2,016,430	12/31/2010	1,957,327	10/31/2011	2,663,905	854,937	1,808,968
2.03	Property			Concord Cascade	1,745,912	12/31/2010	1,826,468	10/31/2011	2,808,237	1,161,914	1,646,323
2.04	Property			Hidden Valley	1,350,442	12/31/2010	1,442,389	10/31/2011	1,823,283	465,252	1,358,031
2.05	Property	12		Stonegate Manor	N/A	N/A	631,494	10/31/2011	1,901,583	755,009	1,146,574
2.06	Property			Fun-N-Sun	934,009	12/31/2010	824,482	10/31/2011	2,845,368	2,183,592	661,776
2.07	Property			Shady Lane Oaks	790,546	12/31/2010	783,254	10/31/2011	1,309,597	588,503	721,094
2.08	Property			Cheron Village	1,014,911	12/31/2010	1,034,170	10/31/2011	1,442,589	580,398	862,191
2.09	Property			Swan Creek	1,156,261	12/31/2010	1,086,889	10/31/2011	1,509,003	558,082	950,921
2.10	Property			Orange Lake	750,578	12/31/2010	831,796	10/31/2011	1,219,746	447,333	772,413
2.11	Property			Lake in the Hills	896,548	12/31/2010	862,524	10/31/2011	1,217,436	469,394	748,042
2.12	Property			Toby’s RV	587,338	12/31/2010	556,373	10/31/2011	989,877	479,340	510,537
3	Loan		CGMRC	SunTrust International Center	6,361,784	12/31/2010	6,246,495	6/30/2011	12,970,975	6,641,885	6,329,090	10.2%
4	Loan	13	CGMRC	LHG Hotel Portfolio	7,956,183	12/31/2010	8,973,918	9/30/2011	22,022,544	13,761,691	8,260,853	13.8%
4.01	Property			Residence Inn - Rancho Cordova, CA	1,138,734	12/31/2010	1,210,010	9/30/2011	2,572,781	1,581,178	991,603
4.02	Property			Residence Inn - Poland, OH	922,092	12/31/2010	1,051,404	9/30/2011	2,277,740	1,273,299	1,004,441
4.03	Property			Residence Inn - Westminster, CO	1,068,036	12/31/2010	945,611	9/30/2011	2,611,706	1,699,532	912,174
4.04	Property			Fairfield Inn & Suites - Midland, TX	654,990	12/31/2010	1,091,730	9/30/2011	2,274,864	1,255,593	1,019,271
4.05	Property			Residence Inn - Canton, OH	816,928	12/31/2010	1,035,580	9/30/2011	1,986,199	1,160,796	825,404
4.06	Property			Courtyard by Marriott - Lubbock, TX	709,354	12/31/2010	819,845	9/30/2011	2,377,772	1,563,330	814,442
4.07	Property			Fairfield Inn - Jackson, MI	607,084	12/31/2010	576,608	9/30/2011	1,397,084	844,058	553,026
4.08	Property			Fairfield Inn - Bryan, TX	459,444	12/31/2010	504,748	9/30/2011	1,327,107	852,507	474,600
4.09	Property			Fairfield Inn - Grand Rapids, MI	409,792	12/31/2010	483,726	9/30/2011	1,524,141	1,036,371	487,770
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN	352,994	12/31/2010	428,880	9/30/2011	1,189,705	774,083	415,622
4.11	Property			Fairfield Inn - Mansfield, OH	444,582	12/31/2010	481,572	9/30/2011	1,254,689	829,680	425,009
4.12	Property			Country Inn & Suites - Rochester, MN	372,153	12/31/2010	344,204	9/30/2011	1,228,755	891,264	337,492
5	Loan		CGMRC	Mansards Apartments	5,173,774	12/31/2010	5,669,406	10/31/2011	12,338,623	6,819,676	5,518,948	10.8%
6	Loan	14	GSMC	Hotel ZaZa - Houston	6,934,756	12/31/2010	8,348,146	10/31/2011	30,759,844	22,865,779	7,894,065	15.8%
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	3,909,173	12/31/2010	3,957,334	10/31/2011	6,449,637	2,067,258	4,382,378	9.5%
8	Loan		CGMRC	Pittsford Plaza	5,442,916	12/31/2010	5,617,877	6/30/2011	9,190,954	3,545,723	5,645,231	12.8%
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	4,945,475	12/31/2010	4,784,067	10/31/2011	8,551,917	3,551,518	5,000,399	11.9%
10	Loan	21	CGMRC	Red Rose Commons	2,540,244	12/31/2010	3,137,821	10/31/2011	4,239,094	1,241,891	2,997,203	10.1%
11	Loan	22	AMF I	Great Northern Corporate Center	2,271,792	12/31/2010	2,591,024	8/31/2011	5,289,967	2,537,172	2,752,795	13.4%
12	Loan	23	AMF I	Chase Tower	1,995,603	12/31/2010	2,043,547	6/30/2011	4,596,502	2,372,390	2,224,112	11.2%
13	Loan	24	CGMRC	Olympia Medical Plaza	2,564,023	12/31/2010	2,490,656	5/31/2011	3,950,123	1,401,693	2,548,430	12.8%
14	Loan		CGMRC	CJL Realty Portfolio	1,740,538	12/31/2010	1,751,159	6/30/2011	2,777,113	1,057,632	1,719,481	9.8%
14.01	Property			Summer Hill	1,251,535	12/31/2010	1,223,290	6/30/2011	1,857,546	641,281	1,216,265
14.02	Property			Amity Commons	429,478	12/31/2010	471,560	6/30/2011	758,260	318,013	440,246
14.03	Property			Heritage House	59,525	12/31/2010	56,309	6/30/2011	161,307	98,338	62,969
15	Loan	25	GSMC	Eagle Glen Plaza	1,815,278	12/31/2010	1,775,004	10/31/2011	2,726,726	894,737	1,831,989	10.8%
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	1,681,517	12/31/2010	2,507,773	10/31/2011	10,993,528	8,409,621	2,583,907	15.5%
17	Loan	27, 28	GSMC	Siegen Plaza	2,237,308	12/31/2010	2,285,068	10/31/2011	2,888,152	774,449	2,113,704	12.7%
18	Loan		CGMRC	Hull - Aurora	1,845,479	12/31/2010	1,845,103	9/30/2011	2,428,552	694,320	1,734,232	11.6%
19	Loan	29	GSMC	Maple Ridge Townhomes	1,023,212	12/31/2010	1,342,158	10/31/2011	1,935,508	633,178	1,302,330	8.8%
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	1,986,299	12/31/2010	2,181,072	10/31/2011	7,897,996	5,847,385	2,050,611	14.0%
20.01	Property			Hampton Inn MOA	1,622,971	12/31/2010	1,667,114	10/31/2011	4,786,444	3,179,731	1,606,713
20.02	Property			SpringHill Suites	363,328	12/31/2010	513,958	10/31/2011	3,111,552	2,667,653	443,899
21	Loan	31	GSMC	Mallard Lakes Towne Homes	1,471,773	12/31/2010	1,520,181	10/31/2011	2,514,795	1,075,430	1,439,364	10.1%
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	N/A	N/A	1,962,191	12/2/2011	6,690,426	4,689,837	2,000,589	14.1%
23	Loan		CGMRC	Lakeside Plaza I	2,136,676	12/31/2010	2,191,175	8/31/2011	2,938,918	1,026,917	1,912,002	13.7%
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	1,865,262	12/31/2010	2,064,826	9/30/2011	5,795,577	3,800,356	1,995,221	14.3%
24.01	Property			Hilton Garden Inn - Wooster, OH	766,539	12/31/2010	906,080	9/30/2011	2,552,226	1,679,223	873,003
24.02	Property			Hampton Inn - Wooster, OH	550,697	12/31/2010	575,384	9/30/2011	1,684,284	1,111,962	572,322
24.03	Property			Hampton Inn - New Philadelphia, OH	548,026	12/31/2010	583,362	9/30/2011	1,559,067	1,009,171	549,896
25	Loan		GSMC	Meadowood Marketplace	1,831,032	12/31/2010	1,884,467	11/30/2011	2,182,257	419,577	1,762,679	12.6%
26	Loan		GSMC	Coppell Market	1,110,186	12/31/2010	1,157,236	11/30/2011	1,730,968	507,353	1,223,615	9.1%
27	Loan	34	GSMC	Fairgrounds Crossing	1,176,754	12/31/2010	N/A	N/A	2,278,315	486,821	1,791,494	13.3%
28	Loan		GSMC	Wells Fargo Building	1,595,596	12/31/2010	1,509,282	10/31/2011	2,784,055	1,417,174	1,366,881	11.6%
29	Loan		GSMC	Bradford Office Park	1,190,363	12/31/2010	1,201,766	10/31/2011	1,795,764	585,648	1,210,116	11.4%
30	Loan		CGMRC	Bi-Lo Portfolio	1,484,335	12/31/2010	1,573,887	5/31/2011	1,889,476	569,364	1,320,112	13.2%
30.01	Property			Collins Shopping Center	567,008	12/31/2010	547,801	5/31/2011	651,708	180,776	470,932
30.02	Property			Edenwood Shopping Center	464,919	12/31/2010	545,518	5/31/2011	594,396	167,498	426,898
30.03	Property			Gaffney Shopping Center	229,285	12/31/2010	225,455	5/31/2011	314,350	100,993	213,357
30.04	Property			Chesnee Shopping Center	223,123	12/31/2010	255,113	5/31/2011	329,021	120,097	208,924
31	Loan	35	CGMRC	Timbercrest Village MHP	829,577	3/31/2010	947,481	6/30/2011	1,501,054	571,051	930,003	9.4%

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Most Recent NOI (if past 2010) ($)	Most Recent NOI Date (if past 2010)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	N/A	N/A	N/A	N/A	1,278,947	341,507	937,440	9.9%
32.01	Property			145 Spring Street	N/A	N/A	99,456	9/30/2011	982,072	296,392	685,680
32.02	Property			474 Broome Street	N/A	N/A	N/A	N/A	296,875	45,115	251,760
33	Loan		AMF I	One Hamden Center	972,396	12/31/2010	807,661	5/31/2011	2,154,953	1,079,766	1,075,187	11.8%
34	Loan	36	CGMRC	Preston Belt Line Office Park	1,054,173	12/31/2010	1,033,153	3/31/2011	1,826,884	877,821	949,063	10.9%
35	Loan	37	CGMRC	Cottage Cove	496,091	12/31/2010	539,355	8/31/2011	864,697	336,513	528,184	11.6%
36	Loan	37	CGMRC	Homestead Village	376,046	12/31/2010	418,416	8/31/2011	724,642	292,733	431,909	11.6%
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	947,433	12/31/2010	1,159,295	10/7/2011	3,743,899	2,539,773	1,204,126	14.6%
38	Loan	19	GSMC	Towers of Coral Springs	635,512	12/31/2010	840,116	9/30/2011	1,752,124	611,991	1,140,133	13.8%
39	Loan	40	CGMRC	Club at Spring Valley	837,520	12/31/2010	870,715	6/25/2011	2,470,923	1,601,072	869,851	11.1%
40	Loan		CGMRC	NAFTA Brownsville	829,953	12/31/2010	819,582	4/30/2011	1,403,013	492,393	910,619	12.5%
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	654,235	12/31/2010	697,847	5/31/2011	1,008,570	371,500	637,070	9.6%
42	Loan		CGMRC	Russell Center	506,039	12/31/2010	520,908	10/31/2011	1,074,081	338,339	735,742	10.8%
43	Loan	43	AMF I	Carriage Hills Apartments	725,926	12/31/2010	753,632	10/31/2011	1,808,555	1,040,754	767,801	11.4%
44	Loan		CGMRC	Forest Green Office Park	947,419	12/31/2010	960,827	3/31/2011	2,003,630	1,068,479	935,151	14.1%
45	Loan		CGMRC	Orange Canyon Plaza	1,215,905	12/31/2010	1,211,076	6/30/2011	1,163,799	313,309	850,490	13.5%
46	Loan		CGMRC	Inverness MHP	930,827	12/31/2010	829,194	6/30/2011	1,762,764	966,787	795,977	13.3%
47	Loan		CGMRC	Freedom Self Storage Portfolio	646,307	12/31/2010	729,920	5/31/2011	1,345,423	656,559	688,864	11.5%
47.01	Property			Freedom Meridian	277,560	12/31/2010	305,716	5/31/2011	491,160	191,931	299,229
47.02	Property			Freedom Boise	205,615	12/31/2010	216,574	5/31/2011	358,400	170,802	187,598
47.03	Property			Freedom Star	108,459	12/31/2010	128,170	5/31/2011	262,982	151,923	111,058
47.04	Property			Freedom Caldwell	54,673	12/31/2010	79,460	5/31/2011	232,881	141,902	90,979
48	Loan		CGMRC	Austin Centennial	725,079	12/31/2010	684,249	3/31/2011	1,123,092	440,969	682,123	11.5%
49	Loan	44	CGMRC	Hampton Inn Birmingham	726,342	12/31/2010	841,080	7/31/2011	2,336,578	1,573,105	763,473	13.5%
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	326,156	12/31/2010	754,489	9/30/2011	1,633,544	814,335	819,209	14.5%
50.01	Property	46		808 W 76th St	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.02	Property			7944 S Paulina	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.03	Property			1514-20 W 77th	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.04	Property			1448 W 83rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.05	Property			8001 S Marshfield Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.06	Property			1738 W 77th St	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.07	Property	46		1735 W 79th St	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.08	Property			1717 W 77th St	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.09	Property			1704 W 77th St	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.10	Property			1815 W 77th St	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.11	Property			8001-03 S Carpenter	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50.12	Property			8515 S Green	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	Loan		CGMRC	Rockfish Commons	N/A	N/A	174,140	6/18/2011	679,328	96,125	583,203	10.7%
52	Loan		CGMRC	Shoppes at Summit	N/A	N/A	166,407	6/18/2011	637,125	73,296	563,829	10.7%
53	Loan		CGMRC	Dollar Self Storage	406,206	12/31/2010	540,345	9/30/2011	916,975	374,660	542,315	11.0%
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	597,106	12/31/2010	731,989	9/30/2011	2,084,628	1,435,691	648,937	13.8%
55	Loan		AMF I	Lakeview Village Shopping Center	514,421	12/31/2010	540,598	7/31/2011	673,645	153,415	520,230	11.6%
56	Loan		CGMRC	6312 North Nagle Avenue	346,247	12/31/2010	273,008	3/31/2011	643,663	193,198	450,466	10.4%
57	Loan		CGMRC	AA Storage at Fair Park	452,511	12/31/2010	454,495	5/31/2011	712,608	275,096	437,512	11.3%
58	Loan		CGMRC	Ellis Street Apartments	265,153	12/31/2010	323,787	5/31/2011	701,887	347,105	354,781	9.2%
59	Loan		CGMRC	Arlington Acres MHP	461,722	12/31/2010	491,900	5/31/2011	673,384	230,263	443,121	11.5%
60	Loan		CGMRC	Grandshire Estate	437,878	12/31/2010	406,994	5/31/2011	673,803	284,787	389,016	10.3%
61	Loan		CGMRC	Millside Office Building	N/A	N/A	327,696	4/30/2011	917,418	466,144	451,274	11.9%
62	Loan		CGMRC	Autumn Oaks	365,798	12/31/2010	487,465	8/31/2011	640,099	201,730	438,369	11.9%
63	Loan		CGMRC	Westpark Business Center	278,993	12/31/2010	358,224	7/31/2011	711,803	255,370	456,432	12.6%
64	Loan	50	AMF I	Mount Kisco Self-Storage	407,054	12/31/2010	415,867	6/30/2011	727,946	311,690	416,256	11.9%
65	Loan		CGMRC	West Davidson Village	373,395	12/31/2010	423,875	6/18/2011	401,955	49,471	352,485	10.6%
66	Loan		AMF I	Shady Banks Shopping Center	367,239	12/31/2010	411,945	6/30/2011	482,021	115,925	366,096	11.1%
67	Loan		CGMRC	Wheel Estates MHP	354,212	12/31/2010	356,631	8/31/2011	599,738	256,197	343,541	10.6%
68	Loan		CGMRC	Meyerland Center	293,884	12/31/2010	359,562	5/31/2011	594,080	214,031	380,049	11.8%
69	Loan	51	AMF I	Mount Rose Plaza	386,131	12/31/2010	401,484	6/30/2011	539,434	175,282	364,152	11.8%
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	325,286	12/31/2010	370,288	9/30/2011	768,419	419,478	348,941	11.5%
70.01	Property			Eldora Estates	223,386	12/31/2010	254,440	9/30/2011	501,027	264,545	236,482
70.02	Property			Shady Acres Resort	101,900	12/31/2010	115,848	9/30/2011	267,392	154,933	112,459
71	Loan		AMF I	Gordon Highway Self-Storage	308,630	12/31/2010	339,799	8/31/2011	575,307	182,286	393,021	13.0%
72	Loan		CGMRC	Regal Parking Garage	N/A	N/A	N/A	N/A	416,767	113,537	303,230	10.1%
73	Loan		CGMRC	Edgewood Square Shopping Center	417,506	12/31/2010	416,975	9/30/2011	596,936	214,625	382,311	12.8%
74	Loan		CGMRC	LARP II Portfolio	229,111	12/31/2010	302,125	6/30/2011	569,410	275,811	293,599	10.2%
74.01	Property			5528 South Cornell Avenue	185,929	12/31/2010	239,796	6/30/2011	467,740	222,641	245,099
74.02	Property			1018 East 54th Street	43,182	12/31/2010	62,329	6/30/2011	101,670	53,170	48,500
75	Loan		CGMRC	Hobe Village	325,557	12/31/2010	331,421	7/31/2011	659,501	315,459	344,042	12.3%
76	Loan		CGMRC	Regency Plaza - Food Lion	281,358	12/31/2010	319,409	8/31/2011	465,553	152,613	312,940	12.4%
77	Loan		CGMRC	Lockaway Self Storage	176,650	12/31/2010	283,206	5/31/2011	493,710	218,583	275,127	11.3%
78	Loan	52	AMF I	Extra Space Storage Chattanooga	283,958	12/31/2010	302,338	9/30/2011	558,103	279,857	278,246	11.7%
79	Loan		AMF I	Collierville Self-Storage	N/A	N/A	176,356	8/31/2011	293,913	127,681	166,231	12.2%
80	Loan		CGMRC	Gulf Breeze MHP	163,188	12/31/2010	169,725	8/31/2011	304,714	145,070	159,644	12.0%

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	121,459	463,044	12,734,204	1.44	10.2%	191,000,000	10/17/2011	NAP
2	Loan	10, 11	GSMC	ELS Portfolio	313,500	0	13,899,429	2.15	13.9%	200,640,000	Various	NAP
2.01	Property			Coral Cay Plantation	49,140	0	2,976,919			45,800,000	7/1/2011	NAP
2.02	Property			Golf Vista Estates	24,480	0	1,784,488			24,140,000	7/1/2011	NAP
2.03	Property			Concord Cascade	16,980	0	1,629,343			23,240,000	6/29/2011	NAP
2.04	Property			Hidden Valley	18,180	0	1,339,851			18,800,000	7/1/2011	NAP
2.05	Property	12		Stonegate Manor	22,320	0	1,124,254			14,000,000	6/28/2011	NAP
2.06	Property			Fun-N-Sun	86,100	0	575,676			13,260,000	7/1/2011	NAP
2.07	Property			Shady Lane Oaks	15,000	0	706,094			11,700,000	7/1/2011	NAP
2.08	Property			Cheron Village	12,120	0	850,071			11,500,000	7/1/2011	NAP
2.09	Property			Swan Creek	17,640	0	933,281			11,100,000	6/28/2011	NAP
2.10	Property			Orange Lake	14,520	0	757,893			10,800,000	7/1/2011	NAP
2.11	Property			Lake in the Hills	14,280	0	733,762			8,500,000	6/28/2011	NAP
2.12	Property			Toby’s RV	22,740	0	487,797			7,800,000	7/1/2011	NAP
3	Loan		CGMRC	SunTrust International Center	84,171	589,803	5,655,116	1.34	9.1%	87,300,000	5/18/2011	NAP
4	Loan	13	CGMRC	LHG Hotel Portfolio	885,529	0	7,375,324	1.60	12.3%	93,000,000	Various	110,300,000
4.01	Property			Residence Inn - Rancho Cordova, CA	102,911	0	888,692			11,000,000	8/25/2011	13,500,000
4.02	Property			Residence Inn - Poland, OH	91,110	0	913,332			9,500,000	9/1/2011	11,400,000
4.03	Property			Residence Inn - Westminster, CO	104,468	0	807,705			11,500,000	9/1/2011	14,800,000
4.04	Property			Fairfield Inn & Suites - Midland, TX	90,995	0	928,276			9,500,000	9/2/2011	10,400,000
4.05	Property			Residence Inn - Canton, OH	79,448	0	745,956			9,500,000	8/30/2011	11,200,000
4.06	Property			Courtyard by Marriott - Lubbock, TX	95,111	0	719,331			12,200,000	9/5/2011	13,400,000
4.07	Property			Fairfield Inn - Jackson, MI	55,883	0	497,143			5,700,000	9/6/2011	7,200,000
4.08	Property			Fairfield Inn - Bryan, TX	53,084	0	421,516			5,300,000	8/31/2011	6,900,000
4.09	Property			Fairfield Inn - Grand Rapids, MI	65,593	0	422,177			4,900,000	9/7/2011	5,100,000
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN	47,588	0	368,034			4,700,000	9/6/2011	4,900,000
4.11	Property			Fairfield Inn - Mansfield, OH	50,188	0	374,821			5,300,000	8/31/2011	7,200,000
4.12	Property			Country Inn & Suites - Rochester, MN	49,150	0	288,342			3,900,000	9/6/2011	4,300,000
5	Loan		CGMRC	Mansards Apartments	401,100	0	5,117,848	1.42	10.0%	74,000,000	11/18/2011	NAP
6	Loan	14	GSMC	Hotel ZaZa - Houston	1,230,394	0	6,663,671	1.83	13.4%	105,000,000	7/28/2011	NAP
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	49,933	147,210	4,185,236	1.26	9.0%	62,000,000	5/23/2011	NAP
8	Loan		CGMRC	Pittsford Plaza	103,534	355,738	5,185,960	1.66	11.8%	79,000,000	6/20/2011	NAP
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	66,666	365,705	4,568,028	1.66	10.9%	71,000,000	5/13/2011	72,900,000
10	Loan	21	CGMRC	Red Rose Commons	50,056	192,826	2,754,321	1.41	9.3%	40,300,000	7/1/2011	NAP
11	Loan	22	AMF I	Great Northern Corporate Center	95,683	331,427	2,325,686	1.44	11.3%	27,400,000	8/15/2011	NAP
12	Loan	23	AMF I	Chase Tower	37,767	151,097	2,035,248	1.43	10.2%	28,500,000	9/7/2011	NAP
13	Loan	24	CGMRC	Olympia Medical Plaza	17,995	263,012	2,267,423	1.57	11.4%	35,600,000	6/21/2011	36,400,000
14	Loan		CGMRC	CJL Realty Portfolio	39,500	0	1,679,981	1.36	9.5%	26,135,000	Various	NAP
14.01	Property			Summer Hill	18,750	0	1,197,515			19,200,000	8/17/2011	NAP
14.02	Property			Amity Commons	16,500	0	423,746			6,000,000	8/18/2011	NAP
14.03	Property			Heritage House	4,250	0	58,719			935,000	8/17/2011	NAP
15	Loan	25	GSMC	Eagle Glen Plaza	14,367	65,437	1,752,186	1.61	10.3%	24,450,000	3/15/2011	NAP
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	439,741	0	2,144,165	1.65	12.9%	28,300,000	10/3/2011	32,700,000
17	Loan	27, 28	GSMC	Siegen Plaza	49,195	127,084	1,937,425	2.10	11.7%	30,800,000	10/31/2011	NAP
18	Loan		CGMRC	Hull - Aurora	17,909	120,546	1,595,778	1.44	10.7%	23,400,000	10/24/2011	NAP
19	Loan	29	GSMC	Maple Ridge Townhomes	34,650	0	1,267,680	1.34	8.6%	20,100,000	8/1/2011	NAP
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	347,035	0	1,703,576	1.54	11.7%	28,500,000	Various	33,100,000
20.01	Property			Hampton Inn MOA	191,458	0	1,415,255			19,000,000	2/1/2011	20,800,000
20.02	Property			SpringHill Suites	155,578	0	288,321			9,500,000	3/14/2011	12,300,000
21	Loan	31	GSMC	Mallard Lakes Towne Homes	49,500	0	1,389,864	1.43	9.8%	19,060,000	3/21/2011	NAP
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	267,617	0	1,732,972	1.60	12.2%	24,700,000	6/27/2011	27,000,000
23	Loan		CGMRC	Lakeside Plaza I	25,669	132,560	1,753,774	1.66	12.6%	25,400,000	9/22/2011	NAP
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	231,823	0	1,763,398	1.59	12.6%	23,300,000	8/1/2011	NAP
24.01	Property			Hilton Garden Inn - Wooster, OH	102,089	0	770,914			10,400,000	8/1/2011	NAP
24.02	Property			Hampton Inn - Wooster, OH	67,371	0	504,951			6,800,000	8/1/2011	NAP
24.03	Property			Hampton Inn - New Philadelphia, OH	62,363	0	487,533			6,100,000	8/1/2011	NAP
25	Loan		GSMC	Meadowood Marketplace	34,000	60,156	1,668,523	1.72	12.0%	21,500,000	9/6/2011	NAP
26	Loan		GSMC	Coppell Market	13,883	58,625	1,151,108	1.23	8.5%	18,200,000	5/23/2011	NAP
27	Loan	34	GSMC	Fairgrounds Crossing	23,295	75,061	1,693,138	2.38	12.6%	24,500,000	7/14/2011	NAP
28	Loan		GSMC	Wells Fargo Building	60,558	110,397	1,195,926	1.32	10.2%	19,300,000	9/15/2011	NAP
29	Loan		GSMC	Bradford Office Park	30,719	92,567	1,086,831	1.42	10.3%	14,900,000	6/8/2011	NAP
30	Loan		CGMRC	Bi-Lo Portfolio	62,646	100,000	1,157,466	1.59	11.6%	15,605,000	6/25/2011	NAP
30.01	Property			Collins Shopping Center	20,641	25,479	424,812			5,580,000	6/25/2011	NAP
30.02	Property			Edenwood Shopping Center	33,091	35,567	358,240			5,000,000	6/25/2011	NAP
30.03	Property			Gaffney Shopping Center	1,159	16,272	195,927			2,525,000	6/25/2011	NAP
30.04	Property			Chesnee Shopping Center	7,755	22,683	178,486			2,500,000	6/25/2011	NAP
31	Loan	35	CGMRC	Timbercrest Village MHP	23,200	0	906,803	1.21	9.2%	13,270,000	6/13/2011	NAP

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	6,472	23,156	907,812	1.31	9.6%	19,650,000	11/1/2011	NAP
32.01	Property			145 Spring Street	6,097	14,250	665,333			15,900,000	11/1/2011	NAP
32.02	Property			474 Broome Street	375	8,906	242,479			3,750,000	11/1/2011	NAP
33	Loan		AMF I	One Hamden Center	23,629	118,146	933,412	1.44	10.2%	15,300,000	5/16/2011	NAP
34	Loan	36	CGMRC	Preston Belt Line Office Park	22,257	71,371	855,435	1.42	9.8%	11,750,000	5/2/2011	NAP
35	Loan	37	CGMRC	Cottage Cove	10,300	0	517,884	1.51	11.3%	6,950,000	11/8/2011	NAP
36	Loan	37	CGMRC	Homestead Village	12,975	0	418,934	1.51	11.3%	4,900,000	10/25/2011	NAP
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	187,195	0	1,016,931	1.57	12.3%	11,800,000	9/20/2011	14,100,000
38	Loan	19	GSMC	Towers of Coral Springs	18,958	64,125	1,057,050	1.78	12.8%	11,800,000	10/18/2011	12,100,000
39	Loan	40	CGMRC	Club at Spring Valley	101,808	0	768,043	1.40	9.8%	10,850,000	8/5/2011	NAP
40	Loan		CGMRC	NAFTA Brownsville	40,000	65,385	805,234	1.58	11.1%	10,450,000	6/4/2011	10,780,000
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	13,144	0	623,926	1.35	9.4%	9,900,000	6/10/2011	10,000,000
42	Loan		CGMRC	Russell Center	9,418	45,250	681,074	1.37	10.0%	9,700,000	11/7/2011	NAP
43	Loan	43	AMF I	Carriage Hills Apartments	84,586	0	683,215	1.43	10.1%	12,250,000	9/16/2011	NAP
44	Loan		CGMRC	Forest Green Office Park	41,608	129,734	763,809	1.66	11.6%	10,200,000	5/2/2011	NAP
45	Loan		CGMRC	Orange Canyon Plaza	9,380	53,935	787,175	1.65	12.5%	15,650,000	7/15/2011	NAP
46	Loan		CGMRC	Inverness MHP	25,900	0	770,077	1.74	12.9%	12,000,000	6/27/2011	NAP
47	Loan		CGMRC	Freedom Self Storage Portfolio	27,397	0	661,467	1.51	11.1%	8,365,000	6/25/2011	NAP
47.01	Property			Freedom Meridian	7,423	0	291,806			3,420,000	6/25/2011	NAP
47.02	Property			Freedom Boise	7,368	0	180,230			2,420,000	6/25/2011	NAP
47.03	Property			Freedom Star	8,243	0	102,815			1,330,000	6/25/2011	NAP
47.04	Property			Freedom Caldwell	4,364	0	86,615			1,195,000	6/25/2011	NAP
48	Loan		CGMRC	Austin Centennial	16,981	29,869	635,273	1.55	10.7%	9,150,000	5/2/2011	NAP
49	Loan	44	CGMRC	Hampton Inn Birmingham	93,463	0	670,010	1.46	11.8%	9,700,000	7/14/2011	11,000,000
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	66,900	0	752,309	1.68	13.3%	8,740,000	8/17/2011	NAP
50.01	Property	46		808 W 76th St	N/A	N/A	N/A			1,740,000	8/17/2011	NAP
50.02	Property			7944 S Paulina	N/A	N/A	N/A			890,000	8/17/2011	NAP
50.03	Property			1514-20 W 77th	N/A	N/A	N/A			740,000	8/17/2011	NAP
50.04	Property			1448 W 83rd	N/A	N/A	N/A			730,000	8/17/2011	NAP
50.05	Property			8001 S Marshfield Ave	N/A	N/A	N/A			680,000	8/17/2011	NAP
50.06	Property			1738 W 77th St	N/A	N/A	N/A			645,000	8/17/2011	NAP
50.07	Property	46		1735 W 79th St	N/A	N/A	N/A			615,000	8/17/2011	NAP
50.08	Property			1717 W 77th St	N/A	N/A	N/A			575,000	8/17/2011	NAP
50.09	Property			1704 W 77th St	N/A	N/A	N/A			570,000	8/17/2011	NAP
50.10	Property			1815 W 77th St	N/A	N/A	N/A			570,000	8/17/2011	NAP
50.11	Property			8001-03 S Carpenter	N/A	N/A	N/A			550,000	8/17/2011	NAP
50.12	Property			8515 S Green	N/A	N/A	N/A			435,000	8/17/2011	NAP
51	Loan		CGMRC	Rockfish Commons	6,289	10,309	566,605	1.36	10.4%	7,400,000	6/17/2011	NAP
52	Loan		CGMRC	Shoppes at Summit	6,289	9,073	548,466	1.36	10.4%	7,200,000	6/17/2011	NAP
53	Loan		CGMRC	Dollar Self Storage	13,304	0	529,011	1.37	10.7%	7,700,000	9/7/2011	NAP
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	83,385	0	565,552	1.36	12.1%	8,900,000	10/7/2011	9,200,000
55	Loan		AMF I	Lakeview Village Shopping Center	7,058	20,169	493,004	1.40	11.0%	6,000,000	8/31/2011	NAP
56	Loan		CGMRC	6312 North Nagle Avenue	4,464	17,350	428,651	1.47	9.9%	6,100,000	5/14/2011	NAP
57	Loan		CGMRC	AA Storage at Fair Park	6,321	0	431,192	1.51	11.1%	6,000,000	6/7/2011	NAP
58	Loan		CGMRC	Ellis Street Apartments	20,000	0	334,781	1.29	8.6%	5,460,000	6/3/2011	NAP
59	Loan		CGMRC	Arlington Acres MHP	7,440	0	435,681	1.44	11.3%	5,700,000	4/6/2011	NAP
60	Loan		CGMRC	Grandshire Estate	7,550	0	381,466	1.35	10.1%	5,350,000	7/18/2011	NAP
61	Loan		CGMRC	Millside Office Building	9,935	52,341	388,997	1.42	10.3%	5,825,000	6/21/2011	NAP
62	Loan		CGMRC	Autumn Oaks	8,950	0	429,419	1.62	11.7%	5,600,000	11/8/2011	NAP
63	Loan		CGMRC	Westpark Business Center	20,466	45,180	390,786	1.35	10.8%	6,000,000	7/19/2011	6,110,000
64	Loan	50	AMF I	Mount Kisco Self-Storage	4,248	0	412,008	1.65	11.8%	5,650,000	10/13/2011	6,000,000
65	Loan		CGMRC	West Davidson Village	4,383	6,663	341,439	1.27	10.3%	4,500,000	6/17/2011	NAP
66	Loan		AMF I	Shady Banks Shopping Center	8,496	28,320	329,280	1.33	10.0%	4,600,000	8/31/2011	NAP
67	Loan		CGMRC	Wheel Estates MHP	5,750	0	337,791	1.41	10.4%	4,530,000	8/8/2011	NAP
68	Loan		CGMRC	Meyerland Center	6,728	31,817	341,505	1.48	10.6%	4,900,000	5/26/2011	NAP
69	Loan	51	AMF I	Mount Rose Plaza	11,650	27,041	325,461	1.43	10.5%	4,340,000	9/16/2011	4,440,000
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	15,500	0	333,441	1.45	11.0%	5,130,000	8/19/2011	NAP
70.01	Property			Eldora Estates	10,450	0	226,032			3,390,000	8/19/2011	NAP
70.02	Property			Shady Acres Resort	5,050	0	107,409			1,740,000	8/19/2011	NAP
71	Loan		AMF I	Gordon Highway Self-Storage	8,238	0	384,783	1.62	12.7%	4,250,000	8/25/2011	NAP
72	Loan		CGMRC	Regal Parking Garage	4,885	0	298,345	2.23	9.9%	5,400,000	6/28/2011	NAP
73	Loan		CGMRC	Edgewood Square Shopping Center	11,105	20,559	350,647	1.64	11.7%	4,600,000	10/10/2011	NAP
74	Loan		CGMRC	LARP II Portfolio	15,500	0	278,099	1.37	9.6%	4,520,000	7/28/2011	NAP
74.01	Property			5528 South Cornell Avenue	13,250	0	231,849			3,390,000	7/28/2011	NAP
74.02	Property			1018 East 54th Street	2,250	0	46,250			1,130,000	7/28/2011	NAP
75	Loan		CGMRC	Hobe Village	7,000	0	337,042	1.61	12.1%	4,300,000	6/17/2011	NAP
76	Loan		CGMRC	Regency Plaza - Food Lion	12,747	28,719	271,474	1.55	10.7%	3,500,000	4/12/2011	NAP
77	Loan		CGMRC	Lockaway Self Storage	12,431	0	262,696	1.37	10.8%	3,400,000	7/7/2011	NAP
78	Loan	52	AMF I	Extra Space Storage Chattanooga	13,737	0	264,509	1.43	11.1%	3,770,000	8/18/2011	NAP
79	Loan		AMF I	Collierville Self-Storage	5,010	0	161,221	1.51	11.8%	1,860,000	8/18/2011	NAP
80	Loan		CGMRC	Gulf Breeze MHP	6,150	0	153,494	1.41	11.6%	1,950,000	8/19/2011	NAP

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	NAP	65.3%	55.2%	96.3%	11/23/2011	NAP	NAP	Macy’s South	98,721	1/31/2015
2	Loan	10, 11	GSMC	ELS Portfolio	NAP	49.8%	43.2%	93.9%		NAP	NAP
2.01	Property			Coral Cay Plantation	NAP			91.1%	10/31/2011	NAP	NAP	NAP
2.02	Property			Golf Vista Estates	NAP			92.2%	10/31/2011	NAP	NAP	NAP
2.03	Property			Concord Cascade	NAP			99.7%	10/31/2011	NAP	NAP	NAP
2.04	Property			Hidden Valley	NAP			99.0%	10/31/2011	NAP	NAP	NAP
2.05	Property	12		Stonegate Manor	NAP			96.0%	10/31/2011	NAP	NAP	NAP
2.06	Property			Fun-N-Sun	NAP			NAP	NAP	NAP	NAP	NAP
2.07	Property			Shady Lane Oaks	NAP			95.6%	10/31/2011	NAP	NAP	NAP
2.08	Property			Cheron Village	NAP			95.1%	10/31/2011	NAP	NAP	NAP
2.09	Property			Swan Creek	NAP			89.8%	10/31/2011	NAP	NAP	NAP
2.10	Property			Orange Lake	NAP			96.3%	10/31/2011	NAP	NAP	NAP
2.11	Property			Lake in the Hills	NAP			90.3%	10/31/2011	NAP	NAP	NAP
2.12	Property			Toby’s RV	NAP			NAP	NAP	NAP	NAP	NAP
3	Loan		CGMRC	SunTrust International Center	NAP	70.9%	61.4%	82.6%	11/30/2011	NAP	NAP	Akerman, Senterfitt & Eidson	116,753	10/31/2018
4	Loan	13	CGMRC	LHG Hotel Portfolio	Various	64.3%	49.9%	76.3%		94.97	72.77
4.01	Property			Residence Inn - Rancho Cordova, CA	9/1/2014			88.5%	11/30/2011	96.72	85.60	NAP
4.02	Property			Residence Inn - Poland, OH	9/1/2014			83.4%	11/30/2011	97.49	81.27	NAP
4.03	Property			Residence Inn - Westminster, CO	9/1/2014			76.2%	11/30/2011	95.49	72.79	NAP
4.04	Property			Fairfield Inn & Suites - Midland, TX	9/1/2014			76.3%	11/30/2011	123.51	94.26	NAP
4.05	Property			Residence Inn - Canton, OH	9/1/2014			90.3%	11/30/2011	103.22	93.25	NAP
4.06	Property			Courtyard by Marriott - Lubbock, TX	9/1/2014			72.2%	11/30/2011	109.72	79.21	NAP
4.07	Property			Fairfield Inn - Jackson, MI	8/1/2013			70.3%	11/30/2011	98.79	69.48	NAP
4.08	Property			Fairfield Inn - Bryan, TX	8/1/2014			65.2%	11/30/2011	89.00	58.05	NAP
4.09	Property			Fairfield Inn - Grand Rapids, MI	8/1/2012			67.0%	11/30/2011	78.10	52.36	NAP
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN	8/1/2012			77.5%	11/30/2011	80.53	62.41	NAP
4.11	Property			Fairfield Inn - Mansfield, OH	9/1/2014			68.2%	11/30/2011	86.12	58.77	NAP
4.12	Property			Country Inn & Suites - Rochester, MN	9/1/2013			75.9%	11/30/2011	74.88	56.84	NAP
5	Loan		CGMRC	Mansards Apartments	NAP	68.9%	58.2%	86.1%	10/25/2011	NAP	NAP	NAP
6	Loan	14	GSMC	Hotel ZaZa - Houston	NAP	47.5%	38.1%	68.2%	10/31/2011	194.02	132.29	NAP
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	NAP	74.7%	63.5%	95.0%	12/1/2011	NAP	NAP	Wal-Mart	150,111	1/31/2027
8	Loan		CGMRC	Pittsford Plaza	NAP	55.7%	52.0%	96.8%	12/31/2011	NAP	NAP	Barnes & Noble	51,980	2/29/2016
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	4/30/2012	59.3%	47.9%	89.0%	1/1/2012	NAP	NAP	Stein Mart	45,000	4/30/2014
10	Loan	21	CGMRC	Red Rose Commons	NAP	73.6%	61.3%	100.0%	11/10/2011	NAP	NAP	Sports Authority	43,091	11/30/2013
11	Loan	22	AMF I	Great Northern Corporate Center	NAP	74.9%	58.5%	92.9%	9/26/2011	NAP	NAP	Factory Mutual Insurance	40,030	4/30/2021
12	Loan	23	AMF I	Chase Tower	NAP	69.9%	59.4%	91.9%	12/20/2011	NAP	NAP	Steptoe & Johnson	65,336	3/31/2018
13	Loan	24	CGMRC	Olympia Medical Plaza	6/21/2012	55.9%	47.7%	84.5%	8/1/2011	NAP	NAP	Olympia Healthcare, LLC	24,532	7/31/2026
14	Loan		CGMRC	CJL Realty Portfolio	NAP	67.4%	56.9%	93.0%		NAP	NAP
14.01	Property			Summer Hill	NAP			93.3%	9/9/2011	NAP	NAP	NAP
14.02	Property			Amity Commons	NAP			90.9%	9/9/2011	NAP	NAP	NAP
14.03	Property			Heritage House	NAP			100.0%	9/9/2011	NAP	NAP	NAP
15	Loan	25	GSMC	Eagle Glen Plaza	NAP	69.5%	64.4%	97.5%	11/1/2011	NAP	NAP	Stater Brothers Market	43,718	6/30/2023
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	10/1/2015	58.9%	39.7%	63.0%	10/31/2011	90.70	57.19	NAP
17	Loan	27, 28	GSMC	Siegen Plaza	NAP	53.9%	53.9%	93.5%	12/6/2011	NAP	NAP	Ross Dress for Less	30,178	1/31/2014
18	Loan		CGMRC	Hull - Aurora	NAP	64.0%	54.8%	100.0%	9/25/2011	NAP	NAP	Sportsman’s Warehouse	47,072	11/30/2020
19	Loan	29	GSMC	Maple Ridge Townhomes	NAP	73.6%	68.3%	100.0%	12/2/2011	NAP	NAP	NAP
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	Various	51.2%	40.1%	76.7%		101.06	77.56
20.01	Property			Hampton Inn MOA	2/1/2014			73.7%	10/31/2011	118.92	87.67	NAP
20.02	Property			SpringHill Suites	3/1/2015			80.7%	10/31/2011	79.96	64.50	NAP
21	Loan	31	GSMC	Mallard Lakes Towne Homes	NAP	74.5%	62.6%	96.5%	10/25/2011	NAP	NAP	NAP
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	6/27/2013	57.4%	44.5%	66.9%	12/2/2011	121.36	81.13	NAP
23	Loan		CGMRC	Lakeside Plaza I	NAP	55.0%	47.4%	100.0%	12/1/2011	NAP	NAP	Baker’s	72,716	6/30/2019
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	NAP	59.9%	46.9%	72.8%		95.48	69.50
24.01	Property			Hilton Garden Inn - Wooster, OH	NAP			69.2%	9/30/2011	95.02	65.74	NAP
24.02	Property			Hampton Inn - Wooster, OH	NAP			73.8%	9/30/2011	98.43	72.63	NAP
24.03	Property			Hampton Inn - New Philadelphia, OH	NAP			77.3%	9/30/2011	93.07	71.99	NAP
25	Loan		GSMC	Meadowood Marketplace	NAP	64.9%	54.7%	97.4%	10/18/2011	NAP	NAP	Best Buy	45,000	1/30/2020
26	Loan		GSMC	Coppell Market	NAP	74.3%	62.7%	98.4%	11/30/2011	NAP	NAP	Market Street (United)	72,127	2/28/2029
27	Loan	34	GSMC	Fairgrounds Crossing	NAP	54.9%	54.9%	97.1%	9/30/2011	NAP	NAP	Dick’s Sporting Goods	39,978	1/31/2020
28	Loan		GSMC	Wells Fargo Building	NAP	61.0%	47.3%	79.8%	12/6/2011	NAP	NAP	IRS	17,531	3/1/2020
29	Loan		GSMC	Bradford Office Park	NAP	71.1%	60.6%	100.0%	12/12/2011	NAP	NAP	Sikorsky Products, Inc	30,459	3/31/2012
30	Loan		CGMRC	Bi-Lo Portfolio	NAP	63.9%	54.5%	95.9%		NAP	NAP
30.01	Property			Collins Shopping Center	NAP			88.0%	8/29/2011	NAP	NAP	Bi-Lo	38,588	11/30/2013
30.02	Property			Edenwood Shopping Center	NAP			97.0%	8/29/2011	NAP	NAP	Bi-Lo	50,167	8/31/2014
30.03	Property			Gaffney Shopping Center	NAP			100.0%	8/29/2011	NAP	NAP	Bi-Lo	42,648	11/30/2017
30.04	Property			Chesnee Shopping Center	NAP			100.0%	8/29/2011	NAP	NAP	Bi-Lo	43,875	5/31/2014
31	Loan	35	CGMRC	Timbercrest Village MHP	NAP	74.7%	64.3%	76.1%	6/30/2011	NAP	NAP	NAP

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
32	Loan		CGMRC	145 Spring Street & 474 Broome Street	NAP	48.3%	41.2%	100.0%		NAP	NAP
32.01	Property			145 Spring Street	NAP			100.0%	11/10/2011	NAP	NAP	Maje	2,000	9/30/2021
32.02	Property			474 Broome Street	NAP			100.0%	2/6/2012	NAP	NAP	Custo Barcelona	3,984	12/31/2026
33	Loan		AMF I	One Hamden Center	NAP	59.8%	50.7%	99.5%	10/28/2011	NAP	NAP	Transact Technologies	11,728	4/30/2017
34	Loan	36	CGMRC	Preston Belt Line Office Park	NAP	74.4%	62.7%	88.4%	11/30/2011	NAP	NAP	Corporate Office Centers	17,310	3/31/2016
35	Loan	37	CGMRC	Cottage Cove	NAP	70.1%	57.5%	93.7%	10/1/2011	NAP	NAP	NAP
36	Loan	37	CGMRC	Homestead Village	NAP	70.1%	57.5%	94.9%	10/21/2011	NAP	NAP	NAP
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	10/1/2013	70.0%	54.6%	65.2%	10/7/2011	93.48	60.92	NAP
38	Loan	19	GSMC	Towers of Coral Springs	10/18/2012	69.9%	57.9%	80.7%	10/31/2011	NAP	NAP	Morgan Stanley	7,717	3/30/2013
39	Loan	40	CGMRC	Club at Spring Valley	NAP	72.1%	67.5%	94.3%	12/6/2011	NAP	NAP	NAP
40	Loan		CGMRC	NAFTA Brownsville	6/4/2012	69.6%	58.8%	85.0%	6/3/2011	NAP	NAP	Inteva Products LLC	70,000	3/31/2016
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	6/10/2013	67.3%	58.7%	83.1%	12/14/2011	NAP	NAP	NAP
42	Loan		CGMRC	Russell Center	NAP	69.9%	59.6%	97.4%	10/28/2011	NAP	NAP	Kroger (GL)	57,590	4/12/2020
43	Loan	43	AMF I	Carriage Hills Apartments	NAP	55.1%	46.6%	88.1%	10/31/2011	NAP	NAP	NAP
44	Loan		CGMRC	Forest Green Office Park	NAP	64.8%	54.7%	80.5%	11/30/2011	NAP	NAP	Birkhoff, Hendricks & Carter	11,965	5/31/2018
45	Loan		CGMRC	Orange Canyon Plaza	NAP	40.2%	34.7%	89.6%	8/1/2011	NAP	NAP	Pacific Ranch Market	20,730	3/31/2019
46	Loan		CGMRC	Inverness MHP	NAP	49.8%	42.7%	79.0%	6/29/2011	NAP	NAP	NAP
47	Loan		CGMRC	Freedom Self Storage Portfolio	NAP	71.4%	61.1%	83.2%		NAP	NAP
47.01	Property			Freedom Meridian	NAP			88.5%	7/22/2011	NAP	NAP	NAP
47.02	Property			Freedom Boise	NAP			90.3%	7/22/2011	NAP	NAP	NAP
47.03	Property			Freedom Star	NAP			71.6%	7/22/2011	NAP	NAP	NAP
47.04	Property			Freedom Caldwell	NAP			86.9%	7/28/2011	NAP	NAP	NAP
48	Loan		CGMRC	Austin Centennial	NAP	65.0%	54.9%	93.9%	6/2/2011	NAP	NAP	Tuesday Morning	23,493	12/31/2014
49	Loan	44	CGMRC	Hampton Inn Birmingham	7/1/2014	58.4%	53.5%	71.7%	7/31/2011	92.97	66.68	NAP
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	NAP	64.5%	50.6%	95.3%		NAP	NAP
50.01	Property	46		808 W 76th St	NAP			94.9%	11/1/2011	NAP	NAP	A+ Cellular	950	8/31/2012
50.02	Property			7944 S Paulina	NAP			87.5%	11/1/2011	NAP	NAP	NAP
50.03	Property			1514-20 W 77th	NAP			94.7%	11/1/2011	NAP	NAP	NAP
50.04	Property			1448 W 83rd	NAP			100.0%	11/1/2011	NAP	NAP	NAP
50.05	Property			8001 S Marshfield Ave	NAP			94.4%	11/1/2011	NAP	NAP	NAP
50.06	Property			1738 W 77th St	NAP			94.1%	11/1/2011	NAP	NAP	NAP
50.07	Property	46		1735 W 79th St	NAP			92.9%	11/1/2011	NAP	NAP	Pangea Ventures, LLC	1,000	6/30/2012
50.08	Property			1717 W 77th St	NAP			93.3%	11/1/2011	NAP	NAP	NAP
50.09	Property			1704 W 77th St	NAP			100.0%	11/1/2011	NAP	NAP	NAP
50.10	Property			1815 W 77th St	NAP			100.0%	11/1/2011	NAP	NAP	NAP
50.11	Property			8001-03 S Carpenter	NAP			100.0%	11/1/2011	NAP	NAP	NAP
50.12	Property			8515 S Green	NAP			100.0%	11/1/2011	NAP	NAP	NAP
51	Loan		CGMRC	Rockfish Commons	NAP	73.8%	57.2%	100.0%	7/25/2011	NAP	NAP	Food Lion	34,928	5/3/2031
52	Loan		CGMRC	Shoppes at Summit	NAP	73.3%	56.8%	96.7%	6/23/2011	NAP	NAP	Food Lion	34,928	5/31/2031
53	Loan		CGMRC	Dollar Self Storage	NAP	64.0%	49.9%	88.2%	9/21/2011	NAP	NAP	NAP
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	10/7/2012	52.7%	35.2%	73.2%	9/30/2011	107.41	78.67	NAP
55	Loan		AMF I	Lakeview Village Shopping Center	NAP	74.8%	58.4%	92.9%	11/14/2011	NAP	NAP	Anna’s Linen	7,500	8/31/2013
56	Loan		CGMRC	6312 North Nagle Avenue	NAP	70.9%	59.3%	90.4%	6/1/2011	NAP	NAP	Walgreens	18,750	10/31/2078
57	Loan		CGMRC	AA Storage at Fair Park	NAP	64.8%	55.4%	90.9%	7/7/2011	NAP	NAP	NAP
58	Loan		CGMRC	Ellis Street Apartments	NAP	70.9%	59.3%	88.8%	9/30/2011	NAP	NAP	NAP
59	Loan		CGMRC	Arlington Acres MHP	NAP	67.8%	53.1%	86.6%	6/15/2011	NAP	NAP	NAP
60	Loan		CGMRC	Grandshire Estate	NAP	70.7%	58.0%	90.1%	11/30/2011	NAP	NAP	NAP
61	Loan		CGMRC	Millside Office Building	NAP	64.9%	55.4%	95.2%	8/1/2011	NAP	NAP	Truth Chemical	7,656	2/28/2021
62	Loan		CGMRC	Autumn Oaks	NAP	65.7%	55.8%	83.2%	10/1/2011	NAP	NAP	NAP
63	Loan		CGMRC	Westpark Business Center	7/19/2012	60.4%	55.2%	81.4%	7/31/2011	NAP	NAP	Comtech Enterprises Inc	12,322	11/30/2015
64	Loan	50	AMF I	Mount Kisco Self-Storage	10/1/2012	61.8%	52.4%	86.3%	12/31/2011	NAP	NAP	NAP
65	Loan		CGMRC	West Davidson Village	NAP	73.6%	52.5%	100.0%	6/18/2011	NAP	NAP	Food Lion	25,018	11/18/2028
66	Loan		AMF I	Shady Banks Shopping Center	NAP	71.6%	61.5%	91.5%	10/12/2011	NAP	NAP	Food Lion	35,384	9/10/2016
67	Loan		CGMRC	Wheel Estates MHP	NAP	71.5%	61.3%	100.0%	7/31/2011	NAP	NAP	NAP
68	Loan		CGMRC	Meyerland Center	NAP	65.7%	55.9%	100.0%	1/4/2012	NAP	NAP	Salon Park	11,575	2/28/2017
69	Loan	51	AMF I	Mount Rose Plaza	4/1/2012	71.3%	61.0%	95.2%	9/8/2011	NAP	NAP	Save-A-Lot	15,422	11/30/2014
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	NAP	59.3%	51.1%	75.0%		NAP	NAP
70.01	Property			Eldora Estates	NAP			83.3%	10/12/2011	NAP	NAP	NAP
70.02	Property			Shady Acres Resort	NAP			63.6%	10/12/2011	NAP	NAP	NAP
71	Loan		AMF I	Gordon Highway Self-Storage	NAP	71.0%	67.3%	75.4%	12/31/2011	NAP	NAP	NAP
72	Loan		CGMRC	Regal Parking Garage	NAP	55.6%	55.6%	100.0%	6/16/2011	NAP	NAP	Regal Car Park, LLC	12,856	7/16/2034
73	Loan		CGMRC	Edgewood Square Shopping Center	NAP	65.2%	55.2%	94.5%	12/1/2011	NAP	NAP	Winn Dixie	44,000	8/31/2017
74	Loan		CGMRC	LARP II Portfolio	NAP	63.9%	59.8%	95.2%		NAP	NAP
74.01	Property			5528 South Cornell Avenue	NAP			98.1%	9/19/2011	NAP	NAP	NAP
74.02	Property			1018 East 54th Street	NAP			77.8%	9/19/2011	NAP	NAP	NAP
75	Loan		CGMRC	Hobe Village	NAP	64.8%	53.2%	94.5%	8/31/2011	NAP	NAP	NAP
76	Loan		CGMRC	Regency Plaza - Food Lion	NAP	72.4%	61.1%	94.4%	8/1/2011	NAP	NAP	Food Lion	40,494	7/10/2015
77	Loan		CGMRC	Lockaway Self Storage	NAP	71.6%	56.2%	90.3%	6/30/2011	NAP	NAP	NAP
78	Loan	52	AMF I	Extra Space Storage Chattanooga	NAP	63.3%	59.8%	88.2%	10/31/2011	NAP	NAP	NAP
79	Loan		AMF I	Collierville Self-Storage	NAP	73.2%	69.4%	86.7%	11/30/2011	NAP	NAP	NAP
80	Loan		CGMRC	Gulf Breeze MHP	NAP	68.1%	64.8%	82.3%	10/13/2011	NAP	NAP	NAP

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Sports Authority	39,136	1/31/2015	Express/Express Men	8,213	1/31/2015
2	Loan	10, 11	GSMC	ELS Portfolio
2.01	Property			Coral Cay Plantation	NAP			NAP
2.02	Property			Golf Vista Estates	NAP			NAP
2.03	Property			Concord Cascade	NAP			NAP
2.04	Property			Hidden Valley	NAP			NAP
2.05	Property	12		Stonegate Manor	NAP			NAP
2.06	Property			Fun-N-Sun	NAP			NAP
2.07	Property			Shady Lane Oaks	NAP			NAP
2.08	Property			Cheron Village	NAP			NAP
2.09	Property			Swan Creek	NAP			NAP
2.10	Property			Orange Lake	NAP			NAP
2.11	Property			Lake in the Hills	NAP			NAP
2.12	Property			Toby’s RV	NAP			NAP
3	Loan		CGMRC	SunTrust International Center	SunTrust Bank	27,879	3/31/2022	MarcumRachlin	25,372	6/1/2023
4	Loan	13	CGMRC	LHG Hotel Portfolio
4.01	Property			Residence Inn - Rancho Cordova, CA	NAP			NAP
4.02	Property			Residence Inn - Poland, OH	NAP			NAP
4.03	Property			Residence Inn - Westminster, CO	NAP			NAP
4.04	Property			Fairfield Inn & Suites - Midland, TX	NAP			NAP
4.05	Property			Residence Inn - Canton, OH	NAP			NAP
4.06	Property			Courtyard by Marriott - Lubbock, TX	NAP			NAP
4.07	Property			Fairfield Inn - Jackson, MI	NAP			NAP
4.08	Property			Fairfield Inn - Bryan, TX	NAP			NAP
4.09	Property			Fairfield Inn - Grand Rapids, MI	NAP			NAP
4.10	Property			Fairfield Inn & Suites - Saint Cloud, MN	NAP			NAP
4.11	Property			Fairfield Inn - Mansfield, OH	NAP			NAP
4.12	Property			Country Inn & Suites - Rochester, MN	NAP			NAP
5	Loan		CGMRC	Mansards Apartments	NAP			NAP
6	Loan	14	GSMC	Hotel ZaZa - Houston	NAP			NAP
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Acme Markets (GL)	66,169	3/31/2020	Pep Boys (GL)	22,354	12/31/2014
8	Loan		CGMRC	Pittsford Plaza	Century Wine and Liquor	45,395	10/31/2017	Bed Bath & Beyond	37,486	1/31/2017
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Ross Dress for Less	30,049	1/31/2019	Best Buy	30,038	1/31/2015
10	Loan	21	CGMRC	Red Rose Commons	Home Goods	39,873	4/30/2021	hhgregg	32,296	4/30/2020
11	Loan	22	AMF I	Great Northern Corporate Center	United Transportation Union	37,702	5/31/2022	Advanstar Communications Inc.	32,101	3/31/2018
12	Loan	23	AMF I	Chase Tower	JP Morgan Chase	36,464	9/30/2021	Central Parking Systems	29,638	8/31/2012
13	Loan	24	CGMRC	Olympia Medical Plaza	Synergy Hematology Oncology Assoc.	10,095	3/31/2014	Ludmilla, Bess M.D.	5,123	2/28/2014
14	Loan		CGMRC	CJL Realty Portfolio
14.01	Property			Summer Hill	NAP			NAP
14.02	Property			Amity Commons	NAP			NAP
14.03	Property			Heritage House	NAP			NAP
15	Loan	25	GSMC	Eagle Glen Plaza	Mobil Oil	5,326	4/30/2030	Wells Fargo Bank, N.A.	5,000	5/31/2019
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	NAP			NAP
17	Loan	27, 28	GSMC	Siegen Plaza	Conn’s	24,960	11/30/2016	Petco	13,500	1/31/2014
18	Loan		CGMRC	Hull - Aurora	Barnes & Noble	26,425	3/31/2016	Old Navy	18,800	11/30/2015
19	Loan	29	GSMC	Maple Ridge Townhomes	NAP			NAP
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites
20.01	Property			Hampton Inn MOA	NAP			NAP
20.02	Property			SpringHill Suites	NAP			NAP
21	Loan	31	GSMC	Mallard Lakes Towne Homes	NAP			NAP
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	NAP			NAP
23	Loan		CGMRC	Lakeside Plaza I	Gordman’s	50,000	3/31/2022	Oscar’s Pizza & Sports	7,571	9/30/2019
24	Loan	33	CGMRC	Emerald Hospitality Portfolio
24.01	Property			Hilton Garden Inn - Wooster, OH	NAP			NAP
24.02	Property			Hampton Inn - Wooster, OH	NAP			NAP
24.03	Property			Hampton Inn - New Philadelphia, OH	NAP			NAP
25	Loan		GSMC	Meadowood Marketplace	Barnes & Noble	31,000	7/31/2014	Petco	16,500	1/31/2014
26	Loan		GSMC	Coppell Market	MD Pediatric Associates	5,648	10/31/2015	T Mobile	2,990	3/31/2019
27	Loan	34	GSMC	Fairgrounds Crossing	Best Buy	30,000	1/31/2020	Bed Bath & Beyond	23,400	1/31/2020
28	Loan		GSMC	Wells Fargo Building	Regus Corporation	14,934	4/1/2018	Integra Telecom	14,831	7/1/2021
29	Loan		GSMC	Bradford Office Park	Selex Sensors	27,003	6/30/2016	Hawk Enterprises	19,727	6/30/2016
30	Loan		CGMRC	Bi-Lo Portfolio
30.01	Property			Collins Shopping Center	Harrison’s Workwear, LLC	8,000	7/25/2012	Blockbuster Video	5,000	3/31/2014
30.02	Property			Edenwood Shopping Center	Farmers Furniture	22,500	2/22/2014	Murray’s Billiards & Grill	9,000	1/31/2015
30.03	Property			Gaffney Shopping Center	Advance America	1,400	8/31/2013	Freedom Finance	1,000	11/14/2013
30.04	Property			Chesnee Shopping Center	O’Reilly Auto Parts	8,470	2/29/2028	Advance America	1,770	3/31/2012
31	Loan	35	CGMRC	Timbercrest Village MHP	NAP			NAP

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
32	Loan		CGMRC	145 Spring Street & 474 Broome Street
32.01	Property			145 Spring Street	NAP			NAP
32.02	Property			474 Broome Street	NAP			NAP
33	Loan		AMF I	One Hamden Center	Weinstein & Anastasio	11,069	9/30/2017	T.M. Byxbee Co.	9,779	5/30/2018
34	Loan	36	CGMRC	Preston Belt Line Office Park	ATCOD, Inc.	16,185	7/31/2012	BB&T (Colonial Bank)	8,009	1/31/2013
35	Loan	37	CGMRC	Cottage Cove	NAP			NAP
36	Loan	37	CGMRC	Homestead Village	NAP			NAP
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	NAP			NAP
38	Loan	19	GSMC	Towers of Coral Springs	ETI Financial	6,685	7/31/2012	Maniar, Miller, Wechs	4,146	12/31/2012
39	Loan	40	CGMRC	Club at Spring Valley	NAP			NAP
40	Loan		CGMRC	NAFTA Brownsville	Premier Trim LLC	50,000	4/14/2013	Omniglow LLC	50,000	4/30/2020
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	NAP			NAP
42	Loan		CGMRC	Russell Center	Dollar Tree Stores	9,975	5/31/2013	Fashion Bug	8,500	3/31/2016
43	Loan	43	AMF I	Carriage Hills Apartments	NAP			NAP
44	Loan		CGMRC	Forest Green Office Park	Prima Med. Physicians Assoc.	9,220	4/30/2015	Bending Oaks High School	8,702	2/28/2014
45	Loan		CGMRC	Orange Canyon Plaza	Orange Canyon Pet	3,600	1/31/2013	Kwang-Sook Lee	2,600	8/31/2015
46	Loan		CGMRC	Inverness MHP	NAP			NAP
47	Loan		CGMRC	Freedom Self Storage Portfolio
47.01	Property			Freedom Meridian	NAP			NAP
47.02	Property			Freedom Boise	NAP			NAP
47.03	Property			Freedom Star	NAP			NAP
47.04	Property			Freedom Caldwell	NAP			NAP
48	Loan		CGMRC	Austin Centennial	Showplace of Design, Inc.	15,380	2/28/2016	Greenhouse Mall	5,150	4/30/2013
49	Loan	44	CGMRC	Hampton Inn Birmingham	NAP			NAP
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio
50.01	Property	46		808 W 76th St	Comfort Plus Furniture	850	8/31/2012	The Christ Reveale	750	8/31/2012
50.02	Property			7944 S Paulina	NAP			NAP
50.03	Property			1514-20 W 77th	NAP			NAP
50.04	Property			1448 W 83rd	NAP			NAP
50.05	Property			8001 S Marshfield Ave	NAP			NAP
50.06	Property			1738 W 77th St	NAP			NAP
50.07	Property	46		1735 W 79th St	Prayer of Faith	1,000	12/31/2012	Quik E Mart	900	8/31/2012
50.08	Property			1717 W 77th St	NAP			NAP
50.09	Property			1704 W 77th St	NAP			NAP
50.10	Property			1815 W 77th St	NAP			NAP
50.11	Property			8001-03 S Carpenter	NAP			NAP
50.12	Property			8515 S Green	NAP			NAP
51	Loan		CGMRC	Rockfish Commons	Prudential	1,400	7/31/2016	Forum Nails	1,400	10/31/2016
52	Loan		CGMRC	Shoppes at Summit	Mexican Restaurant	2,800	11/30/2016	China Garden	1,400	8/31/2016
53	Loan		CGMRC	Dollar Self Storage	NAP			NAP
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	NAP			NAP
55	Loan		AMF I	Lakeview Village Shopping Center	Lakeview Clinic	4,618	1/31/2013	Healing Center	4,183	1/31/2013
56	Loan		CGMRC	6312 North Nagle Avenue	Ankle & Foot Specialists	3,600	3/31/2021	City Edge Dental Associates	2,552	7/16/2014
57	Loan		CGMRC	AA Storage at Fair Park	NAP			NAP
58	Loan		CGMRC	Ellis Street Apartments	NAP			NAP
59	Loan		CGMRC	Arlington Acres MHP	NAP			NAP
60	Loan		CGMRC	Grandshire Estate	NAP			NAP
61	Loan		CGMRC	Millside Office Building	Proformance, Inc.	6,933	3/31/2013	Mission Well Services, LLC	6,276	12/31/2013
62	Loan		CGMRC	Autumn Oaks	NAP			NAP
63	Loan		CGMRC	Westpark Business Center	Cambe Geological Services	9,900	10/31/2014	YMCA Texas	9,510	2/28/2014
64	Loan	50	AMF I	Mount Kisco Self-Storage	NAP			NAP
65	Loan		CGMRC	West Davidson Village	Faircloth Fitness	2,800	3/31/2014	Chinese Restaurant	1,400	2/29/2016
66	Loan		AMF I	Shady Banks Shopping Center	House of Video	3,600	6/30/2012	Thai Era Wan	2,050	5/31/2013
67	Loan		CGMRC	Wheel Estates MHP	NAP			NAP
68	Loan		CGMRC	Meyerland Center	Aaron’s	7,200	8/31/2014	Cato of Texas	4,425	1/31/2014
69	Loan	51	AMF I	Mount Rose Plaza	Advance Auto Parts	12,629	2/29/2012	Yale Electric	12,206	12/31/2015
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio
70.01	Property			Eldora Estates	NAP			NAP
70.02	Property			Shady Acres Resort	NAP			NAP
71	Loan		AMF I	Gordon Highway Self-Storage	NAP			NAP
72	Loan		CGMRC	Regal Parking Garage	NAP			NAP
73	Loan		CGMRC	Edgewood Square Shopping Center	Family Dollar	8,450	12/31/2017	Rainbow USA	6,000	1/31/2015
74	Loan		CGMRC	LARP II Portfolio
74.01	Property			5528 South Cornell Avenue	NAP			NAP
74.02	Property			1018 East 54th Street	NAP			NAP
75	Loan		CGMRC	Hobe Village	NAP			NAP
76	Loan		CGMRC	Regency Plaza - Food Lion	BB&T	12,200	10/1/2016	Madison’s Prime Rib	6,240	4/30/2015
77	Loan		CGMRC	Lockaway Self Storage	NAP			NAP
78	Loan	52	AMF I	Extra Space Storage Chattanooga	NAP			NAP
79	Loan		AMF I	Collierville Self-Storage	NAP			NAP
80	Loan		CGMRC	Gulf Breeze MHP	NAP			NAP

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Tilly’s	7,521	1/31/2016	Rue 21	7,496	8/31/2020	10/12/2011	No
2	Loan	10, 11	GSMC	ELS Portfolio
2.01	Property			Coral Cay Plantation	NAP			NAP			8/4/2011	No
2.02	Property			Golf Vista Estates	NAP			NAP			8/4/2011	No
2.03	Property			Concord Cascade	NAP			NAP			8/4/2011	No
2.04	Property			Hidden Valley	NAP			NAP			8/4/2011	No
2.05	Property	12		Stonegate Manor	NAP			NAP			8/4/2011	No
2.06	Property			Fun-N-Sun	NAP			NAP			8/4/2011	No
2.07	Property			Shady Lane Oaks	NAP			NAP			8/4/2011	No
2.08	Property			Cheron Village	NAP			NAP			8/4/2011	No
2.09	Property			Swan Creek	NAP			NAP			8/8/2011	No
2.10	Property			Orange Lake	NAP			NAP			8/4/2011	No
2.11	Property			Lake in the Hills	NAP			NAP			8/4/2011	No
2.12	Property			Toby’s RV	NAP			NAP			8/4/2011	No
3	Loan		CGMRC	SunTrust International Center	Peckar & Abramson	19,875	8/31/2020	ALM Media, LLC	17,172	9/30/2014	7/1/2011	No
4	Loan	13	CGMRC	LHG Hotel Portfolio
4.01	Property			Residence Inn - Rancho Cordova, CA	NAP			NAP			9/20/2011	No
4.02	Property			Residence Inn - Poland, OH	NAP			NAP			9/19/2011	No
4.03	Property			Residence Inn - Westminster, CO	NAP			NAP			9/16/2011	No
4.04	Property			Fairfield Inn &Suites - Midland, TX	NAP			NAP			9/16/2011	No
4.05	Property			Residence Inn - Canton, OH	NAP			NAP			9/14/2011	No
4.06	Property			Courtyard by Marriott - Lubbock, TX	NAP			NAP			9/19/2011	No
4.07	Property			Fairfield Inn - Jackson, MI	NAP			NAP			9/19/2011	No
4.08	Property			Fairfield Inn - Bryan, TX	NAP			NAP			9/15/2011	No
4.09	Property			Fairfield Inn - Grand Rapids, MI	NAP			NAP			9/19/2011	No
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN	NAP			NAP			9/19/2011	No
4.11	Property			Fairfield Inn - Mansfield, OH	NAP			NAP			9/19/2011	No
4.12	Property			Country Inn & Suites - Rochester, MN	NAP			NAP			9/19/2011	No
5	Loan		CGMRC	Mansards Apartments	NAP			NAP			12/2/2011	No
6	Loan	14	GSMC	Hotel ZaZa - Houston	NAP			NAP			9/7/2011	No
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Staples	20,388	2/28/2016	Monster Pets	15,675	10/31/2019	5/19/2011	Yes
8	Loan		CGMRC	Pittsford Plaza	Stein Mart	36,000	11/30/2017	T.J. Maxx	35,000	7/31/2016	6/30/2011	No
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Bed Bath & Beyond	22,482	5/13/2013	PetSmart	20,087	1/31/2017	5/26/2011	No
10	Loan	21	CGMRC	Red Rose Commons	Office Max	30,078	1/31/2014	PetSmart	28,710	2/28/2014	7/1/2011	No
11	Loan	22	AMF I	Great Northern Corporate Center	Cargill Incorporated	30,632	8/31/2018	RCG University Division	19,978	6/30/2019	8/23/2011	No
12	Loan	23	AMF I	Chase Tower	Kay Casto & Chaney	25,118	5/31/2018	Appalachian Power Company	18,595	12/31/2018	8/22/2011	No
13	Loan	24	CGMRC	Olympia Medical Plaza	Yakov Treyzon, M.D.	4,363	6/17/2012	Michael D. Smith, M.D.	4,282	10/31/2012	7/1/2011	No
14	Loan		CGMRC	CJL Realty Portfolio
14.01	Property			Summer Hill	NAP			NAP			8/25/2011	No
14.02	Property			Amity Commons	NAP			NAP			8/25/2011	No
14.03	Property			Heritage House	NAP			NAP			8/25/2011	Yes
15	Loan	25	GSMC	Eagle Glen Plaza	Corky’s	4,800	7/1/2021	Real Pros Real Estate Group, Inc.	4,076	7/31/2012	3/18/2011	No
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	NAP			NAP			10/26/2011	No
17	Loan	27, 28	GSMC	Siegen Plaza	Rainbow Women’s	8,046	7/31/2013	Olive Garden	8,000	11/30/2012	11/22/2011	No
18	Loan		CGMRC	Hull - Aurora	Petco	15,400	12/31/2015	Famous Footwear	7,048	1/31/2016	10/26/2011	No
19	Loan	29	GSMC	Maple Ridge Townhomes	NAP			NAP			4/19/2011	No
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites
20.01	Property			Hampton Inn MOA	NAP			NAP			2/9/2011	No
20.02	Property			SpringHill Suites	NAP			NAP			3/14/2011	No
21	Loan	31	GSMC	Mallard Lakes Towne Homes	NAP			NAP			3/25/2011	No
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	NAP			NAP			7/8/2011	No
23	Loan		CGMRC	Lakeside Plaza I	Twin Peaks	6,000	3/31/2016	Hallmark	5,929	2/28/2013	9/15/2011	No
24	Loan	33	CGMRC	Emerald Hospitality Portfolio
24.01	Property			Hilton Garden Inn - Wooster, OH	NAP			NAP			8/30/2011	No
24.02	Property			Hampton Inn - Wooster, OH	NAP			NAP			8/30/2011	No
24.03	Property			Hampton Inn - New Philadelphia, OH	NAP			NAP			8/30/2011	No
25	Loan		GSMC	Meadowood Marketplace	Great Basin Brewing	8,077	8/31/2020	Macaroni Grill (GL)	7,491	8/31/2014	9/9/2011	No
26	Loan		GSMC	Coppell Market	Dr. Prachi Deore	2,066	11/30/2016	Ideal Orthodontics	2,000	3/31/2016	6/20/2011	No
27	Loan	34	GSMC	Fairgrounds Crossing	Michael’s	21,164	2/29/2020	PetSmart	12,246	9/30/2020	4/26/2011	No
28	Loan		GSMC	Wells Fargo Building	Wells Fargo	6,911	6/1/2018	Bureau of ATF	5,750	11/1/2014	11/9/2011	Yes
29	Loan		GSMC	Bradford Office Park	Lockheed-Martin	19,162	2/28/2014	Millennium Engineering	6,044	4/30/2012	7/1/2011	No
30	Loan		CGMRC	Bi-Lo Portfolio
30.01	Property			Collins Shopping Center	Grand China Restaurant	2,500	9/1/2014	Radio Shack	2,500	1/31/2014	7/6/2011	No
30.02	Property			Edenwood Shopping Center	Dollar General	7,800	2/28/2014	Rent-A-Center	4,000	1/31/2016	7/6/2011	No
30.03	Property			Gaffney Shopping Center	NAP			NAP			7/6/2011	No
30.04	Property			Chesnee Shopping Center	H&R Block	1,476	4/30/2016	Mathew G. and Faith R Hampshire	1,208	1/31/2013	7/5/2011	No
31	Loan	35	CGMRC	Timbercrest Village MHP	NAP			NAP			6/29/2011	No

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II
32	Loan		CGMRC	145 Spring Street &474 Broome Street
32.01	Property			145 Spring Street	NAP			NAP			11/2/2011	No
32.02	Property			474 Broome Street	NAP			NAP			11/2/2011	No
33	Loan		AMF I	One Hamden Center	TIAA	9,622	9/30/2015	VNA Community Healthcare	9,491	5/16/2021	5/23/2011	No
34	Loan	36	CGMRC	Preston Belt Line Office Park	Sharif &Munir Enterprises Inc.	7,008	12/31/2015	The Cogent Group, LLC	6,065	1/31/2013	5/11/2011	No
35	Loan	37	CGMRC	Cottage Cove	NAP			NAP			11/9/2011	No
36	Loan	37	CGMRC	Homestead Village	NAP			NAP			11/8/2011	No
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	NAP			NAP			9/28/2011	No
38	Loan	19	GSMC	Towers of Coral Springs	Cytryn & Velazquez, PA	3,701	8/31/2014	1st United Bank	3,662	5/14/2017	11/2/2011	No
39	Loan	40	CGMRC	Club at Spring Valley	NAP			NAP			8/16/2011	No
40	Loan		CGMRC	NAFTA Brownsville	ProTrans International, Inc.	50,000	6/30/2013	Daniel B. Hastings	40,000	5/31/2013	6/16/2011	No
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	NAP			NAP			6/27/2011	No
42	Loan		CGMRC	Russell Center	Kings Daughter Medical Specialties Inc.	6,898	9/30/2026	Countryside Rentals	5,400	9/30/2018	11/17/2011	No
43	Loan	43	AMF I	Carriage Hills Apartments	NAP			NAP			9/28/2011	No
44	Loan		CGMRC	Forest Green Office Park	Liechty & McGinnnis Law Firm	8,501	7/31/2014	Renal Treatment Centers, SE LP	7,183	10/31/2019	5/12/2011	No
45	Loan		CGMRC	Orange Canyon Plaza	Wise Guys Pizza	2,400	8/31/2012	Massage Envy	2,020	9/30/2013	7/28/2011	Yes
46	Loan		CGMRC	Inverness MHP	NAP			NAP			6/27/2011	No
47	Loan		CGMRC	Freedom Self Storage Portfolio
47.01	Property			Freedom Meridian	NAP			NAP			7/6/2011	No
47.02	Property			Freedom Boise	NAP			NAP			7/6/2011	No
47.03	Property			Freedom Star	NAP			NAP			7/6/2011	No
47.04	Property			Freedom Caldwell	NAP			NAP			7/6/2011	No
48	Loan		CGMRC	Austin Centennial	CLS Venture, Inc. (China Buffet)	4,634	1/31/2015	Malcor 2452, LLC	3,511	1/31/2019	4/21/2011	No
49	Loan	44	CGMRC	Hampton Inn Birmingham	NAP			NAP			7/28/2011	No
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio
50.01	Property	46		808 W 76th St	Love and Peace M.B. Church	725	8/31/2012	Precious Stone Baptist Church	725	8/31/2012	9/9/2011	No
50.02	Property			7944 S Paulina	NAP			NAP			9/8/2011	No
50.03	Property			1514-20 W 77th	NAP			NAP			9/6/2011	No
50.04	Property			1448 W 83rd	NAP			NAP			9/7/2011	No
50.05	Property			8001 S Marshfield Ave	NAP			NAP			9/8/2011	No
50.06	Property			1738 W 77th St	NAP			NAP			9/16/2011	No
50.07	Property	46		1735 W 79th St	NAP			NAP			9/7/2011	No
50.08	Property			1717 W 77th St	NAP			NAP			9/16/2011	No
50.09	Property			1704 W 77th St	NAP			NAP			9/16/2011	No
50.10	Property			1815 W 77th St	NAP			NAP			9/16/2011	No
50.11	Property			8001-03 S Carpenter	NAP			NAP			9/16/2011	No
50.12	Property			8515 S Green	NAP			NAP			9/6/2011	No
51	Loan		CGMRC	Rockfish Commons	Fantastic Sams	1,400	8/31/2016	Top China	1,400	8/31/2016	7/8/2011	No
52	Loan		CGMRC	Shoppes at Summit	Fantastic Sams	1,400	8/31/2016	NAP			7/8/2011	No
53	Loan		CGMRC	Dollar Self Storage	NAP			NAP			9/28/2011	No
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	NAP			NAP			10/17/2011	No
55	Loan		AMF I	Lakeview Village Shopping Center	Vintage Wine & Liquor	3,280	8/31/2016	Beef O’Brady’s Sports Pub	3,150	6/30/2013	9/9/2011	No
56	Loan		CGMRC	6312 North Nagle Avenue	One Hour Cleaners	1,000	10/31/2012	Lee Nails	1,000	8/31/2015	5/23/2011	Yes
57	Loan		CGMRC	AA Storage at Fair Park	NAP			NAP			6/15/2011	No
58	Loan		CGMRC	Ellis Street Apartments	NAP			NAP			6/8/2011	No
59	Loan		CGMRC	Arlington Acres MHP	NAP			NAP			6/17/2011	No
60	Loan		CGMRC	Grandshire Estate	NAP			NAP			6/16/2011	No
61	Loan		CGMRC	Millside Office Building	Maxim Healthcare	3,968	5/31/2016	Sorenson Communications, Inc.	3,032	4/30/2014	6/30/2011	No
62	Loan		CGMRC	Autumn Oaks	NAP			NAP			11/9/2011	No
63	Loan		CGMRC	Westpark Business Center	Olmsted-Kirk Company	6,727	1/31/2013	Iglesia Cristine E.	5,672	12/31/2012	8/9/2011	No
64	Loan	50	AMF I	Mount Kisco Self-Storage	NAP			NAP			10/25/2011	No
65	Loan		CGMRC	West Davidson Village	NAP			NAP			7/8/2011	No
66	Loan		AMF I	Shady Banks Shopping Center	Mr. Li Chinese Restaurant	2,050	12/31/2014	Subway	1,650	5/31/2016	8/26/2011	No
67	Loan		CGMRC	Wheel Estates MHP	NAP			NAP			8/17/2011	No
68	Loan		CGMRC	Meyerland Center	Simply Smiles	2,075	2/28/2014	H&R Block	1,850	4/30/2016	6/8/2011	No
69	Loan	51	AMF I	Mount Rose Plaza	Family Dollar	7,000	12/31/2013	Rent-A-Center	3,582	11/30/2015	9/16/2011	No
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio
70.01	Property			Eldora Estates	NAP			NAP			9/8/2011	No
70.02	Property			Shady Acres Resort	NAP			NAP			9/8/2011	No
71	Loan		AMF I	Gordon Highway Self-Storage	NAP			NAP			8/26/2011	No
72	Loan		CGMRC	Regal Parking Garage	NAP			NAP			6/28/2011	No
73	Loan		CGMRC	Edgewood Square Shopping Center	Star Beauty Supply	3,449	5/31/2014	Subway	1,960	5/3/2013	10/17/2011	No
74	Loan		CGMRC	LARP II Portfolio
74.01	Property			5528 South Cornell Avenue	NAP			NAP			8/10/2011	No
74.02	Property			1018 East 54th Street	NAP			NAP			8/10/2011	No
75	Loan		CGMRC	Hobe Village	NAP			NAP			6/30/2011	Yes
76	Loan		CGMRC	Regency Plaza - Food Lion	Regency Florist	1,200	11/30/2012	NAP			9/29/2011	No
77	Loan		CGMRC	Lockaway Self Storage	NAP			NAP			7/14/2011	No
78	Loan	52	AMF I	Extra Space Storage Chattanooga	NAP			NAP			8/24/2011	No
79	Loan		AMF I	Collierville Self-Storage	NAP			NAP			8/26/2011	No
80	Loan		CGMRC	Gulf Breeze MHP	NAP			NAP			9/8/2011	No

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	NAP	10/14/2011	10/18/2011	13%	No	136,992	45,664	0	0
2	Loan	10, 11	GSMC	ELS Portfolio					No	0	0	0	0
2.01	Property			Coral Cay Plantation	NAP	8/9/2011	NAP	NAP	No
2.02	Property			Golf Vista Estates	NAP	8/9/2011	NAP	NAP	No
2.03	Property			Concord Cascade	NAP	8/9/2011	7/18/2011	12%	No
2.04	Property			Hidden Valley	NAP	8/9/2011	NAP	NAP	No
2.05	Property	12		Stonegate Manor	NAP	8/9/2011	NAP	NAP	No
2.06	Property			Fun-N-Sun	NAP	8/9/2011	NAP	NAP	No
2.07	Property			Shady Lane Oaks	NAP	8/9/2011	NAP	NAP	No
2.08	Property			Cheron Village	NAP	8/9/2011	NAP	NAP	No
2.09	Property			Swan Creek	NAP	8/9/2011	NAP	NAP	No
2.10	Property			Orange Lake	NAP	8/9/2011	NAP	NAP	No
2.11	Property			Lake in the Hills	NAP	8/9/2011	NAP	NAP	No
2.12	Property			Toby’s RV	NAP	8/9/2011	NAP	NAP	No
3	Loan		CGMRC	SunTrust International Center	NAP	5/23/2011	NAP	NAP	No	1,544,799	171,644	0	79,525
4	Loan	13	CGMRC	LHG Hotel Portfolio					No	389,448	77,890	0	0
4.01	Property			Residence Inn - Rancho Cordova, CA	NAP	9/19/2011	9/27/2011	5%	No
4.02	Property			Residence Inn - Poland, OH	NAP	9/19/2011	NAP	NAP	No
4.03	Property			Residence Inn - Westminster, CO	NAP	9/19/2011	NAP	NAP	No
4.04	Property			Fairfield Inn &Suites - Midland, TX	NAP	9/19/2011	NAP	NAP	No
4.05	Property			Residence Inn - Canton, OH	NAP	9/19/2011	NAP	NAP	No
4.06	Property			Courtyard by Marriott - Lubbock, TX	NAP	9/19/2011	NAP	NAP	No
4.07	Property			Fairfield Inn - Jackson, MI	NAP	9/19/2011	NAP	NAP	No
4.08	Property			Fairfield Inn - Bryan, TX	NAP	9/19/2011	NAP	NAP	No
4.09	Property			Fairfield Inn - Grand Rapids, MI	NAP	9/19/2011	NAP	NAP	No
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN	NAP	9/19/2011	NAP	NAP	No
4.11	Property			Fairfield Inn - Mansfield, OH	NAP	9/19/2011	NAP	NAP	No
4.12	Property			Country Inn & Suites - Rochester, MN	NAP	9/19/2011	NAP	NAP	No
5	Loan		CGMRC	Mansards Apartments	NAP	12/2/2011	NAP	NAP	No	287,500	95,833	384,520	54,931
6	Loan	14	GSMC	Hotel ZaZa - Houston	NAP	9/7/2011	NAP	NAP	No	0	74,187	41,444	20,722
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	9/23/2011	5/23/2011	NAP	NAP	No	0	0	0	0
8	Loan		CGMRC	Pittsford Plaza	NAP	6/30/2011	NAP	NAP	No	1,137,134	106,986	151,776	16,864
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	NAP	6/3/2011	NAP	NAP	No	468,666	66,952	29,769	5,954
10	Loan	21	CGMRC	Red Rose Commons	NAP	6/8/2011	NAP	NAP	No	171,249	57,083	14,488	3,622
11	Loan	22	AMF I	Great Northern Corporate Center	NAP	8/23/2011	NAP	NAP	No	356,250	71,250	14,340	4,780
12	Loan	23	AMF I	Chase Tower	NAP	8/23/2011	NAP	NAP	No	46,726	23,363	5,281	5,281
13	Loan	24	CGMRC	Olympia Medical Plaza	NAP	7/1/2011	7/1/2011	14% (Medical Office)/18% (Parking)	No	108,183	21,637	0	0
14	Loan		CGMRC	CJL Realty Portfolio					No	223,187	27,898	13,226	2,204
14.01	Property			Summer Hill	NAP	8/24/2011	NAP	NAP	No
14.02	Property			Amity Commons	NAP	8/24/2011	NAP	NAP	No
14.03	Property			Heritage House	10/5/2011	8/24/2011	NAP	NAP	No
15	Loan	25	GSMC	Eagle Glen Plaza	NAP	3/21/2011	3/25/2011	8%	No	179,137	35,827	17,163	2,145
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	NAP	11/8/2011	NAP	NAP	No	202,687	28,955	25,445	5,089
17	Loan	27, 28	GSMC	Siegen Plaza	NAP	12/2/2011	NAP	NAP	No	0	0	0	0
18	Loan		CGMRC	Hull - Aurora	NAP	10/26/2011	10/26/2011	8%	No	0	30,012	42,810	3,567
19	Loan	29	GSMC	Maple Ridge Townhomes	NAP	4/5/2011	NAP	NAP	No	11,650	11,765	12,731	3,365
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites					No	0	34,889	54,992	5,499
20.01	Property			Hampton Inn MOA	NAP	2/10/2011	NAP	NAP	No
20.02	Property			SpringHill Suites	NAP	3/14/2011	NAP	NAP	No
21	Loan	31	GSMC	Mallard Lakes Towne Homes	NAP	3/28/2011	NAP	NAP	No	42,385	21,192	4,858	2,429
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	NAP	7/6/2011	NAP	NAP	No	320,351	32,035	0	23,954
23	Loan		CGMRC	Lakeside Plaza I	NAP	9/14/2011	NAP	NAP	No	230,904	46,181	7,703	1,926
24	Loan	33	CGMRC	Emerald Hospitality Portfolio					No	85,250	17,050	10,894	3,631
24.01	Property			Hilton Garden Inn - Wooster, OH	NAP	8/31/2011	NAP	NAP	No
24.02	Property			Hampton Inn - Wooster, OH	NAP	8/31/2011	NAP	NAP	No
24.03	Property			Hampton Inn - New Philadelphia, OH	NAP	8/26/2011	NAP	NAP	No
25	Loan		GSMC	Meadowood Marketplace	NAP	9/9/2011	9/29/2011	9%	No	44,936	14,979	21,259	1,934
26	Loan		GSMC	Coppell Market	NAP	6/24/2011	NAP	NAP	No	61,933	7,742	6,566	821
27	Loan	34	GSMC	Fairgrounds Crossing	NAP	4/28/2011	NAP	NAP	No	0	0	0	0
28	Loan		GSMC	Wells Fargo Building	11/9/2011	10/14/2011	9/23/2011	11%	No	20,486	20,486	18,904	2,100
29	Loan		GSMC	Bradford Office Park	NAP	6/27/2011	NAP	NAP	No	45,091	5,636	4,333	1,083
30	Loan		CGMRC	Bi-Lo Portfolio					No	212,520	23,613	6,616	2,205
30.01	Property			Collins Shopping Center	NAP	7/5/2011	NAP	NAP	No
30.02	Property			Edenwood Shopping Center	NAP	7/6/2011	NAP	NAP	No
30.03	Property			Gaffney Shopping Center	NAP	7/5/2011	NAP	NAP	No
30.04	Property			Chesnee Shopping Center	NAP	7/5/2011	NAP	NAP	No
31	Loan	35	CGMRC	Timbercrest Village MHP	NAP	6/29/2011	NAP	NAP	No	81,799	6,817	12,729	3,182

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)
32	Loan		CGMRC	145 Spring Street &474 Broome Street					No	65,720	12,334	16,868	2,007
32.01	Property			145 Spring Street	NAP	11/1/2011	NAP	NAP	No
32.02	Property			474 Broome Street	NAP	11/1/2011	NAP	NAP	No
33	Loan		AMF I	One Hamden Center	NAP	5/20/2011	NAP	NAP	No	89,031	22,258	50,000	4,167
34	Loan	36	CGMRC	Preston Belt Line Office Park	NAP	5/5/2011	NAP	NAP	No	157,717	15,772	9,223	922
35	Loan	37	CGMRC	Cottage Cove	NAP	11/8/2011	NAP	NAP	No	3,896	3,896	702	702
36	Loan	37	CGMRC	Homestead Village	NAP	11/8/2011	NAP	NAP	No	2,193	2,193	379	379
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	NAP	9/28/2011	NAP	NAP	No	125,302	2,770	0	1,245
38	Loan	19	GSMC	Towers of Coral Springs	NAP	11/30/2011	NAP	NAP	No	30,192	15,096	27,976	6,545
39	Loan	40	CGMRC	Club at Spring Valley	NAP	8/16/2011	NAP	NAP	No	152,055	30,411	66,302	6,630
40	Loan		CGMRC	NAFTA Brownsville	NAP	6/15/2011	NAP	NAP	No	244,048	22,186	36,981	3,698
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	NAP	6/27/2011	NAP	NAP	No	71,101	8,888	7,510	939
42	Loan		CGMRC	Russell Center	NAP	12/13/2011	NAP	NAP	No	5,136	5,136	17,811	1,979
43	Loan	43	AMF I	Carriage Hills Apartments	NAP	9/28/2011	NAP	NAP	No	31,395	10,465	22,917	11,458
44	Loan		CGMRC	Forest Green Office Park	NAP	5/9/2011	NAP	NAP	No	232,354	21,123	8,253	750
45	Loan		CGMRC	Orange Canyon Plaza	8/23/2011	7/28/2011	7/28/2011	11%	No	119,693	11,969	0	0
46	Loan		CGMRC	Inverness MHP	NAP	6/28/2011	NAP	NAP	No	96,367	12,046	3,348	837
47	Loan		CGMRC	Freedom Self Storage Portfolio					No	145,593	14,559	0	0
47.01	Property			Freedom Meridian	NAP	7/6/2011	NAP	NAP	No
47.02	Property			Freedom Boise	NAP	7/5/2011	NAP	NAP	No
47.03	Property			Freedom Star	NAP	7/6/2011	NAP	NAP	No
47.04	Property			Freedom Caldwell	NAP	7/7/2011	NAP	NAP	No
48	Loan		CGMRC	Austin Centennial	NAP	5/3/2011	NAP	NAP	No	100,579	11,175	4,977	1,244
49	Loan	44	CGMRC	Hampton Inn Birmingham	NAP	7/28/2011	NAP	NAP	No	61,491	5,380	4,446	1,482
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio					No	0	17,712	0	3,641
50.01	Property	46		808 W 76th St	NAP	9/6/2011	NAP	NAP	No
50.02	Property			7944 S Paulina	NAP	9/6/2011	NAP	NAP	No
50.03	Property			1514-20 W 77th	NAP	9/6/2011	NAP	NAP	No
50.04	Property			1448 W 83rd	NAP	9/6/2011	NAP	NAP	No
50.05	Property			8001 S Marshfield Ave	NAP	9/6/2011	NAP	NAP	No
50.06	Property			1738 W 77th St	NAP	9/6/2011	NAP	NAP	No
50.07	Property	46		1735 W 79th St	NAP	9/6/2011	NAP	NAP	No
50.08	Property			1717 W 77th St	NAP	9/6/2011	NAP	NAP	No
50.09	Property			1704 W 77th St	NAP	9/6/2011	NAP	NAP	No
50.10	Property			1815 W 77th St	NAP	9/6/2011	NAP	NAP	No
50.11	Property			8001-03 S Carpenter	NAP	9/6/2011	NAP	NAP	No
50.12	Property			8515 S Green	NAP	9/6/2011	NAP	NAP	No
51	Loan		CGMRC	Rockfish Commons	NAP	7/8/2011	NAP	NAP	No	31,991	3,999	0	0
52	Loan		CGMRC	Shoppes at Summit	NAP	7/8/2011	NAP	NAP	No	17,368	2,171	0	0
53	Loan		CGMRC	Dollar Self Storage	NAP	9/19/2011	NAP	NAP	No	13,656	4,552	3,890	556
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	NAP	10/13/2011	NAP	NAP	No	21,223	5,306	18,050	3,610
55	Loan		AMF I	Lakeview Village Shopping Center	NAP	9/9/2011	NAP	NAP	No	50,767	4,231	523	523
56	Loan		CGMRC	6312 North Nagle Avenue	7/5/2011	7/5/2011	NAP	NAP	No	26,438	4,406	0	0
57	Loan		CGMRC	AA Storage at Fair Park	NAP	6/15/2011	NAP	NAP	No	31,382	3,923	972	972
58	Loan		CGMRC	Ellis Street Apartments	NAP	6/8/2011	NAP	NAP	No	18,560	4,640	3,772	1,257
59	Loan		CGMRC	Arlington Acres MHP	NAP	4/13/2011	NAP	NAP	No	4,961	4,961	1,788	894
60	Loan		CGMRC	Grandshire Estate	NAP	6/16/2011	NAP	NAP	No	5,115	2,554	1,004	502
61	Loan		CGMRC	Millside Office Building	NAP	6/29/2011	NAP	NAP	No	41,949	4,195	9,892	1,099
62	Loan		CGMRC	Autumn Oaks	NAP	11/8/2011	NAP	NAP	No	4,258	4,258	479	479
63	Loan		CGMRC	Westpark Business Center	NAP	8/10/2011	NAP	NAP	No	195,659	8,908	9,991	1,998
64	Loan	50	AMF I	Mount Kisco Self-Storage	NAP	10/25/2011	NAP	NAP	No	16,210	10,883	10,861	987
65	Loan		CGMRC	West Davidson Village	NAP	7/8/2011	NAP	NAP	No	11,106	1,388	0	0
66	Loan		AMF I	Shady Banks Shopping Center	NAP	8/26/2011	NAP	NAP	No	2,452	2,452	2,760	920
67	Loan		CGMRC	Wheel Estates MHP	NAP	8/16/2011	NAP	NAP	No	45,985	3,832	3,033	337
68	Loan		CGMRC	Meyerland Center	NAP	6/8/2011	NAP	NAP	No	67,161	6,106	1,796	1,796
69	Loan	51	AMF I	Mount Rose Plaza	NAP	9/16/2011	NAP	NAP	No	21,250	7,083	5,700	1,900
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio					No	5,197	5,197	6,083	1,014
70.01	Property			Eldora Estates	NAP	9/6/2011	NAP	NAP	No
70.02	Property			Shady Acres Resort	NAP	9/6/2011	NAP	NAP	No
71	Loan		AMF I	Gordon Highway Self-Storage	NAP	8/26/2011	NAP	NAP	No	0	1,967	1,503	301
72	Loan		CGMRC	Regal Parking Garage	NAP	6/28/2011	NAP	NAP	No	5,574	5,574	0	0
73	Loan		CGMRC	Edgewood Square Shopping Center	NAP	10/11/2011	NAP	NAP	No	16,266	5,422	0	0
74	Loan		CGMRC	LARP II Portfolio					No	26,101	3,729	7,450	1,064
74.01	Property			5528 South Cornell Avenue	NAP	8/10/2011	NAP	NAP	No
74.02	Property			1018 East 54th Street	NAP	8/10/2011	NAP	NAP	No
75	Loan		CGMRC	Hobe Village	8/4/2011	7/5/2011	NAP	NAP	No	54,652	4,232	4,177	418
76	Loan		CGMRC	Regency Plaza - Food Lion	NAP	9/28/2011	NAP	NAP	No	33,060	4,723	11,008	1,315
77	Loan		CGMRC	Lockaway Self Storage	NAP	7/14/2011	NAP	NAP	No	54,930	6,866	1,019	340
78	Loan	52	AMF I	Extra Space Storage Chattanooga	NAP	8/26/2011	NAP	NAP	No	57,808	4,962	26,300	3,112
79	Loan		AMF I	Collierville Self-Storage	NAP	8/26/2011	9/27/2011	7%	No	30,187	3,019	865	173
80	Loan		CGMRC	Gulf Breeze MHP	NAP	9/6/2011	NAP	NAP	No	3,289	1,096	2,976	1,060

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	0	0	242,944	0	0	800,000	0
2	Loan	10, 11	GSMC	ELS Portfolio	0	0	0	0	0	0	433,182
2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	7,014	7,014	0	0	50,000	0	0
4	Loan	13	CGMRC	LHG Hotel Portfolio	0	72,625	4,357,500	0	0	0	0
4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn &Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn & Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments	0	33,417	0	0	0	0	0
6	Loan	14	GSMC	Hotel ZaZa - Houston	0	101,638	0	0	0	0	0
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	0	0	0	0	0	0	0
8	Loan		CGMRC	Pittsford Plaza	0	8,628	0	0	0	0	0
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	0	7,407	0	250,000	18,417	750,000	0
10	Loan	21	CGMRC	Red Rose Commons	0	4,171	0	0	16,685	550,000	0
11	Loan	22	AMF I	Great Northern Corporate Center	0	7,974	0	0	22,782	300,000	0
12	Loan	23	AMF I	Chase Tower	150,000	0	150,000	1,600,000	0	500,000	0
13	Loan	24	CGMRC	Olympia Medical Plaza	0	1,650	0	500,000	0	500,000	0
14	Loan		CGMRC	CJL Realty Portfolio	86,748	3,292	0	0	0	0	0
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	0	1,197	0	100,000	6,250	225,000	0
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	0	35,826	0	0	0	0	0
17	Loan	27, 28	GSMC	Siegen Plaza	0	0	0	0	0	0	0
18	Loan		CGMRC	Hull - Aurora	0	1,493	0	0	9,949	500,000	0
19	Loan	29	GSMC	Maple Ridge Townhomes	0	2,888	0	0	0	0	0
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	0	15,699	0	0	0	0	0
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes	0	3,777	0	0	0	0	0
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	0	0	0	0	0	0	0
23	Loan		CGMRC	Lakeside Plaza I	0	2,139	0	0	11,047	662,800	0
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	19,319	19,319	0	0	0	0	0
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace	0	2,833	0	350,000	8,333	0	0
26	Loan		GSMC	Coppell Market	0	1,157	40,600	0	0	0	0
27	Loan	34	GSMC	Fairgrounds Crossing	0	0	0	0	0	0	0
28	Loan		GSMC	Wells Fargo Building	0	5,046	0	0	10,000	600,000	0
29	Loan		GSMC	Bradford Office Park	0	2,560	61,438	100,000	8,333	500,000	0
30	Loan		CGMRC	Bi-Lo Portfolio	0	5,221	0	600,000	8,333	0	0
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	0	1,938	0	0	0	0	0

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
32	Loan		CGMRC	145 Spring Street &474 Broome Street	0	539	0	0	0	0	0
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	0	2,560	0	200,000	9,846	0	0
34	Loan	36	CGMRC	Preston Belt Line Office Park	0	1,855	0	400,000	18,547.67 (9,273.83 beginning on the 13th monthly payment date)	600,000	0
35	Loan	37	CGMRC	Cottage Cove	0	858	0	0	0	0	0
36	Loan	37	CGMRC	Homestead Village	0	1,081	0	0	0	0	0
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	0	13,197	0	0	0	0	0
38	Loan	19	GSMC	Towers of Coral Springs	0	1,580	0	175,000	7,888	500,000	0
39	Loan	40	CGMRC	Club at Spring Valley	0	8,484	0	0	0	0	0
40	Loan		CGMRC	NAFTA Brownsville	0	2,000	0	0	5,449	400,000	0
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	0	1,095	0	0	0	0	0
42	Loan		CGMRC	Russell Center	0	785	0	0	3,771	0	0
43	Loan	43	AMF I	Carriage Hills Apartments	0	7,049	338,345	0	0	0	0
44	Loan		CGMRC	Forest Green Office Park	3,467	3,467	0	10,835	10,835	400,000	0
45	Loan		CGMRC	Orange Canyon Plaza	0	782	0	0	4,495	0	0
46	Loan		CGMRC	Inverness MHP	106,050	2,158	0	0	0	0	0
47	Loan		CGMRC	Freedom Self Storage Portfolio	0	2,283	0	0	0	0	0
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial	0	1,415	0	300,000	4,717	0	0
49	Loan	44	CGMRC	Hampton Inn Birmingham	0	7,789	0	0	0	0	0
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	0	5,575	200,700	0	0	0	0
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	0	524	0	0	0	0	0
52	Loan		CGMRC	Shoppes at Summit	0	524	0	0	0	0	0
53	Loan		CGMRC	Dollar Self Storage	1,109	1,109	39,924	0	0	0	0
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	0	6,949	0	0	0	0	0
55	Loan		AMF I	Lakeview Village Shopping Center	0	588	0	250,000	1,676	0	0
56	Loan		CGMRC	6312 North Nagle Avenue	0	372	0	0	1,446	59,524	0
57	Loan		CGMRC	AA Storage at Fair Park	0	527	19,000	0	0	0	0
58	Loan		CGMRC	Ellis Street Apartments	0	1,667	0	0	0	0	0
59	Loan		CGMRC	Arlington Acres MHP	0	621	0	0	0	0	0
60	Loan		CGMRC	Grandshire Estate	0	629	0	0	0	0	0
61	Loan		CGMRC	Millside Office Building	0	820	0	200,000	0	200,000	0
62	Loan		CGMRC	Autumn Oaks	0	746	0	0	0	0	0
63	Loan		CGMRC	Westpark Business Center	0	1,705	0	0	3,752	0	0
64	Loan	50	AMF I	Mount Kisco Self-Storage	0	354	8,496	0	0	0	0
65	Loan		CGMRC	West Davidson Village	0	365	0	0	0	0	0
66	Loan		AMF I	Shady Banks Shopping Center	0	708	0	100,000	2,360	0	0
67	Loan		CGMRC	Wheel Estates MHP	0	479	0	0	0	0	0
68	Loan		CGMRC	Meyerland Center	0	561	0	0	2,336	0	0
69	Loan	51	AMF I	Mount Rose Plaza	0	972	0	100,000	3,334	200,000	0
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	0	1,292	0	0	0	0	0
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage	0	688	0	0	0	0	0
72	Loan		CGMRC	Regal Parking Garage	0	0	0	0	0	0	0
73	Loan		CGMRC	Edgewood Square Shopping Center	0	925	0	0	3,085	75,000	0
74	Loan		CGMRC	LARP II Portfolio	0	1,292	0	0	0	0	0
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village	0	583	0	0	0	0	0
76	Loan		CGMRC	Regency Plaza - Food Lion	0	1,062	0	103,167	3,167	350,000	0
77	Loan		CGMRC	Lockaway Self Storage	0	1,036	0	0	0	0	0
78	Loan	52	AMF I	Extra Space Storage Chattanooga	0	1,145	41,211	0	0	0	0
79	Loan		AMF I	Collierville Self-Storage	0	418	0	0	0	0	0
80	Loan		CGMRC	Gulf Breeze MHP	0	588	0	0	0	0	0

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	7, 8, 9	GSMC	Meadowood Mall	0	0	0	0	0	1,300,000	83,333
2	Loan	10, 11	GSMC	ELS Portfolio	0	65,766	0	0	0	0	0
2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	0	2,496	0	40,000	0	1,760,567	0
4	Loan	13	CGMRC	LHG Hotel Portfolio	0	93,964	0	0	0	15,125,000	0
4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn &Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn &Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments	0	0	0	0	0	0	0
6	Loan	14	GSMC	Hotel ZaZa - Houston	0	0	0	0	0	0	0
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	0	0	0	0	0	70,000	0
8	Loan		CGMRC	Pittsford Plaza	0	27,500	0	0	0	0	0
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	0	0	0	0	0	852,189	0
10	Loan	21	CGMRC	Red Rose Commons	0	0	0	0	0	15,994	15,994
11	Loan	22	AMF I	Great Northern Corporate Center	0	0	0	0	0	1,338,726	0
12	Loan	23	AMF I	Chase Tower	0	415,593	0	0	0	1,713,035	0
13	Loan	24	CGMRC	Olympia Medical Plaza	0	0	0	0	0	0	0
14	Loan		CGMRC	CJL Realty Portfolio	0	96,463	0	0	0	0	0
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	0	2,200	0	0	0	144,868	0
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	0	35,244	0	0	0	144,000	0
17	Loan	27, 28	GSMC	Siegen Plaza	0	0	0	0	0	0	0
18	Loan		CGMRC	Hull - Aurora	0	0	0	0	0	0	0
19	Loan	29	GSMC	Maple Ridge Townhomes	0	0	0	73,000	0	0	0
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	0	0	0	0	0	0	0
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes	0	22,550	0	0	0	0	0
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	0	0	0	0	0	767,265	0
23	Loan		CGMRC	Lakeside Plaza I	0	0	0	0	0	0	0
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	0	22,788	0	0	0	461,666	0
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace	0	0	0	0	0	0	0
26	Loan		GSMC	Coppell Market	0	0	0	0	0	36,380	0
27	Loan	34	GSMC	Fairgrounds Crossing	0	0	0	0	0	0	0
28	Loan		GSMC	Wells Fargo Building	0	7,219	0	200,000	0	0	0
29	Loan		GSMC	Bradford Office Park	0	0	0	0	0	97,866	0
30	Loan		CGMRC	Bi-Lo Portfolio	0	144,559	0	0	0	0	16,667
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	0	0	0	0	0	500,000	0

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
32	Loan		CGMRC	145 Spring Street &474 Broome Street	0	25,000	0	0	0	0	0
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	0	0	0	0	0	187,770	0
34	Loan	36	CGMRC	Preston Belt Line Office Park	0	11,250	0	0	0	130,788	0
35	Loan	37	CGMRC	Cottage Cove	0	17,938	0	0	0	0	0
36	Loan	37	CGMRC	Homestead Village	0	78,000	0	0	0	0	0
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	0	117,488	0	0	0	165,000	0
38	Loan	19	GSMC	Towers of Coral Springs	0	0	0	0	0	22,637	0
39	Loan	40	CGMRC	Club at Spring Valley	0	431,272	0	0	0	0	0
40	Loan		CGMRC	NAFTA Brownsville	0	111,450	0	0	0	51,738	0
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	0	0	0	0	0	300,000	0
42	Loan		CGMRC	Russell Center	0	0	0	0	0	551,840	0
43	Loan	43	AMF I	Carriage Hills Apartments	0	21,563	0	0	0	0	0
44	Loan		CGMRC	Forest Green Office Park	0	245,681	0	0	0	133,129	0
45	Loan		CGMRC	Orange Canyon Plaza	0	14,813	0	0	0	209,000	0
46	Loan		CGMRC	Inverness MHP	0	211,830	0	0	0	0	0
47	Loan		CGMRC	Freedom Self Storage Portfolio	0	0	0	0	0	0	0
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial	0	0	0	3,000	125	0	0
49	Loan	44	CGMRC	Hampton Inn Birmingham	0	5,250	0	0	0	0	0
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	0	24,850	0	0	0	0	0
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	0	0	0	0	0	23,133	0
52	Loan		CGMRC	Shoppes at Summit	0	0	0	0	0	21,567	0
53	Loan		CGMRC	Dollar Self Storage	0	0	0	0	0	0	0
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	0	0	0	0	0	63,818	0
55	Loan		AMF I	Lakeview Village Shopping Center	0	0	0	0	0	9,600	0
56	Loan		CGMRC	6312 North Nagle Avenue	0	0	0	0	0	0	0
57	Loan		CGMRC	AA Storage at Fair Park	0	0	0	0	0	0	0
58	Loan		CGMRC	Ellis Street Apartments	0	6,875	0	0	0	0	0
59	Loan		CGMRC	Arlington Acres MHP	0	0	0	0	0	400,000	0
60	Loan		CGMRC	Grandshire Estate	0	2,938	0	0	0	0	0
61	Loan		CGMRC	Millside Office Building	0	8,661	0	0	0	8,398	0
62	Loan		CGMRC	Autumn Oaks	0	27,000	0	0	0	0	0
63	Loan		CGMRC	Westpark Business Center	0	81,563	0	0	0	9,001	0
64	Loan	50	AMF I	Mount Kisco Self-Storage	0	6,929	0	0	0	0	0
65	Loan		CGMRC	West Davidson Village	0	0	0	0	0	0	0
66	Loan		AMF I	Shady Banks Shopping Center	0	0	0	0	0	0	0
67	Loan		CGMRC	Wheel Estates MHP	0	189,844	0	0	0	0	0
68	Loan		CGMRC	Meyerland Center	0	0	0	0	0	0	0
69	Loan	51	AMF I	Mount Rose Plaza	0	0	0	0	0	0	0
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	0	53,532	0	0	0	25,630	0
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage	0	17,923	0	0	0	0	0
72	Loan		CGMRC	Regal Parking Garage	0	0	0	0	0	0	0
73	Loan		CGMRC	Edgewood Square Shopping Center	0	16,588	0	0	0	0	0
74	Loan		CGMRC	LARP II Portfolio	0	0	0	0	0	0	0
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village	0	9,110	0	0	0	0	0
76	Loan		CGMRC	Regency Plaza - Food Lion	0	23,005	0	0	0	0	0
77	Loan		CGMRC	Lockaway Self Storage	0	5,000	0	0	0	0	0
78	Loan	52	AMF I	Extra Space Storage Chattanooga	0	32,805	0	0	0	0	0
79	Loan		AMF I	Collierville Self-Storage	0	39,950	0	0	0	0	0
80	Loan		CGMRC	Gulf Breeze MHP	0	46,838	0	0	0	17,830	0

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Other Reserve Description
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Supplemental Leasing Reserve (monthly reserve is capped at $3,000,000)
2	Loan	10, 11	GSMC	ELS Portfolio
2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	Unfunded Obligations Reserve ($1,424,359.28), Rent Abatement Reserve ($336,208)
4	Loan	13	CGMRC	LHG Hotel Portfolio	PIP Reserve
4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn &Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn & Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments
6	Loan	14	GSMC	Hotel ZaZa - Houston
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Wine Legend Reserve
8	Loan		CGMRC	Pittsford Plaza
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Tenant Reserve (Chaucer’s $530,869, Lupe’s Tex-Mex $321,320)
10	Loan	21	CGMRC	Red Rose Commons	Condominium Assessment Reserve
11	Loan	22	AMF I	Great Northern Corporate Center	Renal Care Group Amendment Funds ($807,121), Palmer Holland &Renal Care Group TI/LC ($355,981.32), Palmer Holland &Cargill Rent Concession ($175,624)
12	Loan	23	AMF I	Chase Tower	Property Improvement Reserve ($200,000) and Rent Concession Reserve ($1,513,035)
13	Loan	24	CGMRC	Olympia Medical Plaza
14	Loan		CGMRC	CJL Realty Portfolio
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	Unfunded Obligations
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	Seasonality Reserve ($24,000 due each Due Date from May through October)
17	Loan	27, 28	GSMC	Siegen Plaza
18	Loan		CGMRC	Hull - Aurora
19	Loan	29	GSMC	Maple Ridge Townhomes
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Seasonality Reserve ($300,000) and Phase III Renovation Reserve ($467,264.76)
23	Loan		CGMRC	Lakeside Plaza I
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	PIP Reserve ($321,250.00) and Seasonality Reserve ($140,416.00 upfront and monthly in May through October, capped at 110% of the Negative Monthly Amounts)
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace
26	Loan		GSMC	Coppell Market	Unfunded Obligations
27	Loan	34	GSMC	Fairgrounds Crossing
28	Loan		GSMC	Wells Fargo Building
29	Loan		GSMC	Bradford Office Park	Escrow Reserve for early rent prepayment by Sikorsky through 9/30/2011
30	Loan		CGMRC	Bi-Lo Portfolio	Leasing Reserve Additional Monthly Deposit (Until July 2013)
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	Rent Increase Reserve

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Other Reserve Description
32	Loan		CGMRC	145 Spring Street &474 Broome Street
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	Outstanding TI/LC Reserve (Allstate $120,775, Direct Energy $32,070, and Waddell &Reed $34,925)
34	Loan	36	CGMRC	Preston Belt Line Office Park	TI Holdback Reserve ($85,542) and Rent Reserve ($45,246.38)
35	Loan	37	CGMRC	Cottage Cove
36	Loan	37	CGMRC	Homestead Village
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Seasonality Reserve (Capped at $165,000)
38	Loan	19	GSMC	Towers of Coral Springs	Tenant Reserve - Cytryn &Velazquez
39	Loan	40	CGMRC	Club at Spring Valley
40	Loan		CGMRC	NAFTA Brownsville	Rent Abatement Escrow
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	Debt Yield Holdback
42	Loan		CGMRC	Russell Center	King’s Daughter Reserve
43	Loan	43	AMF I	Carriage Hills Apartments
44	Loan		CGMRC	Forest Green Office Park	Rent Reserve Fund ($54,954.43) and TI Holdback Reserve Fund ($78,175)
45	Loan		CGMRC	Orange Canyon Plaza	Additional Rent Reserve
46	Loan		CGMRC	Inverness MHP
47	Loan		CGMRC	Freedom Self Storage Portfolio
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial
49	Loan	44	CGMRC	Hampton Inn Birmingham
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	Gap Rent Reserve
52	Loan		CGMRC	Shoppes at Summit	Gap Rent Reserve
53	Loan		CGMRC	Dollar Self Storage
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	Seasonality Reserve (Monthly reserve collected from March through November in an amount determined by Lender)
55	Loan		AMF I	Lakeview Village Shopping Center	Rent Concession Reserve
56	Loan		CGMRC	6312 North Nagle Avenue
57	Loan		CGMRC	AA Storage at Fair Park
58	Loan		CGMRC	Ellis Street Apartments
59	Loan		CGMRC	Arlington Acres MHP	Upgrades Reserve
60	Loan		CGMRC	Grandshire Estate
61	Loan		CGMRC	Millside Office Building	Ideal Realty Rent Abatement Reserve
62	Loan		CGMRC	Autumn Oaks
63	Loan		CGMRC	Westpark Business Center	Free Rent Reserve
64	Loan	50	AMF I	Mount Kisco Self-Storage
65	Loan		CGMRC	West Davidson Village
66	Loan		AMF I	Shady Banks Shopping Center
67	Loan		CGMRC	Wheel Estates MHP
68	Loan		CGMRC	Meyerland Center
69	Loan	51	AMF I	Mount Rose Plaza
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	Prepaid Rent Reserve
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage
72	Loan		CGMRC	Regal Parking Garage
73	Loan		CGMRC	Edgewood Square Shopping Center
74	Loan		CGMRC	LARP II Portfolio
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village
76	Loan		CGMRC	Regency Plaza - Food Lion
77	Loan		CGMRC	Lockaway Self Storage
78	Loan	52	AMF I	Extra Space Storage Chattanooga
79	Loan		AMF I	Collierville Self-Storage
80	Loan		CGMRC	Gulf Breeze MHP	Prepaid Rent Reserve

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Borrower Name
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Meadowood Mall SPE, LLC
2	Loan	10, 11	GSMC	ELS Portfolio

MHC Coral Cay Plantation, L.L.C., MHC Fun N Sun, L.L.C., MHC Golf Vista Estates, L.L.C., MHC Concord Cascade, L.P., MHC Toby’s RV Resort,
L.L.C., MHC Cheron Village, L.L.C., MHC Hidden Valley, L.L.C., MHC Lake in the Hills, L.L.C., MHC Orange Lake, L.L.C., MHC Shady Lane Oaks,
L.L.C., MHC Stonegate Manor, L.L.C., MHC Swan Creek, L.L.C.

2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	CP One SE Third LLC
4	Loan	13	CGMRC	LHG Hotel Portfolio

R.I. Heritage Inn of Rancho Cordova, Inc., R.I. Heritage Inn of Westminster, Inc., Midwest Heritage Inn of Grand Rapids, Inc., Midwest Heritage Inn of
Jackson, Inc., Midwest Heritage Inn of Rochester, Inc., Midwest Heritage Inn of St. Cloud, Inc., R.I. Heritage Inn of Canton, Inc., Midwest Heritage Inn
of Ontario, Inc., R.I. Heritage Inn of Youngstown, Inc., Heritage Inn Number I. Limited Partnership, Heritage Inn Number XI. Limited Partnership and
Heritage Inn Number XXII. Limited Partnership

4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn &Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn & Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments	Mansards Apartments Limited Partnership
6	Loan	14	GSMC	Hotel ZaZa - Houston	Transformation 5701, LLC
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Audubon Ventures Limited Liability Company and Audubon Ventures II L.L.C.
8	Loan		CGMRC	Pittsford Plaza	Pittsford Plaza SPE, LLC
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Lincoln Square Dunhill LP
10	Loan	21	CGMRC	Red Rose Commons	Red Rose Commons Associates, L.P.
11	Loan	22	AMF I	Great Northern Corporate Center	PWA Great Northern Corporate Center, LP
12	Loan	23	AMF I	Chase Tower	NG 707 Virginia Street LLC
13	Loan	24	CGMRC	Olympia Medical Plaza	Plaza Medical Office Building, LLC
14	Loan		CGMRC	CJL Realty Portfolio	Signature Living At Summer Hill, L.P., Signature Living At Douglassville, L.P. and Heritage House Associates, L.P.
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	Mountain Vistas, LLC
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	Cami Hotel Investments, LLC
17	Loan	27, 28	GSMC	Siegen Plaza	Inland American Baton Rouge Siegen, L.L.C.
18	Loan		CGMRC	Hull - Aurora	Cascade I, LLC, Cornell III, LLC and Aurora Center, LLC
19	Loan	29	GSMC	Maple Ridge Townhomes	Maple Ridge 3, LLC
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	Summit Hospitality VI, LLC
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes	WOP Mallard Lakes, LLC
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Coconut Grove CY Owner, LLC
23	Loan		CGMRC	Lakeside Plaza I	ILD Lakeside, LLC
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	Riverview Hospitality Corp., Son-Rise Hotels IV, Inc. and Wayne County Associates, LLC
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace	Shankar Nevada LLC
26	Loan		GSMC	Coppell Market	Coppell Market, LLC
27	Loan	34	GSMC	Fairgrounds Crossing	Inland Diversified Hot Springs Fairgrounds, L.L.C.
28	Loan		GSMC	Wells Fargo Building	Reno 200 S. Virginia LLC
29	Loan		GSMC	Bradford Office Park	Bradford Office Park, LLC
30	Loan		CGMRC	Bi-Lo Portfolio	Avtex Gaffney Associates, LLC, Avtex Edenwood Associates, LLC, Avtex Chesnee Associates, LLC, Avtex Collins Corner Associates, LLC
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	Timbercrest Partners, LLC

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Borrower Name
32	Loan		CGMRC	145 Spring Street &474 Broome Street	Barcelona Fashions 2011, LLC
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	2319 Hamden Center I, L.L.C.
34	Loan	36	CGMRC	Preston Belt Line Office Park	ARI Preston, LLC
35	Loan	37	CGMRC	Cottage Cove	7850 Cottage Cove LLC
36	Loan	37	CGMRC	Homestead Village	7850 Homestead Village LLC
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Lincolnshire SPHS Owner, LLC
38	Loan	19	GSMC	Towers of Coral Springs	BRI 1835 TCS, LLC
39	Loan	40	CGMRC	Club at Spring Valley	Dayton Spring Valley Partners, Ltd.
40	Loan		CGMRC	NAFTA Brownsville	PV NAFTA, LLC
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	K-Kies III, Ltd.
42	Loan		CGMRC	Russell Center	Ashland Greenup LLC and Greenash Center LLC
43	Loan	43	AMF I	Carriage Hills Apartments	Hills Apartment Communities, LLC
44	Loan		CGMRC	Forest Green Office Park	Ari Forest Green Management, LLC
45	Loan		CGMRC	Orange Canyon Plaza	Orange Canyon Plaza, L.P.
46	Loan		CGMRC	Inverness MHP	Inverness Community L.L.C.
47	Loan		CGMRC	Freedom Self Storage Portfolio	CSS Boise, LLC, CSS Boise WS, LLC, CSS Boise AR, LLC and CSS Boise RM, LLC
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial	Austin Centennial, Ltd.
49	Loan	44	CGMRC	Hampton Inn Birmingham	Balaji, LLC
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	AG2, LLC
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	VP Hope Mills DE, LLC
52	Loan		CGMRC	Shoppes at Summit	VP Spout Springs DE, LLC
53	Loan		CGMRC	Dollar Self Storage	Dollar Self Storage #8, L.L.C.
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	Old Town Financing Company, LLC
55	Loan		AMF I	Lakeview Village Shopping Center	Lakeview S/C Partners, Ltd.
56	Loan		CGMRC	6312 North Nagle Avenue	NRF VII - Nagle, LLC
57	Loan		CGMRC	AA Storage at Fair Park	AA Storage @ Fair Park, Limited Partnership
58	Loan		CGMRC	Ellis Street Apartments	4721 S. Ellis, LLC
59	Loan		CGMRC	Arlington Acres MHP	Arlington Homes, LLC
60	Loan		CGMRC	Grandshire Estate	Grandshire Estates, LLC
61	Loan		CGMRC	Millside Office Building	Millside, L.L.C.
62	Loan		CGMRC	Autumn Oaks	7850 Autumn Oak LLC
63	Loan		CGMRC	Westpark Business Center	Westpark Investors, LLC
64	Loan	50	AMF I	Mount Kisco Self-Storage	Mount Kisco Self Storage, LLC
65	Loan		CGMRC	West Davidson Village	VP Tyro DE, LLC
66	Loan		AMF I	Shady Banks Shopping Center	Envoy Realty Partners V, LLC
67	Loan		CGMRC	Wheel Estates MHP	Wheel Estates Mobile Home Park Limited Partnership
68	Loan		CGMRC	Meyerland Center	Meyerland VF LLC
69	Loan	51	AMF I	Mount Rose Plaza	Mount Rose Plaza I, LLC and Mount Rose Plaza II, LLC
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	Eldora Estates LP and RGV Investments Limited Partnership
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage	TSRE 2, LLC
72	Loan		CGMRC	Regal Parking Garage	ARC NYCTGRG001, LLC
73	Loan		CGMRC	Edgewood Square Shopping Center	SRT Acquisition Corp.
74	Loan		CGMRC	LARP II Portfolio	5528 S. Cornell Avenue Owner, LLC and 1018 E. 54th Street Owner, LLC
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village	Hobe Village Partners, LLC
76	Loan		CGMRC	Regency Plaza - Food Lion	Southeast Associates of Wilson, LLC
77	Loan		CGMRC	Lockaway Self Storage	Killeen Storage, LLC
78	Loan	52	AMF I	Extra Space Storage Chattanooga	VSI IV Chattanooga, LLC
79	Loan		AMF I	Collierville Self-Storage	VSI III Collierville Self Storage, LLC
80	Loan		CGMRC	Gulf Breeze MHP	Gulf Breeze MHC, LLC

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Sponsor Name	Loan Purpose	Loan Amount (sources)	Sponsor Equity	Subordinate Debt
1	Loan	7, 8, 9	GSMC	Meadowood Mall	The Mills Limited Partnership	Refinance	125,000,000	4,667,665	0
2	Loan	10, 11	GSMC	ELS Portfolio	MHC Operating Limited Partnership	Acquisition/Refinance	100,000,000	0	0
2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	Crocker Partners IV, L.P.	Acquisition	61,875,000	25,834,839	0
4	Loan	13	CGMRC	LHG Hotel Portfolio	TMI Hospitality, Inc.	Refinance	60,000,000	0	0
4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn &Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn &Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments	Plato Foufas, Matchpoint Associates, L.P. and The KM Settlement	Refinance	51,000,000	0	0
6	Loan	14	GSMC	Hotel ZaZa - Houston	Charles S. Givens and Snowmass Creek Capital, L.L.C.	Refinance	50,000,000	0	0
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Steven B. Wolfson	Refinance	46,500,000	0	0
8	Loan		CGMRC	Pittsford Plaza	Thomas C. Wilmot, Sr.	Refinance	44,000,000	0	0
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	William L. Hutchinson	Acquisition	42,420,000	30,646,694	0
10	Loan	21	CGMRC	Red Rose Commons	Kenneth N. Goldenberg, PREIT Associates, L.P.	Refinance	29,900,000	0	0
11	Loan	22	AMF I	Great Northern Corporate Center	John M. Schneider and Joseph A. Scarpo	Acquisition	20,600,000	7,806,385	0
12	Loan	23	AMF I	Chase Tower	Elie Schwartz, Simon Singer, The Nightingale Group, LLC	Acquisition	19,990,000	5,854,579	0
13	Loan	24	CGMRC	Olympia Medical Plaza	Olympia Health Care, LLC	Refinance	19,990,000	0	0
14	Loan		CGMRC	CJL Realty Portfolio	The Patrice A. Sturges Irrevocable Trust II, The Patrice A. Sturges Irrevocable Trust, The Tina M. Carroll Irrevocable Trust, The Linda A. Wargo Irrevocable Trust, CJL Realty Management, LLC, Richard R. Carroll, Jr., Charles C. Sturges III, Lawrence A. Wargo	Refinance	17,650,000	0	0
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	Guardian Commercial Real Estate, L.P.	Refinance	17,100,000	3,108,306	0
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	Hotel Group Opportunity Fund III, LLC	Refinance	16,700,000	1,402,487	0
17	Loan	27, 28	GSMC	Siegen Plaza	Inland American Real Estate Trust, Inc.	Refinance	16,600,000	413,593	0
18	Loan		CGMRC	Hull - Aurora	Kenneth E. Hull, Brenda Hull, David Hull, Carole Hull, Glenna S. Hodgson, Randy Hodgson, Mikelyn L. Hull, Wendy C. Hull	Refinance	15,000,000	375,716	0
19	Loan	29	GSMC	Maple Ridge Townhomes	Bradley Wayne Nichols, Scott Alan Wise, Jennifer Lynn Wise and Sterling McCoy Nichols	Refinance	14,925,000	237,044	0
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	Summit Hotel OP, LP	Refinance	14,750,000	0	0
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes	White Oak Real Estate Opportunity Fund 2011-1, LLC and Michael J. Menzer	Acquisition	14,295,000	5,450,227	0
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Robert I. Finvarb	Refinance	14,300,000	0	0
23	Loan		CGMRC	Lakeside Plaza I	Charles K. Fletcher, Terry Lingenfelder and Dean T. Hokanson, Jr.	Refinance	14,000,000	0	0
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	Abbas K. Shikary and Fatema Shikary	Refinance	14,000,000	0	0
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace	Dr. Kuppe G. Shankar, Shakuntala (“Shaku“) Shankar, Kuppe G. Shankar and Shaku Shankar as Trustees of the Kuppe G. and Shaku Shankar Family Revocable Trust	Refinance	14,000,000	0	0
26	Loan		GSMC	Coppell Market	J. Kenneth Dunn	Refinance	13,600,000	0	0
27	Loan	34	GSMC	Fairgrounds Crossing	Inland Diversified Real Estate Trust, Inc.	Acquisition	13,453,000	11,177,263	0
28	Loan		GSMC	Wells Fargo Building	Matthew T. White and Matthew T. White and Melissa A. White, Trustees of the Matthew White Family Trust	Refinance	11,800,000	121,760	0
29	Loan		GSMC	Bradford Office Park	Remy F. Gross, III, Maximilian J. Grelier and H. Cobb Alexander	Refinance	10,650,000	0	0
30	Loan		CGMRC	Bi-Lo Portfolio	Robert S. Small, Jr.	Refinance	10,000,000	0	0
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	Mark Coleman	Refinance	9,950,000	0	0

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Sponsor Name	Loan Purpose	Loan Amount (sources)	Sponsor Equity	Subordinate Debt
32	Loan		CGMRC	145 Spring Street &474 Broome Street	David Dalmau and Angel Custodio Dalmau	Refinance	9,500,000	0	0
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	Constance E. Belfonti	Refinance	9,200,000	926,974	0
34	Loan	36	CGMRC	Preston Belt Line Office Park	Michael S. Adler	Refinance	8,800,000	0	0
35	Loan	37	CGMRC	Cottage Cove	Richard M. Nodel	Acquisition	4,879,662	1,099,634	0
36	Loan	37	CGMRC	Homestead Village	Richard M. Nodel	Acquisition	3,440,388	1,070,408	0
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Robert I. Finvarb	Acquisition	8,285,000	3,937,275	0
38	Loan	19	GSMC	Towers of Coral Springs	Ariel Bentata, Claudio Dombey, Moises Benzaquen and Comvest Properties (US), LLLP	Refinance	8,260,000	0	0
39	Loan	40	CGMRC	Club at Spring Valley	Alan H. Ginsburg	Refinance	7,850,000	1,347,285	0
40	Loan		CGMRC	NAFTA Brownsville	Andrew M. Kaplan, Kevin Wechter	Acquisition	7,315,000	2,815,095	0
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	Scott Tautenhahn	Refinance	7,000,000	0	0
42	Loan		CGMRC	Russell Center	Jay Furman	Refinance	6,790,000	0	0
43	Loan	43	AMF I	Carriage Hills Apartments	John E. Sylvester, Jr.	Refinance	6,750,000	0	0
44	Loan		CGMRC	Forest Green Office Park	Michael S. Adler and John D. Kelley	Refinance	6,650,000	638,000	0
45	Loan		CGMRC	Orange Canyon Plaza	Eugene LeVan, The Eugene and Loretta LeVan Family Trust Dated September 25, 1997	Refinance	6,309,000	0	0
46	Loan		CGMRC	Inverness MHP	Germano L. Mularoni, Germano L. Mularoni, as Trustee for the Germano L. Mularoni Trust Agreement dated June 1, 1983, as amended	Refinance	6,000,000	109,889	0
47	Loan		CGMRC	Freedom Self Storage Portfolio	Dwight W. Davis, William Schmicker, Robert A. Mcintosh, Albert P. Russello, III, The Dwight W. Davis and Glee Ann Davis Trust U/T/D January 30, 1998, The Schmicker Revocable Trust U/T/D May 15, 2008 and Albert and Ann Russello Revocable Trust U/T/D March 1, 1992, as amended	Acquisition	6,000,000	0	0
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial	Craig C. Burger and Bill C. Burger	Refinance	6,000,000	0	0
49	Loan	44	CGMRC	Hampton Inn Birmingham	Chiman S. Patel	Refinance	5,700,000	99,208	0
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	Albert Goldstein and Steven Joung	Refinance	5,655,000	0	0
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	Martin D. Koon, T. Cameron Finley, James R. Walsh, Jr.	Refinance	5,509,000	0	0
52	Loan		CGMRC	Shoppes at Summit	Martin D. Koon, T. Cameron Finley, James R. Walsh, Jr.	Refinance	5,323,000	0	0
53	Loan		CGMRC	Dollar Self Storage	The Thomson Family Trust, dated June 18, 1997, John C. Thomson	Refinance	4,947,000	0	0
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	Mukul Mehta and Khaled Said Abdallah	Refinance	4,700,000	318,942	0
55	Loan		AMF I	Lakeview Village Shopping Center	Henry S. Miller Investment Co.	Refinance	4,500,000	60,767	0
56	Loan		CGMRC	6312 North Nagle Avenue	Andrew S. Hochberg, Marc J. Blum, Next Realty Fund VII, L.P.	Refinance	4,350,000	0	0
57	Loan		CGMRC	AA Storage at Fair Park	Paul Darden	Refinance	3,900,000	0	0
58	Loan		CGMRC	Ellis Street Apartments	David H. Gefsky and Eli Ungar	Refinance	3,900,000	0	0
59	Loan		CGMRC	Arlington Acres MHP	Nicolas Furlotte	Acquisition	3,900,000	1,456,825	0
60	Loan		CGMRC	Grandshire Estate	Kamal H. Shouhayib, Kamal H. Shouhayib, Trustee of the Amended and Restated Kamal H. Shouhayib Trust Agreement dated October 11, 1995, most recently amended on April 30, 2010	Refinance	3,810,000	0	0
61	Loan		CGMRC	Millside Office Building	Chris D’Agostino	Refinance	3,800,000	0	0
62	Loan		CGMRC	Autumn Oaks	Richard M. Nodel	Acquisition	3,680,000	903,316	0
63	Loan		CGMRC	Westpark Business Center	Patricia Alessio	Refinance	3,650,000	155,434	0
64	Loan	50	AMF I	Mount Kisco Self-Storage	J. Arnold Teasdale	Refinance	3,500,000	0	0
65	Loan		CGMRC	West Davidson Village	Martin D. Koon, T. Cameron Finley, James R. Walsh, Jr.	Refinance	3,350,000	42,431	0
66	Loan		AMF I	Shady Banks Shopping Center	Paul Kerantzas and James Kalaitzis	Acquisition	3,300,000	1,567,261	0
67	Loan		CGMRC	Wheel Estates MHP	Ronald K. Weiss	Refinance	3,250,000	0	0
68	Loan		CGMRC	Meyerland Center	Israel Bollag and Dina Horowitz	Acquisition	3,237,500	1,485,878	0
69	Loan	51	AMF I	Mount Rose Plaza	Joseph S. Cotteta and Sandy Cotteta	Acquisition	3,100,000	1,424,755	0
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	Mark Coleman	Refinance	3,050,000	0	0
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage	Virtus Tellus Storage Investment II, LLC	Refinance	3,025,000	0	0
72	Loan		CGMRC	Regal Parking Garage	New York Recovery Operating Partnership, L.P.	Acquisition	3,000,000	2,381,152	0
73	Loan		CGMRC	Edgewood Square Shopping Center	Saul Tawil and The Saul Tawil 1999 Insurance Trust	Refinance	3,000,000	0	0
74	Loan		CGMRC	LARP II Portfolio	Lyrical-Antheus Realty Partners II, L.P., David H. Gefsky, Eli Ungar	Refinance	2,900,000	0	0
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village	James L. Bellinson	Acquisition	2,800,000	703,847	0
76	Loan		CGMRC	Regency Plaza - Food Lion	Samuel M. Longiotti	Refinance	2,550,000	153,751	0
77	Loan		CGMRC	Lockaway Self Storage	Randall U. Strauss	Refinance	2,455,000	814,225	0
78	Loan	52	AMF I	Extra Space Storage Chattanooga	Virtus Storage Investment Holdings IV, LP	Refinance	2,388,000	122,110	0
79	Loan		AMF I	Collierville Self-Storage	Virtus Storage Investment III, LP and Virtus Storage Investment III Qualified, LP	Refinance	1,365,000	0	0
80	Loan		CGMRC	Gulf Breeze MHP	Scott Van Ramshorst	Acquisition	1,330,000	593,190	0

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Sponsor Equity Distribution	Other Uses	Total Uses
1	Loan	7, 8, 9	GSMC	Meadowood Mall	0	129,667,665	127,084,350	0	1,146,323	1,436,992	0	0	129,667,665
2	Loan	10, 11	GSMC	ELS Portfolio	0	100,000,000	0	83,560,000	3,360,075	498,948	12,580,978	0	100,000,000
2.01	Property			Coral Cay Plantation
2.02	Property			Golf Vista Estates
2.03	Property			Concord Cascade
2.04	Property			Hidden Valley
2.05	Property	12		Stonegate Manor
2.06	Property			Fun-N-Sun
2.07	Property			Shady Lane Oaks
2.08	Property			Cheron Village
2.09	Property			Swan Creek
2.10	Property			Orange Lake
2.11	Property			Lake in the Hills
2.12	Property			Toby’s RV
3	Loan		CGMRC	SunTrust International Center	0	87,709,839	0	82,400,000	1,954,963	3,354,876	0	0	87,709,839
4	Loan	13	CGMRC	LHG Hotel Portfolio	180,000	60,180,000	8,716,961	0	1,929,741	15,608,412	33,924,886	0	60,180,000
4.01	Property			Residence Inn - Rancho Cordova, CA
4.02	Property			Residence Inn - Poland, OH
4.03	Property			Residence Inn - Westminster, CO
4.04	Property			Fairfield Inn &Suites - Midland, TX
4.05	Property			Residence Inn - Canton, OH
4.06	Property			Courtyard by Marriott - Lubbock, TX
4.07	Property			Fairfield Inn - Jackson, MI
4.08	Property			Fairfield Inn - Bryan, TX
4.09	Property			Fairfield Inn - Grand Rapids, MI
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN
4.11	Property			Fairfield Inn - Mansfield, OH
4.12	Property			Country Inn & Suites - Rochester, MN
5	Loan		CGMRC	Mansards Apartments	50,000	51,050,000	49,379,609	0	682,340	672,020	316,031	0	51,050,000
6	Loan	14	GSMC	Hotel ZaZa - Houston	0	50,000,000	35,655,846	0	1,399,610	41,444	12,903,100	0	50,000,000
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	0	46,500,000	42,826,925	0	594,512	70,000	3,008,564	0	46,500,000
8	Loan		CGMRC	Pittsford Plaza	50,000	44,050,000	38,287,469	0	545,314	1,316,410	3,900,807	0	44,050,000
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	0	73,066,694	0	70,707,000	759,070	1,600,624	0	0	73,066,694
10	Loan	21	CGMRC	Red Rose Commons	395,898	30,295,898	24,321,894	0	1,945,598	201,731	3,826,675	0	30,295,898
11	Loan	22	AMF I	Great Northern Corporate Center	681,337	29,087,722	0	26,650,000	728,406	1,709,316	0	0	29,087,722
12	Loan	23	AMF I	Chase Tower	2,402,350	28,246,929	0	23,650,000	666,294	3,930,634	0	0	28,246,929
13	Loan	24	CGMRC	Olympia Medical Plaza	50,000	20,040,000	14,950,171	0	396,078	608,183	4,085,569	0	20,040,000
14	Loan		CGMRC	CJL Realty Portfolio	75,000	17,725,000	14,333,094	0	528,486	419,623	2,443,796	0	17,725,000
14.01	Property			Summer Hill
14.02	Property			Amity Commons
14.03	Property			Heritage House
15	Loan	25	GSMC	Eagle Glen Plaza	0	20,208,306	19,594,003	0	170,936	443,367	0	0	20,208,306
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	0	18,102,487	17,348,377	0	346,734	407,376	0	0	18,102,487
17	Loan	27, 28	GSMC	Siegen Plaza	0	17,013,593	16,655,269	0	358,324	0	0	0	17,013,593
18	Loan		CGMRC	Hull - Aurora	50,000	15,425,716	15,069,320	0	313,587	42,810	0	0	15,425,716
19	Loan	29	GSMC	Maple Ridge Townhomes	0	15,162,044	14,809,976	0	254,688	97,381	0	0	15,162,044
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	0	14,750,000	0	0	357,499	54,992	14,337,509	0	14,750,000
20.01	Property			Hampton Inn MOA
20.02	Property			SpringHill Suites
21	Loan	31	GSMC	Mallard Lakes Towne Homes	0	19,745,227	0	19,350,000	325,434	69,792	0	0	19,745,227
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	0	14,300,000	9,934,942	0	894,085	1,087,616	2,383,357	0	14,300,000
23	Loan		CGMRC	Lakeside Plaza I	930,000	14,930,000	13,010,277	0	234,490	238,607	1,446,627	0	14,930,000
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	92,429	14,092,429	1,047,388	0	510,202	599,916	2,767,796	9,167,125	14,092,429
24.01	Property			Hilton Garden Inn - Wooster, OH
24.02	Property			Hampton Inn - Wooster, OH
24.03	Property			Hampton Inn - New Philadelphia, OH
25	Loan		GSMC	Meadowood Marketplace	0	14,000,000	11,654,709	0	223,455	416,195	1,705,641	0	14,000,000
26	Loan		GSMC	Coppell Market	0	13,600,000	13,030,260	0	336,844	104,879	128,017	0	13,600,000
27	Loan	34	GSMC	Fairgrounds Crossing	0	24,630,263	0	24,500,000	130,263	0	0	0	24,630,263
28	Loan		GSMC	Wells Fargo Building	0	11,921,760	11,267,885	0	407,267	246,608	0	0	11,921,760
29	Loan		GSMC	Bradford Office Park	0	10,650,000	9,261,007	0	321,179	247,290	820,525	0	10,650,000
30	Loan		CGMRC	Bi-Lo Portfolio	47,500	10,047,500	3,287,729	0	1,796,015	963,694	4,000,062	0	10,047,500
30.01	Property			Collins Shopping Center
30.02	Property			Edenwood Shopping Center
30.03	Property			Gaffney Shopping Center
30.04	Property			Chesnee Shopping Center
31	Loan	35	CGMRC	Timbercrest Village MHP	45,000	9,995,000	9,149,793	0	250,119	594,528	560	0	9,995,000

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Sponsor Equity Distribution	Other Uses	Total Uses
32	Loan		CGMRC	145 Spring Street &474 Broome Street	50,000	9,550,000	0	0	554,474	107,588	8,887,938	0	9,550,000
32.01	Property			145 Spring Street
32.02	Property			474 Broome Street
33	Loan		AMF I	One Hamden Center	0	10,126,974	9,349,422	0	250,751	526,801	0	0	10,126,974
34	Loan	36	CGMRC	Preston Belt Line Office Park	47,500	8,847,500	7,933,383	0	178,196	708,979	26,942	0	8,847,500
35	Loan	37	CGMRC	Cottage Cove	556,012	6,535,308	0	6,400,000	112,772	22,536	0	0	6,535,308
36	Loan	37	CGMRC	Homestead Village	473,141	4,983,937	0	4,800,000	103,364	80,572	0	0	4,983,937
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	0	12,222,275	0	11,600,000	214,486	407,790	0	0	12,222,275
38	Loan	19	GSMC	Towers of Coral Springs	0	8,260,000	7,016,989	0	239,209	255,805	747,997	0	8,260,000
39	Loan	40	CGMRC	Club at Spring Valley	13,474	9,210,759	8,369,712	0	191,419	649,628	0	0	9,210,759
40	Loan		CGMRC	NAFTA Brownsville	491,794	10,621,889	0	10,020,000	157,673	444,216	0	0	10,621,889
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	36,000	7,036,000	5,986,853	0	141,826	378,611	528,710	0	7,036,000
42	Loan		CGMRC	Russell Center	50,000	6,840,000	3,730,309	0	180,557	574,787	2,354,346	0	6,840,000
43	Loan	43	AMF I	Carriage Hills Apartments	0	6,750,000	5,074,603	0	503,145	75,874	1,096,378	0	6,750,000
44	Loan		CGMRC	Forest Green Office Park	150,500	7,438,500	6,651,941	0	152,837	633,721	0	0	7,438,500
45	Loan		CGMRC	Orange Canyon Plaza	573,005	6,882,005	5,843,949	0	121,932	343,505	572,619	0	6,882,005
46	Loan		CGMRC	Inverness MHP	195,542	6,305,431	5,378,693	0	509,143	417,594	0	0	6,305,431
47	Loan		CGMRC	Freedom Self Storage Portfolio	230,000	6,230,000	0	0	224,574	145,593	5,859,833	0	6,230,000
47.01	Property			Freedom Meridian
47.02	Property			Freedom Boise
47.03	Property			Freedom Star
47.04	Property			Freedom Caldwell
48	Loan		CGMRC	Austin Centennial	50,000	6,050,000	4,559,509	0	267,292	408,557	814,642	0	6,050,000
49	Loan	44	CGMRC	Hampton Inn Birmingham	50,000	5,849,208	5,644,168	0	133,853	71,187	0	0	5,849,208
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	0	5,655,000	660,000	0	221,022	24,850	4,749,128	0	5,655,000
50.01	Property	46		808 W 76th St
50.02	Property			7944 S Paulina
50.03	Property			1514-20 W 77th
50.04	Property			1448 W 83rd
50.05	Property			8001 S Marshfield Ave
50.06	Property			1738 W 77th St
50.07	Property	46		1735 W 79th St
50.08	Property			1717 W 77th St
50.09	Property			1704 W 77th St
50.10	Property			1815 W 77th St
50.11	Property			8001-03 S Carpenter
50.12	Property			8515 S Green
51	Loan		CGMRC	Rockfish Commons	36,500	5,545,500	5,262,778	0	115,803	55,124	111,795	0	5,545,500
52	Loan		CGMRC	Shoppes at Summit	36,500	5,359,500	5,134,885	0	117,382	38,935	68,298	0	5,359,500
53	Loan		CGMRC	Dollar Self Storage	32,500	4,979,500	4,548,863	0	411,982	18,655	0	0	4,979,500
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	35,000	5,053,942	4,760,373	0	190,478	103,092	0	0	5,053,942
55	Loan		AMF I	Lakeview Village Shopping Center	0	4,560,767	4,094,670	0	155,207	310,890	0	0	4,560,767
56	Loan		CGMRC	6312 North Nagle Avenue	124,500	4,474,500	0	0	71,496	26,438	4,376,566	0	4,474,500
57	Loan		CGMRC	AA Storage at Fair Park	45,000	3,945,000	3,349,808	0	160,550	32,354	402,288	0	3,945,000
58	Loan		CGMRC	Ellis Street Apartments	46,076	3,946,076	2,959,539	0	126,341	29,207	830,990	0	3,946,076
59	Loan		CGMRC	Arlington Acres MHP	39,440	5,396,265	0	4,800,000	189,517	406,749	0	0	5,396,265
60	Loan		CGMRC	Grandshire Estate	35,000	3,845,000	3,672,335	0	132,259	9,057	31,349	0	3,845,000
61	Loan		CGMRC	Millside Office Building	85,500	3,885,500	0	0	141,061	268,899	3,475,540	0	3,885,500
62	Loan		CGMRC	Autumn Oaks	448,436	5,031,752	0	4,900,000	100,015	31,737	0	0	5,031,752
63	Loan		CGMRC	Westpark Business Center	0	3,805,434	3,442,984	0	66,236	296,213	0	0	3,805,434
64	Loan	50	AMF I	Mount Kisco Self-Storage	0	3,500,000	1,808,871	0	188,809	33,999	1,468,321	0	3,500,000
65	Loan		CGMRC	West Davidson Village	36,500	3,428,931	3,327,384	0	90,440	11,106	0	0	3,428,931
66	Loan		AMF I	Shady Banks Shopping Center	0	4,867,261	0	4,597,000	165,049	105,212	0	0	4,867,261
67	Loan		CGMRC	Wheel Estates MHP	35,000	3,285,000	2,054,924	0	89,111	238,862	902,103	0	3,285,000
68	Loan		CGMRC	Meyerland Center	82,375	4,805,753	0	4,625,000	111,796	68,957	0	0	4,805,753
69	Loan	51	AMF I	Mount Rose Plaza	0	4,524,755	0	4,240,165	157,640	126,950	0	0	4,524,755
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	45,000	3,095,000	2,772,867	0	220,300	90,442	11,391	0	3,095,000
70.01	Property			Eldora Estates
70.02	Property			Shady Acres Resort
71	Loan		AMF I	Gordon Highway Self-Storage	0	3,025,000	2,309,560	0	126,735	19,426	569,279	0	3,025,000
72	Loan		CGMRC	Regal Parking Garage	365,931	5,747,082	0	5,400,000	341,508	5,574	0	0	5,747,082
73	Loan		CGMRC	Edgewood Square Shopping Center	50,000	3,050,000	2,498,879	0	186,719	32,854	331,548	0	3,050,000
74	Loan		CGMRC	LARP II Portfolio	52,500	2,952,500	2,731,252	0	106,168	33,551	81,529	0	2,952,500
74.01	Property			5528 South Cornell Avenue
74.02	Property			1018 East 54th Street
75	Loan		CGMRC	Hobe Village	708,815	4,212,662	0	4,000,000	144,723	67,939	0	0	4,212,662
76	Loan		CGMRC	Regency Plaza - Food Lion	35,000	2,738,751	2,457,387	0	111,125	170,239	0	0	2,738,751
77	Loan		CGMRC	Lockaway Self Storage	40,000	3,309,225	3,154,132	0	94,144	60,949	0	0	3,309,225
78	Loan	52	AMF I	Extra Space Storage Chattanooga	0	2,510,110	2,313,611	0	79,586	116,913	0	0	2,510,110
79	Loan		AMF I	Collierville Self-Storage	0	1,365,000	1,100,034	0	73,686	71,003	120,278	0	1,365,000
80	Loan		CGMRC	Gulf Breeze MHP	98,414	2,021,604	0	1,900,000	49,020	70,933	0	1,651	2,021,604

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Lockbox	Cash Management	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance($)	Mezzanine Debt Interest Rate
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Hard	In Place	No
2	Loan	10, 11	GSMC	ELS Portfolio	Hard	In Place
2.01	Property			Coral Cay Plantation			No
2.02	Property			Golf Vista Estates			No
2.03	Property			Concord Cascade			No
2.04	Property			Hidden Valley			No
2.05	Property	12		Stonegate Manor			No
2.06	Property			Fun-N-Sun			No
2.07	Property			Shady Lane Oaks			No
2.08	Property			Cheron Village			No
2.09	Property			Swan Creek			No
2.10	Property			Orange Lake			No
2.11	Property			Lake in the Hills			No
2.12	Property			Toby’s RV			No
3	Loan		CGMRC	SunTrust International Center	Hard	Springing	Yes	12/31/2052	144,000
4	Loan	13	CGMRC	LHG Hotel Portfolio	Hard	In Place
4.01	Property			Residence Inn - Rancho Cordova, CA			No
4.02	Property			Residence Inn - Poland, OH			No
4.03	Property			Residence Inn - Westminster, CO			No
4.04	Property			Fairfield Inn &Suites - Midland, TX			No
4.05	Property			Residence Inn - Canton, OH			No
4.06	Property			Courtyard by Marriott - Lubbock, TX			No
4.07	Property			Fairfield Inn - Jackson, MI			No
4.08	Property			Fairfield Inn - Bryan, TX			No
4.09	Property			Fairfield Inn - Grand Rapids, MI			No
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN			No
4.11	Property			Fairfield Inn - Mansfield, OH			No
4.12	Property			Country Inn & Suites - Rochester, MN			No
5	Loan		CGMRC	Mansards Apartments	Soft	Springing	No
6	Loan	14	GSMC	Hotel ZaZa - Houston	Hard	In Place	No
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Springing	Springing	Yes	12/22/2035	19,400
8	Loan		CGMRC	Pittsford Plaza	Springing	Springing	No
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Hard	In Place	No
10	Loan	21	CGMRC	Red Rose Commons	Hard	Springing	No
11	Loan	22	AMF I	Great Northern Corporate Center	Soft Springing	Springing	No
12	Loan	23	AMF I	Chase Tower	Hard	In Place	No
13	Loan	24	CGMRC	Olympia Medical Plaza	Hard	Springing	No
14	Loan		CGMRC	CJL Realty Portfolio	Springing	Springing
14.01	Property			Summer Hill			No
14.02	Property			Amity Commons			No
14.03	Property			Heritage House			No
15	Loan	25	GSMC	Eagle Glen Plaza	Hard	In Place	No
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	Springing	Springing	No
17	Loan	27, 28	GSMC	Siegen Plaza	Springing	Springing	No
18	Loan		CGMRC	Hull - Aurora	Hard	Springing	No
19	Loan	29	GSMC	Maple Ridge Townhomes	None	None	No
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	Hard	In Place
20.01	Property			Hampton Inn MOA			No
20.02	Property			SpringHill Suites			No
21	Loan	31	GSMC	Mallard Lakes Towne Homes	Springing	Springing	No
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Soft	Springing	No
23	Loan		CGMRC	Lakeside Plaza I	Springing	Springing	No
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	Hard	In Place
24.01	Property			Hilton Garden Inn - Wooster, OH			No
24.02	Property			Hampton Inn - Wooster, OH			No
24.03	Property			Hampton Inn - New Philadelphia, OH			No
25	Loan		GSMC	Meadowood Marketplace	Hard	In Place	No
26	Loan		GSMC	Coppell Market	Hard	Springing	No
27	Loan	34	GSMC	Fairgrounds Crossing	Springing	Springing	No
28	Loan		GSMC	Wells Fargo Building	Hard	Springing	No
29	Loan		GSMC	Bradford Office Park	Hard	In Place	No
30	Loan		CGMRC	Bi-Lo Portfolio	Hard	Springing
30.01	Property			Collins Shopping Center			No
30.02	Property			Edenwood Shopping Center			No
30.03	Property			Gaffney Shopping Center			No
30.04	Property			Chesnee Shopping Center			No
31	Loan	35	CGMRC	Timbercrest Village MHP	Springing	Springing	No

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Lockbox	Cash Management	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance($)	Mezzanine Debt Interest Rate
32	Loan		CGMRC	145 Spring Street &474 Broome Street	Springing	Springing
32.01	Property			145 Spring Street			No
32.02	Property			474 Broome Street			No
33	Loan		AMF I	One Hamden Center	Soft Springing	Springing	No
34	Loan	36	CGMRC	Preston Belt Line Office Park	Hard	Springing	No
35	Loan	37	CGMRC	Cottage Cove	Springing	Springing	No
36	Loan	37	CGMRC	Homestead Village	Springing	Springing	No
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Soft	Springing	No
38	Loan	19	GSMC	Towers of Coral Springs	Springing	Springing	No
39	Loan	40	CGMRC	Club at Spring Valley	Springing	Springing	No
40	Loan		CGMRC	NAFTA Brownsville	Hard	Springing	No
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	Springing	Springing	No
42	Loan		CGMRC	Russell Center	Hard	Springing	Yes	4/12/2020	89,417
43	Loan	43	AMF I	Carriage Hills Apartments	None	None	No
44	Loan		CGMRC	Forest Green Office Park	Hard	Springing	No
45	Loan		CGMRC	Orange Canyon Plaza	Hard	Springing	No
46	Loan		CGMRC	Inverness MHP	Springing	Springing	No
47	Loan		CGMRC	Freedom Self Storage Portfolio	Springing	Springing
47.01	Property			Freedom Meridian			No
47.02	Property			Freedom Boise			No
47.03	Property			Freedom Star			No
47.04	Property			Freedom Caldwell			No
48	Loan		CGMRC	Austin Centennial	Hard	Springing	No
49	Loan	44	CGMRC	Hampton Inn Birmingham	Hard	In Place	No
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	None	None
50.01	Property	46		808 W 76th St			No
50.02	Property			7944 S Paulina			No
50.03	Property			1514-20 W 77th			No
50.04	Property			1448 W 83rd			No
50.05	Property			8001 S Marshfield Ave			No
50.06	Property			1738 W 77th St			No
50.07	Property	46		1735 W 79th St			No
50.08	Property			1717 W 77th St			No
50.09	Property			1704 W 77th St			No
50.10	Property			1815 W 77th St			No
50.11	Property			8001-03 S Carpenter			No
50.12	Property			8515 S Green			No
51	Loan		CGMRC	Rockfish Commons	Springing	Springing	No
52	Loan		CGMRC	Shoppes at Summit	Springing	Springing	No
53	Loan		CGMRC	Dollar Self Storage	Springing	Springing	No
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	Hard	In Place	No
55	Loan		AMF I	Lakeview Village Shopping Center	Soft Springing	In Place	No
56	Loan		CGMRC	6312 North Nagle Avenue	Hard	Springing	No
57	Loan		CGMRC	AA Storage at Fair Park	Springing	Springing	No
58	Loan		CGMRC	Ellis Street Apartments	Soft	Springing	No
59	Loan		CGMRC	Arlington Acres MHP	Springing	Springing	No
60	Loan		CGMRC	Grandshire Estate	Springing	Springing	No
61	Loan		CGMRC	Millside Office Building	Hard	Springing	No
62	Loan		CGMRC	Autumn Oaks	Springing	Springing	No
63	Loan		CGMRC	Westpark Business Center	Hard	Springing	No
64	Loan	50	AMF I	Mount Kisco Self-Storage	None	None	No
65	Loan		CGMRC	West Davidson Village	Springing	Springing	No
66	Loan		AMF I	Shady Banks Shopping Center	Hard	In Place	No
67	Loan		CGMRC	Wheel Estates MHP	Springing	Springing	No
68	Loan		CGMRC	Meyerland Center	Hard	Springing	No
69	Loan	51	AMF I	Mount Rose Plaza	None	None	No
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	Springing	Springing
70.01	Property			Eldora Estates			No
70.02	Property			Shady Acres Resort			No
71	Loan		AMF I	Gordon Highway Self-Storage	None	None	No
72	Loan		CGMRC	Regal Parking Garage	Hard	Springing	No
73	Loan		CGMRC	Edgewood Square Shopping Center	Hard	Springing	No
74	Loan		CGMRC	LARP II Portfolio	Soft	Springing
74.01	Property			5528 South Cornell Avenue			No
74.02	Property			1018 East 54th Street			No
75	Loan		CGMRC	Hobe Village	Springing	Springing	No
76	Loan		CGMRC	Regency Plaza - Food Lion	Hard	Springing	No
77	Loan		CGMRC	Lockaway Self Storage	Springing	Springing	No
78	Loan	52	AMF I	Extra Space Storage Chattanooga	None	None	No
79	Loan		AMF I	Collierville Self-Storage	None	None	No
80	Loan		CGMRC	Gulf Breeze MHP	Springing	Springing	No

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Terrorism Insurance Required	Control Number
1	Loan	7, 8, 9	GSMC	Meadowood Mall	Yes	1
2	Loan	10, 11	GSMC	ELS Portfolio	No	2
2.01	Property			Coral Cay Plantation	No	2.01
2.02	Property			Golf Vista Estates	No	2.02
2.03	Property			Concord Cascade	No	2.03
2.04	Property			Hidden Valley	No	2.04
2.05	Property	12		Stonegate Manor	No	2.05
2.06	Property			Fun-N-Sun	No	2.06
2.07	Property			Shady Lane Oaks	No	2.07
2.08	Property			Cheron Village	No	2.08
2.09	Property			Swan Creek	No	2.09
2.10	Property			Orange Lake	No	2.10
2.11	Property			Lake in the Hills	No	2.11
2.12	Property			Toby’s RV	No	2.12
3	Loan		CGMRC	SunTrust International Center	Yes	3
4	Loan	13	CGMRC	LHG Hotel Portfolio	Yes	4
4.01	Property			Residence Inn - Rancho Cordova, CA	Yes	4.01
4.02	Property			Residence Inn - Poland, OH	Yes	4.02
4.03	Property			Residence Inn - Westminster, CO	Yes	4.03
4.04	Property			Fairfield Inn &Suites - Midland, TX	Yes	4.04
4.05	Property			Residence Inn - Canton, OH	Yes	4.05
4.06	Property			Courtyard by Marriott - Lubbock, TX	Yes	4.06
4.07	Property			Fairfield Inn - Jackson, MI	Yes	4.07
4.08	Property			Fairfield Inn - Bryan, TX	Yes	4.08
4.09	Property			Fairfield Inn - Grand Rapids, MI	Yes	4.09
4.10	Property			Fairfield Inn &Suites - Saint Cloud, MN	Yes	4.10
4.11	Property			Fairfield Inn - Mansfield, OH	Yes	4.11
4.12	Property			Country Inn &Suites - Rochester, MN	Yes	4.12
5	Loan		CGMRC	Mansards Apartments	Yes	5
6	Loan	14	GSMC	Hotel ZaZa - Houston	Yes	6
7	Loan	15, 16, 17, 18	GSMC	Audubon Crossing and Audubon Commons	Yes	7
8	Loan		CGMRC	Pittsford Plaza	Yes	8
9	Loan	19, 20	GSMC	Lincoln Square Shopping Center	Yes	9
10	Loan	21	CGMRC	Red Rose Commons	Yes	10
11	Loan	22	AMF I	Great Northern Corporate Center	Yes	11
12	Loan	23	AMF I	Chase Tower	Yes	12
13	Loan	24	CGMRC	Olympia Medical Plaza	Yes	13
14	Loan		CGMRC	CJL Realty Portfolio	Yes	14
14.01	Property			Summer Hill	Yes	14.01
14.02	Property			Amity Commons	Yes	14.02
14.03	Property			Heritage House	Yes	14.03
15	Loan	25	GSMC	Eagle Glen Plaza	Yes	15
16	Loan	19, 26	GSMC	DoubleTree Downtown Cleveland	Yes	16
17	Loan	27, 28	GSMC	Siegen Plaza	Yes	17
18	Loan		CGMRC	Hull - Aurora	Yes	18
19	Loan	29	GSMC	Maple Ridge Townhomes	Yes	19
20	Loan	19, 30	GSMC	Hampton Inn and SpringHill Suites	Yes	20
20.01	Property			Hampton Inn MOA	Yes	20.01
20.02	Property			SpringHill Suites	Yes	20.02
21	Loan	31	GSMC	Mallard Lakes Towne Homes	Yes	21
22	Loan	32	AMF I	Coconut Grove Courtyard by Marriott	Yes	22
23	Loan		CGMRC	Lakeside Plaza I	Yes	23
24	Loan	33	CGMRC	Emerald Hospitality Portfolio	Yes	24
24.01	Property			Hilton Garden Inn - Wooster, OH	Yes	24.01
24.02	Property			Hampton Inn - Wooster, OH	Yes	24.02
24.03	Property			Hampton Inn - New Philadelphia, OH	Yes	24.03
25	Loan		GSMC	Meadowood Marketplace	Yes	25
26	Loan		GSMC	Coppell Market	Yes	26
27	Loan	34	GSMC	Fairgrounds Crossing	Yes	27
28	Loan		GSMC	Wells Fargo Building	Yes	28
29	Loan		GSMC	Bradford Office Park	Yes	29
30	Loan		CGMRC	Bi-Lo Portfolio	Yes	30
30.01	Property			Collins Shopping Center	Yes	30.01
30.02	Property			Edenwood Shopping Center	Yes	30.02
30.03	Property			Gaffney Shopping Center	Yes	30.03
30.04	Property			Chesnee Shopping Center	Yes	30.04
31	Loan	35	CGMRC	Timbercrest Village MHP	Yes	31

GSMS 2012-GC6 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Terrorism Insurance Required	Control Number
32	Loan		CGMRC	145 Spring Street &474 Broome Street	Yes	32
32.01	Property			145 Spring Street	Yes	32.01
32.02	Property			474 Broome Street	Yes	32.02
33	Loan		AMF I	One Hamden Center	Yes	33
34	Loan	36	CGMRC	Preston Belt Line Office Park	Yes	34
35	Loan	37	CGMRC	Cottage Cove	Yes	35
36	Loan	37	CGMRC	Homestead Village	Yes	36
37	Loan	38, 39	AMF I	Springhill Suites Lincolnshire Hotel	Yes	37
38	Loan	19	GSMC	Towers of Coral Springs	Yes	38
39	Loan	40	CGMRC	Club at Spring Valley	Yes	39
40	Loan		CGMRC	NAFTA Brownsville	Yes	40
41	Loan	19, 41, 42	CGMRC	Amazing Spaces - The Woodlands	Yes	41
42	Loan		CGMRC	Russell Center	Yes	42
43	Loan	43	AMF I	Carriage Hills Apartments	Yes	43
44	Loan		CGMRC	Forest Green Office Park	Yes	44
45	Loan		CGMRC	Orange Canyon Plaza	Yes	45
46	Loan		CGMRC	Inverness MHP	Yes	46
47	Loan		CGMRC	Freedom Self Storage Portfolio	Yes	47
47.01	Property			Freedom Meridian	Yes	47.01
47.02	Property			Freedom Boise	Yes	47.02
47.03	Property			Freedom Star	Yes	47.03
47.04	Property			Freedom Caldwell	Yes	47.04
48	Loan		CGMRC	Austin Centennial	Yes	48
49	Loan	44	CGMRC	Hampton Inn Birmingham	Yes	49
50	Loan	45, 46, 47	AMF I	Pangea Apartment Portfolio	Yes	50
50.01	Property	46		808 W 76th St	Yes	50.01
50.02	Property			7944 S Paulina	Yes	50.02
50.03	Property			1514-20 W 77th	Yes	50.03
50.04	Property			1448 W 83rd	Yes	50.04
50.05	Property			8001 S Marshfield Ave	Yes	50.05
50.06	Property			1738 W 77th St	Yes	50.06
50.07	Property	46		1735 W 79th St	Yes	50.07
50.08	Property			1717 W 77th St	Yes	50.08
50.09	Property			1704 W 77th St	Yes	50.09
50.10	Property			1815 W 77th St	Yes	50.10
50.11	Property			8001-03 S Carpenter	Yes	50.11
50.12	Property			8515 S Green	Yes	50.12
51	Loan		CGMRC	Rockfish Commons	Yes	51
52	Loan		CGMRC	Shoppes at Summit	Yes	52
53	Loan		CGMRC	Dollar Self Storage	Yes	53
54	Loan	48, 49	CGMRC	Holiday Inn Express - Baltimore, MD	Yes	54
55	Loan		AMF I	Lakeview Village Shopping Center	Yes	55
56	Loan		CGMRC	6312 North Nagle Avenue	Yes	56
57	Loan		CGMRC	AA Storage at Fair Park	Yes	57
58	Loan		CGMRC	Ellis Street Apartments	Yes	58
59	Loan		CGMRC	Arlington Acres MHP	Yes	59
60	Loan		CGMRC	Grandshire Estate	Yes	60
61	Loan		CGMRC	Millside Office Building	Yes	61
62	Loan		CGMRC	Autumn Oaks	Yes	62
63	Loan		CGMRC	Westpark Business Center	Yes	63
64	Loan	50	AMF I	Mount Kisco Self-Storage	Yes	64
65	Loan		CGMRC	West Davidson Village	Yes	65
66	Loan		AMF I	Shady Banks Shopping Center	Yes	66
67	Loan		CGMRC	Wheel Estates MHP	Yes	67
68	Loan		CGMRC	Meyerland Center	Yes	68
69	Loan	51	AMF I	Mount Rose Plaza	Yes	69
70	Loan		CGMRC	Eldora Estates and Shady Acres MHP Portfolio	Yes	70
70.01	Property			Eldora Estates	Yes	70.01
70.02	Property			Shady Acres Resort	Yes	70.02
71	Loan		AMF I	Gordon Highway Self-Storage	Yes	71
72	Loan		CGMRC	Regal Parking Garage	Yes	72
73	Loan		CGMRC	Edgewood Square Shopping Center	Yes	73
74	Loan		CGMRC	LARP II Portfolio	Yes	74
74.01	Property			5528 South Cornell Avenue	Yes	74.01
74.02	Property			1018 East 54th Street	Yes	74.02
75	Loan		CGMRC	Hobe Village	Yes	75
76	Loan		CGMRC	Regency Plaza - Food Lion	Yes	76
77	Loan		CGMRC	Lockaway Self Storage	Yes	77
78	Loan	52	AMF I	Extra Space Storage Chattanooga	Yes	78
79	Loan		AMF I	Collierville Self-Storage	Yes	79
80	Loan		CGMRC	Gulf Breeze MHP	Yes	80

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may be paying rent.

(6)

The lease expirations shown are based on full lease terms, however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

(7)

Sports Authority (39,136 SF) closed for business on December 24, 2011 but is currently paying rent and is contractually obligated to pay rent through the end of the lease term on January 31, 2015. Occupancy is 86.6% with Sports Authority vacant.

(8)

Sears (158,155 SF - not part of the collateral) recently announced they expect to close approximately 120 stores and released a partial store closing list that does not include Sears at the Meadowood Mall Property.

(9)

Borrower has a 10-year renewal lease out-for-signature for Victoria’s Secret (7,296 SF) at $335,340/year ($46.00 PSF) with $163,442 in reimbursements. The existing lease expired on 7/31/2011 and is currently in holdover status.

(10)

Current occupancy based on 10/31/2011 rent rolls. Occupancy calculation does not include Fun-N-Sun and Toby’s RV, which are comprised in whole or in part of recreational vehicle pads, or the self-storage units at Stonegate Manor.

(11)	The collateral includes 5 previously unencumbered assets ($114.2 million of Appraised Value) that the sponsor purchased from 1983-2003.

(12)	The Stonegate Manor Mortgaged Property includes 161 self-storage units which are part of the collateral.

(13)

Ongoing Replacement Reserve will be $72,625 on each Due Date for the balance of the calendar year after the Origination Date. Thereafter, the Ongoing Replacement Reserve shall be equal to the greater of (a) the deposit amount required under the franchise agreement and (b) 1/12 of 4% of the greater of (x) the annual gross revenues for such property for the immediately preceding calendar year and (y) the projected annual gross revenues for such property for the then current calendar year as set forth in the annual budget.

(14)	Ongoing Replacement Reserve means 1/12 of 4% of actual annual revenue of the property for the previous 12 month period as determined on the anniversary of the origination date.

(15)

Audubon Crossing and Audubon Commons Mortgaged Property is comprised of two adjacent properties and is presented as one Mortgaged Property. One appraisal with an appraisal date of May 23, 2011 was performed. One phase I environmental report dated May 19, 2011 and a phase II environmental report dated September 23, 2011 were performed. One engineering report dated May 23, 2011 was performed.

(16)

The following tenant leases are ground leases and the improvements are owned by the related tenant and are not collateral for the Mortgage Loan: Acme Markets (66,169 SF), Pep Boys (22,354 SF), Golden Corral (10,336 SF), Applebee’s (4,980 SF), Chick-Fil-A (3,921 SF) and Arby’s (3,123 SF).

(17)

Sonic has defaulted under the terms of their lease and has tendered the premises back to the landlord. The borrower is currently in negotiation with another Sonic operator regarding terms which could form the basis of a new lease for the space previously operated by JPL Foods Six, LP (dba Sonic).

(18)	Wine Legend (11,076 SF) opened for business on November 19, 2011 and is expected to begin paying rent in February 2012.

(19)

The Appraised Value presents the “as-is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “as-is” Appraised Value. The LTV Ratio at Maturity is calculated on the basis of the “as stabilized” Appraised Value.

(20)

Chaucer’s (7,700 SF) has a signed lease but is not yet open and is expected to open and begin paying rent in March 2012. DaVita (7,263 SF) has a signed lease but is not yet open and is expected to open and begin paying rent in May 2012. Bliss Yogurt (1,400 SF) has a signed lease and is expected to open in March 2012 and begin paying rent in June 2012.

(21)

The Appraised Value presents the “as stabilized” Appraised Value of the Mortgaged Property since the borrower agreed to make tenant allowance payments to hhgregg pursuant to the 1st amendment of the lease and the as stabilized date has been passed. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated on the basis of such Appraised Value.

(22)

If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve account are less than $300,000, borrower is required to deposit $22,782 in the Ongoing TI/LC Reserve account on each monthly Due Date until the funds in the Ongoing TI/LC Reserve account are equal to $300,000.

Footnotes to Annex A

(23)

Provided no event of default exists, borrower is only required to make monthly deposits into the Ongoing Replacement Reserve to the extent that the amount on deposit in the Ongoing Replacement Reserve is less than $150,000. In addition, so long as no event of default exists, borrower is only required to make monthly deposits into the Ongoing TI/LC Reserve to the extent that the amount on deposit in the Ongoing TI/LC Reserve is less than $500,000, provided, however, borrower is required to make monthly deposits into the Ongoing TI/LC Reserve regardless of the amount on deposit therein commencing in March 2016 until such time as either (i) Steptoe and Johnson renews its lease for a term not less than five (5) years at market rents and on terms at least as favorable to landlord as the lease then in effect for such tenant, or otherwise acceptable to lender, or (ii) an acceptable replacement tenant leases such tenant’s space for a term not less than five (5) years at market rents and on terms acceptable to lender.

(24)

Affiliates of the borrower have entered into a master lease with the borrower for 10 units totaling approximately 24,532 square feet at the Mortgaged Property, which represents approximately 27.3% of the total net rentable area. The 10 borrower affiliates sublease their individual premises under the master lease, and each sublease is guaranteed individually by the tenant.

(25)	Corky’s (4,800 SF) has taken possession of the space and the space is currently under construction. Opening is expected in March 2012. Corky’s is currently not paying rent.

(26)

Ongoing Replacement Reserve will be, until the Due Date in June, 2012, $35,825.67, which is one-twelfth of 4% of actual annual gross revenue of the property as of the date of underwriting of the loan and thereafter adjusting on the Due Date in each September, December, March and June to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter ended on March 31, June 30, September 30 or December 31, as the case may be.

(27)	Rack Room Shoes (8,000 SF) is underwritten as vacant as the tenant converts to a percent in lieu rental structure. Rack Room Shoes’ rent will be 5% of gross sales beginning on and after 2/1/2012.

(28)

Upon the commencement of a cash management period, the sponsor can enter into a payment guaranty in lieu of the lockbox/cash management, continuing for as long as the cash management period remains outstanding.

(29)

The Appraised Value presents the “as stabilized” Appraised Value of the Mortgaged Property since the 2011-2012 leases are in effect and the as stabilized date has been passed. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated on the basis of such Appraised Value.

(30)

An Ongoing Replacement Reserve means for 2012, one-third of 3% of the gross revenue of the property for the fiscal quarter ended December 31, 2011, and thereafter adjusting on the Due Date in each March, June, September and December, to be an amount equal to one-third of the applicable percentage of the gross revenue of the property for the prior fiscal quarter ended on March 31, June 30, September 30 or December 31, as the case may be. Following 2012, the applicable percentage shall be 4%.

(31)

The Most Recent NOI excludes the June 2011 operating statement (Twelve months running October 2010 through October 2011) due to the lack of complete data for the month of June 2011 due to the purchase occurring that month.

(32)

Pursuant to the management agreement, the manager is responsible for the collection of the Ongoing Replacement Reserves and payment of insurance premiums. In the case of the Ongoing Replacement Reserve, an on-going reserve is generally required to be collected by manager in an amount equal to 2% of gross revenue for the period beginning in January 2012 to the expiration of the 13th full accounting period;3% of gross revenue from the beginning of the 14th full accounting period to the expiration of the 26th full accounting period;4% of gross revenue from the beginning of the 27th full accounting period to the expiration of the 39th full accounting period;and 5% of gross revenue thereafter. In the case of the insurance premiums, manager is generally required to pay insurance premiums out of gross revenues. Lender has generally waived its requirement to collect the Ongoing Replacement Reserves and ongoing insurance reserves so long as the management agreement is in full force and effect and such amounts are being paid by borrower or manager.

(33)

Ongoing Replacement Reserve will be $19,319 on each Due Date for the balance of the calendar year after the Origination Date. Thereafter, the Ongoing Replacement Reserve shall be equal to the greater of (a) the deposit amount required under the franchise agreement and (b) 1/12 of 4% of the greater of (x) the annual operating income and gross revenues for such property for the immediately preceding calendar year and (y) the projected annual operating income and gross revenues for such property for the then current calendar year as set forth in the annual budget.

(34)

There is a master leased escrow agreement between the borrower and the title company that acknowledges the lender is the beneficiary. The account holds $442,790 for unpaid rents and TI/LCs for both the recently leased space and remaining vacant space. The vacant space escrow totaled $190,648 and the leased space escrow totaled $252,142. The current balance of the vacant escrow space as of January 6, 2012 is $135,176. The leased space escrow covers one tenant, Newks, who was not in occupancy at time of loan close. The escrow covered one year’s rent and reimbursements and sets aside funds for tenant improvements and leasing commissions. Newks is currently in occupancy and began paying rent in January 2012 and the remainder of the leased escrow has been disbursed.

(35)

The Appraised Value presents the “as stabilized” Appraised Value of the Mortgaged Property since the owner implemented a $15 per pad per month rental increase and the as stabilized date has been passed. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated on the basis of such Appraised Value.

(36)	A portion of ATCOD’s leased premises is currently dark. However, ATCOD is obligated to pay all contractual rent until the expiration of their lease on 7/31/2012.

(37)

Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow, Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on the blended cross-collateralized amounts.

Footnotes to Annex A

(38)

Pursuant to the management agreement, the manager is responsible for the collection of the Ongoing Replacement Reserves and payment of insurance premiums. In the case of the Ongoing Replacement Reserve, an on-going reserve is generally required to be collected by manager in an amount equal to 5% percent of gross revenue through the end of the term of the management agreement. In the case of insurance premiums, manager is generally required to pay insurance premiums out of gross revenues. Lender has generally waived its requirement to collect the Ongoing Replacement Reserves and ongoing insurance reserves so long as the management agreement is in full force and effect and such amounts are being paid by either borrower or manager.

(39)

Upon any disbursement from the seasonality reserve, borrower is required to immediately replenish the seasonality reserve, up to an aggregate amount equal to $165,000, in equal monthly installments of $33,000 per month on the next succeeding Due Date in April and continuing through October.

(40)

An affiliate of the borrower has made a subordinated loan to the borrower in the amount of $1,000,000 secured by the related Mortgaged Property. In addition, an affiliate of the borrower has made unsecured subordinated loans to the borrower for deferred developer fees, and the unpaid principal balance plus accrued interest as of November 30, 2011 totals $10,796,284. Furthermore, the general partner of the borrower has made unsecured subordinated loans to the borrower and may continue to make additional subordinate loan advances pursuant to the limited partnership agreement of the borrower, and the unpaid principal balance plus accrued interest as of November 30, 2011 totals $9,048,720. All of the subordinated loans are subject to subordination and standstill agreements in favor of the mortgage lender. Payments under the subordinated loans are permitted only from excess cash flow from the related Mortgaged Property after all then-current obligations of the borrower under the Mortgage Loan documents have been satisfied in full and only if no event of default then exists under the Club at Spring Valley Mortgage Loan. Without the prior consent of the lender and until the Club at Spring Valley Mortgage Loan has been paid in full for more than one year and one day, the holders of the subordinated loans have waived all rights to issue default notices, accelerate the subordinate loans and pursue remedies available as a result of an event of default under the subordinated loans.

(41)

Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow, and Cut-off Date LTV Ratio are calculated based upon the reduction of the principal balance of the Mortgage Loan by a cash reserve in the amount of $300,000. Underwritten NCF DSCR is calculated using the annual debt service that would be in place based on a loan balance that was reduced by a cash reserve in the amount of $300,000. Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow, and Cut-off Date LTV Ratio without taking the cash reserve into account are 9.2%, 1.29x, 9.0%, and 70.3%, respectively.

(42)

The Appraised Value presents the “as-is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “as-is” Appraised Value. The LTV Ratio at Maturity is calculated on the basis of the “as stabilized” Appraised Value. Maturity Date LTV Ratio calculated based on the “as-is” Appraised Value of the Mortgaged Property is 59.3%.

(43)

Provided that no event of default has occurred, borrower shall not have any obligation to make monthly deposits into the Ongoing Replacement Reserve to the extent the amount of funds then on deposit in the Ongoing Replacement Reserve equals or exceeds $338,345.

(44)

Ongoing Replacement Reserve will be $7,789 on each Due Date for the balance of the calendar year after the Origination Date. Thereafter, the Ongoing Replacement Reserve shall be equal to the greater of (a) the deposit amount required under the franchise agreement and (b) 1/12th of 4% of the actual gross revenue for the property the preceding calendar year.

(45)

The loan is secured by 12 individual properties and the release of any of the properties is prohibited. The loan was underwritten using a roll-up of all 12 combined cash flows and, as such, historical and underwritten cash flows are shown based on a roll-up as opposed to on each individual property.

(46)

The Pangea Apartment Portfolio has two mixed use properties known as 808 W 76th St and 1735 W 79th St that contain both multifamily and a small amount of retail space. The occupancy for all of the properties in the Pangea Apartment Portfolio has been calculated based upon the number of occupied multifamily units. The occupancy for the retail space at 808 W 76th St and 1735 W 79th St is 100.0% and 100.0%, respectively.

(47)

Provided that no event of default exists, borrower is only required to make a monthly deposit into the Ongoing Replacement Reserve to the extent that the amount on deposit in the Ongoing Replacement Reserve is less than $200,700.

(48)

Ongoing Replacement Reserve will be $6,949 on each Due Date for the balance of the calendar year after the Origination Date. Thereafter, the Ongoing Replacement Reserve shall be equal to the greater of (a) the deposit amount required under the franchise agreement and (b) 1/12th of 4% of the actual gross revenue for the property the preceding calendar year.

(49)

The Mortgaged Property is master leased to a single tenant substantially owned by a historic tax credit investor, and the Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, and Debt Yield on Underwritten Net Cash Flow are based on the underlying Mortgaged Property cash flow, rather than the rent under the master lease. Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR and Debt Yield on Underwritten Net Cash Flow are 17.5%, 1.97x, and 17.5%, respectively, when based on the rent under the master lease.

(50)

Provided that no event of default has occurred, borrower has no obligation to make the Ongoing Replacement Reserve deposit to the extent that the amount of funds then on deposit in the Ongoing Replacement Reserve equals or exceeds $8,496.

(51)

For so long as the debt service coverage ratio for the related property is greater than or equal to 1.10x, as determined on a trailing twelve (12) month basis, and the balance in the Ongoing TI/LC Reserve is greater than or equal to $200,000, borrower has no obligation to make monthly deposits into the Ongoing TI/LC Reserve.

(52)

Borrower is required to make monthly deposits of $1,145 into the Ongoing Replacement Reserve until the funds on deposit in the Ongoing Replacement Reserve are equal to $41,211. Thereafter, in the event that the funds on deposit in the Ongoing Replacement Reserve are less than $41,211, borrower is required to commence making the monthly deposit of $1,145 until such time as the funds on deposit in the Ongoing Replacement Reserve are equal to $41,211 again.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

January 24, 2012

Structural and Collateral Term Sheet

$1,154,332,647
(Approximate Mortgage Pool Balance)

$808,032,000
(Offered Certificates)

GS Mortgage Securities Trust 2012-GC6
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2012-GC6

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Archetype Mortgage Funding I LLC
As Sponsors

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners
RBS	Wells Fargo Securities
Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Initial Certificate Principal or Notional Amount(1)	Approximate Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)

Class A-1	$65,525,000	30.000%(4)	1.282%	Fixed	2.32	03/12 – 06/16
Class A-2	$82,190,000	30.000%(4)	2.539%	Fixed	4.53	06/16 – 12/16
Class A-3	$570,467,000	30.000%(4)	3.482%	Fixed	9.57	06/21 – 11/21
Class A-AB	$89,850,000	30.000%(4)	3.314%	Fixed	7.18	12/16 – 06/21

NON-OFFERED CERTIFICATES
Non-Offered Class	Initial Certificate Principal or Notional Amount(1)		Approximate Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)

Class X-A	$927,794,000	(5)	N/A	2.035%	Variable IO(6)	N/A	N/A
Class X-B	$226,538,646	(5)	N/A	0.138%	Variable IO(6)	N/A	N/A

Class A-S	$119,762,000		19.625%	4.948%	Fixed	9.78	11/21 – 12/21
Class B	$63,489,000		14.125%	5.451%	Variable(7)	9.84	12/21 – 12/21
Class C	$44,730,000		10.250%	5.451%	Variable(7)	9.84	12/21 – 12/21
Class D	$49,059,000		6.000%	5.451%	Variable(7)	9.88	12/21 – 01/22
Class E	$21,644,000		4.125%	5.000%	Fixed(8)	9.92	01/22 – 01/22
Class F	$11,543,000		3.125%	5.000%	Fixed(8)	9.92	01/22 – 01/22
Class G	$36,073,646		0.000%	5.000%	Fixed(8)	9.92	01/22 – 01/22
Class R(9)	N/A		N/A	N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-171508) and dated January 13, 2012 (the “Base Prospectus”) and a separate Prospectus Supplement dated January 24, 2012 (“Prospectus Supplement”). Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned thereto elsewhere in the Prospectus Supplement or, if not defined therein, then in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-AB certificates are represented in the aggregate.

(5)

The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates from time to time.

(6)

The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates, as described in the Prospectus Supplement.

(7)

For any distribution date, the pass-through rates of the Class B, Class C and Class D certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)

For any distribution date, the pass-through rates of the Class E, Class F and Class G certificates will each be equal to a per annum rate equal to the lesser of the initial pass-through rate for such class specified in the table and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)

The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates represent the residual interest in each of two separate REMICs, as further described in the Prospectus Supplement. The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics
Initial Pool Balance	$1,154,332,647
Number of Mortgage Loans	80
Number of Mortgaged Properties	127
Average Cut-off Date Mortgage Loan Balance	$14,429,158
Weighted Average Mortgage Interest Rate	5.7220%
Weighted Average Remaining Term to Maturity (months)	112
Weighted Average Remaining Amortization Term (months)(1)	343
Weighted Average Cut-off Date LTV Ratio(2)(3)	63.3%
Weighted Average Maturity Date LTV Ratio(3)(4)	53.4%
Weighted Average Underwritten Debt Service Coverage Ratio(3)(5)	1.57x
Weighted Average Debt Yield on Underwritten NOI(3)(6)	12.0%
% of Mortgage Loans with Additional Debt	0.7%
% of Mortgaged Properties with Single Tenants	0.5%

(1)	Excludes mortgage loans that are interest only for the entire term.

(2)

Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Red Rose Commons mortgage loan, the Maple Ridge Townhomes mortgage loan and the Timbercrest Village MHP mortgage loan, the Cut-off Date LTV Ratio was calculated using the related “as stabilized” appraised value because the assumptions as to the “as stabilized” value have been satisfied. The Cut-off Date LTV Ratio using the related “as-is” appraised value for each of these mortgage loans is 74.7%, 74.7% and 75.1%, respectively. With respect to the Amazing Spaces – The Woodlands mortgage loan, for purposes of calculating the Cut-off Date LTV Ratio, the Cut-off Date Balance is calculated net of a related cash reserve in the amount of $300,000. The Cut-off Date LTV Ratio would be 70.3% if the cash reserve was not taken into account.

(3)

Unless otherwise indicated, with respect to the Cottage Cove and Homestead Village mortgage loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the Underwritten Debt Service Coverage Ratio, the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF of the mortgage loans are presented in the aggregate.

(4)

Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Lincoln Square Shopping Center mortgage loan, the DoubleTree Downtown Cleveland mortgage loan, the Hampton Inn and SpringHill Suites mortgage loan, the Towers of Coral Springs mortgage loan and the Amazing Spaces – The Woodlands mortgage loan, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. The Maturity Date LTV Ratio using the related “as-is” appraised value for each of these mortgage loans is 49.2%, 45.8%, 46.6%, 59.4% and 59.3%, respectively. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

(5)

Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest-only payment. With respect to the Meadowood Mall mortgage loan, when Sports Authority, which has closed for business at the related mortgaged property but is still obligated to pay rent, is excluded from the Underwritten Net Cash Flow, the Underwritten Debt Service Coverage Ratio is 1.40x. With respect to the Amazing Spaces – The Woodlands mortgage loan, the Underwritten Debt Service Coverage Ratio was calculated based on the annual debt service that would be in place based on a loan balance that was reduced by a related cash reserve in the amount of $300,000. The Underwritten Debt Service Coverage Ratio without taking the cash reserve into account is 1.29x. With respect to the Holiday Inn Express – Baltimore, MD mortgage loan, the related mortgagor (a guarantor of the mortgage loan under a Maryland indemnity deed of trust structure) has master leased the related mortgaged property to a master tenant that is substantially owned by a tax credit investor, and the Underwritten Debt Service Coverage Ratio reflects the revenues of the underlying mortgaged property rather than the master lease rent. The Underwritten Debt Service Coverage Ratio based solely on the master lease rent payable to the related Mortgagor is 1.97x. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.

(6)

Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan. With respect to the Meadowood Mall mortgage loan, when Sports Authority is excluded from the Underwritten Net Operating Income and the Underwritten Net Cash Flow, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow are 10.4% and 9.9%, respectively. With respect to the Amazing Spaces – The Woodlands mortgage loan, for purposes of calculating the Debt Yield on Underwritten NOI and NCF, the Cut-off Date Balance is calculated net of a related cash reserve in the amount of $300,000. The Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow would be 9.2% and 9.0%, respectively, if the cash reserve was not taken into account. With respect to the Holiday Inn Express – Baltimore, MD mortgage loan, the related mortgagor (a guarantor of the mortgage loan under a Maryland indemnity deed of trust structure) has master leased the related mortgaged property to a master tenant that is substantially owned by a tax credit investor, and the Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow reflect the revenues of the underlying mortgaged property rather than the master lease rent. The Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow based solely on the master lease rent payable to the related Mortgagor are both 17.5%.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.

Co-Managers:	RBS Securities Inc. Wells Fargo Securities, LLC (except as to the Class A-1 Certificates)

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$1,154,332,647

Master Servicer:	KeyCorp Real Estate Capital Markets, Inc.

Special Servicer:	CWCapital Asset Management LLC

Trustee:	Wells Fargo Bank, National Association

Operating Advisor:	TriMont Real Estate Advisors, Inc.

Pricing:	January 2012

Closing:	February 9, 2012

Cut-off Date:	For each mortgage loan, the related due date in February 2012

Determination Date:	The 6th day of each month or next business day

Distribution Date:	The 4th business day after the Determination Date, commencing in March 2012

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	January 2045

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates; $1 thereafter

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,154,332,646 (Approximate) New-Issue Multi-Borrower CMBS:

—

Overview: The mortgage pool consists of 80 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,154,332,647 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $14,429,158 and are secured by 127 mortgaged properties located throughout 29 states

	—	LTV: 63.3% weighted average Cut-off Date LTV Ratio

	—	DSCR: 1.57x weighted average Underwritten Debt Service Coverage Ratio

—

Underwritten NOI Debt Yield: 17.2% to Class A-1 / A-2 / A-3 / A-AB, calculated, with respect to each such class of certificates, as (x) aggregate Underwritten Net Operating Income for all the mortgaged properties of $138,855,279, divided by (y) the aggregate certificate balance of all such classes of certificates

	—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-AB

■	Loan Structural Features:

	—	Amortization: 97.1% of the mortgage loans by Initial Pool Balance have scheduled amortization:

		–	79.3% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

		–	17.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at maturity

	—	Hard Lockboxes: 61.2% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—

Cash Traps: 92.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in net cash flow, all at levels greater than a 1.0x coverage, that fund an excess cash flow reserve

	—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

		–	Real Estate Taxes: 76 mortgage loans representing 84.7% of the Initial Pool Balance

		–	Insurance: 65 mortgage loans representing 63.8% of the Initial Pool Balance

		–	Replacement Reserves (Including FF&E Reserves): 73 mortgage loans representing 72.4% of Initial Pool Balance

		–	Tenant Improvements / Leasing Commissions: 30 mortgage loans representing 57.0% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

	—	Predominantly Defeasance: 86.3% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

		–	5.4% of the mortgage loans by Initial Pool Balance permit defeasance or yield maintenance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Total Pool:

—

Retail: 39.5% of the mortgaged properties by allocated Initial Pool Balance are retail properties (15.8% are anchored retail properties, 11.2% are power center/big box retail properties, 10.8% are regional malls)

	—	Hospitality: 16.3% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

	—	Office: 16.0% of the mortgaged properties by allocated Initial Pool Balance are office properties

	—	Manufactured Housing Communities: 11.7% of the mortgaged properties by allocated Initial Pool Balance are manufactured housing communities properties

	—	Multifamily: 10.7% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■

Geographic Diversity: The 127 mortgaged properties are located throughout 29 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: Texas (16.9%), Nevada (13.5%), Florida (13.0%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Goldman Sachs Mortgage Company	17	29	$528,333,381	45.8%
Citigroup Global Markets Realty Corp.	49	73	520,448,761	45.1
Archetype Mortgage Funding I LLC	14	25	105,550,504	9.1

Total	80	127	$1,154,332,647	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units / Pads / Rooms	Cut-off Date Balance Per SF / Unit / Pad / Room	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio

Meadowood Mall	$124,652,065	10.8%	Retail	404,865	$308	1.44	x	10.7%	65.3%
ELS Portfolio	100,000,000	8.7	Manufactured Housing	5,225	$19,139	2.15	x	14.2%	49.8%
SunTrust International Center	61,875,000	5.4	Office	420,857	$147	1.34	x	10.2%	70.9%
LHG Hotel Portfolio	59,844,939	5.2	Hospitality	852	$70,241	1.60	x	13.8%	64.3%
Mansards Apartments	50,955,929	4.4	Multifamily	1,337	$38,112	1.42	x	10.8%	68.9%
Hotel Zaza – Houston	49,885,606	4.3	Hospitality	315	$158,367	1.83	x	15.8%	47.5%
Audubon Crossing and Audubon Commons	46,333,346	4.0	Retail	449,170	$103	1.26	x	9.5%	74.7%
Pittsford Plaza	44,000,000	3.8	Retail	450,146	$98	1.66	x	12.8%	55.7%
Lincoln Square Shopping Center	42,092,036	3.6	Retail	444,438	$95	1.66	x	11.9%	59.3%
Red Rose Commons	29,673,339	2.6	Retail	263,452	$113	1.41	x	10.1%	73.6%

Top 10 Total / Wtd. Avg.	$609,312,260	52.8%				1.61	x	12.1%	62.1%
Remaining Total / Wtd. Avg.	545,020,386	47.2				1.53	x	12.0%	64.7%

Total / Wtd. Avg.	$1,154,332,647	100.0%				1.57	x	12.0%	63.3%

Mortgage Loans with Existing Secured, Mezzanine and Other Financing

Mortgage Loan Name	Cut-off Date Balance	Subordinated Secured Debt Cut-off Date Balance(1)	Mezzanine Debt Cut- off Date Balance	Other Debt Cut-off Date Balance(1)	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR

Club at Spring Valley	$7,827,804	$1,000,000	NA	$19,845,004	NA	NA	72.1%	NA	1.40x	NA

(1)

An affiliate of the borrower has made a subordinated loan to the borrower in the amount of $1,000,000 secured by the related mortgaged property. In addition, an affiliate of the borrower has made unsecured subordinated loans to the borrower for deferred developer fees, and the unpaid principal balance plus accrued interest as of November 30, 2011 totals $10,796,284. Furthermore, the general partner of the borrower has made unsecured subordinated loans to the borrower and may continue to make additional subordinate loan advances pursuant to the limited partnership agreement of the borrower, and the unpaid principal balance plus accrued interest as of November 30, 2011 totals $9,048,720. All of the subordinated loans are subject to subordination and standstill agreements in favor of the mortgage lender. Payments under the subordinated loans are permitted only from excess cash flow from the related mortgaged property after all then-current obligations of the borrower under the mortgage loan documents have been satisfied in full and only if no event of default then exists under the Club at Spring Valley mortgage loan. Without the prior consent of the lender and until the Club at Spring Valley mortgage loan has been paid in full for more than one year and one day, the holders of the subordinated loans have waived all rights to issue default notices, accelerate the subordinate loans and pursue remedies available as a result of an event of default under the subordinated loans.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)

Retail	29	$455,395,416	39.5%	1.53x	64.7%	11.3%
Anchored	19	182,248,987	15.8	1.50x	66.9%	11.2%
Power Center / Big Box	4	129,218,375	11.2	1.68x	60.9%	11.9%
Regional Mall	1	124,652,065	10.8	1.44x	65.3%	10.7%
Unanchored	2	9,046,902	0.8	1.51x	67.2%	11.6%
Shadow Anchored	2	7,708,441	0.7	1.43x	71.0%	11.7%
Single Tenant Retail	1	2,520,646	0.2	1.31x	48.3%	9.9%

Hospitality	23	$187,756,045	16.3%	1.65x	57.3%	14.6%
Limited Service	20	107,033,060	9.3	1.57x	61.6%	13.9%
Full Service	3	80,722,984	7.0	1.75x	51.6%	15.4%

Office	12	$184,732,703	16.0%	1.43x	68.0%	11.6%
CBD	2	81,793,485	7.1	1.36x	70.7%	10.4%
General Suburban	8	71,269,473	6.2	1.49x	69.6%	12.6%
Medical	1	19,900,157	1.7	1.57x	55.9%	12.8%
General Urban / Data Center	1	11,769,588	1.0	1.32x	61.0%	11.6%

Manufactured Housing	24	$145,919,125	12.6%	1.93x	55.2%	13.3%
Manufactured Housing	22	135,454,008	11.7	1.92x	55.6%	13.2%
RV Park	2	10,465,117	0.9	2.15x	49.8%	14.2%

Multifamily	21	$123,008,080	10.7%	1.41x	69.1%	10.4%
Garden	9	89,907,518	7.8	1.40x	67.8%	10.6%
Student Housing	1	14,785,244	1.3	1.34x	73.6%	8.8%
Townhome	1	14,194,085	1.2	1.43x	74.5%	10.1%
Conventional	10	4,121,232	0.4	1.68x	64.5%	14.5%

Self Storage	12	$34,441,576	3.0%	1.47x	67.3%	11.2%

Mixed Use	4	$12,807,039	1.1%	1.41x	57.9%	10.6%
Multifamily / Retail	3	8,484,147	0.7	1.38x	51.2%	10.7%
Retail / Office	1	4,322,891	0.4	1.47x	70.9%	10.4%

Industrial	1	$7,272,665	0.6%	1.58x	69.6%	12.5%
Warehouse / Distribution	1	7,272,665	0.6	1.58x	69.6%	12.5%

Other	1	$3,000,000	0.3%	2.23x	55.6%	10.1%
Parking Garage	1	3,000,000	0.3	2.23x	55.6%	10.1%

Total / Wtd. Avg.	127	$1,154,332,647	100.0%	1.57x	63.3%	12.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value	% of Total Appraised Value	Underwritten NOI	% of Total Underwritten NOI

Texas	21	$194,523,706	16.9%	$330,915,000	17.8%	$24,547,205	17.7%
Nevada	4	155,308,935	13.5	239,500,000	12.9	16,990,583	12.2
Florida	12	149,709,543	13.0	251,350,000	13.5	18,214,291	13.1
Ohio	10	89,433,989	7.7	133,210,000	7.2	11,895,992	8.6
California	5	62,183,201	5.4	109,940,000	5.9	7,868,835	5.7
New York	5	59,978,775	5.2	109,700,000	5.9	7,302,157	5.3
Indiana	1	50,955,929	4.4	74,000,000	4.0	5,518,948	4.0
Pennsylvania	5	50,387,252	4.4	70,775,000	3.8	5,080,835	3.7
New Jersey	1	46,333,346	4.0	62,000,000	3.3	4,382,378	3.2
Illinois	18	36,984,916	3.2	60,760,000	3.3	4,931,149	3.6
North Carolina	7	28,575,670	2.5	40,050,000	2.2	3,210,919	2.3
Michigan	6	26,836,437	2.3	47,550,000	2.6	3,924,752	2.8
Connecticut	3	20,267,091	1.8	35,000,000	1.9	2,664,882	1.9
Minnesota	4	19,966,122	1.7	37,100,000	2.0	2,803,726	2.0
West Virginia	1	19,918,485	1.7	28,500,000	1.5	2,224,112	1.6
Virginia	2	18,077,167	1.6	24,700,000	1.3	1,668,426	1.2
Arkansas	2	17,339,804	1.5	30,500,000	1.6	2,229,006	1.6
Louisiana	1	16,600,000	1.4	30,800,000	1.7	2,113,704	1.5
Alabama	2	16,256,414	1.4	24,600,000	1.3	1,973,589	1.4
Alaska	1	14,976,807	1.3	23,400,000	1.3	1,734,232	1.2
Nebraska	1	13,966,478	1.2	25,400,000	1.4	1,912,002	1.4
South Carolina	4	9,965,663	0.9	15,605,000	0.8	1,320,111	1.0
Colorado	1	7,083,646	0.6	11,500,000	0.6	912,174	0.7
Kentucky	1	6,784,592	0.6	9,700,000	0.5	735,742	0.5
Idaho	4	5,973,619	0.5	8,365,000	0.4	688,864	0.5
Maryland	1	4,691,136	0.4	8,900,000	0.5	648,937	0.5
Mississippi	1	4,488,796	0.4	6,000,000	0.3	520,230	0.4
Tennessee	2	3,746,729	0.3	5,630,000	0.3	444,477	0.3
Georgia	1	3,018,397	0.3	4,250,000	0.2	393,021	0.3

Total	127	$1,154,332,647	100.0%	$1,859,700,000	100.0%	$138,855,279	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

  Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

1,328,456 - 4,999,999	30	$100,664,869	8.7%
5,000,000 - 9,999,999	21	152,192,842	13.2
10,000,000 - 14,999,999	12	163,965,713	14.2
15,000,000 - 19,999,999	6	107,677,507	9.3
20,000,000 - 29,999,999	2	50,192,794	4.3
30,000,000 - 49,999,999	4	182,310,989	15.8
50,000,000 - 69,999,999	3	172,675,868	15.0
70,000,000 - 124,652,065	2	224,652,065	19.5

Total	80	$1,154,332,647	100.0%

  Distribution of Underwritten DSCRs(1)

Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

1.21 - 1.29	5	$76,947,902	6.7%
1.30 - 1.39	16	165,663,988	14.4
1.40 - 1.49	23	356,370,920	30.9
1.50 - 1.59	13	101,989,960	8.8
1.60 - 1.69	15	242,233,987	21.0
1.70 - 1.79	3	28,187,282	2.4
1.80 - 1.89	1	49,885,606	4.3
1.90 - 2.38	4	133,053,000	11.5

Total	80	$1,154,332,647	100.0%

(1)	See footnotes (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

  Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

Amortizing (30 Years)	51	$646,312,979	56.0%
Amortizing (25 Years)	18	204,628,244	17.7
Amortizing (27 Years)	1	49,885,606	4.3
Amortizing (27.5 Years)	2	6,572,911	0.6
Amortizing (20 Years)	1	4,691,136	0.4
Amortizing (22 Years)	1	3,313,769	0.3
Interest Only, Then Amortizing (30 Years)(2)	3	205,875,000	17.8
Interest Only	3	33,053,000	2.9

Total	80	$1,154,332,647	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity date.
(2)	Original partial interest only periods range from 18 to 60 months.

  Distribution of Lockboxes

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

Hard	34	$706,945,269	61.2%
Springing	30	292,545,320	25.3
Soft	5	80,160,472	6.9
None	8	40,525,019	3.5
Soft Springing	3	34,156,567	3.0

Total	80	$1,154,332,647	100.0%
  Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

40.2 - 44.9	1	$6,283,607	0.5%
45.0 - 49.9	4	165,344,728	14.3
50.0 - 54.9	4	49,346,915	4.3
55.0 - 59.9	12	192,361,149	16.7
60.0 - 64.9	15	150,545,537	13.0
65.0 - 69.9	15	280,434,803	24.3
70.0 - 74.9	29	310,015,907	26.9

Total	80	$1,154,332,647	100.0%

(1)	See footnotes (2) and (3) to the table entitled “Mortgage Pool Characteristics” above.

  Distribution of Maturity Date LTV Ratios(1)

Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

34.7 - 39.9	4	$77,518,303	6.7%
40.0 - 44.9	5	144,241,325	12.5
45.0 - 49.9	8	173,210,823	15.0
50.0 - 54.9	17	170,738,434	14.8
55.0 - 59.9	27	330,350,818	28.6
60.0 - 64.9	15	231,279,477	20.0
65.0 - 69.4	4	26,993,466	2.3

Total	80	$1,154,332,647	100.0%

(1)

Maturity Date LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 5 of the mortgage loans. See footnotes (3) and (4) to the table entitled “Mortgage Pool Characteristics” above.

  Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

Refinance	60	$828,194,284	71.7%
Acquisition	19	226,138,362	19.6
Acquisition/Refinance(1)	1	100,000,000	8.7

Total	80	$1,154,332,647	100.0%

(1)	See “—ELS Portfolio” in this Term Sheet.

  Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

4.390 - 4.499	1	$3,000,000	0.3%
4.500 - 4.999	2	31,767,370	2.8
5.000 - 5.249	4	185,218,375	16.0
5.250 - 5.499	4	38,988,566	3.4
5.500 - 5.749	11	191,909,452	16.6
5.750 - 5.999	22	462,278,051	40.0
6.000 - 6.249	19	138,804,513	12.0
6.250 - 6.499	12	87,989,132	7.6
6.500 - 7.250	5	14,377,188	1.2

Total	80	$1,154,332,647	100.0%

  Distribution of Debt Yield on Underwritten NOI(1)

Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

8.8 - 9.9	8	$122,481,842	10.6%
10.0 - 10.9	16	345,146,730	29.9
11.0 - 11.9	25	188,893,967	16.4
12.0 - 12.9	11	116,367,504	10.1
13.0 - 13.9	11	151,634,173	13.1
14.0 - 14.9	7	163,264,871	14.1
15.0 - 15.8	2	66,543,560	5.8

Total	80	$1,154,332,647	100.0%

(1)	See footnote (3) and (6) to the table entitled “Mortgage Pool Characteristics” above.

  Distribution of Debt Yield on Underwritten NCF(1)

Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

8.5 - 9.9	16	$255,003,151	22.1%
10.0 - 10.9	25	368,555,172	31.9
11.0 - 11.9	22	189,946,890	16.5
12.0 - 12.9	14	185,300,548	16.1
13.0 - 13.9	3	155,526,885	13.5

Total	80	$1,154,332,647	100.0%

(1)	See footnotes (3) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

18	1	$61,875,000	5.4%
24	1	$100,000,000	8.7%
60	1	$44,000,000	3.8%

  Distribution of Original Terms to Maturity

Original Term to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

60	12	$77,471,017	6.7%
120	68	1,076,861,630	93.3

Total	80	$1,154,332,647	100.0%

  Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

52 - 109	12	$77,471,017	6.7%
110 - 119	68	1,076,861,630	93.3

Total	80	$1,154,332,647	100.0%

  Distribution of Original Amortization Terms(1)

Range of Original Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

Interest Only	3	$33,053,000	2.9%
240 - 300	20	212,633,150	18.4
301 - 360	57	908,646,496	78.7

Total	80	$1,154,332,647	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity.

  Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

Interest Only	3	$33,053,000	2.9%
239 - 300	20	212,633,150	18.4
301 - 360	57	908,646,496	78.7

Total	80	$1,154,332,647	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity.

  Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

Defeasance	73	$995,794,582	86.3%
Yield Maintenance	6	96,663,065	8.4
Defeasance or Yield Maintenance	1	61,875,000	5.4

Total	80	$1,154,332,647	100.0%

  Distribution of Escrow Types

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance

Replacement Reserves(1)	73	$836,114,811	72.4%
Real Estate Tax	76	$977,946,300	84.7%
Insurance	65	$736,917,117	63.8%
TI/LC(2)	30	$376,589,969	57.0%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total office, retail, industrial and mixed use properties only.

STRUCTURAL OVERVIEW

Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.

Class A-1, A-2, A-3, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.

Class A-1, A-2, A-3 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related distribution date set forth in Annex F to the Prospectus Supplement, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above. If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts.

3.

Class A-1, A-2, A-3 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.

Class A-S certificates: (i) first, to interest on Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at their respective pass-through rate.

5.

Class B certificates: (i) first, to interest on Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates), to principal on Class B certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at their respective pass-through rate.

6.

After Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class C, Class D, Class E, Class F, and Class G certificates sequentially in that order in a manner analogous to the Class B certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses

The certificate principal amounts of the Class A-1, A-2, A-3, A-AB, A-S, B, C, D, E, F and G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the applicable such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class B, Class C, Class D, Class E, Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges

On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner: (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate portion of such yield maintenance charge allocated to such YM Group, and (B) any portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions to the applicable Sequential Pay Certificates, will be distributed to the Class X-A or Class X-B certificates, as applicable, in such YM Group. If there is more than one class of Sequential Pay Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are allocable to such YM Group, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class R certificates. Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class X-A, Class B, Class C, and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances

The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions

An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Prospectus Supplement) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3 and Class A-AB certificates would be affected on a pari passu basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3 and Class A-AB certificates). A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals

Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans

There will be no “Fair Market Value Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans.

Cleanup Call

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amount, as applicable, of the Class A-1, A-2, A-3, A-AB, A-S, X-A, B, C and D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative

The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Rialto Real Estate Fund, LP, or one of its affiliates, will be the initial Controlling Class Representative.

Control/Consultation Rights

The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the servicer and the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time that Rialto Real Estate Fund, LP, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

Servicing Standard

In all circumstances, the special servicer is obligated to act in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

— for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

— for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer	Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates, (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

STRUCTURAL OVERVIEW (continued)

Servicing Fees

Modification and Extension Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related mortgage loan (reimburse the trust for certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan that are still outstanding). Within any given 12 month period, all such fees will be capped at 0.75% for mortgage loans equal to or larger than $25mm and 1.0% for all other mortgage loans, subject to a minimum fee cap of $25,000. All such fees modification and extension fees received by the special servicer as compensation on the related mortgage loan will offset all future workout and liquidation fees earned on that mortgage loan for the next 12 months after receipt of the modification and/or extension fee.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on all mortgage loans and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 0.75% for specially serviced mortgage loans and REO properties as to which the payments or proceeds recovered by the special servicer are equal to or larger than $25mm and 1.0% for all other specially serviced mortgage loans and REO properties, subject to a minimum liquidation fee of $25,000. Workout Fees will be calculated at 0.75% for all mortgage loans with a principal balance (after such mortgage loan becomes a corrected mortgage loan) larger than $25mm and 1.0% for all other mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the related maturity date).

Operating Advisor

Prior to the occurrence of a Control Termination Event, the operating advisor will have access to any final asset status report and all information available with respect to the transaction on the trustee’s website but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website	The trustee will maintain a deal website including, but not limited to:
— all special notices delivered

— summaries of final asset status reports

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

— an “Investor Q&A Forum” and

— a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■

“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. For purposes of calculating the Cut-off Date LTV Ratio for each mortgage loan, the “as-is” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet except in the case of the following three mortgage loans: the Red Rose Commons mortgage loan, the Maple Ridge Townhomes mortgage loan and the Timbercrest Village MHP mortgage loan, for which the Appraised Value reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have been satisfied. Additionally, for purposes of calculating the Maturity Date LTV Ratio for each mortgage loan, the “as-is” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet except in the case of the following five mortgage loans which use the “as stabilized” value: the Lincoln Square Shopping Center mortgage loan, the DoubleTree Downtown Cleveland mortgage loan, the Hampton Inn and SpringHill Suites mortgage loan, the Towers of Coral Springs mortgage loan and the Amazing Spaces – The Woodlands mortgage loan.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■

“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing communities properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■

“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■

“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■

“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■

“Non-Reduced Certificates”: Each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■

“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■

“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■

“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 6 to 12 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. In the case of the mortgage loan secured by the mortgaged property identified in this Term Sheet as Meadowood Mall, Sports Authority (39,136 SF), which closed for business on December 24, 2011 but is currently paying rent and under the terms of their lease is obligated to continue to pay rent until January 31, 2015, is included in the Owned Occupancy set forth in this Term Sheet. The Owned Occupancy for Meadowood Mall excluding Sports Authority is 86.6%.

CERTAIN DEFINITIONS (continued)

■

“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Fitch, Inc. or Moody’s Investors Service, Inc. that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received in certain circumstances as further described in the Prospectus Supplement. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■

“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■

“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■

“Springing Lockbox”: Means a lockbox is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■

“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur no later than 6 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. In the case of the mortgage loan secured by the mortgaged property identified in this Term Sheet as Meadowood Mall, Sports Authority (39,136 SF), which closed for business on December 24, 2011 but is currently paying rent and under the terms of their lease is obligated to continue to pay rent until January 31, 2015, is included in the Total Occupancy set forth in this Term Sheet. The Total Occupancy for Meadowood Mall excluding Sports Authority is 93.8%.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■

“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■

“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet. In the case of the mortgage loan identified as Holiday Inn Express - Baltimore, MD, the related mortgagor (a guarantor of the mortgage loan under a Maryland indemnity deed of trust structure) has master leased the related mortgaged property to a master tenant that is substantially owned by a tax credit investor, and the Underwritten Net Cash Flow reflects the revenues and expenses of the underlying mortgaged property rather than the master lease rent which is higher than the revenues at the underlying mortgaged property.

CERTAIN DEFINITIONS (continued)

■

“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. In the case of the mortgage loan identified as Holiday Inn Express - Baltimore, MD, the related mortgagor (a guarantor of the mortgage loan under a Maryland indemnity deed of trust structure) has master leased the related mortgaged property to a master tenant that is substantially owned by a tax credit investor, and the Underwritten Net Operating Income reflects the revenues and expenses of the underlying mortgaged property rather than the master lease rent which is higher than the revenues at the underlying mortgaged property.

■

“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally within six months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. In the case of the mortgage loan identified in this Term Sheet as Meadowood Mall, Underwritten Revenues includes the rental revenue associated with Sports Authority, which closed for business on December 24, 2011 but is currently paying rent and as per the terms of their lease is obligated to continue to pay rent until January 31, 2015. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

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MEADOWOOD MALL

MEADOWOOD MALL

CALIFORNIA ZEPHYR RAIL
Amtrak
Reno
Sparks
DOWNTOWN
80
395
430
647
667
668
648
659
Meadowood Mall
5000 Meadowood Mall Circle
Reno, NV 89502

MEADOWOOD MALL

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Reno, Nevada
Property Type	Retail
Size (SF)	404,865
Total Occupancy as of 11/23/2011(1)	98.3%
Owned Occupancy as of 11/23/2011(1)	96.3%
Year Built / Latest Renovation	1979, 1996 / 1996
Appraised Value	$191,000,000

Underwritten Revenues	$18,932,460
Underwritten Expenses	$5,613,752
Underwritten Net Operating Income (NOI)	$13,318,708
Underwritten Net Cash Flow (NCF)	$12,734,204
Cut-off Date LTV Ratio	65.3%
Maturity Date LTV Ratio	55.2%
DSCR Based on Underwritten NOI / NCF(2)	1.51x / 1.44x
Debt Yield Based on Underwritten NOI / NCF(2)	10.7% / 10.2%

Mortgage Loan Information
Originator		GSCMC
Cut-off Date Principal Balance		$124,652,065
Cut-off Date Principal Balance per SF		$307.89
Percentage of Initial Pool Balance		10.8%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.8180%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		360

Escrows
	Upfront	Monthly
Taxes	$136,992	$45,664
Insurance	$0	$0
Replacement Reserves(3)	$0	$0
TI/LC(3)	$0	$0
Other(4)	$1,300,000	$83,333

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$125,000,000	96.4%	Loan Payoff	$127,084,350	98.0%
Sponsor Equity	4,667,665	3.6	Reserves	1,436,992	1.1
			Closing Costs	1,146,323	0.9

Total Sources	$129,667,665	100.0%	Total Uses	$129,667,665	100.0%

(1)

Includes Sports Authority, which closed for business on December 24, 2011 but is currently paying rent and is contractually obligated, as of the date of this Term Sheet, to pay rent through the end of the lease term on January 31, 2015. Total and Owned Occupancy are 93.8% and 86.6%, respectively, with Sports Authority vacant. We cannot assure you that Sports Authority will continue to pay rent or that the space will not remain dark.

(2)

The DSCR Based on Underwritten NOI / NCF are 1.47x and 1.40x, respectively, and the Debt Yield Based on Underwritten NOI / NCF are 10.4% and 9.9%, respectively, with no rental revenue or expenses attributed to Sports Authority.

(3)	See “—Escrows” below.
(4)	Borrower funded a $1,300,000 leasing reserve at origination and is required to deposit an additional $83,333 per month until the aggregate of monthly deposits equals $3,000,000. See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Meadowood Mall Loan”) is evidenced by a note in the original principal amount of $125,000,000 and is secured by a first mortgage encumbering Meadowood Mall, a regional mall located in Washoe County, Reno, Nevada (the “Meadowood Mall Property”). The Meadowood Mall Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Meadowood Mall Loan was originated on November 2, 2011 and represents approximately 10.8% of the Initial Pool Balance. The Meadowood Mall Loan has an outstanding principal balance as of the Cut-off Date of $124,652,065 and has an interest rate of 5.8180% per annum. The proceeds of the Meadowood Mall Loan were used to refinance existing debt on the Meadowood Mall Property.

The Meadowood Mall Loan had an initial term of 120 months and has a remaining term of 117 months. The Meadowood Mall Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is the due date in November 2021. Voluntary prepayment of the Meadowood Mall Loan is prohibited prior to August 6, 2021. Defeasance with government securities that are direct obligations of the United States of America, which obligations are not subject to prepayment, call or early redemption, is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■

The Mortgaged Property. The Meadowood Mall Property is an 876,848 SF regional mall located in Reno, Nevada. The Meadowood Mall Property was constructed in 1979 and was expanded and renovated in 1996. The portion of the Meadowood Mall Property’s space that constitutes collateral for the Meadowood Mall Loan totals approximately 404,865 SF and includes Macy’s South, Express/Express Men, Tilly’s and Rue 21. The Meadowood Mall Property’s in-line space totals 265,946 SF. As of November 23, 2011, Total Occupancy was 98.3% and Owned Occupancy was 96.3%. For the trailing twelve month period ending October 31, 2011, comparable sales were approximately $391 per SF for in-line tenants with less than 10,000 SF who have both been in occupancy and reported sales for at least two years.

MEADOWOOD MALL

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Meadowood Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Anchors
Macy’s South	NR / Baa3 / BBB-	98,721	11.3%	Yes	$704,212	$7.13	1/31/2015	$163	4.4%
J.C. Penney	BBB- / NR / BB+	148,322	16.9	No	$106,254	$0.72	NA	$197	0.3%
Sears(3)	NR / NR / CCC+	158,155	18.0	No	$223,515	$1.41	NA	$223	0.6%
Macy’s North	NR / Baa3 / BBB-	165,506	18.9	No	$191,362	$1.16	NA	$228	0.5%
Sports Authority(4)	NR/ NR / B-	39,136	4.5	Yes	$702,151	$17.94	1/31/2015	$77	23.3%
Total Anchors		609,840	69.5%

Occupied In-line		250,848	28.6%		$14,233,937	$56.74
Occupied Kiosk/Other (ATM)		1,062	0.1%		$563,751	$530.84
Vacant Spaces		15,097	1.7%		$0	$0.00
Total Owned SF		404,865	46.2%
Total SF		876,848	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended October 31, 2011. Anchor sales as of year end 2010. However, Macy’s North, J.C. Penney’s and Sears Tenant Sales per SF represent 2010 estimates.
(3)	Sears recently announced they expect to close approximately 120 stores; Sears at the Meadowood Mall Property is not on the closed list. However, we cannot assure you that Sears will remain open.
(4)

Sports Authority closed for business on December 24, 2011 but is currently paying rent and is contractually obligated to pay rent ($21.72 base rent psf and $30.65 total rent psf), as of the date of this Term Sheet, through the end of the lease term on January 31, 2015. Sports Authority was underwritten to a base rent of $14.00 psf and total rent of $17.94 psf per the appraisal. We cannot assure you that Sports Authority will continue to pay rent or that the space will not remain dark.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Meadowood Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost
Sports Authority(4)	NR / NR / B-	39,136	9.7%	$547,904	4.9%	$14.00	1/31/2015	$77	23.3%
Macy’s South	NR / Baa3 / BBB-	98,721	24.4	330,165	2.9	3.34	1/31/2015	$163	4.4%
Victoria’s Secret(5)	BB+ / Ba2 / BB+	7,296	1.8	328,365	2.9	45.01	(5)	$599	11.9%
Tilly’s	NR / NR / NR	7,521	1.9	323,403	2.9	43.00	1/31/2016	$424	15.5%
Charlotte Russe	NR / NR / NR	7,424	1.8	296,960	2.6	40.00	1/31/2013	$239	27.9%
Helzberg Diamonds	A+ / NR / AA+	1,636	0.4	280,000	2.5	171.15	1/31/2015	$1,615	12.5%
LensCrafters	NR / NR / NR	6,707	1.7	265,262	2.4	39.55	1/31/2016	$480	13.8%
Eddie Bauer	NR / NR / NR	5,798	1.4	249,124	2.2	42.97	1/31/2013	$200	23.0%
Flaming Wok	NR / NR / NR	736	0.2	236,385	2.1	321.18	1/31/2021	$1,558	25.4%
Express/Express Men	NR / NR / BB-	8,213	2.0	221,751	2.0	27.00	1/31/2015	$192	25.3%
Ten Largest Owned Tenants		183,188	45.2%	$3,079,319	27.3%	$16.81
Remaining Owned Tenants		206,579	51.0	8,188,518	72.7	39.64
Vacant Spaces (Owned Space)		15,097	3.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		404,865	100.0%	$11,267,837	100.0%	$28.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include Non-owned Anchors.
(3)	Tenant sales as of trailing twelve months ended October 31, 2011. Macy’s South sales as of year end 2010.
(4)

Sports Authority closed for business on December 24, 2011 but is currently paying rent and is contractually obligated to pay rent ($21.72 base rent psf and $30.65 total rent psf), as of the date of this Term Sheet, through the end of the lease term on January 31, 2015. Sports Authority was underwritten to a base rent of $14.00 psf and total rent of $17.94 psf per the appraisal. We cannot assure you that Sports Authority will continue to pay rent or that the space will not remain dark.

(5)

Borrower has a 10-year renewal lease out-for-signature at $335,340/year ($46.00 psf) with $163,442 in reimbursements. The existing lease expired on 7/31/2011 and the tenant is currently in holdover status. We cannot assure you that Victoria’s Secret will execute the renewal or remain in occupancy.

MEADOWOOD MALL

The following table presents general descriptions and renewal options of the major Owned Tenants at the Meadowood Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Description	Renewal Options
Sports Authority	The Sports Authority, Inc. is headquartered in Englewood, Colorado. It operates over 450 stores in 45 U.S. states providing a wide assortment of sporting goods.	None

Macy’s South

Macy’s, Inc. (NYSE: M), operates retail department stores and internet websites selling a range of merchandise, including men’s, women’s and children’s apparel and accessories, cosmetics, home furnishings, and other consumer goods. As of July 30, 2011, the company’s operations included approximately 850 stores in 45 states, the District of Columbia, Guam and Puerto Rico. Macy’s Inc. is based in Cincinnati Ohio.

None

Victoria’s Secret

Victoria’s Secret is an American retailer of women’s wear, lingerie and beauty products and is the largest segment of publicly-traded Limited Brands (NYSE: LTD). Victoria’s Secret operated 1,018 stores as of August 31, 2011. Victoria’s Secret direct mails about 390 million of its catalogs per year, offering intimate apparel, women’s clothing and footwear.

None

Tilly’s

Tilly’s is a specialty retailer in the action sports industry selling clothing, shoes, and accessories. Originally based in Southern California, Tilly’s has more than 120 stores in 11 states. Tilly’s offers a large assortment of brands and merchandise in the surf, skate, motocross and lifestyle apparel industries available both in stores and online.

None

Charlotte Russe

Charlotte Russe is a mall-based specialty retailer of apparel and accessories focused on women ranging from their teens to early twenties. The company operates over 500 stores throughout 45 states and Puerto Rico and is headquartered in San Francisco.

None

Helzberg Diamonds

Helzberg Diamonds, a Berkshire Hathaway company (NYSE: BRK.A), was founded in 1915 and is a jewelry retailer focused on custom jewelry and engagement rings. Helzberg Diamonds currently operates more than 230 stores.

None

Eddie Bauer

Eddie Bauer offers clothing, accessories and gear for men and women that complement an outdoor lifestyle. Eddie Bauer, operates approximately 370 stores throughout the US and Canada and distributes seasonal catalogs.

None

Flaming Wok	The Flaming Wok is an all vegetarian, Chinese food court restaurant offering 3-course, 4-course or vegetarian combos.	None

LensCrafters

LensCrafters is an international retailer of prescription eyewear and prescription sunglasses. LensCrafters offers eye exams through an independent doctor of optometry as well as a wide selection of frames.

None

Express/Express Men

Express is a specialty apparel and accessories retailer of women’s and men’s merchandise, targeting the 20 to 30 year old customer. Express currently operates more than 600 retail stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, Puerto Rico and Canada.

None

MEADOWOOD MALL

The following table presents certain information relating to the lease rollover schedule at the Meadowood Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM(3)	44,522	11.0%	11.0%	$328,365	2.9%	$7.38	16
2012	9,629	2.4	13.4%	534,534	4.7	55.51	8
2013	50,275	12.4	25.8%	2,231,769	19.8	44.39	18
2014	50,471	12.5	38.3%	1,997,301	17.7	39.57	17
2015(4)	161,419	39.9	78.1%	2,560,905	22.7	15.86	18
2016	19,759	4.9	83.0%	812,809	7.2	41.14	6
2017	18,353	4.5	87.5%	1,040,334	9.2	56.68	9
2018	9,081	2.2	89.8%	570,841	5.1	62.86	5
2019	8,687	2.1	91.9%	378,526	3.4	43.57	3
2020	10,209	2.5	94.5%	248,589	2.2	24.35	3
2021	7,362	1.8	96.3%	563,864	5.0	76.59	5
2022 & Thereafter	0	0.0	96.3%	0	0.0	0.00	0
Vacant	15,097	3.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	404,865	100.0%		$11,267,837	100.0%	$28.91	108

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only. Does not include Non-owned Anchors (Macy’s North, Sears, JC Penney).
(3)

Borrower has a 10-year renewal lease out-for-signature for Victoria’s Secret (7,296 SF) at $335,340/year ($46.00 psf) with $163,442 in reimbursements. The existing lease expired on 7/31/2011 and is currently in holdover status. We cannot assure you that Victoria’s Secret will execute a renewal or remain in occupancy.

(4)

Sports Authority (39,136 SF) closed for business on December 24, 2011 but is currently paying rent and is contractually obligated to pay rent ($21.72 base rent psf and $30.65 total rent psf), as of the date of this Term Sheet, through the end of the lease term on January 31, 2015. Sports Authority was underwritten to a base rent of $14.00 psf and total rent of $17.94 psf per the appraisal. We cannot assure you that Sports Authority will continue to pay rent or that the space will not remain dark.

The following table presents certain information relating to historical leasing at the Meadowood Mall Property:

Historical Leased %(1)

	2006	2007	2008	2009	2010
Owned Space(2)	N/A	N/A	89.4%	89.1%	92.8%

(1)	As provided by the borrower and represents average occupancy for the year. The Meadowood Mall Property was acquired by Simon Property Group, or an affiliate, in 2007.
(2)	Includes temporary tenants.

The following table presents certain information relating to the historical average annual rent PSF at the Meadowood Mall Property:

Historical Average Base Rent PSF(1)(2)

	2006	2007	2008	2009	2010
In-line Base Rent PSF	N/A	N/A	$52.59	$50.77	$49.67

(1)	As provided by the borrower. The Meadowood Mall Property was acquired by Simon Property Group, or an affiliate, in 2007.
(2)	Base Rent PSF calculation is based on borrower provided rental figures and total occupied in-line square footage of 233,276 SF (2008), 209,212 SF (2009) and 216,582 SF (2010).

MEADOWOOD MALL

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Meadowood Mall Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten(2)(3)	Underwritten $ per SF
Base Rent(4)	$12,144,094	$11,072,320	$11,557,219	$11,267,837	$27.83
Overage Rent	176,862	150,016	242,437	285,201	0.70
Other Rental Revenue(5)	2,608,478	2,254,507	2,286,009	2,286,009	5.65
Gross Up Vacancy	0	0	0	661,426	1.63
Total Rent	$14,929,434	$13,476,843	$14,085,665	$14,500,473	$35.82
Total Reimbursables	7,067,867	6,267,182	5,899,423	5,172,143	12.77
Other Income(6)	288,284	256,065	256,290	256,290	0.63
Vacancy & Credit Loss	(294,534)	(111,946)	(88,901)	(996,445)	(2.46)
Effective Gross Income	$21,991,051	$19,888,144	$20,152,477	$18,932,460	$46.76

Total Operating Expenses	$6,643,609	$5,811,382	$5,684,110	$5,613,752	$13.87

Net Operating Income	$15,347,442	$14,076,762	$14,468,367	$13,318,708	$32.90
TI/LC	0	0	0	463,044	1.14
Capital Expenditures	0	0	0	121,459	0.30
Net Cash Flow	$15,347,442	$14,076,762	$14,468,367	$12,734,204	$31.45

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 11/23/2011 rent roll with rent steps through 6/30/2012.
(3)

Sports Authority closed for business on December 24, 2011 but is currently paying rent and is contractually obligated to pay rent ($21.72 base rent psf and $30.65 total rent psf), as of the date of this Term Sheet, through the end of the lease term on January 31, 2015. Sports Authority was underwritten to a base rent of $14.00 psf and total rent of $17.94 psf per the appraisal. We cannot assure you that Sports Authority will continue to pay rent or that the space will not remain dark.

(4)

Underwritten base rent includes tenants who pay rent based on a percentage of sales in lieu of base rent. Underwritten base rent includes two tenants (Cache and The Finish Line) comprising 2,347 SF and 5,000 SF, respectively, that paid rent based on a percentage of sales in lieu of base rent totaling $42,238 and $164,523, respectively.

(5)	Other rental revenue Includes rental revenue from kiosk, temporary, specialty and other tenants.
(6)	Other income includes vending income, stroller income, storage income, Simon Brand Ventures membership and participation, waste handling, other guest services and miscellaneous other income.

■	Appraisal. According to the appraisal, the Meadowood Mall Property had an “as-is” appraised value of $191,000,000 as of an effective date of October 17, 2011.

■

Environmental Matters. Based on a Phase I environmental report dated October 12, 2011, the environmental consultant recommended no further action other than adhering to an asbestos operations and maintenance plan which is already in place.

■

Market Overview and Competition. The Meadowood Mall Property is a regional mall in Reno, Nevada. Meadowood Mall Property is the only enclosed regional mall in the local trade area. The closest competing traditional enclosed malls are found over 100 miles to the southwest within the Sacramento, California market. The lifestyle center that most directly competes with the Meadowood Mall Property is The Summit Reno, which is owned by Bayer Properties and opened in 2006. The two centers have approximately 19 stores in common, and The Summit Reno underperforms relative to the Meadowood Mall Property with average in-line sales of approximately $200-220 PSF according to the appraisal. As of 2010, the City of Reno had an average population of 215,785.

The following table presents certain information relating to the primary competition for the Meadowood Mall Property:

Competitive Set(1)

	Meadowood Mall	The Summit Reno	Outlets at Legends Sparks Marina
Distance from Subject	-	6.8 miles South	9.8 miles Northeast
Property Type	Regional Mall	Lifestyle Center	Value/Regional Center
Year Built / Renovated	1979, 1996 / 1996	2006 / 2007	2008
Total GLA	876,848	650,000	1,126,413
Total Occupancy	98%	87%	75%
Anchors	Macy’s (North and South), JC Penney and Sears	Dillard’s, Century Theaters, Old Navy Orvis	Scheel’s, Target, Best Buy, Lowe’s and Off Broadway

(1)	Source: Appraisal

MEADOWOOD MALL

■

The Borrower. The borrower is Meadowood Mall SPE, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Meadowood Mall Loan. The borrower of the Meadowood Mall Loan is indirectly owned by The Mills Limited Partnership, a Delaware Limited Partnership and the GM Pension Trusts. Simon Property Group (“Simon”) is an indirect owner of an interest in The Mills Limited Partnership. Simon owns, holds interests in, or manages 335 properties in the United States, including 158 regional malls. The guarantor of the non-recourse carveouts under the Meadowood Mall Loan is The Mills Limited Partnership, subject to certain limitations as set forth in Exhibit E-2 to the Prospectus Supplement.

■

Escrows. At origination, the borrower deposited $1,300,000 into a supplemental leasing reserve (which does not count towards the $3,000,000 cap described below). On each due date, the borrower is required to (i) additionally fund the supplemental leasing reserve in the monthly amount of $83,333.33 subject to a maximum escrowed amount of $3,000,000, and (ii) fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, but no reserves for insurance premiums will be maintained, so long as there is no event of default continuing under the Meadowood Mall Loan and insurance is maintained under a blanket policy meeting certain requirements set forth in the loan agreement. Additionally, during the continuance of a Meadowood Mall Trigger Period, the borrower is required to fund a capital expenditure reserve in the monthly amount of $10,122.68, subject to a maximum escrowed amount of $242,944.32, and a tenant improvement and leasing commission reserve in the monthly amount of $33,742.25, subject to a maximum escrowed amount of $800,000. Furthermore, during the continuance of a Meadowood Mall Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and the funding of budgeted operating expenses and required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvement and leasing commissions, be reserved and held as additional collateral for the Meadowood Mall Loan.

A “Meadowood Mall Trigger Period” means any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated pursuant to the loan agreement) of the Meadowood Mall Property for the twelve-month period immediately preceding such fiscal quarter end is less than $11,013,327.75 and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Meadowood Mall Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than $11,013,327.75.

■

Lockbox and Cash Management. The Meadowood Mall Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. All amounts in the lockbox account are swept to the lender-controlled cash management account once each week. On each business day that no event of default under the Meadowood Mall Loan is continuing and no Meadowood Mall Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to the borrower’s operating account. During the continuance of an event of default under the Meadowood Mall Loan, the lender may apply any funds in the cash management account to amounts payable under the Meadowood Mall Loan and/or toward the payment of expenses of the Meadowood Mall Property, in such order of priority as the lender may determine.

■

Property Management. The Meadowood Mall Property is currently managed by Simon Management Associates II, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Meadowood Mall Property may not be managed by any other party, other than Simon Property Group, L.P or any of its wholly-owned affiliates, a management company approved by the lender and with respect to which Rating Agency Confirmation has been received or a reputable and experienced professional management company that meets certain requirements set forth in the loan agreement. During the continuance of an event of default under the loan documents or a default by the property manager under the management agreement after the expiration of any applicable cure period, or upon the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may terminate or require the borrower to terminate the management agreement and engage a new property manager selected by lender.

MEADOWOOD MALL

■

Release of Collateral. The borrower may obtain the release of parcels of the Meadowood Mall Property that were vacant and non-income producing at the time of the origination of the Meadowood Mall Loan, in connection with the conveyance of such parcels to one or more third parties for use in a manner that is integrated and consistent with the use of the Meadowood Mall Property, without the payment of a release price. Any release of a vacant, non-income producing parcel is subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Meadowood Mall Loan Documents, (ii) a determination that certain REMIC requirements will be met, (iii) delivery of an endorsement to the title policy and (iv) no material adverse effect on the borrower, the Meadowood Mall Loan or the value of the Meadowood Mall Property. The borrower may also obtain the release of one or more underwritten parcels of the Meadowood Mall Property in connection with the conveyance of such parcels to one or more unaffiliated third parties for use in a manner that is integrated and consistent with the use of the Meadowood Mall Property, provided that the aggregate fair market value of all such parcels may not exceed $7,000,000 and subject to certain conditions set forth in the loan agreement, including among others: (i) all proceeds of any such conveyance must be reserved with lender for application toward capital expenditures, tenant improvements and/or leasing commissions at the Meadowood Mall Property, (ii) delivery of Rating Agency Confirmation, (iii) a determination that certain REMIC requirements will be met, (iv) delivery of an endorsement to the title policy and (v) no material adverse effect on the borrower, the Meadowood Mall Loan or the value of the Meadowood Mall Property.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■

Terrorism Insurance. The property insurance policy maintained by the borrower with respect to the Meadowood Mall Property must be in an amount equal to the full replacement cost of the Meadowood Mall Property with a deductible not in excess of $500,000, and the borrower is also required to maintain 24 months of income or rental income insurance. The property insurance policy may not contain an exclusion for acts of terrorism or, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or a similar or subsequent statute) is not in effect and the property insurance policy covering the Meadowood Mall Property does contain an exclusion for acts of terrorism, the borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the property insurance policy would have if such exclusion did not exist. Any such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Meadowood Mall Property and reasonable for the geographic region where the Meadowood Mall Property is located, but not in excess of $5,000,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Meadowood Mall Property are separately allocated under the blanket. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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ELS PORTFOLIO

ELS PORTFOLIO

ELS PORTFOLIO

Mortgaged Property Information
Number of Mortgaged Properties	12
Location (City/State)	Various
Property Type(1)	Manufactured Housing / RV Park
Size (Pads)	5,225
Total Occupancy as of 10/31/2011(2)	93.9%
Owned Occupancy as of 10/31/2011(2)	93.9%
Year Built / Latest Renovation	Various
Appraised Value	$200,640,000

Underwritten Revenues	$25,613,522
Underwritten Expenses	$11,400,594
Underwritten Net Operating Income (NOI)	$14,212,929
Underwritten Net Cash Flow (NCF)	$13,899,429
Cut-off Date LTV Ratio	49.8%
Maturity Date LTV Ratio	43.2%
DSCR Based on Underwritten NOI / NCF	2.20x / 2.15x
Debt Yield Based on Underwritten NOI / NCF	14.2% / 13.9%

Mortgage Loan Information
Originator		GSLP
Cut-off Date Principal Balance		$100,000,000
Cut-off Date Principal Balance per Pad		$19,138.76
Percentage of Initial Pool Balance		8.7%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.0305%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)(3)		360

Escrows
	Upfront	Monthly
Taxes(4)	$0	$0
Insurance(4)	$0	$0
Replacement Reserves	$0	$0
TI/LC	$0	$0
Other(5)	$498,948	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$100,000,000	100.0%	Purchase Price (7 of 12 Assets)	$83,560,000	83.6%
			Sponsor Equity Capture(6)	12,580,978	12.6
			Closing Costs	3,360,075	3.4
			Reserves	498,948	0.5
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

	(1)	The Stonegate Manor property includes 161 self-storage units which are part of the collateral.
	(2)	Occupancy calculation does not include Fun-N-Sun and Toby’s RV, which are comprised in whole or in part of recreational vehicle pads, or the self-storage units at Stonegate Manor.
	(3)	Interest only for first 24 months.
	(4)	See “—Escrows” below.
	(5)	Includes 1 month debt service reserve of $433,182 (which has since been released) and deferred maintenance reserve of $65,766. See “—Escrows” below.
	(6)	The collateral includes 5 previously unencumbered assets ($114,200,000 of Appraised Value) that the sponsor purchased from 1983-2003.

■

The Mortgage Loan. The mortgage loan (the “ELS Portfolio Loan”) is evidenced by a note in the original principal amount of $100,000,000 and is secured by first mortgages encumbering 12 manufactured housing (“MH”) communities and recreational vehicle (“RV”) parks located in six different states (the “ELS Portfolio Properties”). The ELS Portfolio Loan was originated by Goldman Sachs Lending Partners, LLC and will be purchased by Goldman Sachs Mortgage Company on or prior to the securitization closing date. The ELS Portfolio Loan was originated on August 9, 2011 and represents approximately 8.7% of the Initial Pool Balance. The ELS Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $100,000,000 and has an interest rate of 5.0305% per annum. The proceeds of the ELS Portfolio Loan were used to purchase a portion of the ELS Portfolio Properties and refinance existing debt on a portion of the ELS Portfolio Properties.

The ELS Portfolio Loan had an initial term of 120 months and has a remaining term of 115 months. From the origination date of the ELS Portfolio Loan through the due date in September 2013, the ELS Portfolio Loan requires payments of interest only. Thereafter, the ELS Portfolio Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is the due date in September 2021. Voluntary prepayment of the ELS Portfolio Loan is prohibited prior to June 6, 2021. Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

ELS PORTFOLIO

■	The Mortgaged Properties. The ELS Portfolio Properties consist of 12 manufactured housing communities and RV parks across 6 states totaling 5,225 pads.

The following table presents certain information relating to ELS Portfolio Properties:

Property Name	City	State	Acquisition / Refinance	Year Built	Property Type(1)	# of Pads	Occupancy(2)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Underwritten NCF	Underwritten NCF $ per Pad
Coral Cay Plantation	Margate	FL	Refinance	1973	MH – 55+	819	91.1%	$22,758,895	22.8%	$2,976,919	$3,635
Golf Vista Estates	Monee	IL	Refinance	1993	MH – 55+	408	92.2%	11,995,627	12.0	1,784,488	4,374
Concord Cascade	Pacheco	CA	Refinance	1970	MH – Family	283	99.7%	11,548,400	11.5	1,629,343	5,757
Hidden Valley	Orlando	FL	Acquisition	1981	MH – 55+	303	99.0%	9,342,079	9.3	1,339,851	4,422
Stonegate Manor (3)	North Windham	CT	Acquisition	1960’s to 2000’s	MH – Family	372	96.0%	7,255,019	7.3	1,124,254	3,022
Fun-N-Sun(4)	San Benito	TX	Refinance	1970	RV – 55+/ MH – 55+	1,435	N/A	6,589,147	6.6	575,676	401
Shady Lane Oaks	Clearwater	FL	Acquisition	1982	MH – 55+	250	95.6%	5,813,953	5.8	706,094	2,824
Cheron Village	Davie	FL	Acquisition	1976	MH – Family	202	95.1%	5,714,570	5.7	850,071	4,208
Swan Creek	Ypsilanti	MI	Acquisition	1992	MH – Family	294	89.8%	5,515,802	5.5	933,281	3,174
Orange Lake	Clermont	FL	Acquisition	1984 & 1987	MH – Family	242	96.3%	5,366,726	5.4	757,893	3,132
Lake in the Hills	Auburn Hills	MI	Acquisition	1980	MH – Family	238	90.3%	4,223,812	4.2	733,762	3,083
Toby’s RV	Arcadia	FL	Refinance	1992	RV – 55+	379	N/A	3,875,970	3.9	487,797	1,287
Total / Wtd. Avg. Portfolio						5,225	93.9%	$100,000,000	100.0%	$13,899,429	$2,660

(1)

“MH – Family” refers to unrestricted manufactured housing communities;“MH – 55+” refers to age-restricted manufactured housing communities;“RV – 55+” refers to age-restricted recreational vehicle communities.

(2)

Current occupancy based on 10/31/2011 rent rolls. Occupancy calculation does not include Fun-N-Sun and Toby’s RV, which are comprised in whole or in part of recreational vehicle pads, or the self-storage units at Stonegate Manor.

(3)	The Stonegate Manor property includes 161 self-storage units which are part of the collateral for the ELS Portfolio Loan.
(4)	Fun-N-Sun has approximately 400 MH 55+ pads at the community.

The following table presents certain information relating to historical leasing at the ELS Portfolio Properties:

Historical Leased %
	2009	2010	TTM 10/31/2011
Total Pad Count(1)	4,853	4,853	5,225
MH Physical Occupancy(2)	92.7%(3)	91.7%(3)	92.1%(3)

(1)	2009 and 2010 exclude Stonegate Manor;TTM 10/31/2011 includes Stonegate Manor.
(2)	Occupancy calculation does not include Fun-N-Sun and Toby’s RV, which are comprised in whole or in part of recreational vehicle pads, or the self-storage units at Stonegate Manor.
(3)	Represents average occupancy for the indicated period.

ELS PORTFOLIO

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ELS Portfolio Properties:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten	Underwritten $ per Pad
Base Rent - MH	$17,180,066	$17,371,554	$18,636,086	$19,373,270	$3,708
Collection Loss	(147,162)	(105,790)	(130,568)	(135,834)	(26)
RV Income	3,412,933	3,458,331	3,369,981	3,413,749	653
Net Rental Income	$20,445,837	$20,724,095	$21,875,499	$22,651,184	$4,335
Utility Reimbursements	1,793,016	1,821,912	1,833,161	1,833,161	351
Pass-Thru Reimbursements	595,757	604,012	613,485	613,485	117
Other Income(2)	327,569	417,899	444,606	515,692	99
Total Revenue	$23,162,178	$23,567,918	$24,766,751	$25,613,522	$4,902

Utilities Expense	$3,442,052	$3,352,646	$3,565,282	$3,638,558	$696
Payroll Expense	1,722,255	1,813,641	1,895,698	1,940,124	371
Repairs & Maintenance	1,013,081	965,250	977,290	1,021,200	195
Other Expenses	96,265	83,794	112,284	125,409	24
General & Administrative	138,752	153,378	0	0	0
Advertising	546,126	543,125	666,814	734,655	141
Management Fees	0	0	0	1,024,541	196
Tax Expense	1,892,383	2,024,712	2,123,976	2,557,256	489
Insurance	362,566	330,720	321,519	358,852	69
Total Expenses	$9,213,481	$9,267,266	$9,662,863	$11,400,594	$2,182

Net Operating Income	$13,948,698	$14,300,653	$15,103,888	$14,212,929	$2,720
Cap Ex	0	0	0	313,500	60
Net Cash Flow	$13,948,698	$14,300,653	$15,103,888	$13,899,429	$2,660

(1)

Due to recent acquisition, only 6 months of TTM financials and budgets were available for Stonegate Manor. 2009 and 2010 exclude Stonegate Manor; TTM 10/31/2011 includes 6 months of financials from Stonegate Manor and Underwritten includes 12 months of Stonegate Manor financials.

(2)	Other income is primarily attributed to storage income from the storage units at Stonegate Manor.

■	Appraisal. According to the appraisals, the ELS Portfolio Properties had an “as-is” appraised value of $200,640,000 as of an effective date ranging from June 28, 2011 to July 1, 2011.

■

Environmental Matters. According to the Phase I environmental reports, dated from August 4, 2011 to August 8, 2011, there were no recommendations for further action other than (a) with respect to certain of the ELS Portfolio Properties, Operations and Maintenance (O&M) Plans for asbestos and/or lead-based paint and (b) with respect to certain of the ELS Portfolio Properties that contain portions of wetlands in the form of lakes or ponds, the performance of a wetlands delineation in the event any future development impacts the wetlands.

■

The Borrowers. The borrowers are 11 Delaware limited liability companies and one Delaware limited partnership, each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ELS Portfolio Loan. The borrowers of the ELS Portfolio Loan are indirectly majority owned by Equity Lifestyle Properties, Inc. The guarantor of the non-recourse carveouts under the ELS Portfolio Loan is MHC Operating Limited Partnership, subject to a $25,000,000 cap for fully recourse carveouts and other limitations as set forth in Exhibit E-2 to the Prospectus Supplement.

■

Escrows. At origination, the borrower deposited $65,766 into a reserve account to cover deferred maintenance conditions at the ELS Portfolio Properties and $433,182 into a one-month interest reserve. All amounts in the one-month interest reserve were released to the borrower upon the delivery of deposit account control agreements required under the loan documents. On each due date during the continuance of an ELS Portfolio Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period and (ii) a capital expenditure reserve in the monthly amount equal to one-twelfth of the product of $60 times the aggregate number of manufactured home and RV pads at the ELS Portfolio Properties. Furthermore, during the continuance of a ELS Portfolio Trigger Period, the loan documents require that all revenues from the ELS Portfolio Properties, after the payment of debt service, budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance and capital expenditures, be reserved and held as additional collateral for the ELS Portfolio Loan.

ELS PORTFOLIO

In addition, if the borrowers fail to pay property taxes or insurance premiums when due, whether or not an ELS Portfolio Trigger Period is continuing, the borrowers are required to fund a monthly reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve-month period, which funding is required to continue, in the case of the first such failure, until the borrowers have paid the outstanding taxes or insurance, and in the case of any subsequent failure, until the ELS Portfolio Loan is repaid in full.

A “ELS Portfolio Trigger Period” means any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated pursuant to the loan agreement) of the ELS Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is less than or equal to $12,416,106.40 (as adjusted to account for property releases) and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the ELS Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is greater than $12,416,106.40 (as adjusted to account for property releases).

■

Lockbox and Cash Management. The ELS Portfolio Loan requires hard lockboxes which were established within 60 days after the origination of the ELS Portfolio Loan. The loan documents require that all credit card receivables be remitted directly into the lockboxes and any revenues received by the borrowers or the property manager be deposited in the lockboxes within one business day. All amounts in the lockbox accounts are swept to the lender-controlled cash management account on each business day. On each business day that no event of default under the ELS Portfolio Loan is continuing and no ELS Portfolio Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to the borrowers. During the continuance of an event of default under the ELS Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the ELS Portfolio Loan and/or toward the payment of expenses of the ELS Portfolio Properties, in such order of priority as the lender may determine.

■

Property Management. Commencing on February 9, 2012, the ELS Portfolio Properties are required to be managed (and as of October 2011, were managed) by MHC Operating Limited Partnership. Upon acceleration of the ELS Portfolio Loan following the occurrence of an event of default, the lender may require the borrowers to replace the manager with an approved property manager selected by lender and with respect to which the lender has received Rating Agency Confirmation. Upon a material default under the management agreement by the property manager or the filing of a bankruptcy petition with respect to the property manager, lender may require borrower to replace the manager with an approved property manager selected by borrower, and approved by lender, and with respect to which the lender has received Rating Agency Confirmation.

■

Release of Collateral. Provided no event of default is then continuing under the ELS Portfolio Loan, at any time on or after the first due date following the second anniversary of the securitization closing date, the borrowers may obtain the release of one or more of the ELS Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for each ELS Portfolio Property being released, (ii) after giving effect to the release, the debt service coverage ratio (as defined in the loan agreement) for the remaining ELS Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.26x and (b) the debt service coverage ratio immediately prior to the release and (iii) delivery of Rating Agency Confirmation.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. Not required. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

SUNTRUST INTERNATIONAL CENTER

SUNTRUST INTERNATIONAL CENTER

OVERTON
MEDIA & ENTERTAINMENT
Omni Intl Mall
Adrienne Arsht Center Station
School Board Station
VENETIAN ISLAND
VENETIAN CAUSEWAY
Carnival Center for the Performing Arts
MACARTHUR CAUSEWAY
WATSON ISLAND
Watson Island Park
SOUTHEAST OVERTON
Bicentennial Park Station
Bicentennial Park
11th St. Station
PARK WEST
Park West Station
Lyric Theater
Miami Arena
American Airlines Arena
Overtown/ Arena Station
Freedom Tower Station
Miami
College North Station
State Plaza Station
Bayside Marketplace
Bayside Station
CENTRAL BUSINESS DISTRICT
Government Center Station
1st St. Station
SunTrust International Center
1 Southeast 3rd Avenue
and 255/261 Northeast 1st Street
Miami, FL 33131
Miami Ave Station
3rd St. Station
Knight Ctr. Station
Bayfront Park Station
Riverwalk Station
EAST LITTLE HAVANA
Miami River
Fifth St. Station
BRISCAYNE BAY
Eighth St. Station
BRICKELL KEY
PORT OF MIAMI
The Shops at Mary Brickell Village
Brickell N. Station
Brickell S. Station
Tenth St. Station
BRICKELL
Brickell Station
Financial District Station
THE ROADS
MIAMI RAIL DOWNTOWN SERVICE
MetroRail
MetroMover
MAP ©2011 CARTIFACT, INC.
LOS ANGELES, CA · DATA © TANA
ATLANTIC OCEAN

SUNTRUST INTERNATIONAL CENTER

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Miami, Florida
Property Type	Office
Size (SF)	420,857
Total Occupancy as of 11/30/2011	82.6%
Owned Occupancy as of 11/30/2011	82.6%
Year Built / Latest Renovation	1973 / 1990, 2002
Appraised Value	$87,300,000

Underwritten Revenues	$12,970,975
Underwritten Expenses	$6,641,885
Underwritten Net Operating Income (NOI)	$6,329,090
Underwritten Net Cash Flow (NCF)	$5,655,116
Cut-off Date LTV Ratio	70.9%
Maturity Date LTV Ratio	61.4%
DSCR Based on Underwritten NOI / NCF	1.50x / 1.34x
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.1%

Mortgage Loan Information
Originator	CGMRC
Cut-off Date Principal Balance	$61,875,000
Cut-off Date Principal Balance per SF	$147.02
Percentage of Initial Pool Balance	5.4%
Number of Related Mortgage Loans	None
Type of Security	Both Fee/Leasehold
Mortgage Rate	5.5000%
Original Term to Maturity (Months)	120
Original Amortization Term (Months)(1)	360

Escrows
	Upfront	Monthly
Taxes	$1,544,799	$171,644
Insurance	$0	$79,525
Replacement Reserves	$7,014	$7,014
TI/LC	$0	$50,000
Other(2)	$1,803,063	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$61,875,000	70.5%	Purchase Price	$82,400,000	93.9%
Sponsor Equity	25,834,839	29.5	Reserves	3,354,876	3.8
			Closing Costs	1,954,963	2.2

Total Sources	$87,709,839	100.0%	Total Uses	$87,709,839	100.0%

(1)	Interest-only for the first 18 months of the loan term.
(2)

Upfront other reserve of $1,803,063 represents an unfunded obligation reserve for certain unfunded tenant improvements ($1,424,359), a rent abatement reserve for future rent credits or abatements under the existing leases ($336,208), a deferred maintenance reserve ($2,496), and an environmental reserve ($40,000). See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “SunTrust International Center Loan”) is evidenced by a note in the original principal amount of $61,875,000 and is secured by a first mortgage encumbering an office building located in Miami, Florida (the “SunTrust International Center Property”). The first mortgage also encumbers a standalone annex parking garage located one block north of the SunTrust International Center Property (the “Annex Garage”). The SunTrust International Center Loan was originated by Citigroup Global Markets Realty Corp. on August 5, 2011 and represents approximately 5.4% of the Initial Pool Balance. The SunTrust International Center Loan has an outstanding principal balance as of the Cut-off Date of $61,875,000 and an interest rate of 5.5000% per annum. The proceeds of the SunTrust International Center Loan were used to acquire the SunTrust International Center Property.

The SunTrust International Center Loan had an initial term of 120 months and has a remaining term of 114 months. The SunTrust International Center Loan requires payments of interest only through and including the due date in February 2013 and payment of principal and interest based on a 30-year amortization after February 2013. The scheduled maturity date is the due date in August 2021. The borrower has the right to make a voluntary prepayment of the SunTrust International Center Loan in whole or, solely in connection with the release of the Annex Garage as collateral, in part on any business day after the second anniversary of the date on which the SunTrust International Center Loan has been securitized and prior to May 6, 2021. Each such prepayment is required to be accompanied by the payment of the greater of (i) a yield maintenance premium or (ii) 1% of the amount prepaid. On and after May 6, 2021, the borrower may prepay the SunTrust International Center Loan in whole without penalty. In addition, the borrower has the right to voluntarily defease the entire SunTrust International Center Loan at any time on or after the first due date following the second anniversary of the securitization closing date by providing lender with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents.

■

The Mortgaged Property. The SunTrust International Center Property is a 420,857 SF office tower comprised of 31-stories with an integrated 8-level parking garage on floors 2 through 9, office space on floors 9 through 31, and retail on the ground floor. There is an additional 7-level Annex Garage located one block north of the office tower that is included as part of the collateral. The integrated parking garage contains 662 parking spaces and the Annex Garage contains an additional 763 spaces for a total of 1,425 spaces. The overall parking ratio is approximately 3.4 parking spaces per thousand square feet. Without the Annex Garage the parking ratio is approximately 1.6 parking spaces per thousand square feet. The SunTrust International Center Property is in the downtown section of Miami’s central business district, was built in 1973 and was extensively renovated in 1990 and 2002. The SunTrust International Center Property received the 1991/1992 BOMA “Building of the Year”

SUNTRUST INTERNATIONAL CENTER

award in the Rehabilitation / Modernization Building category and has been a nine-time winner of BOMA’s “Office Building of the Year” award. As of November 30, 2011, the Total Occupancy was 82.6%.

The following table presents certain information relating to the tenants at the SunTrust International Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Akerman, Senterfitt & Eidson(2)	NR / NR / NR	116,753	27.7%	$3,276,089	30.5%	$28.06	10/31/2018
Walgreens(3)	NR / A2 / A	13,333	3.2	933,310	8.7	70.00	3/31/2029
SunTrust Bank	BBB+ / Baa1 / BBB	27,879	6.6	869,007	8.1	31.17	3/31/2022
Peckar & Abramson	NR / NR / NR	19,875	4.7	760,219	7.1	38.25	8/31/2020
MarcumRachlin	NR / NR / NR	25,372	6.0	728,053	6.8	28.70	6/1/2023
ALM Media, LLC	NR / NR / NR	17,172	4.1	399,249	3.7	23.25	9/30/2014
Stewart, Tilgman, Fox, Bianchi	NR / NR / NR	8,492	2.0	357,768	3.3	42.13	10/31/2013
State Farm Automobile Company(4)	NR / NR / NR	9,280	2.2	259,840	2.4	28.00	4/30/2017
Shutts & Bowen LLP	NR / NR / NR	12,419	3.0	255,583	2.4	20.58	4/30/2016
Miami-Dade County(5)	AA / Aa3 / AA-	10,616	2.5	253,192	2.4	23.85	10/13/2013
Ten Largest Tenants		261,191	62.1%	$8,092,310	75.3%	$30.98
Remaining Tenants		86,325	20.5	2,651,578	24.7	30.72
Vacant		73,341	17.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		420,857	100.0%	$10,743,888	100.0%	$30.92

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

Akerman, Senterfitt & Edison has a one-time termination option on 10/31/2015 with 12 months notice subject to a termination fee equal to unamortized tenant improvements and leasing commissions and base rent for the 8-month period immediately subsequent to the date of termination. In addition, Akerman, Senterfitt & Edison has a one-time option to lease the entire 21st floor of the mortgaged property consisting of 16,793 SF on 10/31/2013 with 12 months notice. Furthermore, Akerman, Senterfitt & Edison has a one-time option to lease the entire 19th floor of the mortgaged property consisting of 15,995 SF on 10/31/2016 with 12 months notice.

(3)	Walgreens has a one-time termination option on 3/31/2019 with 12 months notice.
(4)

State Farm Automobile Company has a one-time termination option on 10/31/2015 with 9 months notice subject to a termination fee equal to unamortized tenant improvements and leasing commissions with 8% interest and 3 months of rent for the 3-month period following the termination date.

(5)	Miami-Dade County has a termination option with 120 days notice subject to a termination fee equal to unamortized tenant improvements and leasing commissions.

The following table presents the lease rollover schedule at the SunTrust International Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	8,575	2.0	2.0%	275,283	2.6	32.10	3
2013	23,791	5.7	7.7%	752,610	7.0	31.63	4
2014	43,333	10.3	18.0%	1,214,336	11.3	28.02	8
2015	18,055	4.3	22.3%	606,694	5.6	33.60	5
2016	14,304	3.4	25.7%	308,363	2.9	21.56	2
2017	18,529	4.4	30.1%	541,092	5.0	29.20	5
2018	116,753	27.7	57.8%	3,276,089	30.5	28.06	7
2019	10,288	2.4	60.3%	267,488	2.5	26.00	2
2020	19,875	4.7	65.0%	760,219	7.1	38.25	2
2021	7,429	1.8	66.8%	211,344	2.0	28.45	2
2022 & Thereafter	66,584	15.8	82.6%	2,530,371	23.6	38.00	8
Vacant	73,341	17.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	420,857	100.0%		$10,743,888	100.0%	$30.92	48

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

SUNTRUST INTERNATIONAL CENTER

The following table presents certain information relating to historical leasing at the SunTrust International Center Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	87.0%	83.0%	81.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SunTrust International Center Property:

Cash Flow Analysis (1)

	2009	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,463,546	$10,429,896	$10,457,140	$9,654,076	$22.94
Contractual Rent Steps	0	0	0	1,089,812	2.59
Gross Up Vacancy	0	0	0	2,203,650	5.24
Total Reimbursables	1,073,199	688,862	553,808	568,237	1.35
Other Income	110,188	114,206	113,432	157,041	0.37
Total Rent	$11,646,933	$11,232,964	$11,124,380	$13,672,816	$32.49
Less Vacancy & Credit Loss	(144,927)	(73,674)	(172,278)	(2,340,378)	(5.56)
EGI Before Other Income	$11,502,006	$11,159,290	$10,952,102	$11,332,438	$26.93
Parking Income	300,000	1,173,514	1,173,514	1,173,514	2.79
Other Income(3)	303,255	196,224	203,026	176,302	0.42
Percentage Rent	1,664,762	374,823	288,721	288,721	0.69
Effective Gross Income	$13,770,023	$12,903,851	$12,617,363	$12,970,975	$30.82

Total Operating Expenses	$7,140,300	$6,542,067	$6,370,868	$6,641,885	$15.78

Net Operating Income	$6,629,723	$6,361,784	$6,246,495	$6,329,090	$15.04
TI/LC	0	0	0	589,803	1.40
Capital Expenditures	0	0	0	84,171	0.20
Net Cash Flow	$6,629,723	$6,361,784	$6,246,495	$5,655,116	$13.44

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 11/30/2011 and rent steps through 8/1/2012.
(3)	Includes rooftop leases, conference room rental and other non-recurring expenses.

■	Appraisal. According to the appraisal, the SunTrust International Center Property had an “as-is” appraised value of $87,300,000 as of an effective date of May 18, 2011.

■

Environmental Matters. The Phase I environmental report dated July 1, 2011 recommended that groundwater monitoring continue at the SunTrust International Center Property until the concentration levels indicate achievement of Groundwater Cleanup Target Levels (GCTLs) and the applicable regulatory agency grants regulatory closure. Once regulatory closure is achieved, the associated groundwater monitoring wells should be properly closed in accordance with applicable regulations. The environmental consultant estimates a cost of $10,000 based on two anticipated semi-annual groundwater monitoring events and preparation of closure documents to Miami-Dade Department of Environment and Resource Management. At origination, the borrower deposited $40,000 into a reserve account to cover the semi-annual groundwater monitoring.

■

Market Overview and Competition. The SunTrust International Center Property is located on SE 3rd Avenue and occupies the full block between SE 1st Street and East Flagler Street in the downtown section of Miami’s central business district. The property is located in close proximity to the major transportation arteries, including I-95, the Dolphin Expressway, Biscayne Boulevard, Brickell Avenue as well as the Metrorail and Metromover train systems.

SUNTRUST INTERNATIONAL CENTER

The following table presents certain information relating to certain office lease comparables (provided in the appraisal) for the SunTrust International Center Property:

Office Lease Comparables(1)

	SunTrust International Center	Miami Tower(2)	Southeast Financial Center (2)	Miami Center(2)	One Biscayne Tower(2)	Wells Fargo Center(2)
Year Built	1973	1987	1984	1983	1971	2010
Total GLA	420,857	600,959	1,157,939	782,210	691,783	749,850
Total Occupancy	82.6%	78.0%	87.0%	81.0%	89.0%	42.0%
Quoted Rent Rate per SF	$26.00-$30.00	$34.00-$39.00	$36.00-$42.00	$40.00-$47.50	$34.00-$39.00	$43.00-$50.00
Expense Basis	Modified Gross	Full Service	Full Service	Full Service	Base Stop	Full Service

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables (provided in the appraisal) for the SunTrust International Center Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price(2)	Sale Price per SF(2)	Occupancy
SunTrust International Center	Miami	August 2011	1973	420,857	$82,400,000	$196	82.6%
Miami Center	Miami	October 2008	1983	782,210	$260,000,000	$332	96%
Wachovia Financial Center	Miami	December 2008	1984	1,157,939	$365,000,000	$315	98%
Royal Palm at Southpointe I & II	Plantation	August 2010	2001	465,592	$100,405,000	$216	85%
Las Olas Center	Ft. Lauderdale	September 2010	1996	468,814	$170,000,000	$363	88%
Miami Tower	Miami	December 2010	1987	600,959	$105,500,000	$176	77%
City Place Tower	West Palm Beach	April 2011	2008	295,933	$126,500,000	$427	85%
One Turnberry Place	Aventura	May 2011	1990	136,411	$53,000,000	$389	97%

(1)	Source: Appraisal.
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

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The Borrower. The borrower is CP One SE Third LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the SunTrust International Center Loan. The borrower of the SunTrust International Center Loan is 100% owned by Crocker Partners IV, L.P., who is also the non-recourse carveout guarantor under the SunTrust International Center Loan.

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Escrows. On the origination date, the borrower funded aggregate reserves of $3,354,876 with respect to the SunTrust International Center Property, comprised of: (i) $1,544,799 for real estate taxes, (ii) $7,014 for replacement reserves, (iii) $2,496 for deferred maintenance, (iv) $40,000 for environmental issues, (v) $1,424,359 for unfunded tenant improvements and (vi) $336,208 for future rent abatements given to seven tenants under the existing leases.

On each monthly due date, the borrower is required to fund the following reserves with respect to the SunTrust International Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) at lender’s option, if the liability or casualty insurance policies are not maintained by the borrower under approved blanket or umbrella policies under the loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a replacement reserve in the amount of $7,014; and (iv) a tenant improvement and leasing commission reserve in the amount of $50,000.

In addition, on each monthly due date during a SunTrust International Center Trigger Period, the borrower will be required to deposit into an eligible account with lender or servicer all excess cash flow after payment of debt service, other reserves and budgeted expenses generated by the SunTrust International Center Property.

SUNTRUST INTERNATIONAL CENTER

A “SunTrust International Center Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated pursuant to the loan documents) being less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the occurrence of a Walgreens Trigger Period and (v) August 6, 2021; and (b) expiring upon (i) the cure (if applicable) of an event of default, (ii) the date on which the debt service coverage ratio is equal to or greater than 1.15x for two (2) consecutive calendar quarters, (iii) any Specified Tenant Trigger Period ceasing to exist and (iv) any Walgreens Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (a) commencing upon the first to occur of (i) Akerman, Senterfitt & Eidson, P.A. (“Akerman”) being in default under its lease beyond applicable notice and cure periods, (ii) Akerman failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark”, (iii) Akerman giving notice that it is terminating its lease for all of its space, (iv) any termination or cancellation of the Akerman lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Akerman and (vi) Akerman failing to extend or renew its lease on or prior to the date occurring at least more than twelve (12) months prior to the expiration date of its lease for five (5) years or more; and (b) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (including an estoppel certificate from Akerman, in form and substance acceptable to lender) of (1) the curing of the preceding conditions by Akerman or (2) the borrower leasing all or any portion of the Akerman space in accordance with the terms and conditions of the loan documents, with a replacement tenant under the replacement lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease.

A “Walgreens Trigger Period” means a period (a) commencing upon the earlier to occur of (i) the exercise by Walgreens of its termination option pursuant to the terms of the Walgreens lease and (ii) Walgreens failing to be in actual, physical possession of the Walgreens space, failing to be open to the public for business during customary hours and/or “going dark” in the Walgreens space and (b) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (including, without limitation, a duly executed estoppel certificate from Walgreens in form and substance acceptable to lender) of (1) the curing of the preceding conditions by Walgreens or (2) borrower leasing fifty percent (50%) or more of the Walgreens space in accordance with the applicable terms and conditions of the loan documents and the replacement tenant under the replacement lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease.

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Release of Collateral. Provided no event of default is then continuing under the SunTrust International Center Loan, the borrower may obtain the release of the Annex Garage at any time after the lockout period, subject to the satisfaction of certain conditions, including (i) 30 days prior written notice to lender, (ii) a release of lien submitted to the lender not less than ten (10) days prior to the date of release, (iii) the released property is conveyed to a person other than the borrower, (iv) after giving effect to the release, the debt service coverage ratio (as calculated pursuant to the loan documents) for the remaining SunTrust International Center Property for the twelve month period preceding the end of the most recent fiscal quarter is equal to or greater than the greater of (a) 1.35x and (b) the debt service coverage ratio (as calculated pursuant to the loan documents) immediately prior to the release, (v) after giving effect to the release, the debt yield (as calculated pursuant to the loan documents) for the remaining SunTrust International Center Property for the twelve-month period preceding the end of the most recent fiscal quarter is equal to or greater than the greater of (a) 9.1% and (b) the debt yield (as calculated pursuant to the loan documents) immediately prior to the release, (vi) after giving effect to the release, the loan to value ratio (as calculated pursuant to the loan documents) for the remaining SunTrust International Center Property for the twelve-month period preceding the end of the most recent fiscal quarter is no greater than the lesser of (a) 73.66% and (b) the loan to value ratio (as calculated pursuant to the loan documents) immediately prior to the release, (vii) prepayment in an amount equal to $6,000,000 together with the payment of the greater of (i) a yield maintenance premium or (ii) 1% of the unpaid principal balance if such release is made on or prior to May 6, 2021, (viii) provide reasonable evidence to lender that the remaining property after giving effect to the release complies with all legal requirements as well as all the applicable requirements of the leases and has sufficient parking on site or pursuant to an reciprocal easement agreement (“REA”) (if applicable) to continue the use of the property in compliance with all the leases and all legal requirements, (ix) a copy of any new easement or amendment to any applicable REA (if any) or other cross easement agreement, (x) delivery of a

SUNTRUST INTERNATIONAL CENTER

Rating Agency Confirmation (to the extent lender deems the same reasonably necessary) and (xi) a REMIC opinion is provided.

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Lockbox and Cash Management. The SunTrust International Center Loan requires a hard lockbox, and the borrower is required to direct tenants to pay rent directly to a lender controlled cash management account. So long as a SunTrust International Center Trigger Period is not then in effect and a Borrower Mezzanine Option Trigger has not occurred, all funds in the hard lockbox account will be remitted on each business day to an operating account accessible by the borrower but pledged to the lender. Upon the first occurrence of a SunTrust International Center Trigger Period or a Borrower Mezzanine Option Trigger under the SunTrust International Center Loan, lender will establish a cash management account. If a SunTrust International Center Trigger Period exists or a Borrower Mezzanine Option Trigger has occurred, all funds in the hard lockbox will be transferred on each business day to the cash management account. During the continuance of a SunTrust International Center Trigger Period or after the occurrence of a Borrower Mezzanine Option Trigger under the SunTrust International Center Loan, the lender is required to apply funds in the cash management account to the obligations of the borrower under the SunTrust International Center Loan in accordance with the loan documents. The borrower is required to pay all expenses related to the SunTrust International Center Property from the operating account and no other account.

A “Borrower Mezzanine Option Trigger” will occur if a mezzanine loan is put in place as described under “—Mezzanine or Subordinated Indebtedness” below.

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Property Management. The SunTrust International Center Property is currently managed by Crocker Partners Property Management LLC. Crocker Partners Property Management LLC is an affiliate of the borrower. The management fee of up to three percent of rents from the SunTrust International Center Property paid to Crocker Partners Property Management LLC is not subordinated to the SunTrust International Center Loan, but any amounts in excess of three percent are subordinated. Under the loan documents, the SunTrust International Center Property may be managed by a Qualified Manager (defined below) pursuant to a Qualified Management Agreement (defined below). The lender has the right to require that the borrower terminate the management agreement and replace the manager (i) during a monetary or material non-monetary event of default by the borrower under the SunTrust International Center Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the manager, and/or (iii) if the manager is in default under the management agreement beyond any applicable notice and cure period.

A “Qualified Manager” means a reputable and experienced professional management organization reasonably approved by lender (which approval may, at lender’s option, be conditioned upon receipt of a Rating Agency Confirmation with regard to both the identity of the property manager and the replacement management agreement pursuant to which such manager will be employed); provided, that a property manager which (i) is a reputable management company having at least five (5) years experience in the management of commercial properties with similar uses as the SunTrust International Center Property, (ii) has, for at least five (5) years prior to its engagement as property manager, managed at least five (5) properties of the same property type as the SunTrust International Center Property, (iii) at the time of its engagement as property manager has leasable square footage equal to the lesser of (a) 1,000,000 leasable square feet and (b) five (5) times the leasable square feet of the SunTrust International Center Property and (iv) is not the subject of a bankruptcy or similar insolvency proceeding, shall be deemed a “Qualified Manager” and shall not require lender’s prior approval.

A “Qualified Management Agreement” means a management agreement with a Qualified Manager with respect to the SunTrust International Center Property which is approved by lender in writing (which approval may be conditioned upon receipt of a Rating Agency Confirmation with respect to such management agreement).

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Mezzanine or Subordinate Indebtedness. Mezzanine financing secured by a pledge of the direct or indirect equity ownership interest in the borrower is permitted under the SunTrust International Center Loan so long as the following conditions, among others, are satisfied: (i) no event of default exists under the SunTrust International Center Loan, (ii) the mezzanine lender is approved by the mortgage lender and satisfies certain qualified equity holder criteria set forth in the loan documents, (iii) the mezzanine lender enters into an

SUNTRUST INTERNATIONAL CENTER

intercreditor agreement satisfactory to the mortgage lender, (iv) the loan-to-value ratio (based on the aggregate principal balance of the SunTrust International Center Loan and such mezzanine debt) does not exceed 75%, (v) after giving effect to the mezzanine indebtedness, the combined debt service coverage ratio is at least 1.20x, (vi) after giving effect to the mezzanine indebtedness, the combined debt yield (as calculated under the loan agreement) is at least 9.0%, and (v) if requested by the lender, a Rating Agency Confirmation is obtained with respect to such mezzanine financing.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the SunTrust International Center Property, plus eighteen months of business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then the borrower’s policy may not exclude terrorism coverage unless terrorism insurance is not commercially available, in which case the borrower is required to obtain standalone coverage in commercially reasonable amounts (namely, amounts that would be (a) obtained by property owners of properties located in markets similar to that of the SunTrust International Center Property and similar in size and type to the SunTrust International Center Property and (b) required by prudent institutional lenders). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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LHG HOTEL PORTFOLIO

LHG HOTEL PORTFOLIO

CANADA
Seattle
Portland
Saint Cloud
Rochester
Grand Rapids
Chicago
Jackson
Poland
Mansfield
Canton
New York
Washington D.C.
Westminster
Denver
Rancho Cordova
San Francisco
San Jose
Los Angeles
Lubbock
Midland
Bryan
Dallas
ATLANTIC OCEAN
PACIFIC OCEAN
MEXICO
Gulf of Mexico

LHG HOTEL PORTFOLIO

1	Residence Inn - Rancho Cordova, CA	2779 Prospect Park Drive	Rancho Cordova, CA
2	Residence Inn - Poland, OH	7396 Tiffany South	Poland, OH
3	Residence Inn - Westminster, CO	5010 West 88th Place	Westminster, CO
4	Fairfield Inn & Suites - Midland, TX	2300 Faulkner Drive	Midland, TX
5	Residence Inn - Canton, OH	5280 Broadmoor Circle Northwest	Canton, OH
6	Courtyard by Marriott - Lubbock, TX	4011 South Loop 289	Lubbock, TX
7	Fairfield Inn - Jackson, MI	2395 Shirley Drive	Jackson, MI
8	Fairfield Inn - Bryan, TX	4613 South Texas Avenue	Bryan, TX
9	Fairfield Inn - Grand Rapids, MI	3930 Stahl Drive Southeast	Grand Rapids, MI
10	Fairfield Inn & Suites - Saint Cloud, MN	4120 2nd Street South	Saint Cloud, MN
11	Fairfield Inn - Mansfield, OH	1065 North Lexington Springmill Road	Mansfield, OH
12	Country Inn & Suites - Rochester, MN	4323 Highway 52 North	Rochester, MN

LHG HOTEL PORTFOLIO

Mortgaged Property Information
Number of Mortgaged Properties	12
Location (City/State)	Various
Property Type	Hospitality
Size (Rooms)	852
Total TTM Occupancy as of 11/30/2011(1)	76.3%
Owned TTM Occupancy as of 11/30/2011(1)	76.3%
Year Built / Latest Renovation	Various
Appraised Value	$93,000,000

Underwritten Revenues	$22,022,544
Underwritten Expenses	$13,761,691
Underwritten Net Operating Income (NOI)	$8,260,853
Underwritten Net Cash Flow (NCF)	$7,375,324
Cut-off Date LTV Ratio	64.3%
Maturity Date LTV Ratio	49.9%
DSCR Based on Underwritten NOI / NCF	1.79x / 1.60x
Debt Yield Based on Underwritten NOI / NCF	13.8% / 12.3%

Mortgage Loan Information
Originator		CGMRC
Cut-off Date Principal Balance		$59,844,939
Cut-off Date Principal Balance per Room		$70,240.54
Percentage of Initial Pool Balance		5.2%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.9500%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		300

Escrows

	Upfront	Monthly
Taxes	$389,448	$77,890
Insurance	$0	$0
FF&E(2)	$0	$72,625
Other(3)	$15,218,964	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	99.7%	Sponsor Equity Distribution(4)	$33,924,886	56.4%
Other Sources	180,000	0.3	Reserves	15,608,412	25.9
			Loan Payoff	8,716,961	14.5
			Closing Costs	1,929,741	3.2
Total Sources	$60,180,000	100.0%	Total Uses	$60,180,000	100.0%

(1)	Reflects the average Total Occupancy and Owned Occupancy, respectively, for TTM ended 11/30/2011.
(2)	See “—Escrows” below.
(3)	Upfront other escrow represents the deferred maintenance reserve ($93,964) and property improvement plan (“PIP”) reserve ($15,125,000). See “—Escrows” below.
(4)	The collateral includes 10 previously unencumbered assets ($74,000,000 of Appraised Value).

■

The Mortgage Loan. The mortgage loan (the “LHG Hotel Portfolio Loan”) is evidenced by a note in the original principal amount of $60,000,000 and is secured by a first mortgage encumbering 12 hotels, comprised of 852 rooms, located in California, Colorado, Michigan, Minnesota, Ohio, and Texas (the “LHG Hotel Portfolio Properties”). The LHG Hotel Portfolio Loan was originated on November 17, 2011 by Citigroup Global Markets Realty Corp. and represents approximately 5.2% of the Initial Pool Balance. The LHG Hotel Portfolio Loan has a principal balance as of the Cut-off Date of $59,844,939 and an interest rate of 5.9500% per annum. The proceeds of the LHG Hotel Portfolio Loan were primarily used to refinance existing debt on two of the twelve LHG Hotel Portfolio Properties, fund reserves, and return capital to the borrower.

The LHG Hotel Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months. The LHG Hotel Portfolio Loan requires payments of interest and principal during the term of the loan based on a 25-year amortization schedule. The scheduled maturity date is the due date in December 2021. The borrower has the right to voluntarily prepay the loan at any time provided that the borrower pays an additional amount equal to the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the principal amount being prepaid. On or after September 6, 2021, the borrower may voluntarily prepay the LHG Hotel Portfolio Loan without penalty.

LHG HOTEL PORTFOLIO

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The Mortgaged Properties. The LHG Hotel Portfolio Properties consist of 12 hotels with a total of 852 rooms. The following table presents certain information relating to the LHG Hotel Portfolio Properties:

Property	Allocated Cut-off Date Balance	% of Portfolio Allocated Cut- off Date Balance	Rooms	Allocated Cut-off Date Balance / Room	Year Built / Latest Renovation	Appraised Value	Appraisal Date
Residence Inn - Rancho Cordova, CA	$7,468,912	12.5%	90	$82,988	1999 / 2011	$11,000,000	8/25/2011
Residence Inn - Poland, OH	7,236,450	12.1	78	$92,775	1996 / NA	9,500,000	9/1/2011
Residence Inn - Westminster, CO	7,083,646	11.8	94	$75,358	1999 / NA	11,500,000	9/1/2011
Fairfield Inn & Suites - Midland, TX	6,921,073	11.6	69	$100,305	1996 / 2009	9,500,000	9/2/2011
Residence Inn - Canton, OH	6,144,075	10.3	66	$93,092	1995 / 2002	9,500,000	8/30/2011
Courtyard by Marriott - Lubbock, TX	5,895,975	9.9	78	$75,589	1996 / 2011	12,200,000	9/5/2011
Fairfield Inn - Jackson, MI	3,944,274	6.6	57	$69,198	1993 / 2008	5,700,000	9/6/2011
Fairfield Inn - Bryan, TX	3,505,555	5.9	62	$56,541	1994 / NA	5,300,000	8/31/2011
Fairfield Inn - Grand Rapids, MI	3,393,366	5.7	82	$41,383	1996 / 2010	4,900,000	9/7/2011
Fairfield Inn & Suites - Saint Cloud, MN	2,937,981	4.9	54	$54,407	1992 / 2010	4,700,000	9/6/2011
Fairfield Inn - Mansfield, OH	2,888,269	4.8	62	$46,585	1994 / NA	5,300,000	8/31/2011
Country Inn & Suites - Rochester, MN	2,425,363	4.1	60	$40,423	1995 / 2010	3,900,000	9/6/2011
Total/Wtd. Avg.	$59,844,939	100.0%	852	$70,241		$93,000,000

The following table presents certain information relating to the TTM ended 11/30/2011 penetration rates relating to the LHG Hotel Portfolio Properties, as provided in the travel research reports for the LHG Hotel Portfolio Properties:

TTM Ended 11/30/2011 Penetration Rates

	Competitive Set(1)			TTM 11/30/2011(1)			Penetration Factor(1)
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Residence Inn - Rancho Cordova, CA	65.5%	$74.09	$48.51	88.5%	$96.72	$85.60	135.2%	130.5%	176.5%
Residence Inn - Poland, OH	70.1%	$96.30	$67.54	83.4%	$97.49	$81.27	118.9%	101.2%	120.3%
Residence Inn - Westminster, CO	66.7%	$90.56	$60.36	76.2%	$95.49	$72.79	114.4%	105.4%	120.6%
Fairfield Inn & Suites - Midland, TX	80.5%	$118.06	$95.01	76.3%	$123.51	$94.26	94.8%	104.6%	99.2%
Residence Inn - Canton, OH	74.5%	$97.75	$72.79	90.3%	$103.22	$93.25	121.3%	105.6%	128.1%
Courtyard by Marriott - Lubbock, TX	73.5%	$91.51	$67.24	72.2%	$109.72	$79.21	98.2%	119.9%	117.8%
Fairfield Inn - Jackson, MI	65.1%	$90.69	$59.05	70.3%	$98.79	$69.48	108.0%	108.9%	117.7%
Fairfield Inn - Bryan, TX	59.8%	$90.82	$54.29	65.2%	$89.00	$58.05	109.1%	98.0%	106.9%
Fairfield Inn - Grand Rapids, MI	56.5%	$73.45	$41.47	67.0%	$78.10	$52.36	118.7%	106.3%	126.2%
Fairfield Inn & Suites - Saint Cloud, MN	56.4%	$70.97	$40.02	77.5%	$80.53	$62.41	137.4%	113.5%	156.0%
Fairfield Inn - Mansfield, OH	52.1%	$85.64	$44.66	68.2%	$86.12	$58.77	130.9%	100.6%	131.6%
Country Inn & Suites - Rochester, MN	62.6%	$69.81	$43.71	75.9%	$74.88	$56.84	121.2%	107.3%	130.1%
Total/Wtd. Avg.	65.6%	$87.54	$58.21	76.3%	$94.97	$72.77	117.2%	109.0%	128.1%

(1)	Source: travel research reports.

LHG HOTEL PORTFOLIO

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the LHG Hotel Portfolio Properties:

	2009 (1)			2010(1)			TTM 11/30/2011(1)			Underwritten
Property	Occ	ADR	Rev PAR	Occ	ADR	Rev PAR	Occ	ADR	Rev PAR	Occ	ADR	Rev PAR
Residence Inn - Rancho Cordova, CA	79.7%	$101.20	$80.69	85.7%	$94.14	$80.66	88.5%	$96.72	$85.60	80.0%	$96.30	$77.04
Residence Inn - Poland, OH	74.4%	$90.45	$67.31	78.6%	$95.03	$74.73	83.4%	$97.49	$81.27	80.0%	$97.84	$78.27
Residence Inn - Westminster, CO	73.2%	$98.43	$72.06	79.5%	$95.47	$75.89	76.2%	$95.49	$72.79	80.0%	$94.34	$75.47
Fairfield Inn & Suites - Midland, TX	56.8%	$106.35	$60.43	65.1%	$99.06	$64.53	76.3%	$123.51	$94.26	74.2%	$111.21	$82.52
Residence Inn - Canton, OH	73.3%	$104.07	$76.25	80.4%	$98.14	$78.87	90.3%	$103.22	$93.25	80.0%	$99.33	$79.46
Courtyard by Marriott - Lubbock, TX	75.9%	$101.70	$77.18	67.6%	$101.82	$68.87	72.2%	$109.72	$79.21	73.0%	$104.77	$76.44
Fairfield Inn - Jackson, MI	69.9%	$92.65	$64.72	70.7%	$97.72	$69.06	70.3%	$98.79	$69.48	71.4%	$97.77	$69.77
Fairfield Inn - Bryan, TX	65.3%	$88.58	$57.81	66.4%	$86.13	$57.20	65.2%	$89.00	$58.05	67.5%	$86.41	$58.36
Fairfield Inn - Grand Rapids, MI	54.1%	$71.21	$38.50	61.3%	$72.69	$44.57	67.0%	$78.10	$52.36	66.7%	$74.87	$49.97
Fairfield Inn & Suites - Saint Cloud, MN	74.0%	$76.96	$56.93	70.2%	$72.29	$50.76	77.5%	$80.53	$62.41	75.0%	$77.00	$57.75
Fairfield Inn - Mansfield, OH	60.5%	$83.00	$50.24	64.0%	$82.60	$52.83	68.2%	$86.12	$58.77	66.6%	$81.93	$54.54
Country Inn & Suites - Rochester, MN	68.8%	$71.30	$49.07	80.2%	$68.91	$55.24	75.9%	$74.88	$56.84	75.0%	$73.10	$54.83
Total/Wtd. Avg.	69.1%	$91.25	$63.46	72.9%	$89.37	$65.40	76.3%	$94.97	$72.77	74.5%	$91.86	$68.68

(1)	Source: travel research reports.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the LHG Hotel Portfolio Properties:

Cash Flow Analysis

	2009	2010	TTM 9/30/2011	Underwritten	Underwritten $ per Room
Room Revenue	$19,685,675	$20,544,400	$22,413,791	$21,614,506	$25,369
Food & Beverage Revenue	60,191	52,620	74,018	74,018	87
Other Revenue	282,517	350,730	374,775	334,020	392
Total Revenue	$20,028,383	$20,947,751	$22,862,584	$22,022,544	$25,848

Room Expense	$4,225,742	$4,535,982	$4,838,647	$4,786,294	$5,618
Food & Beverage Expense	47,445	53,180	60,996	60,996	72
Other Expense	131,331	132,669	143,295	139,190	163
Total Departmental Expense	$4,404,518	$4,721,831	$5,042,938	$4,986,480	$5,853
Total Undistributed Expense	6,749,774	7,092,775	7,673,153	7,600,612	8,921
Total Fixed Charges	1,241,863	1,176,962	1,172,575	1,174,599	1,379
Total Operating Expenses	$12,396,155	$12,991,568	$13,888,666	$13,761,691	$16,152

Net Operating Income	$7,632,228	$7,956,183	$8,973,918	$8,260,853	$9,696
FF&E	791,459	821,598	895,934	885,529	1,039
Net Cash Flow	$6,840,769	$7,134,584	$8,077,984	$7,375,324	$8,656

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Appraisal. According to the appraisals, the LHG Hotel Portfolio Properties had a combined “as-is” appraised value of $93,000,000 as of an effective date between August 25, 2011 and September 7, 2011. See “—The Mortgaged Properties” above for additional information.

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Environmental Matters. According to the Phase I environmental reports, dated between September 14, 2011 and September 20, 2011, there are no recommendations for further action at any of the LHG Hotel Portfolio Properties. However, based upon the identification of suspect wetlands on or adjacent to the Residence Inn - Canton, OH Property, the Residence Inn - Westminster, CO Property, the Fairfield Inn - Grand Rapids, MI Property, and the Country Inn & Suites - Rochester, MN Property, the Phase I environmental reports recommended consultation with respective planning departments/municipalities prior to future construction activities at the respective LHG Hotel Portfolio Properties. The Phase I further stated that any construction activities to be performed proximate to confirmed wetlands must be completed in accordance with the Wetlands Protection Act and with local wetland bylaws. There are currently no planned construction activities at the respective LHG Hotel Portfolio Properties.

LHG HOTEL PORTFOLIO

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The Borrowers. The borrowers are nine North Dakota corporations and three North Dakota limited partnerships, each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the LHG Hotel Portfolio Loan. TMI Hospitality, Inc. (“TMI”), a North Dakota corporation, is the non-recourse carveout guarantor of the LHG Hotel Portfolio Loan and indirectly owns the LHG Hotel Portfolio Properties. TMI is directly owned by Tharaldson Motels, Inc. Employee Stock Ownership Plan and Trust (“TMI ESOP”).

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Escrows. On the origination date, the borrower funded aggregate reserves of $15,608,412 with respect to the LHG Hotel Portfolio Loan, comprised of (i) $15,125,000 in respect of a property improvement plan relating to the LHG Hotel Portfolio Properties as described in “—Property Improvement Plan and Capital Plan” below; (ii) $389,448 for real estate taxes; and (iii) $93,964 for deferred maintenance.

On each monthly due date, the borrower is required to fund the following reserves with respect to the LHG Hotel Portfolio Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) at lender’s option, if the liability or casualty insurance policies are not maintained by the borrower under blanket or umbrella policies, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a reserve for furniture, fixtures and equipment (the “FF&E Reserve”) in an amount equal to the greater of (a) 1/12 of 4% of the greater of (x) the annual gross revenues for each individual LHG Hotel Portfolio Property for the immediately preceding calendar year and (y) the projected annual gross revenues for such individual LHG Hotel Portfolio Property for the then current calendar year as set forth in the annual budget and (b) the amount required by the applicable franchisor under each respective franchise agreement. Monthly payments to the FF&E Reserve are not required if sums on deposit in the FF&E Reserve exceed $4,357,500.

In addition, on each monthly due date during the continuance of a LHG Hotel Portfolio Trigger Period, the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for each month into the operating expense account, and an amount equal to the excess cash flow generated by the LHG Hotel Portfolio Properties after payment of debt service and required reserves for each month into an excess cash flow account.

An “LHG Hotel Portfolio Trigger Period” means (A) a period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (as calculated under the loan agreement) being less than 1.20x, (iii) the occurrence of certain adverse events relating to the franchise agreement, (iv) the naming of TMI (as distinguished from the TMI ESOP, in its capacity as a nominal defendant) as a defendant in either Class Action (as defined below under “—Litigation”), (v) the occurrence of certain adverse events relating to the renewal of the franchise agreement for any LHG Hotel Portfolio Property and (vi) the occurrence of a PIP Trigger (as defined below under “—Property Improvement Plan”); and (B) expiring upon (u) with regard to any LHG Hotel Portfolio Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (v) with regard to any LHG Hotel Portfolio Trigger Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio (as calculated under the loan agreement) is equal to or greater than 1.25x for two (2) consecutive calendar quarters, (w) with regard to any LHG Hotel Portfolio Trigger Period commenced in connection with clause (A)(iii) above, a Franchise Agreement Trigger Period ceasing to exist in accordance with the terms of the loan documents, (x) with regard to any LHG Hotel Portfolio Trigger Period commenced in connection with clause (A)(iv) above, borrowers’ delivery to lender of evidence of (1) the dismissal of the applicable Class Action with prejudice, (2) the unconditional, irrevocable withdrawal of all claims asserted against TMI in the applicable Class Action, (3) the issuance of a final, non-appealable judgment in favor of TMI in the applicable Class Action or (4) the discharge of any judgment issued against TMI in the applicable Class Action, (y) with regard to any LHG Hotel Portfolio Trigger Period commenced in connection with clause (A)(v) above, the occurrence of the related Franchise Renewal Event (as defined in the loan agreement) for the applicable individual property and (z) with regard to any LHG Hotel Portfolio Trigger Period commenced in connection with clause (A)(vi) above, the first to occur of (1) borrowers’ completion of the associated PIP work and lender’s receipt of the related PIP completion evidence or (ii) borrower’s depositing in the PIP reserve account an amount equal to 125% (or such lesser percentage as may be acceptable to lender in its sole discretion, but in no event less than 110%) of the applicable Excess PIP Costs (as defined below).

LHG HOTEL PORTFOLIO

Notwithstanding the foregoing, an LHG Hotel Portfolio Trigger Period will not be deemed to expire in the event that an LHG Hotel Portfolio Trigger Period then exists for any other reason.

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Lockbox and Cash Management. The LHG Hotel Portfolio Loan requires various lender-controlled lockbox accounts, which are already in place. The LHG Hotel Portfolio Loan requires all revenue and credit card receipts payable with respect to the LHG Hotel Portfolio Properties to be deposited directly into each respective lockbox account; provided, however, that with respect to the cash and check receipts, as distinguished from credit card receipts, for the Fairfield Inn - Grand Rapids, MI Property, the Fairfield Inn – Jackson, MI Property, the Residence Inn – Canton, OH Property, the Fairfield Inn – Mansfield, OH Property and the Residence Inn – Poland, OH Property (collectively the “OH and MI Check and Cash Receipts”), these cash and check receipts are first deposited into local borrower-controlled operating accounts. The borrower is required to request a wire transfer of all amounts on deposit in such local borrower-controlled operating accounts (less the amount of $1,000, to be held as a minimum balance in each account) to the aforementioned lender-controlled lockbox accounts not less than one time each week during the loan term. On each monthly due date and on the last business day of each calendar week (other than any calendar week which includes a monthly due date), lender or servicer, as applicable, is required to allocate all funds, if any, on deposit in the cash management accounts and disburse such funds in amounts and order of priority pursuant to the loan documents.

Upon occurrence of a LHG Hotel Portfolio Trigger Period or if sums deposited exceed 5% of individual property gross receipts, with respect to the OH and MI Check and Cash Receipts, the related borrower(s) are required to each open a control account in the name of the borrower for the sole and exclusive benefit of lender with a new bank and cause the applicable OH and MI Check and Cash Receipts to be directly deposited into such accounts.

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Property Management. Each of the LHG Hotel Portfolio Properties is currently managed by TMI Property Management, Inc., a manager affiliated with the borrower, pursuant to a hotel management agreement. Under the loan documents, the LHG Hotel Portfolio Properties may be managed by TMI Property Management, Inc. or any other management company approved by lender and with respect to which Rating Agency Confirmation and a new non-consolidation opinion has been received. During the continuance of a material default by the property manager under the hotel management agreement (after the expiration of any applicable notice and/or cure periods), or the filing of a bankruptcy petition or a similar event, lender has the right to require borrower to exercise any and all available remedies under the hotel management agreement, and if the exercise of such remedies results in the termination of the property manager, engage a replacement property manager reasonably acceptable to lender.

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Release of Collateral. Provided no event of default is then continuing under the LHG Hotel Portfolio Loan, the borrower has the right at any time, upon thirty (30) days prior written notice to lender (or such shorter period of time as may be permitted by lender in its sole discretion), to release one or more of the LHG Hotel Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) prepayment in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual LHG Hotel Portfolio Property and (b) 80% of the net sales proceeds applicable to such individual LHG Hotel Portfolio Property, (ii) payment of a yield maintenance premium (if the prepayment occurs prior to September 6, 2021), (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining LHG Hotel Portfolio Properties is no less than the greater of (a) 1.51x and (b) the debt service coverage ratio immediately prior to the release; (iv) after giving effect to the release, the debt yield (as calculated under the loan agreement) for the remaining LHG Hotel Portfolio Properties is no less than the greater of (a) 12.0% and (b) the debt yield immediately prior to the release; (v) after giving effect to the release, the loan-to-value ratio (as calculated under the loan agreement) for the remaining LHG Hotel Portfolio Properties is no greater than the lesser of (a) 60.36% and (b) the loan-to-value ratio immediately prior to the release; and (vi) delivery of Rating Agency Confirmation.

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Mezzanine or Subordinate Indebtedness. Mezzanine financing secured by a pledge of the direct or indirect equity owners of borrower is permitted under the LHG Hotel Portfolio Loan so long as the following conditions, among others, are satisfied: (i) no event of default exists under the LHG Hotel Portfolio Loan, (ii) the mezzanine lender is approved by the mortgage lender and satisfies certain qualified equity holder criteria set forth in the loan documents, (iii) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender, (iv) the loan-to-value ratio (based on the aggregate principal balance of the LHG Hotel Portfolio Loan and such mezzanine debt) does not exceed 65%, (v) after giving effect to the mezzanine indebtedness, the combined debt

LHG HOTEL PORTFOLIO

service coverage ratio is at least 1.40x, (vi) after giving effect to the mezzanine indebtedness, the combined debt yield (as calculated under the loan agreement) is at least 12.0%, and (vii) a Rating Agency Confirmation is obtained with respect to such mezzanine financing.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the LHG Hotel Portfolio Properties, plus twelve (12) months of business interruption coverage in an amount equal to 100% of the projected net profit plus fixed expenses from the LHG Hotel Portfolio Properties for a period continuing until the restoration of the LHG Hotel Portfolio Properties have been completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $100,000. The required terrorism insurance may be included in a blanket policy, if the borrower provides evidence satisfactory to the lender that the insurance premiums for the LHG Hotel Portfolio Properties are separately allocated under such blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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Property Improvement Plan. The loan documents require that borrower complete the remaining work under the property improvement plan (“PIP”) detailed in the table below. The remaining work mostly entails interior and exterior improvements necessary for the Fairfield Inn flagged LHG Hotel Portfolio Properties to be converted to Fairfield Inn & Suites flagged hotels and for certain other LHG Hotel Portfolio Properties to complete items prescribed in their respective PIP.

Property	Rooms	Year Built	Year Renovated	Year Scheduled for Renovation	Budgeted Cost	Allocated PIP Reserve Funds
Residence Inn - Rancho Cordova, CA	90	1999	2011	2011	$1,900,000	$2,375,000
Residence Inn - Poland, OH	78	1996	NA	2012	1,700,000	2,125,000
Residence Inn - Westminster, CO	94	1999	NA	2013	1,900,000	2,375,000
Fairfield Inn & Suites - Midland, TX	69	1996	2009	NA	0	0
Residence Inn - Canton, OH	66	1995	2002	2011	1,600,000	2,000,000
Courtyard by Marriott - Lubbock, TX	78	1996	2011	NA	0	0
Fairfield Inn - Jackson, MI	57	1993	2008	2012	1,300,000	1,625,000
Fairfield Inn - Bryan, TX	62	1994	NA	2013	950,000	1,187,500
Fairfield Inn - Grand Rapids, MI	82	1996	2009, 2010	2015	1,400,000	1,750,000
Fairfield Inn & Suites - Saint Cloud, MN	54	1992	2010	NA	0	0
Fairfield Inn - Mansfield, OH	62	1994	NA	2013	1,350,000	1,687,500
Country Inn & Suites – Rochester, MN	60	1995	2010	NA	0	0
Total	852				$12,100,000	$15,125,000

As described in “—Escrows” above, at origination, the borrower reserved $15,125,000 in respect of the foregoing work. Additionally, an LHG Hotel Portfolio Trigger Period will exist if estimated costs for the related PIP work (exclusive of any portion thereof which has previously been performed and paid for by borrower in accordance with the terms hereof) exceed (such excess, “Excess PIP Costs”) the corresponding available allocated PIP reserve funds by an amount greater than or equal to $50,000 (such resulting LHG Hotel Portfolio Trigger Period, a “PIP Trigger”).

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Litigation. Two class action lawsuits (each, a “Class Action”) have been brought against a party or parties affiliated with and/or constituting the sellers of the ownership interests in TMI, relating to the transactions by which such ownership interests were acquired, and the party(ies) defendant to such lawsuits have claimed to be entitled to indemnification for such lawsuits from TMI. Any such indemnification required to be made by TMI that is not covered by TMI’s D&O insurance could cause TMI to fail to satisfy certain net worth and liquidity covenants set forth in the loan documents, which such failure would constitute an event of default under the LHG Hotel Portfolio Loan. In addition, while TMI is currently neither a named defendant in, nor the target of, either such Class Action, if TMI is named as a defendant in either Class Action, an LHG Hotel Portfolio Trigger Period will commence. See “—Escrows” above.

MANSARDS APARTMENTS

MANSARDS APARTMENTS

Mansards Apartments
1818 North Mansard Boulevard
Griffith, IN 46319
LAKE MICHIGAN
East Chicago
Gary
Hammond
Highland
Munster
Griffith
Dyer
Merrillville
Chicago
GARY-CHICAGO INTERNATIONAL AIRPORT
GRIFFITH-MERRILLVILLE AIRPORT
East Chicago Station
Hammond Station
Gary/Chicago Airport South Station
Gary Metro Station
Oak Ridge Prairie Country Park
The Crossroads Shopping Center
Chapel Lawn Memorial Gardens + Cemetery
Calumet Park Cemetery
Oak Hill Cemetery
Mt Mercy Cemetery
Old Village Shopping Center
Indiana University Northwest
Purdue University Calumet
ROSS
NORTHERN INDIANA RAIL SERVICE
SS Line
ILLINOIS
INDIANA

MANSARDS APARTMENTS

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Griffith, Indiana
Property Type	Multifamily
Size (Units)	1,337
Total Occupancy as of 10/25/2011	86.1%
Owned Occupancy as of 10/25/2011	86.1%
Year Built / Latest Renovation	1968 – 1972 / NAP
Appraised Value	$74,000,000

Underwritten Revenues	$12,338,623
Underwritten Expenses	$6,819,676
Underwritten Net Operating Income (NOI)	$5,518,948
Underwritten Net Cash Flow (NCF)	$5,117,848
Cut-off Date LTV Ratio	68.9%
Maturity Date LTV Ratio	58.2%
DSCR Based on Underwritten NOI / NCF	1.53x / 1.42x
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.0%

Mortgage Loan Information
Originator		CGMRC
Cut-off Date Principal Balance		$50,955,929
Cut-off Date Principal Balance per Unit		$38,112.14
Percentage of Initial Pool Balance		4.4%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.8400%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		360

Escrows
	Upfront	Monthly
Taxes	$287,500	$95,833
Insurance	$384,520	$54,931
Replacement Reserves	$0	$33,417
TI/LC	$0	$0
Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$51,000,000	99.9%	Loan Payoff	$49,379,609	96.7%
Other Sources	50,000	0.1	Closing Costs	682,340	1.3
			Reserves	672,020	1.3
			Sponsor Equity Distribution	316,031	0.6

Total Sources	$51,050,000	100.0%	Total Uses	$51,050,000	100.0%

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The Mortgage Loan. The mortgage loan (the “Mansards Apartments Loan”) is evidenced by a note in the original principal amount of $51,000,000 and is secured by a first mortgage encumbering a multifamily complex located in Griffith, Indiana (the “Mansards Apartments Property”). The Mansards Apartments Loan was originated by Citigroup Global Markets Realty Corp. on December 9, 2011. The Mansards Apartments Loan has an outstanding principal balance as of the Cut-off Date of $50,955,929 which represents approximately 4.4% of the Initial Pool Balance, and accrues interest at an interest rate of 5.8400% per annum. The proceeds of the Mansards Apartments Loan were primarily used to refinance existing debt on the Mansards Apartments Property.

The Mansards Apartments Loan had an initial term of 120 months and has a remaining term of 119 months. The Mansards Apartments Loan requires payments of principal and interest until maturity. The scheduled maturity date is the due date in January 2022. Voluntary prepayment of the Mansards Apartments Loan is permitted on or after November 6, 2021. Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time after the second anniversary of the securitization closing date.

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The Mortgaged Property. The Mansards Apartments Property is a multifamily apartment complex that was constructed in phases from 1968 to 1972, which consists of 1,337 units in 45 buildings, including one-bedroom, two-bedroom, three-bedroom, and four-bedroom apartment layouts. The Mansards Apartments Property provides 2,400 surface parking spaces, which equates to a parking ratio of 1.8 spaces per unit. Amenities at the Mansards Apartments Property include two clubhouses, four outdoor pools, one indoor pool, laundry rooms in each building, and twenty-four hour security. As of October 25, 2011, the Total Occupancy and Owned Occupancy were both 86.1%.

The Mansards Apartments Property is located at 1818 North Mansard Boulevard in Griffith, Indiana. Primary access to the area is provided by Interstate 80, a major arterial that crosses the Chicago area in an east/west direction. Access to the Mansards Apartments Property is provided by US-Highway 41. The Gary/Chicago International Airport is located approximately five miles from the Mansards Apartments Property, and the Chicago central business district is located approximately 25 miles from the Mansards Apartment Property.

MANSARDS APARTMENTS

          The following table presents certain information relating to the Mansards Apartments Property:

Unit Type	# of Units(1)	SF(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Total Yearly Market Rent(2)	Average Monthly Actual Rent per Unit(1)	Total Yearly Actual Rent(1)

1 BR (small)	440	672 - 754	708	$690	$3,643,200	$653	$3,449,424
1 BR (large)	15	901	901	790	142,200	759	136,668
2BR / 1BA (small)	444	806 - 888	859	800	4,262,400	760	4,051,044
2BR / 1BA (large)	247	901 - 920	906	840	2,489,760	803	2,381,208
2BR / 1.5 - 1.75BA	46	884 - 951	913	850	469,200	815	449,844
2BR / 2BA	30	884 - 951	911	875	315,000	833	300,000
2BR / 2.5BA	10	1,788	1,788	1,350	162,000	1,319	158,316
3 BR	104	1,288	1,288	1,150	1,435,200	1,076	1,342,308
4 BR	1	2,189	2,189	1,450	17,400	1,410	16,920

Total / Wtd. Avg.	1,337		863	$806	$12,936,360	$766	$12,285,732

(1)	Source: October 25, 2011 rent roll.
(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Mansards Apartments Property:

Historical Leased %(1)(2)

	12/31/2008	12/31/2009	12/31/2010

Owned Space	87.0%	82.5%	84.6%

(1)	As provided by the borrower.
(2)	Historical leased percentage is based on economic occupancy and therefore net of physical vacancy, concessions, and credit losses.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mansards Apartments Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten	Underwritten $ per Unit

Base Rent	$11,822,656	$11,841,946	$12,065,855	$12,285,732	$9,189
Vacancy Loss	(2,070,722)	(1,818,893)	(1,826,442)	(1,928,860)	(1,443)
Credit Loss	0	0	0	0	0
Concessions	0	0	0	0	0

Total Rent Revenue	$9,751,934	$10,023,053	$10,239,413	$10,356,872	$7,746
Other Income - Apartments	1,933,513	1,956,606	2,101,858	1,981,751	1,482

Effective Gross Income	$11,685,447	$11,979,659	$12,341,271	$12,338,623	$9,229

Total Operating Expenses	$7,116,211	$6,805,885	$6,671,865	$6,819,676	$5,101

Net Operating Income	$4,569,236	$5,173,774	$5,669,406	$5,518,948	$4,128
Replacement Reserves	0	0	0	401,100	300

Net Cash Flow	$4,569,236	$5,173,774	$5,669,406	$5,117,848	$3,828

(1)

Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

■	Appraisal. According to the appraisal, the Mansards Apartments Property had an “as-is” appraised value of $74,000,000 as of an effective date of November 18, 2011.

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Environmental Matters. According to the Phase I environmental report, dated December 2, 2011, other than developing O&M Program plans to address any potential asbestos or lead-based paint present at the Mansards Apartments Property, there are no recommendations for further action.

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The Borrower. The borrower is Mansards Apartments Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mansards Apartments Loan. The borrower of the Mansards Apartments Loan is controlled by Plato Foufas and indirectly owned, in part, by the KM Settlement, a Belize estate planning trust established for the benefit of Plato Foufas, his spouse and descendants. The Mansards Apartment Loan is a non-recourse loan with a non-recourse

MANSARDS APARTMENTS

carveout guaranty and environmental indemnity executed by the KM Settlement, Plato Foufas and Matchpoint Associates, L.P. (an affiliate of the borrower).

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Escrows. At origination, the borrower funded an escrow reserve in the amount of $287,500 in respect of tax expenses and $384,520 in respect of insurance premiums. On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period and (ii) a replacement reserve in an amount equal to $33,417.

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Lockbox and Cash Management. The Mansards Apartments Loan requires a soft lockbox, which is already in place. The loan documents require the borrower to set up the account for the sole and exclusive benefit of the lender into which the borrower is required to deposit all revenue generated by the Mansards Apartments Property. The loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower unless a Mansards Trigger Period exists, in which case the funds are required to be transferred on each business day to the cash management account.

A “Mansards Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio (as calculated pursuant to the loan documents) being less than 1.20x and (b) expiring, as applicable, upon (i) the cure of an applicable event of default and (ii) the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

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Property Management. The Mansards Apartments Property is currently managed by Levalon Properties, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the borrower may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, in each case, to the extent that (i) no event of default has occurred and is continuing, (ii) lender receives at least sixty (60) days prior written notice, and (iii) the applicable replacement property manager is approved by lender in writing (which approval may be conditioned upon lender’s receipt of Rating Agency Confirmation). Upon the occurrence of a Mansards Trigger Period, a default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■

Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism. For the Mansards Apartments Property, casualty insurance coverage (including terrorism insurance) is subject to the primary blanket building limit of $2,500,000 and excess over primary building limit of $137,506,230 plus loss of income on an actual loss sustained basis. The property insurance (including terrorism coverage) is required to contain a deductible not to exceed $50,000 and the liability insurance (including terrorism coverage) is required to contain a deductible not to exceed $5,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

HOTEL ZAZA - HOUSTON

HOTEL ZAZA - HOUSTON

HOUSTON RAIL SERVICES
Amtrak
MetroRail
Hotel ZaZa - Houston
5701 Main Street
Houston, TX 77005
Houston
DOWNTOWN
CANDLELIGHT PLAZA
TRINITY/HOUSTON GARDENS
EAST HOUSTON
KASHMERE GARDENS
LAZY BROOK/TIMBERGROVE
HOUSTON HEIGHTS
GREATER FIFTH WARD
PLEASANTVILLE AREA
SECOND WARD
NEARTOWN/MONTROSE
GREATER EASTWOOD
MAGNOLIA PARK
GREATER THIRD WARD
UNIVERSITY PLACE
WEST UNIVERSITY PLACE
Southside Place
MACGREGOR
PECAN PARK
PARK PLACE
Bellaire
BRAESWOOD PLACE
SUNNYSIDE
SOUTH MAIN
MINNETEX
CENTRAL SOUTHWEST
BRUNSWICK MEADOWS
WILLIAM P. HOBBY AIRPORT
45
59
610
290
90
10
288

HOTEL ZAZA - HOUSTON

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Houston, Texas
Property Type	Hospitality
Size (Rooms)	315
Total TTM Occupancy as of 10/31/2011(1)	68.2%
Owned TTM Occupancy as of 10/31/2011(1)	68.2%
Year Built / Latest Renovation	1925, 1965 / 2005-2007
Appraised Value	$105,000,000

Underwritten Revenues	$30,759,844
Underwritten Expenses	$22,865,779
Underwritten Net Operating Income (NOI)	$7,894,065
Underwritten Net Cash Flow (NCF)	$6,663,671
Cut-off Date LTV Ratio	47.5%
Maturity Date LTV Ratio	38.1%
DSCR Based on Underwritten NOI / NCF	2.17x / 1.83x
Debt Yield Based on Underwritten NOI / NCF	15.8% / 13.4%

Mortgage Loan Information
Originator		GSCMC
Cut-off Date Principal Balance		$49,885,606
Cut-off Date Principal Balance per Room		$158,367.00
Percentage of Initial Pool Balance		4.3%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.7180%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		324

Escrows

	Upfront	Monthly
Taxes	$0	$74,187
Insurance	$41,444	$20,722
FF&E	$0	$101,638
Other(2)	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Loan Payoff	$35,655,846	71.3%
			Sponsor Equity Distribution	12,903,100	25.8
			Closing Costs	1,399,610	2.8
			Reserves	41,444	0.1
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	Reflects average Total Occupancy and Owned Occupancy, respectively, for the TTM ended 10/31/2011.
(2)	See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Hotel ZaZa – Houston Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first mortgage encumbering a 315-room hotel located in Houston, Texas (the “Hotel ZaZa – Houston Property”). The Hotel ZaZa – Houston Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company. The Hotel ZaZa – Houston Loan was originated on November 30, 2011 and represents approximately 4.3% of the Initial Pool Balance. The Hotel ZaZa – Houston Loan has a principal balance as of the Cut-off Date of $49,885,606 and an interest rate of 5.7180% per annum. The borrower utilized a major portion of the proceeds of the Hotel ZaZa – Houston Loan to refinance existing debt secured in part by a lien on the Hotel ZaZa – Houston Property.

The Hotel ZaZa – Houston Loan had an initial term of 120 months and has a remaining term of 118 months. The Hotel ZaZa – Houston Loan requires payments of interest and principal during the term of the loan based on a 27-year amortization schedule. The scheduled maturity date is the due date in December 2021. Voluntary prepayment of the Hotel ZaZa – Houston Loan is prohibited prior to September 6, 2021. Defeasance with direct obligations of the United States of America, which obligations are not subject to prepayment, call or early redemption, is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■

The Mortgaged Property. The Hotel ZaZa – Houston Property is a 315-room, full service hotel located in Houston, Texas which was constructed in 1925, expanded in 1965 and renovated between 2005 and 2007.

The following table presents certain information relating to the 2011 demand analysis with respect to the Hotel ZaZa – Houston Property based on market segmentation, as provided in the October 2011 travel research report for the Hotel ZaZa – Houston Property:

October 2011 Occupancy Market Segmentation(1)

Property	Transient	Group	Contract	Total
Hotel ZaZa - Houston	69%	31%	0%	100%

(1)	Source: travel research report.

HOTEL ZAZA - HOUSTON

The following table presents certain information relating to the 2011 RevPAR penetration rates relating to the Hotel ZaZa – Houston Property and various market segments, as provided in the October 2011 travel research report for the Hotel ZaZa – Houston Property:

October 2011 RevPAR Penetration Rates(1)

Property	Transient	Group	Contract	Total
Hotel ZaZa - Houston	100.4%	118.9%	0.0%	105.2%

(1)	Source: travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hotel ZaZa – Houston Property:

	2008(1)	2009(1)	2010(1)	TTM 10/31/2011(1)
Occupancy(2)	55.4%	52.9%	67.2%	68.2%
ADR	$226.82	$199.57	$179.46	$194.02
RevPAR	$125.75	$105.47	$120.57	$132.29

(1)	As provided by the borrower.
(2)	Represents average occupancy for the indicated period.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hotel ZaZa – Houston Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten	Underwritten $ per Room
Room Revenue	$12,160,167	$13,861,973	$15,209,971	$15,209,971	$48,286
Food & Beverage Revenue	11,009,827	12,505,521	13,215,199	13,215,199	41,953
Other Revenue(2)	2,214,031	2,226,161	2,334,674	2,334,674	7,412
Total Revenue	$25,384,025	$28,593,655	$30,759,844	$30,759,844	$97,650

Room Expense	$2,981,066	$3,366,160	$3,393,124	$3,393,124	$10,772
Food & Beverage Expense	7,524,488	7,842,606	8,477,891	8,477,891	26,914
Other Expense	2,027,678	2,059,085	1,861,834	1,861,834	5,911
Total Departmental Expense	$12,533,232	$13,267,851	$13,732,849	$13,732,849	$43,596
Total Undistributed Expense	6,621,664	7,366,122	7,550,781	7,896,482	25,068
Total Fixed Charges	1,177,101	1,024,926	1,128,068	1,236,449	3,925
Total Operating Expenses	$20,331,997	$21,658,899	$22,411,698	$22,865,779	$72,590

Net Operating Income	$5,052,028	$6,934,756	$8,348,146	$7,894,065	$25,061
FF&E	1,015,361	1,143,745	1,230,379	1,230,394	3,906
Net Cash Flow	$4,036,667	$5,791,011	$7,117,767	$6,663,671	$21,155

(1)

Certain items such as interest expense, interest income, depreciation, amortization, debt service payments, owner’s expense and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking income, lease income, movie/game income and other income.

■	Appraisal. According to the appraisal, the Hotel ZaZa – Houston Property had an “as is” appraised value of $105,000,000 as of an effective date of July 28, 2011.

■

Environmental Matters. The Phase I environmental report, dated September 7, 2011, recommended the development and implementation of an Asbestos Operations and Maintenance (O&M) Plan for the Hotel ZaZa – Houston Property.

■

Market Overview and Competition. The Hotel ZaZa – Houston Property is located near various lodging demand generators in Houston, Texas including employment centers, tourist attractions, hospitals, and colleges. The Hotel ZaZa – Houston Property is located two miles south of the Central Business District, one mile north of the Texas Medical Center, and adjacent to Rice University in the Museum District of Houston, Texas. The Museum District is home to 12 major museums including the Museum of Fine Arts which is adjacent to the Hotel ZaZa – Houston Property. The Texas Medical Center covers 740 acres, employs over 93,500 persons, and serves over 6.0 million patients annually.

HOTEL ZAZA - HOUSTON

The following table presents certain information relating to the competitive set for the Hotel ZaZa – Houston Property:

Property	Number of Rooms	Year of Construction	TTM 1st Qtr 2011 Occupancy	TTM 1st Qtr 2011 ADR	TTM 1st Qtr 2011 RevPAR
Hotel ZaZa – Houston	315	1925, 1965	68%	$184.70	$126.33
InterContinental Houston	485	1983	62%	$133.09	$83.10
Four Seasons Hotel	404	1981	64%	$218.66	$140.90
Omni Houston Hotel	378	1980	65%	$158.34	$102.11
The Houstonian Hotel	289	1979	64%	$216.04	$138.50
The St. Regis Houston	232	1982	69%	$232.62	$161.52
Hotel ICON Houston	135	1911, 2007	66%	$164.08	$108.77
Hotel Derek	314	1979, 2007	64%	$135.25	$86.96
The Magnolia Hotel	314	1926, 2007	62%	$159.65	$99.59

Source: Appraisal

■

The Borrower. The borrower is Transformation 5701, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hotel ZaZa – Houston Loan. The borrower is indirectly owned by Charles S. Givens and Snowmass Creek Capital, L.L.C., which are the non-recourse carveout guarantors under the Hotel ZaZa – Houston Loan.

■

Escrows. At origination, the borrower funded an escrow reserve in the amount of $41,444 in respect of certain insurance premiums. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period. Additionally, the borrower is required to fund a furniture, fixtures and equipment reserve maintained by the lender in the monthly amount of one-twelfth of 4% of actual annual revenue of the Hotel ZaZa - Houston Property for the previous 12-month period. In addition, if the borrower fails to make certain repairs to the façade of the parking garage at the Hotel ZaZa – Houston Property within 90 days of origination, then the borrower will be required to fund a deferred maintenance reserve in the amount of $71,200.

Furthermore, during the continuance of an event of default under the Hotel ZaZa – Houston Loan or a Hotel ZaZa – Houston Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service, budgeted operating expenses (during the continuance of a Hotel ZaZa Trigger Period) and the funding of required monthly escrows for real estate taxes, insurance and FF&E, be reserved and held as additional collateral for the Hotel ZaZa – Houston Loan.

A “Hotel ZaZa – Houston Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) of the Hotel ZaZa – Houston Property for the twelve-month period immediately preceding such fiscal quarter end is less than $5,299,679.20 and terminating as of the end of any two fiscal quarters in which the net operating income of the Hotel ZaZa – Houston Property for the twelve-month period immediately preceding each such fiscal quarter end is greater than or equal to $5,299,679.20, (b) any period commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered, or (c) the period commencing 90 days after origination if the borrower fails to deliver evidence of the completion of certain repairs to the façade of the parking garage at the Hotel ZaZa – Houston Property and terminating when the required deferred maintenance reserve amount is on deposit in the reserve account as described above.

■

Lockbox and Cash Management. The Hotel ZaZa – Houston Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct each credit card company which provides credit card services for the Hotel ZaZa –Houston Property to pay their credit card receivables directly to a lender-controlled lockbox account. The loan documents also require that all revenues relating to the Hotel ZaZa – Houston Property and all other money received by the borrower or the property manager relating to the Hotel ZaZa – Houston Property be deposited into the lockbox account or cash management account within one business day after receipt. All amounts in the lockbox account are swept to the lender-controlled cash management account on a daily basis. On each business day that neither an event of default under the Hotel ZaZa – Houston Loan nor a Hotel ZaZa – Houston Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrower and pledged to the lender. During the continuance

HOTEL ZAZA - HOUSTON

of an event of default under the Hotel ZaZa – Houston Loan, the lender may apply any funds in the cash management account to amounts payable under the Hotel ZaZa – Houston Loan and/or toward the payment of expenses of the Hotel ZaZa – Houston Property, in such order of priority as the lender may determine.

■

Property Management. The Hotel ZaZa – Houston Property is currently managed by Z Resorts Management, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Hotel ZaZa – Houston Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Hotel ZaZa – Houston Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure periods, if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■

Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hotel ZaZa – Houston Property, plus twelve months of business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Hotel ZaZa – Houston Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount. The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Hotel ZaZa – Houston Property is located and is no larger than $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hotel ZaZa – Houston Property are separately allocated under the blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

AUDUBON CROSSING AND AUDUBON COMMONS

AUDUBON CROSSING AND AUDUBON COMMONS

PENNSYLVANIA / NEW JERSEY RAIL
Amtrak
PATCO
River Line
Philadelphia
Camden
Pennsauken
Collingswood
Woodlynne
Gloucester City
Oaklyn
Audubon
Mount Ephraim
Brooklawn
Westville
Bellmawr
Runnemede
Glendora
National Park
Woodbury
Haddon Heights
PENNSYLVANIA
NEW JERSEY
Delaware River
PETTYS ISLAND
PHILADELPHIA INTERNATIONAL AIRPORT
Audubon Crossing
and Audubon Commons
100-130 Black Horse Pike
Audubon, NJ 08106
Black Horse Pike Shopping Center
Deptford Mall
The Court at Deptford
95
76
676
295
611
130
30
168
45
47
55
42
90
3
©2012 CARTIFACT, INC. LOS ANGELES, CA · DATA © TANA

AUDUBON CROSSING AND AUDUBON COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Originator		GSCMC
Location (City/State)	Audubon, New Jersey	Cut-off Date Principal Balance		$46,333,346
Property Type	Retail	Cut-off Date Principal Balance per SF		$103.15
Size (SF)	449,170	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 12/1/2011	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2011	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / 2004-2005	Mortgage Rate		5.9125%
Appraised Value	$62,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$6,449,637
Underwritten Expenses	$2,067,258	Escrows
Underwritten Net Operating Income (NOI)	$4,382,378		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,185,236	Taxes(1)	$0	$0
Cut-off Date LTV Ratio	74.7%	Insurance(1)	$0	$0
Maturity Date LTV Ratio	63.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.32x / 1.26x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.0%	Other(2)	$70,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,500,000	100.0%	Loan Payoff	$42,826,925	92.1%
			Sponsor Equity Distribution	3,008,564	6.5
			Closing Costs	594,512	1.3
			Reserves	70,000	0.2
Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)	See “—Escrows” below.
(2)

At origination, the borrowers escrowed $70,000 into the Wine Legend reserve account which represents five and a half months of base rent and estimated reimbursements. Such funds are required to be released to the borrowers when the borrowers deliver to the lender a satisfactory tenant estoppel certificate, and a certification that (i) tenant is paying rent (expected to begin in February 2012), and (ii) tenant has received all tenant allowances due it under the lease. The borrowers are currently in the process of completing the requirements to receive the estoppel for the Wine Legend space. See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Audubon Crossing and Audubon Commons Loan”) is evidenced by a note in the original principal amount of $46,500,000 and is secured by a first mortgage encumbering two adjacent retail centers, an anchored community shopping center and an anchored neighborhood shopping center located in Audubon, New Jersey (the “Audubon Crossing and Audubon Commons Property”). The Audubon Crossing and Audubon Commons Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Audubon Crossing and Audubon Commons Loan was originated on September 28, 2011 and represents approximately 4.0% of the Initial Pool Balance. The Audubon Crossing and Audubon Commons Loan has an outstanding principal balance as of the Cut-off Date of $46,333,346 and has an interest rate of 5.9125% per annum. The borrowers utilized the proceeds of the Audubon Crossing and Audubon Commons Loan to refinance the Audubon Crossing and Audubon Commons Property.

The Audubon Crossing and Audubon Commons Loan had an initial term of 120 months and has a remaining term of 116 months. The Audubon Crossing and Audubon Commons Loan requires monthly payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is the due date in October 2021. Voluntary prepayment of the Audubon Crossing and Audubon Commons Loan is prohibited prior to July 6, 2021. Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■

The Mortgaged Properties. The Audubon Crossing and Audubon Commons Property is located in Audubon, New Jersey (Philadelphia MSA) and is comprised of two adjacent retail centers, an anchored community shopping center and an anchored neighborhood shopping center, totaling 449,170 SF. Audubon Crossing (“Crossing”) was originally constructed in 1961 as an open-air anchored mall encompassing over 490,000 SF. All existing improvements, other than a Pep Boys outparcel, were demolished in September 2004. Re-development was done in two phases: Phase I - Wal-Mart, small shop space, and additional outparcels, opened summer 2005; and Phase II – construction of big box space which began in 2008 with tenants opening for business in 2009 and 2010. Total square footage of Crossing is 345,976 SF and, as of December 1, 2011, Crossing was 93.6% leased.

AUDUBON CROSSING AND AUDUBON COMMONS

Audubon Commons (“Commons”) was constructed in 1958 as an approximately 110,000 SF grocery-anchored shopping center. The borrowers purchased the center in 2004. Acme Markets reduced its leased square footage by approximately 10,000 SF in 2004, which the landlord renovated and leased to other in-line tenants. Additionally, two additional outparcels were added in 2004. The total square footage of Commons is 103,194 SF and, as of December 1, 2011, Commons was 100% leased.

Crossing and Commons are connected by an approximate 1.52 acre greenbelt land strip that, pursuant to a ground lease, is leased from the Public Service Electric and Gas Company (“PSE&G”). The strip is otherwise unimproved except for above ground power lines running through it which are the responsibility of PSE&G, four paved driveways which connect the two centers, and a paved parking area containing 48 spaces. The ground lease has a 30-year term expiring in 2035, with annual rent of $19,400, which adjusts upward every five years based on the Consumer Price Index (CPI).

No value was assigned to the leasehold interest as part of collateral valuation. See “—Ground Lease” below.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Audubon Crossing and Audubon Commons Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost

Anchors
Wal-Mart	AA / Aa2 / AA	150,111	33.4%	Yes	$1,789,802	$11.92	1/31/2027	$366	3.3%
Acme Markets(3)(5)	B+ / B2 / B+	66,169	14.7	Yes	$550,444	$8.32	3/31/2020	$378	2.2%

Total Anchors		216,280	48.2%

Jr. Anchors
Staples	BBB / Baa2 / BBB	20,388	4.5%	Yes	$329,249	$16.15	2/28/2016	NA	NA
Wine Legend(4)	NR / NR / NR	11,076	2.5	Yes	$156,065	$14.09	2/28/2022	NA	NA
Monster Pets	NR / NR / NR	15,675	3.5	Yes	$363,122	$23.17	10/31/2019	$122	19.0%
Kid City	NR / NR / NR	10,000	2.2	Yes	$153,024	$15.30	1/10/2015	$137	11.2%
Happy Buffett	NR / NR / NR	10,000	2.2	Yes	$205,404	$20.54	12/31/2020	NA	NA

Total Jr. Anchors		67,139	14.9%

Occupied In-line		93,387	20.8%		$2,060,744	$22.07
Occupied Major Outparcel(3)		32,690	7.3%		$355,245	$10.87
Occupied Non-major Outparcels(3)		17,424	3.9%		$476,538	$27.35
Vacant Spaces		22,250	5.0%		$0	$0.00

Total Owned SF		449,170	100.0%
Total SF		449,170	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales for Wal-Mart and Acme Markets are estimated. Sales for Monster Pets and Kid City are actual reported sales for the tenants’ respective 2010 fiscal year.
(3)

The following tenant leases are ground leases and the improvements are owned by the related tenant and are not collateral for the loan: Acme Markets, Arby’s, Applebee’s, Pep Boys, Chick-Fil-A and Golden Corral.

(4)	Wine Legend opened for business on November 19, 2011 and is expected to begin paying base rent in February 2012.
(5)

Acme Markets has the right to terminate its lease in the event that Acme Markets is unable to operate from its premises for a period in excess of seven (7) consecutive days as a result of: (i) the violation of any environmental law by landlord, its tenants (other than Acme Markets), subtenants, concessionaires, licensees, agents, employees or invitees; or (ii) the presence, use, generation, storage, or release of hazardous material in, on, under, or above the shopping center, unless the hazardous material are released solely as a result of the acts of Acme Markets or its agents, subtenants, employees or invitees.

AUDUBON CROSSING AND AUDUBON COMMONS

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Audubon Crossing and Audubon Commons Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost

Wal-Mart	AA / Aa2 / AA	150,111	33.4%	$1,219,815	25.6%	$8.13	1/31/2027	$366	3.3%
Acme Markets(3)(4)	B+ / B2 / B+	66,169	14.7	355,420	7.5	5.37	3/31/2020	$378	2.2%
Monster Pets	NR / NR / NR	15,675	3.5	282,150	5.9	18.00	10/31/2019	$122	19.0%
Staples	BBB / Baa2 / BBB	20,388	4.5	244,656	5.1	12.00	2/28/2016	NA	NA
Happy Buffett	NR / NR / NR	10,000	2.2	150,000	3.2	15.00	12/31/2020	NA	NA
Golden Corral(3)	NR / NR / NR	10,336	2.3	137,469	2.9	13.30	9/24/2021	NA	NA
Fashion Bug	NR / NR / B-	8,100	1.8	133,650	2.8	16.50	10/31/2015	$120	18.0%
Lucille Roberts	NR / NR / NR	8,000	1.8	122,880	2.6	15.36	1/31/2021	NA	NA
Sonic(5)	NR / NR / NR	5,400	1.2	120,000	2.5	22.22	8/27/2029	$211	12.5%
Wine Legend(6)	NR / NR / NR	11,076	2.5	115,200	2.4	10.40	2/28/2022	NA	NA

Ten Largest Owned Tenants		305,255	68.0%	$2,881,239	60.6%	$9.44
Remaining Owned Tenants(3)		121,665	27.1	1,876,097	39.4	15.42
Vacant Spaces		22,250	5.0	0	0.0	0.00

Total / Wtd. Avg. All Owned Tenants		449,170	100.0%	$4,757,337	100.0%	$11.14

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales for Wal-Mart and Acme Markets are estimated. Sales for Monster Pets, Fashion Bug and Sonic are actual reported sales for the tenants’ respective 2010 fiscal year.
(3)

The following tenant leases are ground leases and the improvements are owned by the related tenant and are not collateral for the loan: Acme Markets, Arby’s, Applebee’s, Pep Boys, Chick-Fil-A and Golden Corral.

(4)

Acme Markets has the right to terminate its lease in the event that Acme Markets is unable to operate from its premises for a period in excess of seven (7) consecutive days as a result of: (i) the violation of any environmental law by landlord, its tenants (other than Acme Markets), subtenants, concessionaires, licensees, agents, employees or invitees; or (ii) the presence, use, generation, storage, or release of hazardous material in, on, under, or above the shopping center, unless the hazardous material are released solely as a result of the acts of Acme Markets or its agents, subtenants, employees or invitees.

(5)

Sonic has defaulted under the terms of their lease and has tendered the premises back to the landlord. The borrower is currently in negotiation with another Sonic operator regarding terms which could form the basis of a new lease for the space previously operated by JPL Foods Six, LP (dba Sonic). We cannot assure you any such lease will be executed.

(6)	Wine Legend opened for business on November 19, 2011 and is expected to begin paying base rent in February 2012.

The following table presents certain information relating to the lease rollover schedule at the Audubon Crossing and Audubon Commons Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants

MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012(2)	20,167	4.5	4.5%	371,911	7.8	18.44	5
2013	2,250	0.5	5.0%	54,000	1.1	24.00	1
2014	40,010	8.9	13.9%	355,498	7.5	8.89	4
2015	42,769	9.5	23.4%	722,580	15.2	16.89	12
2016	27,983	6.2	29.7%	387,326	8.1	13.84	4
2017	4,950	1.1	30.8%	69,300	1.5	14.00	1
2018	0	0.0	30.8%	0	0.0	0.00	0
2019	15,675	3.5	34.2%	282,150	5.9	18.00	1
2020	76,169	17.0	51.2%	505,420	10.6	6.64	2
2021	18,336	4.1	55.3%	260,349	5.5	14.20	2
2022 & Thereafter	178,611	39.8	95.0%	1,748,803	36.8	9.79	6
Vacant	22,250	5.0	100.0%	0	0.0	0.00	0

Total / Wtd. Avg.	449,170	100.0%		$4,757,337	100.0%	$11.14	38

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)

State of New Jersey (2,800 SF) executed a lease renewal which extends their lease maturity from 1/31/2012 to 1/31/2014. America’s Best (4,767 SF) executed a lease renewal which extends their lease maturity from 8/31/2012 to 8/31/2017.

The following table presents certain information relating to historical leasing at the Audubon Crossing and Audubon Commons Property:

Historical Leased %(1)

	2008	2009	2010

Owned Space	96.7%	89.0%	91.8%

(1)	As provided by the borrowers and represents average occupancy for the indicated year.

AUDUBON CROSSING AND AUDUBON COMMONS

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Audubon Crossing and Audubon Commons Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten(2)	Underwritten $ per SF

Base Rent	$3,950,972	$4,293,656	$4,507,209	$4,757,337	$10.59
Other Rental Revenue(3)	0	43,000	31,000	0	0.00
Gross Up Vacancy	0	0	0	490,361	1.09

Total Rent	$3,950,972	$4,336,656	$4,538,209	$5,247,698	$11.68
Total Reimbursables(4)	1,543,727	1,621,769	1,559,403	1,682,300	3.75
Other Income(5)	8,820	7,267	9,951	10,000	0.02
Vacancy & Credit Loss	0	0	0	(490,361)	(1.09)

Effective Gross Income	$5,503,519	$5,965,692	$6,107,563	$6,449,637	$14.36

Total Operating Expenses	$1,924,380	$2,056,519	$2,150,229	$2,067,258	$4.60

Net Operating Income	$3,579,139	$3,909,173	$3,957,334	$4,382,378	$9.76
TI/LC	0	0	0	147,210	0.33
Capital Expenditures	0	0	0	49,933	0.11

Net Cash Flow	$3,579,139	$3,909,173	$3,957,334	$4,185,236	$9.32

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and were not considered for the Underwritten Net Cash Flow.

(2)	Underwritten Net Cash Flow based on the 12/1/2011 rent roll with rent steps through 6/30/2012.
(3)	Other Rental Revenue includes rental revenue from temporary tenants.
(4)	Inclusive of CAM, real estate taxes, insurance, ground rent and administrative fee reimbursement income.
(5)	Other Income includes late fee income.

■	Appraisal. According to the appraisal, the Audubon Crossing and Audubon Commons Property had an “as-is” appraised value of $62,000,000 as of an effective date of May 23, 2011.

■

Environmental Matters. The Phase I environmental report, dated May 19, 2011, recommended (i) a Phase II subsurface investigation be performed in connection with the historical presence of dry cleaning facilities at the Audubon Property and (ii) an Operations and Maintenance (O&M) Plan for asbestos. The Phase II, dated September 23, 2011, identified concentrations of perchloroethylene in soil and groundwater that were above the New Jersey Department of Environmental Protection (“NJDEP”) Default Impact to Groundwater Soil Remediation Standard and the NJDEP Groundwater Quality Standard and recommended further investigation into the perchloroethylene impacts identified at the Audubon Crossing and Audubon Commons Property. The Phase II environmental report estimated costs associated with addressing NJDEP requirements and obtaining a Responsive Action Outcome (no further action) for the perchloroethylene impacts to be approximately $50,000 to $300,000. Under the loan agreement, if the borrowers fail to complete monitoring and any applicable remediation and obtain a Response Action Outcome within one year of origination, the borrowers are required to deposit $87,000 (or such other amount as is reasonably estimated by the lender to be the then-remaining cost required to complete the monitoring and/or remediation) into a reserve account; provided that, if the borrowers provide a report from its licensed site remediation professional that monitoring and/or remediation necessary to obtain a Response Action Outcome has been commenced, then the borrowers may defer the reserve requirement until the second anniversary of origination.

■

Market Overview and Competition. The Audubon Crossing and Audubon Commons Property is an anchored neighborhood shopping center in Audubon, New Jersey. As of 2010, the population within a 5-mile radius of the Audubon Crossing and Audubon Commons Property was 398,860 with an average household income of $64,915.

AUDUBON CROSSING AND AUDUBON COMMONS

The following table presents certain information relating to the primary competition for the Audubon Crossing and Audubon Commons Property:

Competitive Set(1)

	Audubon Crossing and Commons	Pathmark Center	Westmont Plaza	Haddon Commons	Brooklawn Shopping Center

Distance from Subject	-	1.0 miles South	1.8 miles East	1.9 miles East	1.9 miles Southwest
Property Type	Neighborhood Ctr. & Community Ctr.	Neighborhood Ctr.	Neighborhood Ctr.	Neighborhood Ctr.	Community Ctr.
Year Built / Renovated	Various / 2004-2005	1975 / 2002	N/A / N/A	1985 / N/A	1963 / 1995
Total GLA	449,170	83,308	195,824	52,640	144,012
Total Occupancy	95.0%	100%	97%	95%	99%
Anchors	Wal-Mart, Acme Markets	Pathmark, Dollar Tree	Super Fresh, Jo-Ann Stores	Acme Markets, CVS Pharmacy	Shop Rite, Advanced Auto Parts, Dollar Tree

(1)	Source: Appraisal.

■

The Borrowers. The borrowers are Audubon Ventures Limited Liability Company and Audubon Ventures II L.L.C., each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Audubon Crossing and Audubon Commons Loan. Steven B. Wolfson, one of the indirect owners of the borrowers and the sole owner of the managing member of each borrower, is the non-recourse carveout guarantor under the Audubon Crossing and Audubon Commons Loan, subject to certain limitations as set forth in Exhibit E-2 to the Prospectus Supplement, including that the guaranty will terminate if borrower delivers to lender a deed-in-lieu of foreclosure of the Audubon Crossing and Audubon Commons Property.

■

Escrows. On each due date, the borrowers are required to fund a tax, insurance and ground rent reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes, insurance premiums and ground rents over the then succeeding twelve month period, unless, (i) in the case of taxes, absent an event of default under the Audubon Crossing and Audubon Commons Loan, the borrowers provide evidence that taxes are paid timely, (ii) in the case of insurance premiums, absent an event of default under the Audubon Crossing and Audubon Commons Loan, the required insurance is being provided under a blanket policy and the borrowers provide evidence that the premiums are paid timely and coverage limits are consistent with those required under the Audubon Crossing and Audubon Commons Loan documents and (iii) in the case of ground rents due to PSE&G, the borrowers have not defaulted in their obligation to pay that ground rent. In addition, at origination, the borrowers deposited $70,000 into a reserve account, which will be released to the borrowers upon delivery of an estoppel certificate certifying that the Wine Legend tenant or a replacement tenant under a lease with similar economic terms is paying rent and the Wine Legend tenant or such replacement tenant has received all tenant allowances payable to it under its lease.

In the event the Acme tenant does not exercise its renewal option by March 31, 2019, then, beginning on the following due date, the borrowers will be required to deposit all cash revenues relating to the Audubon Crossing and Audubon Commons Property and all other money received by the borrowers or the property manager with respect to the Audubon Crossing and Audubon Commons Property (after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance and ground rents) to a tenant improvement and leasing commission reserve account, subject to a maximum total escrowed amount of $600,000, unless the borrowers make a cash deposit or deliver a letter of credit in the amount of $600,000.

Additionally, if the borrowers fail to complete monitoring and any applicable remediation discussed under “—Environmental Matters” above and obtain a Response Action Outcome within one year of origination, the borrowers are required to deposit $87,000 (or such other amount as is reasonably estimated by the lender to be the then-remaining cost required to complete the monitoring and/or remediation) into a reserve account; provided that, if the borrowers provide a report from its licensed site remediation professional that monitoring and/or remediation necessary to obtain a Response Action Outcome has been commenced, then the borrowers may defer the reserve requirement until the second anniversary of origination.

AUDUBON CROSSING AND AUDUBON COMMONS

Further, during the continuance of an Audubon Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance and ground rents, be reserved up to $900,000 and held as additional collateral for the Audubon Crossing and Audubon Commons Loan, unless the borrowers make a cash deposit or deliver a letter of credit in the amount of $900,000.

An “Audubon Trigger Period” means any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan agreement) for the twelve-month period immediately preceding such fiscal quarter is less than 1.05x and terminating as of the end of any two consecutive fiscal quarters in which the debt service coverage ratio for the twelve-month period immediately preceding each such fiscal quarter is equal to or greater than 1.05x.

■

Lockbox and Cash Management. The Audubon Crossing and Audubon Commons Loan requires a springing lockbox, which is to be established upon the commencement of an Audubon Trigger Period or the occurrence of an event of default under the Audubon Crossing and Audubon Commons Loan. The loan documents require, during the continuance of an Audubon Trigger Period or an event of default under the Audubon Crossing and Audubon Commons Loan, the borrowers to direct the tenants to pay their rents directly to a lender-controlled cash management account or lockbox account and the borrowers to cause all cash revenues relating to the Audubon Crossing and Audubon Commons Property and all other money received by the borrowers or the property manager with respect to the Audubon Crossing and Audubon Commons Property to be deposited into the cash management account or lockbox account by the end of the second business day following receipt. All amounts in any lockbox account are swept to the lender-controlled cash management account on each business day. During the continuance of an event of default under the Audubon Crossing and Audubon Commons Loan, the lender may apply any funds in the cash management account to amounts payable under the Audubon Crossing and Audubon Commons Loan and/or toward the payment of expenses of the Audubon Crossing and Audubon Commons Property, in such order of priority as the lender may determine.

■

Property Management. The Audubon Crossing and Audubon Commons Property is currently managed by Wolfson-Verrichia Group, Inc., which is an affiliate of the borrowers, pursuant to a management agreement. Under the loan documents, the Audubon Crossing and Audubon Commons Property may not be managed by any other party, other than an affiliate of Wolfson-Verrichia Group, Inc. or another management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender may require the borrowers to replace the property manager during the continuance of an event of default under the Audubon Crossing and Audubon Commons Loan, or a material default by the property manager under the management agreement after the expiration of any applicable cure period or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■

Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for Foreign and Domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Audubon Crossing and Audubon Commons Property, plus twelve months of business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the Audubon Crossing and Audubon Commons Loan as required by the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount. The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Audubon Crossing and Audubon Commons Property is located and is no larger than $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Audubon Crossing and Audubon Commons Property are separately

AUDUBON CROSSING AND AUDUBON COMMONS

allocated under the blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

■

Ground Lease. A leasehold interest under a ground lease secures a portion of the Audubon Crossing and Audubon Commons Loan. The ground lease relates to a strip of land between the property known as Audubon Crossing and the property known as Audubon Commons, which is used for access between the properties and 48 parking spaces. There is alternative access between the properties via a public road. The ground leased property was given no value in the appraisal and is not required to comply with zoning requirements. Under the ground lease, the borrowers are required to make annual ground rent payments of $19,400. The loan agreement requires the borrowers to fund a ground rent reserve as described under “—Escrows” above. The ground lease expires December 22, 2035, with two 5-year extensions, and is not subordinate to the related mortgage.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PITTSFORD PLAZA

PITTSFORD PLAZA

Rochester
Pittsford Plaza
3349 Monroe Avenue
Rochester, NY 14618
NEW YORK RAIL SERVICE
Amtrak
CANADA
UNITED STATES
Lake Ontario
Toronto
Rochester
Buffalo
Syracuse
The Medley Centre
Rochester General Hospital
EDGERTON
UPPER FALLS
HOMESTEAD HEIGHTS
Rochester Amtrak
BROWNCROFT
MAYOR'S HEIGHTS
PARK AVENUE
COBBS HILL
19TH WARD
University of Rochester
GREATER ROCHESTER INT'L AIRPORT
BRIGHTON
EAST ROCHESTER
Nazareth College of Rochester
Monroe Community College
Pittsford
Rochester Institute of Technology
The Marketplace
HENRIETTA

PITTSFORD PLAZA

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Rochester, New York
Property Type	Retail
Size (SF)	450,146
Total Occupancy as of 12/31/2011	96.8%
Owned Occupancy as of 12/31/2011	96.8%
Year Built / Latest Renovation	1961, 1965 / 2000-2007
Appraised Value	$79,000,000

Underwritten Revenues	$9,190,954
Underwritten Expenses	$3,545,723
Underwritten Net Operating Income (NOI)	$5,645,231
Underwritten Net Cash Flow (NCF)	$5,185,960
Cut-off Date LTV Ratio	55.7%
Maturity Date LTV Ratio	52.0%
DSCR Based on Underwritten NOI / NCF	1.81x / 1.66x
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.8%

Mortgage Loan Information
Originator		CGMRC
Cut-off Date Principal Balance		$44,000,000
Cut-off Date Principal Balance per SF		$97.75
Percentage of Initial Pool Balance		3.8%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.8500%
Original Term to Maturity (Months		120
Original Amortization Term (Months)(1)		360

Escrows
	Upfront	Monthly
Taxes	$1,137,134	$106,986
Insurance	$151,776	$16,864
Replacement Reserves	$0	$8,628
TI/LC	$0	$0
Deferred Maintenance	$27,500	$0

Sources and Uses

Sources	$	%	Uses	$	%

Loan Amount	$44,000,000	99.9%	Loan Payoff	$38,287,469	86.9%
Other Sources	50,000	0.1	Sponsor Equity Distribution	3,900,807	8.9
			Reserves	1,316,410	3.0
			Closing Costs	545,314	1.2

Total Sources	$44,050,000	100.0%	Total Uses	$44,050,000	100.0%

(1)	Interest-only for first 60 months.

■

The Mortgage Loan. The mortgage loan (the “Pittsford Plaza Loan”) is evidenced by a note in the original principal amount of $44,000,000 and is secured by a first mortgage encumbering a retail center located in Rochester, New York (the “Pittsford Plaza Property”). The Pittsford Plaza Loan was originated by Citigroup Global Markets Realty Corp on August 19, 2011 and represents approximately 3.8% of the Initial Pool Balance. The Pittsford Plaza Loan has an outstanding principal balance as of the Cut-off Date of $44,000,000 and an interest rate of 5.8500% per annum. The proceeds of the Pittsford Plaza Loan were primarily used to refinance existing debt on the Pittsford Plaza Property, fund reserves, pay closing costs, and return equity to the sponsor of the borrower.

The Pittsford Plaza Loan had an initial term of 120 months and has a remaining term of 115 months. The Pittsford Plaza Loan requires payments of interest only for the first 60 months and amortizes on a 30-year schedule after September 6, 2016. The scheduled maturity date is the due date in September 2021. Voluntary prepayment of the Pittsford Plaza Loan is permitted after June 6, 2021. Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time after the second anniversary of the securitization closing date.

■

The Mortgaged Property. The Pittsford Plaza Property is a 450,146 SF retail center located in Rochester, New York. The Pittsford Plaza Property was originally constructed in 1961, expanded in 1965, and expanded and renovated in stages from 2000 through 2007. The Pittsford Plaza Property is comprised of (i) an “L” shaped shopping center with tenants such as Bed Bath & Beyond, T.J. Maxx, Stein Mart, and Michaels, (ii) a free-standing Barnes & Noble, and (iii) three outparcels that are occupied by Cheesecake Factory, Fidelity Brokerage Services, and Citizens Bank. The Pittsford Plaza Property includes 2,063 parking spaces, which equates to a ratio of 4.6 parking spaces per 1,000 square feet. As of December 31, 2011, the Total Occupancy and Owned Occupancy were both 96.8%.

PITTSFORD PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Pittsford Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost

Bed Bath & Beyond	NR / NR / BBB+	37,486	8.3%	$704,737	11.4%	$18.80	1/31/2017	$217	9.0%
Century Wine and Liquor	NR / NR / NR	45,395	10.1	578,786	9.4	12.75	10/31/2017	NA	NA
Barnes & Noble	NR / NR / NR	51,980	11.5	500,000	8.1	9.62	2/29/2016	$220	6.9%
Stein Mart(3)	NR / NR / NR	36,000	8.0	386,280	6.3	10.73	11/30/2017	$106	14.7%
Michaels	NR / NR / B-	30,000	6.7	322,500	5.2	10.75	1/31/2016	$116	15.3%
Cheesecake Factory(4)	NR / NR / NR	10,384	2.3	311,520	5.0	30.00	1/31/2028	$684	5.6%
Eastern Mountain Sports	NR / NR / NR	12,000	2.7	258,000	4.2	21.50	1/31/2018	$262	10.7%
T.J. Maxx	NR / A3 / A	35,000	7.8	213,500	3.5	6.10	7/31/2016	$187	5.6%
Fidelity Brokerage Services	NR / A2 / A+	6,000	1.3	210,000	3.4	35.00	11/30/2018	NA	NA
Pittsford Cinema	NR / NR / NR	27,452	6.1	188,870	3.1	6.88	3/31/2022	$263,244	15.4%

Ten Largest Owned Tenants		291,697	64.8%	$3,674,193	59.5%	$12.60
Remaining Owned Tenants		143,909	32.0	2,502,018	40.5	17.39
Vacant Spaces (Owned Space)		14,540	3.2	0	0.0	0.00

Total / Wtd. Avg. All Owned Tenants		450,146	100.0%	$6,176,211	100.0%	$14.18

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended 11/30/2011 with the exception of: Bed Bath & Beyond (12/31/2010); Michaels (12/31/2010); T.J. Maxx (12/31/2009).
(3)	Stein Mart may terminate their lease in 2013 if, at any time from 2007 to 2012, gross sales are less than $5,500,000.
(4)

Cheesecake Factory may terminate their lease if during any period of twelve consecutive months, from 2012 to 2015, sales are less than $6,000,000. From 2016 until the lease expiration, Cheesecake Factory may terminate their lease if during any period of twelve consecutive months sales are less than $7,000,000.

The following table presents certain information relating to the lease rollover schedule at the Pittsford Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants

MTM	905	0.2%	0.2%	$21,720	0.4%	$24.00	1
2012	11,971	2.7	2.9%	233,414	3.8	19.50	6
2013	6,639	1.5	4.3%	166,051	2.7	25.01	4
2014	10,161	2.3	6.6%	182,592	3.0	17.97	3
2015	39,591	8.8	15.4%	587,088	9.5	14.83	9
2016	130,130	28.9	44.3%	1,267,271	20.5	9.74	7
2017	130,728	29.0	73.3%	1,763,658	28.6	13.49	6
2018	42,374	9.4	82.8%	937,787	15.2	22.13	7
2019	9,089	2.0	84.8%	195,348	3.2	21.49	2
2020	1,980	0.4	85.2%	27,225	0.4	13.75	1
2021	11,202	2.5	87.7%	227,666	3.7	20.32	3
2022 & Thereafter	40,836	9.1	96.8%	566,390	9.2	13.87	3
Vacant	14,540	3.2	100.0%	0	0.0	0.00	0

Total / Wtd. Avg.	450,146	100.0%		$6,176,211	100.0%	$14.18	52

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

PITTSFORD PLAZA

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pittsford Plaza Property:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $per SF

Base Rent	$5,830,627	$5,889,177	$5,960,780	$6,058,124	$13.46
Contractual Rent Steps(3)	0	0	0	118,088	0.26
Gross Up Vacancy	0	0	0	407,976	0.91

Total Rent	$5,830,627	$5,889,177	$5,960,780	$6,584,188	$14.63
Total Reimbursables	2,082,932	2,137,270	2,163,685	2,422,809	5.38
Other Income(4)	805,238	802,499	789,036	757,678	1.68
Vacancy & Credit Loss	(171,232)	(42,788)	(3,978)	(573,721)	(1.27)

Effective Gross Income	$8,547,565	$8,786,158	$8,909,523	$9,190,954	$20.42

Total Operating Expenses	$3,270,782	$3,343,242	$3,291,646	$3,545,723	$7.88

Net Operating Income	$5,276,783	$5,442,916	$5,617,877	$5,645,231	$12.54
TI/LC	0	0	0	355,738	0.79
Capital Expenditures	0	0	0	103,534	0.23

Net Cash Flow	$5,276,783	$5,442,916	$5,617,877	$5,185,960	$11.52

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 12/31/2011 rent roll.
(3)	Contractual rent steps include increases in annual rent through 4/1/2012 pursuant to tenant leases.
(4)	Other income includes HVAC income from three tenants sharing a central cooling system, energy income, trash removal income paid by in-line tenants and maintenance income.

■	Appraisal. According to the appraisal, the Pittsford Plaza Property had an “as-is” appraised value of $79,000,000 as of an effective date of June 20, 2011.

■

Environmental Matters. The Phase I environmental report dated June 30, 2011 recommended the following additional actions at the Pittsford Plaza Property: (i) provide documentation to verify regulatory case closure for a spill associated with the hydraulic lift removal from the maintenance area; (ii) development and implementation of an asbestos O&M Program; and (iii) remediation of water stains. The documentation recommended under clause (i) to be delivered has been delivered to lender in compliance with the loan documents.

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Market Overview and Competition. The Pittsford Plaza Property is located approximately 5 miles southeast of downtown Rochester, New York. The Pittsford Plaza Property is situated along Monroe Avenue (Route 31), a major thoroughfare in Rochester with a traffic count of over 40,000 vehicles per day. Per the appraisal, the 2011 population within a one-, three-, and five-mile radius of the Pittsford Plaza Property is 55,065, 188,647, and 529,493, respectively. The 2011 estimated average household income within a one-, three-, and five-mile radius of the Pittsford Plaza Property is $96,176, $70,949, and $64,940, respectively.

PITTSFORD PLAZA

The following table presents certain information relating to the primary competition for the Pittsford Plaza Property:

Competitive Set

	Pittsford Plaza	Westgate Plaza(1)	The Mall at Greece Ridge (1)	Southtown Plaza(1)

Distance from Subject	--	7.7 miles West	10 miles Northwest	5 miles West
Property Type	Anchored Retail	Anchored Retail	Regional Mall	Anchored Retail
Year Built / Renovated	1961, 1965 / 2000-2007	2000 / NAV	1980 / NAV	1956 / NAV
Total GLA	450,146	204,717	1,304,896	504,259
Total Occupancy	97%	100%	94%	76%
Anchors / Significant Tenants	Bed Bath & Beyond, T.J. Maxx, Stein Mart, Marshalls, Barnes & Noble	Walmart, Staples, Rite Aid, Dollar Tree	Kaufmann’s, Sears, JC Penney, Target, Marshall’s	Burlington Coat, Linens N Things, Famous Footwear

	Towne Center at Webster(1)	Henrietta Plaza(1)	Panorama Plaza(1)	Power Center (1)

Distance from Subject	8.8 miles Northeast	3.6 miles West	3.1 miles Northeast	NAV
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	2005 / NAV	1987 / NAV	1995 / NAV	2005 / NAV
Total GLA	163,652	233,326	230,000	193,618
Total Occupancy	100%	100%	94%	100%
Anchors / Significant Tenants	Kohls, Bed Bath Beyond, Target, Dick’s, Old Navy, Petsmart	Tops, Office Depot	Tops, Linens n Things, Dress Barn	Barnes & Noble, Target, Dick’s

(1)	Source: Appraisal

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The Borrower. The borrower is Pittsford Plaza SPE, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pittsford Plaza Loan. The borrower of the Pittsford Plaza Loan is indirectly owned by Thomas C. Wilmot, Sr., the non-recourse carveout guarantor under the Pittsford Plaza Loan.

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Escrows. At origination, the borrower funded an escrow reserve in the amount of $1,137,134 in respect of tax expenses, $151,776 in respect of insurance premiums, and $27,500 in respect to deferred maintenance. On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period and (ii) a replacement reserve in an amount equal to $8,628.

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Lockbox and Cash Management. The Pittsford Plaza Loan requires a springing hard lockbox be put in place upon the occurrence and during the continuance of a Pittsford Plaza Trigger Period. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account (i) upon the occurrence of and during the continuance of each of the first four (4) Pittsford Plaza Trigger Periods and (ii) upon the occurrence of the fifth Pittsford Plaza Trigger Period and thereafter for so long as the Pittsford Plaza Loan remains outstanding (irrespective of whether the fifth Pittsford Plaza Trigger Period ceases to exist). On each business day, upon the occurrence and during the continuance of a Pittsford Plaza Trigger Period and at all times following the fifth Pittsford Plaza Trigger Period, sums on deposit in the lockbox account are required to be transferred to the cash management account and applied in accordance with the loan payment waterfall set forth in the loan agreement.

A “Pittsford Plaza Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio (as calculated pursuant to the loan documents) being less than 1.15x; and (b) expiring upon (x) with regard to any Pittsford Plaza Trigger Period commenced in condition with clause (i) above, the cure of the applicable event of default and (y) with regard to any Pittsford Plaza Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two (2) consecutive calendar quarters. Notwithstanding the foregoing, a Pittsford Plaza Trigger Period will not be deemed to expire in the event that a Pittsford Plaza Trigger Period then exists for any other reason.

PITTSFORD PLAZA

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Property Management. The Pittsford Plaza Property is currently managed by Wilmorite Management Group, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Pittsford Plaza Property may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement after the expiration of any applicable cure period. Upon the occurrence of an event of default or a Pittsford Plaza Trigger Period, a default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■

Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as such terms are defined in the TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Pittsford Plaza Property, plus eighteen (18) months of business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, borrower is required to carry terrorism insurance throughout the term of the Pittsford Plaza Loan as required in the preceding sentence, but in such event borrower will not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism and earthquake components of such casualty and business/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either case, such insurance shall contain deductibles no greater than $50,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

LINCOLN SQUARE SHOPPING CENTER

LINCOLN SQUARE SHOPPING CENTER

DALLAS/FORT WORTH AREA TRANSIT
DART
Amtrak
Trinity
Lincoln Square Shopping Center
1322-1400 North Collins Street
Arlington, TX 76011
Carrollton
Coppell
Grapevine
Southlake
Keller
Addison
Farmers Branch
Colleyville
North Richland Hills
Bedford
Euless
Irving
University Park
Hurst
Dallas
Arlington
Grand Prairie
Pantego
Dalworthington Gardens
Cockrell Hill
Duncanville
Kennedale
Desoto
Cedar Hill
Mansfield
Glenn Heights
Ovilla
Cowboys Stadium
Six Flags Over Texas
Six Flags Mall
Arlington Municipal Airport
Grand Prairie Municipal Airport
Dallas Executive Airport
Dallas Love Field
Dallas/Fort Worth Int'l Airport
Addison Airport
MAP © 2012 CARTIFACT, INC.

LINCOLN SQUARE SHOPPING CENTER

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Arlington, Texas
Property Type	Retail
Size (SF)	444,438
Total Occupancy as of 1/1/2012	89.0%
Owned Occupancy as of 1/1/2012	89.0%
Year Built / Latest Renovation	1983, 1984, 1990, 2005-2010 / NAP
Appraised Value	$71,000,000

Underwritten Revenues	$8,551,917
Underwritten Expenses	$3,551,518
Underwritten Net Operating Income (NOI)	$5,000,399
Underwritten Net Cash Flow (NCF)	$4,568,028
Cut-off Date LTV Ratio	59.3%
Maturity Date LTV Ratio(1)	47.9%
DSCR Based on Underwritten NOI / NCF	1.82x / 1.66x
Debt Yield Based on Underwritten NOI / NCF	11.9% / 10.9%

Mortgage Loan Information
Originator		GSCMC
Cut-off Date Principal Balance		$42,092,036
Cut-off Date Principal Balance per SF		$94.71
Percentage of Initial Pool Balance		3.6%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.0500%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		360

Escrows
	Upfront	Monthly
Taxes	$468,666	$66,952
Insurance	$29,769	$5,954
Replacement Reserves	$0	$7,407
TI/LC(2)	$250,000	$18,417
Other(3)	$852,189	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,420,000	58.1%	Purchase Price	$70,707,000	96.8%
Sponsor Equity	30,646,694	41.9	Reserves	1,600,624	2.2
			Closing Costs	759,070	1.0

Total Sources	$73,066,694	100.0%	Total Uses	$73,066,694	100.0%

(1)

The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $72,900,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 49.2%. See “—Appraisal” below.

(2)	TI/LC escrows are capped at $750,000.
(3)

Other escrows consist of a new tenant reserve established at origination for rent and TI/LC for the new leases with Chaucer’s ($530,869) and Lupe’s Tex-Mex ($321,320). On December 15, 2011, $46,200 was released from Chaucer’s reserve and $205,089 was released from Lupe’s Tex-Mex reserve. On January 23, 2012 an additional $154,000 was released from the Chaucer’s reserve. See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Lincoln Square Shopping Center Loan”) is evidenced by a note in the original principal amount of $42,420,000 and is secured by a first mortgage encumbering a shopping center located in Arlington, Texas (the “Lincoln Square Shopping Center Property”). The Lincoln Square Shopping Center Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Lincoln Square Shopping Center Loan was originated on June 14, 2011 and represents approximately 3.6% of the Initial Pool Balance. The Lincoln Square Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $42,092,036 and has an interest rate of 5.0500% per annum. The borrower utilized the proceeds of the Lincoln Square Shopping Center Loan to purchase the Lincoln Square Shopping Center Property.

The Lincoln Square Shopping Center Loan had an initial term of 120 months and has a remaining term of 113 months. The Lincoln Square Shopping Center Loan requires monthly payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is the due date in July 2021. Voluntary prepayment of the Lincoln Square Shopping Center Loan is prohibited prior to April 6, 2021. Defeasance with direct, non-callable AAA-rated obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

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The Mortgaged Property. The Lincoln Square Shopping Center Property is a 444,438 SF shopping center located in Arlington, Texas. The Lincoln Square Shopping Center Property was constructed in 1983, 1984, 1990, and 2005-2010. Tenants at the Lincoln Square Shopping Center Property include Best Buy, Ross Dress for Less, Stein Mart, PetSmart, The Gap, and Chico’s. As of January 1, 2012, Total Occupancy and Owned Occupancy were both 89.0%.

LINCOLN SQUARE SHOPPING CENTER

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Lincoln Square Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Anchors
Stein Mart	NR / NR / NR	45,000	10.1%	Yes	$510,046	$11.33	4/30/2014	$116	9.8%
Ross Dress for Less	NR / NR / BBB+	30,049	6.8	Yes	$536,910	$17.87	1/31/2019	NA	NA
Best Buy	BBB- / Baa2 / BBB-	30,038	6.8	Yes	$672,945	$22.40	1/31/2015	NA	NA
Total Anchors		105,087	23.6%

Jr. Anchors
Bed Bath & Beyond	NR / NR / BBB+	22,482	5.1%	Yes	$253,669	$11.28	5/13/2013	$163	6.9%
PetSmart	NR / NR / BB+	20,087	4.5	Yes	$418,131	$20.82	1/31/2017	NA	NA
Half Price Books	NR / NR / NR	14,000	3.2	Yes	$190,630	$13.62	3/31/2013	NA	NA
Sherlock’s Baker St. Pub & Grill(3)	NR / NR / NR	13,583	3.1	Yes	$280,170	$20.63	4/30/2013	$228	9.1%
Pier 1 Imports	NR / NR / NR	11,427	2.6	Yes	$222,567	$19.48	5/31/2014	$86	22.8%
GAP	BBB- / Baa3 / BB+	10,469	2.4	Yes	$145,388	$13.89	10/31/2014	$161	8.6%
Total Jr. Anchors		92,048	20.7%

Occupied In-line(4)		137,168	30.9%		$3,177,089	$23.16
Occupied Outparcel		6,000	1.4%		$223,601	$37.27
Occupied Restaurants(5)		55,164	12.4%		$1,509,533	$27.36
Vacant Space		48,971	11.0%		$0	$0.00
Total Owned SF		444,438	100.0%
Total SF		444,438	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended July 31, 2011.
(3)	Sherlock’s Baker St. Pub & Grill square footage includes 2,399 SF of storage space (total rent of $11.77 psf).
(4)

Includes two tenants: DaVita (7,263 SF, total rent of $22.81 psf) which has a signed lease and is expected to open and begin paying rent in May 2012; and Bliss Yogurt (1,400 SF, total rent of $25.27 psf) which has a signed lease and is expected to open in March 2012 and begin paying rent in June 2012.

(5)	Chaucer’s (7,700 SF, total rent of $25.81 psf) has a signed lease and is expected to open and begin paying rent in March 2012.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Lincoln Square Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Best Buy	BBB- / Baa2 / BBB-	30,038	6.8%	$495,627	8.4%	$16.50	1/31/2015	NA	NA
Ross Dress for Less	NR / NR / BBB+	30,049	6.8	375,613	6.3	12.50	1/31/2019	NA	NA
Stein Mart	NR / NR / NR	45,000	10.1	315,000	5.3	7.00	4/30/2014	$116	9.8%
PetSmart	NR / NR / BB+	20,087	4.5	311,349	5.3	15.50	1/31/2017	NA	NA
Bed Bath & Beyond	NR / NR / BBB+	22,482	5.1	253,669	4.3	11.28	5/13/2013	$163	6.9%
Sherlock’s Baker St. Pub & Grill(3)	NR / NR / NR	13,583	3.1	181,463	3.1	13.36	4/30/2013	$228	9.1%
PlainsCapital Bank	NR / NR / NR	6,000	1.4	180,000	3.0	30.00	10/31/2015	NA	NA
Boomer Jack’s Grill	NR / NR / NR	7,980	1.8	179,550	3.0	22.50	10/31/2020	NA	NA
Birraporetti’s	NR / NR / NR	5,600	1.3	161,000	2.7	28.75	11/30/2016	$229	15.5%
Pier 1 Imports	NR / NR / NR	11,427	2.6	154,265	2.6	13.50	5/31/2014	$86	22.8%
Ten Largest Owned Tenants		192,246	43.3%	$2,607,535	44.0%	$13.56
Remaining Owned Tenants(4)		203,221	45.7	3,315,991	56.0	16.32
Vacant Space (Owned Space)		48,971	11.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		444,438	100.0%	$5,923,526	100.0%	$14.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended July 31, 2011.
(3)	Sherlock’s Baker St. Pub & Grill square footage includes 2,399 SF of storage space (total rent of $11.77 psf).
(4)

Includes three tenants which currently have signed leases but are not yet open: Chaucer’s (7,700 SF, total rent of $25.81 psf); DaVita (7,263 SF, total rent of $22.81 psf); and Bliss Yogurt (1,400 SF, total rent of $25.27 psf).

LINCOLN SQUARE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Lincoln Square Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	33,826	7.6	7.6%	552,379	9.3	16.33	10
2013	83,098	18.7	26.3%	1,061,104	17.9	12.77	15
2014	81,970	18.4	44.8%	905,357	15.3	11.04	9
2015	58,490	13.2	57.9%	1,064,892	18.0	18.21	8
2016	20,836	4.7	62.6%	430,265	7.3	20.65	6
2017	36,572	8.2	70.8%	599,976	10.1	16.41	5
2018	4,334	1.0	71.8%	67,302	1.1	15.53	2
2019	30,049	6.8	78.6%	375,613	6.3	12.50	1
2020	18,584	4.2	82.7%	374,700	6.3	20.16	4
2021	4,745	1.1	83.8%	104,390	1.8	22.00	1
2022 & Thereafter	22,963	5.2	89.0%	387,548	6.5	16.88	3
Vacant	48,971	11.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	444,438	100.0%		$5,923,526	100.0%	$14.98	64

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Lincoln Square Shopping Center Property:

Historical Leased%(1)

	2008	2009	2010
Owned Space	87.2%	89.4%	91.5%

(1)	As provided by the borrower and represents occupancy at the end of the indicated period.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lincoln Square Shopping Center Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$4,809,367	$5,259,779	$5,367,345	$5,923,526	$13.33
Overage Rent	659,028	439,665	406,737	22,301	0.05
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	1,019,919	2.29
Total Rent	$5,468,395	$5,699,444	$5,774,083	$6,965,746	$15.67
Total Reimbursables	2,299,356	2,037,699	2,260,225	2,592,539	5.83
Other Income(4)	32,143	322,499	31,454	13,551	0.03
Vacancy & Credit Loss	0	0	0	(1,019,919)	(2.29)
Effective Gross Income	$7,799,893	$8,059,642	$8,065,762	$8,551,917	$19.24

Total Operating Expenses	$3,242,964	$3,114,167	$3,281,696	$3,551,518	$7.99

Net Operating Income	$4,556,929	$4,945,475	$4,784,067	$5,000,399	$11.25
TI/LC	0	0	0	365,705	0.82
Capital Expenditures	0	0	0	66,666	0.15
Net Cash Flow	$4,556,929	$4,945,475	$4,784,067	$4,568,028	$10.28

(1)

Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 1/1/2012 rent roll with rent steps through 6/30/2012.
(3)

Underwritten base rent includes tenants who pay rent based on a percentage of sales in lieu of base rent including Bed Bath and Beyond ($253,669), GAP ($135,013), Ann Taylor Loft ($96,210) and Happiness Hallmark ($78,538).

(4)	Underwritten other income is signage income. Historical other income includes signage income, storage income, NSF fees, interest income, late fees, lease termination fees and other miscellaneous fees.

LINCOLN SQUARE SHOPPING CENTER

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Appraisal. According to the appraisal, the Lincoln Square Shopping Center Property had an “as-is” appraised value of $71,000,000 as of an effective date of May 13, 2011. The appraiser also indicated an “as stabilized” appraised value of $72,900,000 as of an effective date of April 30, 2012 which assumes lease-up of the property to a stabilized occupancy of 94%.

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Environmental Matters. The Phase I environmental report dated May 26, 2011 identified two adjacent sites that have had releases from underground storage tanks. However, based on their regulatory status (cases closed pending final documentation), the Phase I environmental report indicated that no further action was recommended.

■

Market Overview and Competition. The Lincoln Square Shopping Center Property is located at the southwest corner of I-30 and North Collins Street in Arlington, TX, approximately a half mile north of the new Cowboys Stadium. As of 2010, the population within a 5-mile radius of the Lincoln Square Shopping Center Property was 263,009 with an average household income of $57,103. The Lincoln Square Shopping Center Property’s primary competing shopping center is Six Flags Village which is a smaller property located directly to the east of the Lincoln Square Shopping Center Property. Another primary competitor in the submarket with a similar tenant mix is Bardin Place Center which is located 6 miles south of the Lincoln Square Shopping Center Property and has major tenants such as Ross Dress for Less and Hobby Lobby.

The following table presents certain information relating to the primary competition for the Lincoln Square Shopping Center Property:

Competitive Set(1)

	Lincoln Square Shopping Center	Six Flags Village	Bardin Place Center	Fielder Plaza
Distance from Subject	-	Adjacent East	6 miles South	1.9 miles West
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built / Renovated	1983, 1984, 1990, 2005-	1988 / NAP	1993 / NAP	1978 / 1990
2010 / NAP
Total GLA	444,438	86,380	399,188	243,027
Total Occupancy	89.0%	95%	96%	92%
Anchors	Stein Mart, Ross Dress for	Save-A-Lot, Office Max	Ross Dress for Less, Hobby	Tom Thumb, Dollar General,
	Less, PetSmart	and Dollar Tree	Lobby, Sports Authority	CVS Pharmacy

(1)	Source: Appraisal.

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The Borrower. The borrower is Lincoln Square Dunhill LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lincoln Square Shopping Center Loan. The borrower of the Lincoln Square Shopping Center Loan is a limited partnership that is effectively owned 81.88% by RioCan USA Holdings Inc. and 18.12% by a limited liability company which is controlled by William L. Hutchinson, who is the non-recourse carveout guarantor under the Lincoln Square Shopping Center Loan, subject to certain limitations as set forth in Exhibit E-2 to the Prospectus Supplement, and who is also the president of the borrower.

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Escrows. At origination, the borrower funded an escrow reserve in the amount of $468,666 in respect of certain tax expenses and $29,769 in respect of certain insurance premiums. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, other than (i) taxes that are paid annually from one or more of the Pier One, Stein Mart, Best Buy, Ross Stores, PetsMart, TGI Friday’s, Half Price Book’s and Palm Beach Tan tenants, for so long as the borrower makes one or more deposits into the reserve account on or before December 15 of each calendar year equal to the cumulative amount of pro-rata taxes that are the responsibility of the related tenant under the related lease, no event of default is continuing under the related lease and no material adverse change occurs, in the lender’s reasonable discretion, that would jeopardize the tenant’s ability to timely pay the taxes, and (ii) taxes that are paid directly to the taxing authority by the Colter’s Barbeque tenant, for so long as no event of default is continuing under the Lincoln Square Shopping Center Loan or the related lease and no material adverse change occurs, in the lender’s reasonable discretion, that would jeopardize the tenant’s ability to timely pay the taxes.

LINCOLN SQUARE SHOPPING CENTER

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In addition, at origination, the borrower deposited $852,189 to cover tenant improvements and leasing commissions and rent for the Lupe’s Tex Mex Restaurant, Inc. and Chaucer’s Restaurant tenants. Further, at origination, the borrower deposited $250,000 into a reserve account to cover tenant improvements and leasing commissions.

In addition, on each due date, the borrower is required to fund (i) a tenant improvements and leasing commissions reserve in the monthly amount of $18,417, subject to a maximum total escrowed amount of $750,000 (excluding deposits for lease termination payments or fees) and (ii) a capital expenditure reserve account in the monthly amount of $7,407. Further, the borrower is required to deposit any termination fee it receives in connection with the termination of a lease into the tenant improvements and leasing commissions reserve. The borrower is also required to establish a reserve account for the deposit of any casualty or condemnation loss proceeds.

Furthermore, during the continuance of a Lincoln Square Shopping Center Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions, be reserved and held as additional collateral for the Lincoln Square Shopping Center Loan.

A “Lincoln Square Shopping Center Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) of the Lincoln Square Shopping Center Property for the twelve-month period immediately preceding such fiscal quarter is less than $4,122,822.15 and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the Lincoln Square Shopping Center Property for the twelve-month period immediately preceding each such fiscal quarter (operating income based on the last two fiscal quarters, times two, plus percentage rent and other income during the preceding twelve-month period) is equal to or greater than $4,122,822.15 or (b) any period commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered and there is not otherwise an indication of the existence of a Lincoln Square Shopping Center Trigger Period.

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Lockbox and Cash Management. The Lincoln Square Shopping Center Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled cash management account or a blocked account. The loan documents also require that all cash revenues relating to the Lincoln Square Shopping Center Property and all other money received by the borrower or the property manager be deposited into the cash management account or a blocked account within one business day after receipt. All amounts in any blocked account are swept to the lender-controlled cash management account on a daily basis. On each business day that neither an event of default under the Lincoln Square Shopping Center Loan nor a Lincoln Square Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrower and pledged to the lender. During the continuance of an event of default under the Lincoln Square Shopping Center Loan, the lender may apply any funds in the cash management account to amounts payable under the Lincoln Square Shopping Center Loan and/or toward the payment of expenses of the Lincoln Square Shopping Center Property, in such order of priority as the lender may determine.

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Property Management. The Lincoln Square Shopping Center Property is currently managed by Dunhill Property Management Services, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Lincoln Square Shopping Center Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager during the continuance of an event of default under the Lincoln Square Shopping Center Loan, or a material default by the property manager under the management agreement after the expiration of any applicable cure period, or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager.

LINCOLN SQUARE SHOPPING CENTER

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Release of Collateral. Provided no event of default is then continuing under the Lincoln Square Shopping Center Loan, after the one year anniversary of the origination date, the borrower may obtain the release from the lien of the loan documents of one or more of the parcels containing the Black-Eyed Pea, Colter’s Barbeque, Plains Capital Bank, TGI Friday’s or Olive Garden tenants, subject to the satisfaction of certain conditions, including among others: (i) prepayment in an amount equal to the greater of (a) 120% of the allocated loan amount or (b) 90% of the net sales proceeds otherwise payable to the borrower from any sale of the release parcel, together with any applicable yield maintenance premium (or 1% of the portion of the loan amount prepaid, if greater), (ii) after giving effect to the release, the loan-to-value ratio (as calculated pursuant to the loan documents) for the remaining portion of the Lincoln Square Shopping Center Property is equal to or less than the lesser of (a) 60% and (b) the loan-to-value ratio immediately prior to the release, (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining portion of the Lincoln Square Shopping Center Property for the twelve-month period preceding the end of the most recent fiscal quarter is equal to or greater than the greater of (a) 1.76x and (b) the debt service coverage ratio immediately prior to the release, and (iv) delivery of Rating Agency Confirmation.

In addition, the related borrower has requested the release of two vacant, unimproved parcels, totaling 2,747 square feet, from the lien of the related mortgage, in connection with the conveyance of those parcels to the City of Arlington to be used as a drainage line and an addition to a right-of-way. The lender has granted the borrower’s request and the release is expected to occur prior to the Closing Date.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Foreign and Domestic acts (as such terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the Lincoln Square Shopping Center Property, plus twelve months of business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Lincoln Square Shopping Center Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount. The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Lincoln Square Shopping Center Property is located and is no larger than $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Lincoln Square Shopping Center Property are separately allocated under such blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

RED ROSE COMMONS

RED ROSE COMMONS

PENNSYLVANIA RAIL SERVICE
Amtrak
LANCASTER AIRPORT
Allentown
Harrisburg
Lancaster
Philadelphia
Wilmington
Baltimore
PA
MD
NJ
Red Rose Commons
1700 Fruitville Pike
Lancaster, PA 17601
Overlook Golf Course
Park City Center
Lancaster Amtrak Station
Franklin & Marshall College
Clipper Magazine Stadium
Lancaster Cemetery
Lancaster Country Club
Lancaster
Thaddeus Stevens College of Tech
Riverview Cemetery
Greenwood Cemetery
St Joseph's Roman Catholic Cemetery

RED ROSE COMMONS

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Lancaster, Pennsylvania
Property Type	Retail
Size (SF)	263,452
Total Occupancy as of 11/10/2011	100%
Owned Occupancy as of 11/10/2011	100%
Year Built / Latest Renovation	1998 / NAP
Appraised Value	$40,300,000

Underwritten Revenues	$4,239,094
Underwritten Expenses	$1,241,891
Underwritten Net Operating Income (NOI)	$2,997,203
Underwritten Net Cash Flow (NCF)	$2,754,321
Cut-off Date LTV Ratio	73.6%
Maturity Date LTV Ratio	61.3%
DSCR Based on Underwritten NOI / NCF	1.53x / 1.41x
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.3%

Mortgage Loan Information
Originator		CGMRC
Cut-off Date Principal Balance		$29,673,339
Cut-off Date Principal Balance per SF		$112.63
Percentage of Initial Pool Balance		2.6%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.1400%
Original Term to Maturity (Months		120
Original Amortization Term (Months)		360

Escrows
	Upfront	Monthly
Taxes	$171,249	$57,083
Insurance	$14,448	$3,622
Replacement Reserves	$0	$4,171
TI/LC(1)	$0	$16,685
Other(2)	$15,994	$15,994

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,900,000	98.7%	Loan Payoff	$24,321,894	80.3%
Other Sources	395,898	1.3	Sponsor Equity Distribution	3,826,675	12.6
			Closing Costs	1,945,598	6.4
			Reserves	201,731	0.7
Total Sources	$30,295,898	100.0%	Total Uses	$30,295,898	100.0%

(1)	TI/LC Reserve capped at $550,000.
(2)	Other upfront and monthly reserves of $15,994 represent a condominium assessment reserve. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Red Rose Commons Loan”) is evidenced by a note in the original principal amount of $29,900,000 and is secured by a first mortgage encumbering ten condominium units (the “Red Rose Commons Property”) in an anchored retail center located in Lancaster, Pennsylvania. The Red Rose Commons Loan was originated by Citigroup Global Markets Realty Corp. on June 8, 2011 and represents approximately 2.6% of the Initial Pool Balance. The Red Rose Commons Loan has an outstanding principal balance as of the Cut-off Date of $29,673,339 and an interest rate of 5.1400% per annum. The proceeds of the Red Rose Commons Loan were primarily used to refinance existing debt on the Red Rose Commons Property, pay closing costs, and return equity to the sponsor.

The Red Rose Commons Loan had an initial term of 120 months and has a remaining term of 113 months. The Red Rose Commons Loan requires payments of principal and interest until maturity. The scheduled maturity date is the due date in July 2021. Voluntary prepayment of the Red Rose Commons Loan is permitted after April 6, 2021. Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time after the second anniversary of the securitization closing date.

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The Mortgaged Property. Red Rose Commons is comprised of 12 condominium units totaling 463,042 SF in an anchored retail center located in Lancaster, Pennsylvania. Ten of the 12 condominium units totaling 263,452 SF constitute collateral for the Red Rose Commons Loan. Red Rose Commons was constructed in 1998 and has a total of 2,349 parking spaces, which equates to a ratio of 5.07 parking spaces per thousand square feet. The Red Rose Commons Property has a total of 1,340 parking spaces, which equates to a ratio of 5.09 parking spaces per thousand square feet. Major tenants at the Red Rose Commons Property include Sports Authority, Home Goods, hhgregg, Office Max, and PetSmart. Two shadow anchors (Home Depot and Weis) own their respective improvements (condominium interest) at Red Rose Commons and do not constitute collateral for the Red Rose Commons Loan. As of November 10, 2011, the Total Occupancy and Owned Occupancy were both 100%.

RED ROSE COMMONS

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Condominium. Red Rose Commons is subject to a land condominium regime. The condominium is comprised of twelve units, ten of which comprise the Red Rose Commons Property and are owned by the borrower. The borrower has a 57% undivided interest in the common elements, which consist primarily of parking, driveways, and landscaped areas. The borrower also has the right to appoint five of the seven directors of the condominium board. The condominium board cannot amend the condominium declaration without the written approval of the borrower and the two shadow anchors (Home Depot and Weis). No unit owner may unreasonably withhold written approval of an amendment approved by at least 70% of the condominium unit owners. The Red Rose Commons Loan becomes full recourse to the sponsor if the condominium is terminated, partitioned, subdivided or expanded and/or the Red Rose Commons Property is withdrawn from the condominium association.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Red Rose Commons Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost
Sports Authority	NR / NR / B-	43,091	16.4%	$495,546	14.3%	$11.50	11/30/2013	$209	7.1%
Barnes & Noble	NR / NR / NR	26,306	10.0	460,355	13.3	17.50	1/31/2014	$321	6.5%
PetSmart	NR / NR / BB+	28,710	10.9	442,134	12.8	15.40	2/28/2014	NA	NA
hhgregg	NR / NR / NR	32,296	12.3	419,848	12.1	13.00	4/30/2020	$450	3.7%
Office Max	NR / B2 / B-	30,078	11.4	406,053	11.7	13.50	1/31/2014	NA	NA
Home Goods	NR / A3 / A	39,873	15.1	280,000	8.1	7.02	4/30/2021	NA	NA
Party City	NR / NR / NR	13,491	5.1	245,820	7.1	18.22	4/30/2014	$216	9.8%
Old Navy	BBB- / Baa3 / BB+	15,688	6.0	227,055	6.6	14.47	10/31/2018	$445	4.0%
Verizon Wireless(4)	A / A3 / A-	6,106	2.3	195,392	5.6	32.00	11/30/2020	NA	NA
Pep Boys(5)	NR / B2 /B	18,552	7.0	183,750	5.3	9.90	10/31/2018	NA	NA
Ten Largest Owned Tenants		254,191	96.5%	$3,355,954	97.0%	$13.20
Remaining Owned Tenants		9,100	3.5	104,000	3.0	11.43
Vacant Spaces (Owned Space)		161	0.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		263,452	100.0%	$3,459,954	100.0%	$13.14

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include shadow anchors.
(3)	Tenant sales as of trailing twelve months ended: 1/31/2011 - Sports Authority; 4/30/2011 – Barnes & Noble;10/31/2011 – Party City;11/30/2011 – Old Navy;4/30/2011 – hhgregg.
(4)	Verizon Wireless may terminate its lease on 11/30/2017 with prior written notice no later than 5/31/2017.
(5)	Pep Boys may terminate their lease if the parking ratio falls below 4.5 spaces per 1,000 SF. The current parking ratio is 5.07 spaces per 1,000 SF.

The following table presents certain information relating to the lease rollover schedule at the Red Rose Commons Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	52,191	19.8	19.8%	599,547	17.3	11.49	2
2014	98,585	37.4	57.2%	1,554,362	44.9	15.77	4
2015	0	0.0	57.2%	0	0.0	0.00	0
2016	0	0.0	57.2%	0	0.0	0.00	0
2017	0	0.0	57.2%	0	0.0	0.00	0
2018	34,240	13.0	70.2%	410,805	11.9	12.00	2
2019	0	0.0	70.2%	0	0.0	0.00	0
2020	38,402	14.6	84.8%	615,240	17.8	16.02	2
2021	39,873	15.1	99.9%	280,000	8.1	7.02	1
2022 & Thereafter	0	0.0	99.9%	0	0.0	0.00	0
Vacant	161	0.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	263,452	100.0%		$3,459,954	100.0%	$13.14	11

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only. Does not include shadow anchors.

RED ROSE COMMONS

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Red Rose Commons Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,703,425	$2,977,703	$3,350,396	$3,459,954	$13.13
Contractual Rent Steps	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,703,425	$2,977,703	$3,350,396	$3,459,954	$13.13
Total Reimbursables	754,521	824,480	986,570	894,065	3.39
Other Income(3)	0	3,102	0	155,655	0.59
Vacancy & Credit Loss	0	(46,849)	0	(270,580)	(1.03)
Effective Gross Income	$3,457,946	$3,758,436	$4,336,966	$4,239,094	$16.09

Total Operating Expenses	$1,144,437	$1,218,192	$1,199,145	$1,241,891	$4.71

Net Operating Income	$2,313,509	$2,540,244	$3,137,821	$2,997,203	$11.38
TI/LC	0	0	0	192,826	0.73
Capital Expenditures	0	0	0	50,056	0.19
Net Cash Flow	$2,313,509	$2,540,244	$3,137,821	$2,754,321	$10.45

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 11/10/2011 rent roll.
(3)	Other income includes pro-rata reimbursement income for CAM, insurance and taxes paid monthly by the shadow anchors, Home Depot and Weis Markets, under the terms of the operating agreements.

■	Appraisal. According to the appraisal, the Red Rose Commons Property had an “as-is” appraised value of $40,300,000 as of an effective date of July 1, 2011.

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Environmental Matters. The Phase I environmental report dated July 1, 2011 noted that a third party was conducting an ongoing groundwater cleanup program (which had commenced in 1997) at Red Rose Commons but that, given the prior investigations and cleanup conducted to date, no further investigation was required. The Phase I environmental report did recommend that the third party be given continued access to complete its remediation program, and that such third party should abandon the existing groundwater monitoring wells when the remedial action is complete.

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Market Overview and Competition. The Red Rose Commons Property is located in the city of Lancaster, and partially in Manheim Township, in Lancaster County, Pennsylvania. Lancaster County is approximately 50 miles west of Philadelphia and had an estimated 2010 population of 509,865. The Red Rose Commons Property has 619 feet of frontage on Fruitville Pike (traffic count of 19,000 vehicles per day) and 705 feet of frontage on U.S. Route 30, a limited-access highway (traffic count of 93,500 vehicles per day). Per the appraisal, the 2010 population within a one-, three-, and five-mile radius of Red Rose Commons is 3,715, 100,255, and 161,942, respectively. The 2010 median household income within a one-, three-, and five-mile radius of the Red Rose Commons Property is $63,978, $50,325, and $55,634, respectively.

RED ROSE COMMONS

The following table presents certain information relating to the primary competition for the Red Rose Commons Property:

Competitive Set(1)

	Red Rose Commons	Lancaster Shopping Center(1)	Parkview Plaza(1)	Manor Shopping Center(1)
Distance from Subject	--	11.5 miles	1.7 miles	3.9 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built / Renovated	1998 / NAP	NAV	NAV	NAV
Total GLA	263,452	106,892	143,275	242,852
Total Occupancy	100%	91%	97%	91%
Anchors / Significant Tenants	Sports Authority, Home	Giant supermarket, Michael’s	Jo-Ann Fabrics, TJ Maxx and	Regal Cinema, Big Lots,
	Goods, hhgregg, Office		Ollie’s Bargain Outlet	Weis Market
Max, Petsmart

	Hawthorne Center(1)	Centerville Square(1)	Golden Triangle Shopping Center(1)	Shoppes at Kissel Village(1)
Distance from Subject	1.1 miles	4.8 miles	1.4 miles	5.0 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	NAV	NAV	NAV	NAV
Total GLA	237,469	106,681	202,943	144,645
Total Occupancy	100%	99%	97%	97%
Anchors / Significant Tenants	Wal-Mart	Giant supermarket	LA Fitness	Giant supermarket

(1)	Source: Appraisal.

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The Borrower. The borrower is Red Rose Commons Associates, L.P. a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Red Rose Commons Loan. The borrower of the Red Rose Commons Loan is owned by PREIT Associates, L.P. (49% limited partner), Goldenberg Lancaster Investors, L.P. (24% limited partner), Goldenberg Lancaster Partners, L.P. (23% limited partner), Resource Realty Management, Inc. (2% limited partner), RRC General Inc. (1% Managing General Partner, with Kenneth N. Goldenberg as sole shareholder), and PR Red Rose, LLC (1% general partner), which is 100% owned by PREIT Associates, L.P. The non-recourse carveout guarantors under the Red Rose Commons Loan are Kenneth N. Goldenberg and PREIT Associates, L.P.

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Escrows. At origination, the borrower funded an escrow reserve in the amount of $171,249 in respect of tax expenses, $14,448 in respect of insurance premiums, and $15,994 in respect of condominium assessments. On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period; (ii) a condominium assessment reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay condominium assessments over the then succeeding twelve month period; (iii) a replacement reserve in an amount equal to $4,171; and (iv) a TI/LC reserve in an amount equal to $16,685 (subject to a cap of $550,000).

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Lockbox and Cash Management. The Red Rose Commons Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account. On each business day, sums on deposit in the lockbox account are required to (i) provided no Red Rose Commons Trigger Period exists, be transferred to the borrower, or (ii) if a Red Rose Commons Trigger Period exists, be transferred to the cash management account and applied in accordance with the loan payment waterfall set forth in the loan agreement.

A “Red Rose Commons Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as defined pursuant to the loan documents) being less than 1.30x and (iii) the commencement of a Specified Tenant Trigger Period; and expiring upon (x) with regard to any Red Rose Commons Trigger Period commenced in connection with clause (i) above, the cure of the applicable event of default, (y) with regard to any Red Rose Commons Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two (2) consecutive calendar quarters and (z) with regard to any Red Rose Commons Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period (A) commencing upon any date on which two (2) or more leases involving Specified Tenants are the subject of one or more Specified Tenant Triggers; and (B) expiring

RED ROSE COMMONS

upon any date on which lender has received evidence that the Specified Tenant Trigger Period has ended for one (1) or more of the foregoing tenant leases, provided that not more than one (1) of those tenant leases remains the subject of a Specified Tenant Trigger at such time.

“Specified Tenant” means, individually, each of the following: (i) Gregg Appliances, Inc., an Indiana corporation; (ii) PETsMART Inc., a Delaware corporation; (iii) OfficeMax Inc., an Ohio corporation; (iv) The Sports Authority, Inc., a Delaware corporation; and (v) HomeGoods, Inc., a Delaware corporation.

“Specified Tenant Trigger” means any of the following: (i) the applicable tenant being in default under its lease beyond applicable notice and cure periods, (ii) the applicable tenant failing to be in actual, physical possession of the applicable tenant space, failing to be open to the public for business during customary hours and/or “going dark”, (iii) the applicable tenant giving notice that it is terminating its lease for all or any portion of the applicable space, (iv) any termination or cancellation of the applicable tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or such tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the applicable tenant or (vi) the applicable tenant failing to provide written notice to borrower, on or prior to the earliest to occur of (a) the date on which such tenant’s lease expires, (b) the date on which such tenant accrues any right to terminate its lease without cause, or (c) the date on which the applicable renewal notice period under such tenant’s lease expires.

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Property Management. The Red Rose Commons Property is currently managed by Goldenberg Management, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the borrower may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, in each case, to the extent that (i) no event of default has occurred and is continuing, (ii) lender receives at least thirty (30) days prior written notice, and (iii) the applicable replacement property manager is an affiliate of PREIT Associates, L.P. or another property manager approved by lender in writing (which approval may be conditioned upon lender’s receipt of Rating Agency Confirmation). Upon the occurrence of an event of default or Red Rose Trigger Period, a default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

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Terrorism Insurance. The borrower must maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Red Rose Commons Property, plus twelve (12) months of business interruption coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

GREAT NORTHERN CORPORATE CENTER

Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	1	Originator		AMF I
Location (City/State)	North Olmsted, Ohio	Cut-off Date Principal Balance		$20,519,456
Property Type	Office	Cut-off Date Principal Balance per SF		$75.71
Size (SF)	271,011	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 9/26/2011	92.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/26/2011	92.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1985, 1987, 1999 / NAP	Mortgage Rate		6.1500%
Appraised Value	$27,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
Underwritten Revenues	$5,289,967
Underwritten Expenses	$2,537,172	Escrows
Underwritten Net Operating Income (NOI)	$2,752,795		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,325,686	Taxes	$356,250	$71,250
Cut-off Date LTV Ratio	74.9%	Insurance	$14,340	$4,780
Maturity Date LTV Ratio	58.5%	Replacement Reserves	$0	$7,974
DSCR Based on Underwritten NOI / NCF	1.70x / 1.44x	TI/LC(1)	$0	$22,782
Debt Yield Based on Underwritten NOI / NCF	13.4% / 11.3%	Other(2)	$1,338,726	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,600,000	70.8%	Purchase Price	$26,650,000	91.6%
Sponsor Equity	7,806,385	26.8	Reserves	1,709,316	5.9
Other Sources	681,337	2.3	Closing Costs	728,406	2.5

Total Sources	$29,087,722	100.0%	Total Uses	$29,087,722	100.0%

(1)	TI/LC Reserve has a cap of $300,000.
(2)

Other reserves represent Renal Care Group amendment funds ($807,121), Palmer Holland & Renal Care Group TI/LC ($355,981.32) and Palmer Holland & Cargill rent concession ($175,624). Since origination, the Renal Care Group amendment funds’ release provisions have been met and these funds have been partially released to the borrower with the remainder being redistributed into the TI/LC reserve.

The following table presents certain information relating to the tenants at the Great Northern Corporate Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Factory Mutual Insurance	AA / NR / A	40,030	14.8%	$820,615	16.9%	$20.50	4/30/2021
United Transportation Union	NR / NR / NR	37,702	13.9	640,934	13.2	17.00	5/31/2022
Advanstar Communications Inc.	NR / Caa2 / CC	32,101	11.8	625,970	12.9	19.50	3/31/2018
Cargill Incorporated(2)	A / A2 / A	30,632	11.3	499,740	10.3	16.31	8/31/2018
RCG University Division(3)	BB+ / Ba1 / BB	19,978	7.4	446,908	9.2	22.37	6/30/2019
Palmer Holland, Inc.	NR / NR / NR	16,397	6.1	303,345	6.3	18.50	5/31/2021
CommutAir Continental	NR / NR / NR	8,149	3.0	179,711	3.7	22.05	4/30/2014
Professional Travel, Inc.	NR / NR / NR	7,944	2.9	175,313	3.6	22.07	1/31/2018
BCFL Holdings, Inc.(4)	NR / NR / NR	9,872	3.6	167,824	3.5	17.00	11/30/2015
First Place Bank	NR / NR / NR	7,155	2.6	137,734	2.8	19.25	1/31/2013
Ten Largest Tenants		209,960	77.5%	$3,998,092	82.4%	$19.04
Remaining Tenants		41,885	15.5	851,637	17.6	20.33
Vacant		19,166	7.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		271,011	100.0%	$4,849,729	100.0%	$19.26

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

Effective March 1, 2012, Cargill Incorporated’s per SF rental rate increases to $20.00 psf from $16.31 psf. Additionally, Cargill Incorporated has provided written notice of its intent to surrender 8,506 SF of temporary space that was originally intended to be used for a 26-month term expiring in 2012.

(3)

Pursuant to the RCG University Division seventh lease amendment, executed 11/30/2011, effective July 1, 2012, this tenant will pay a per SF rental rate of $23.46 psf based on the revised 19,437 square footage and its lease expiration date will be extended to 4/30/2022 from 6/30/2019. As a result, no tenant rollover for this leased space is anticipated in 2019 despite the above table which was based on the terms of this tenant’s lease prior to the execution of the seventh amendment. RCG will be consolidating its premises within the property and as a result its total net rentable area will be reduced by 541 SF (0.2%) from 19,978 SF to 19,437 SF as a result of the execution of the seventh lease amendment.

(4)	Effective December 1, 2011, BCFL Holdings, Inc.’s per SF rental rate increases to $17.50 psf from $17.00 psf.

GREAT NORTHERN CORPORATE CENTER

The following table presents the lease rollover schedule at the Great Northern Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2011	662	0.2	0.2%	13,902	0.3	21.00	1
2012(3)	21,316	7.9	8.1%	414,186	8.5	19.43	5
2013	7,155	2.6	10.7%	138,534	2.9	19.36	4
2014	24,109	8.9	19.6%	482,177	9.9	20.00	8
2015	15,575	5.7	25.4%	273,887	5.6	17.59	4
2016	6,460	2.4	27.8%	122,740	2.5	19.00	1
2017	0	0.0	27.8%	0	0.0	0.00	0
2018	62,171	22.9	50.7%	1,162,253	24.0	18.69	6
2019(4)	19,978	7.4	58.1%	446,908	9.2	22.37	2
2020	0	0.0	58.1%	0	0.0	0.00	0
2021	56,717	20.9	79.0%	1,153,960	23.8	20.35	4
2022 & Thereafter	37,702	13.9	92.9%	641,184	13.2	17.01	4
Vacant	19,166	7.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	271,011	100.0%		$4,849,729	100.0%	$19.26	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Lease expiration schedule is based on the 9/26/2011 rent roll.
(3)

Effective March 1, 2012, Cargill Incorporated’s per SF rental rate increases to $20.00 psf from $16.31 psf. Additionally, Cargill Incorporated has provided written notice of its intent to surrender 8,506 SF of temporary space that was originally intended to be used for a 26-month term expiring in 2012.

(4)

Pursuant to the RCG University Division seventh lease amendment executed 11/30/2011, effective July 1, 2012, this tenant will pay a per SF rental rate of $23.46 psf based on revised square footage and its lease expiration date will be extended to 4/30/2022 from 6/30/2019. As a result, no tenant rollover for this leased space is anticipated in 2019 despite the above table which was based on the terms of this tenant’s lease prior to the execution of the seventh amendment. RCG will be consolidating its premises within the subject property and as a result its total net rentable area will be reduced by 541 SF (0.2%) from 19,978 SF to 19,437 SF as a result of the execution of the seventh lease amendment.

The following table presents certain information relating to historical leasing at the Great Northern Corporate Center Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	91.3%	91.6%	94.1%

(1)	As provided by the borrower and reflects the weighted average occupancy across Buildings I-III throughout 2008 to 2010.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Great Northern Corporate Center Property:

Cash Flow Analysis(1)

	2009	2010	TTM 8/31/2011	Underwritten	Underwritten $ per SF
Base Rent	$5,268,301	$4,584,255	$4,369,523	$4,779,479	$17.64
Gross Up Vacancy	0	0	0	596,688	2.20
Total Rent	$5,268,301	$4,584,255	$4,369,523	$5,376,167	$19.84
Total Reimbursables	476,315	515,330	502,456	505,151	1.86
Other Income	1,037	1,150	5,337	5,337	0.02
Vacancy & Credit Loss	(442,537)	(272,763)	0	(596,688)	(2.20)
Prior Yr. Reconciliation	(7,835)	(29,664)	240,000	0	0.00
Bad Debt	0	4,233	3,804	0	0.00
Effective Gross Income	$5,295,281	$4,802,541	$5,121,120	$5,289,967	$19.52

Total Operating Expenses	$2,360,425	$2,530,749	$2,530,096	$2,537,172	$9.36

Net Operating Income	$2,934,856	$2,271,792	$2,591,024	$2,752,795	$10.16
TI/LC	0	0	0	331,427	1.22
Capital Expenditures	0	0	0	95,683	0.35
Net Cash Flow	$2,934,856	$2,271,792	$2,591,024	$2,325,686	$8.58

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

CHASE TOWER

Mortgaged Property Information

Number of Mortgaged Properties	1
Location (City/State)	Charleston, West Virginia
Property Type	Office
Size (SF)	281,420
Total Occupancy as of 12/20/2011	91.9%
Owned Occupancy as of 12/20/2011	91.9%
Year Built / Latest Renovation	1968/NAP
Appraised Value	$28,500,000

Underwritten Revenues	$4,596,502
Underwritten Expenses	$2,372,390
Underwritten Net Operating Income (NOI)	$2,224,112
Underwritten Net Cash Flow (NCF)	$2,035,248
Cut-off Date LTV Ratio	69.9%
Maturity Date LTV Ratio	59.4%
DSCR Based on Underwritten NOI / NCF	1.56x / 1.43x
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.2%

Mortgage Loan Information
Originator		AMF I
Cut-off Date Principal Balance		$19,918,485
Cut-off Date Principal Balance per SF		$70.78
Percentage of Initial Pool Balance		1.7%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.9200%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		360

Escrows
	Upfront	Monthly
Taxes	$46,726	$23,363
Insurance	$5,281	$5,281
Replacement Reserve(1)	$150,000	$0
TI/LC(2)	$1,600,000	$0
Other(3)	$2,128,628	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$19,990,000	70.8%	Purchase Price	$23,650,000	83.7%
Sponsor Equity	5,854,579	20.7	Reserves	3,930,634	13.9
Other Sources	2,402,350	8.5	Closing Costs	666,294	2.4
Total Sources	$28,246,929	100.0%	Total Uses	$28,246,929	100.0%

(1)	Replacement Reserve has a cap of $150,000.
(2)	TI/LC Reserve has a cap of $500,000.
(3)	Other upfront reserve represents an upfront deferred maintenance reserve ($415,593), a property improvement reserve ($200,000) and a rent concession reserve ($1,513,035).

The following table presents certain information relating to the tenants at the Chase Tower Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Steptoe &Johnson(2)	NR / NR / NR	65,336	23.2%	$1,059,246	23.5%	$16.21	3/31/2018
JP Morgan Chase(3)	AA- / Aa3 / A	36,464	13.0	593,491	13.2	16.28	9/30/2021
Kay Casto & Chaney	NR / NR / NR	25,118	8.9	514,920	11.4	20.50	5/31/2018
Appalachian Power Company(4)	BBB / Baa2 / BBB	18,595	6.6	426,756	9.5	22.95	12/31/2018
Central Parking Systems(5)	NR / B3 / CCC	29,638	10.5	321,852	7.2	10.86	8/31/2012
Northeast Natural Energy(6)	NR / NR / NR	12,948	4.6	280,972	6.2	21.70	10/31/2021
Huddleson Bolen(7)	NR / NR / NR	12,946	4.6	245,922	5.5	19.00	10/31/2016
Dixon Hughes PLLC(8)	NR / NR / NR	13,700	4.9	235,950	5.2	17.22	12/31/2014
Gray Griffith &Mays(9)	NR / NR / NR	9,771	3.5	171,935	3.8	17.60	11/30/2014
Verizon(10)	A / A3 / A-	8,562	3.0	160,591	3.6	18.76	7/31/2015
Ten Largest Tenants		233,078	82.8%	$4,011,635	89.1%	$17.21
Remaining Tenants		25,639	9.1	489,086	10.9	19.08
Vacant		22,703	8.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants(11)		281,420	100.0%	$4,500,721	100.0%	$17.40

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

Steptoe &Johnson leases 5 storage spaces totaling 13,278 SF with psf weighted average rental rate of $6.89 psf. Per the second amendment to this tenant’s lease that was executed on 11/30/2011, its total area increased by 256 SF to 65,592 SF of which 52,314 SF is office space which is leased at a rate of $18.50 psf. The expiration date for the entire leased premises is 3/31/2018.

(3)

JP Morgan Chase leases 2 storage spaces totaling 8,042 SF at a rate of $5.52 psf. This tenant occupies 28,422 SF of office space which is leased at a rate of $19.32 psf. The expiration date for the entire leased premises is 9/30/2021. Commencing September 2016, this tenant has the right to terminate the lease with respect to 4,162 SF (yielding $78,828 in annual rental revenue) upon 90 days prior notice. In May 2012, May 2014, May 2016, May 2018 and May 2020, tenant has the right to terminate this lease with respect to 2,683 SF (totaling $50,816 in annual rental revenue) upon 90 days prior notice.

(4)	Appalachian Power Company has the one time right to terminate after year 7 (11/30/2015) with 360 days prior notice and a termination fee equal to $400,000.
(5)	Per the lease with Central Parking Systems the contractual rate is $29,166.67 per month - the seller agreed to give Verizon free parking space and the above rent is now what the tenant is paying.
(6)	Northeast Natural Energy has the right to terminate after lease years 5 and 7 if tenant pays unamortized leasing costs and 3 months’ rent.
(7)

Huddleson Bolen leases 1 storage space totaling 446 SF on a month-to-month basis at a rate of $4.87 psf. This tenant also occupies 1 office suite totaling 12,500 SF at a rate of $19.50 psf. The expiration date for this space is 10/31/2016. Huddleson Bolen has the right to terminate as of 11/1/2011 with 180 days prior notice and a termination fee equal to 3 months’ rent and unamortized TI/LCs.

(8)

Dixon Hughes PLLC leases 1 storage space totaling 1,065 SF at a rate of $8.00 psf on month-to-month basis. This tenant also occupies 1 office suite totaling 12,635 SF at a rate of $18.00 psf. The expiration date for this space is 12/31/2014. Dixon Hughes PLLC has the right to terminate after the first 5 years of the lease with at least 6 months prior notice and a termination fee equal to 6 months’ rent and unamortized TI/LCs.

(9)

Gray Griffith &Mays leases 1 storage space totaling 654 SF at a rate of $5.00 psf. This tenant occupies 9,117 SF of office space at a rate of $18.50 psf. The expiration date for the entire premises is 11/30/2014.

(10)

Verizon leases 1 storage space totaling 1,699 SF at a rate of $10.46 psf. This tenant also occupies an office suite totaling 6,863 SF at a rate of $20.81 psf. The expiration date for the entire premises is 07/31/2015. Verizon has the right to terminate after year 5 (8/1/2013) with 270 days prior notice and a termination fee equal to unamortized landlord costs.

(11)	Chase Tower’s total net rentable area increased by 256 SF to 281,676 following the execution of Steptoe &Johnson’s second amendment on 11/30/2011.

CHASE TOWER

The following table presents the lease rollover schedule at the Chase Tower Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,511	0.5%	0.5%	$10,692	0.2%	$7.08	2
2011	1,008	0.4	0.9%	20,160	0.4	20.00	1
2012	34,397	12.2	13.1%	420,447	9.3	12.22	4
2013	6,968	2.5	15.6%	135,876	3.0	19.50	1
2014	26,803	9.5	25.1%	489,796	10.9	18.27	5
2015	8,562	3.0	28.2%	160,591	3.6	18.76	2
2016	12,500	4.4	32.6%	243,750	5.4	19.50	1
2017	8,507	3.0	35.6%	144,024	3.2	16.93	1
2018	109,049	38.7	74.4%	2,000,922	44.5	18.35	11
2019	0	0.0	74.4%	0	0.0	0.00	0
2020	0	0.0	74.4%	0	0.0	0.00	0
2021	49,412	17.6	91.9%	874,463	19.4	17.70	6
2022 & Thereafter	0	0.0	91.9%	0	0.0	0.00	0
Vacant(2)	22,703	8.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	281,420	100.0%		$4,500,721	100.0%	$17.40	34

(1)	Calculated based on approximate square footage occupied by each Owned Tenant per December 2011 rent roll.
(2)	Includes 2,292 SF management office space occupied by Cassidy &Pinkard Colliers (suite 0216) which does not have a contractual lease expiration date.

The following table presents certain information relating to historical leasing at the Chase Tower Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	88.0%	88.0%	90.0%

(1)	As provided by the borrower and reflects average occupancy for the year.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chase Tower Property:

Cash Flow Analysis(1)

	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $ per SF(2)
In-Place Rent	$3,851,696	$3,890,786	$4,009,521	$14.25
Expense Recoveries	23,192	12,238	84,760	0.30
Vacant Gross Up	0	0	353,503	1.26
Credit Tenant Rent Bumps	0	0	11,022	0.04
In Place Storage Rent	109,578	116,999	169,347	0.60
Storage Vacant Gross Up	0	0	21,830	0.08
Gross Revenue	$3,984,466	$4,020,023	$4,649,982	$16.52
Less Actual Vacancy	(44,132)	0	(375,333)	(1.33)
Net Rental Collections	3,940,334	4,020,023	4,274,650	15.19
Parking Income	321,303	322,541	321,852	1.14
Total Income	$4,261,637	$4,342,564	$4,596,502	$16.33

Total Operating Expenses	$2,266,034	$2,299,018	$2,372,390	$8.43

Net Operating Income	$1,995,603	$2,043,547	$2,224,112	$7.90
TI/LC	0	0	151,097	0.54
Replacement Reserves	0	0	37,767	0.13
Net Cash Flow	$1,995,603	$2,043,547	$2,035,248	$7.23

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)

Underwritten cash flow is based on the August 2011 rent roll with rent steps through January 2012. Per SF calculations based on approximate square footage occupied by each Owned Tenant per December 2011 rent roll.

OLYMPIA MEDICAL PLAZA

Mortgaged Property Information

Number of Mortgaged Properties	1
Location (City/State)	Los Angeles, California
Property Type	Office
Size (SF)	89,977
Total Occupancy as of 8/1/2011	84.5%
Owned Occupancy as of 8/1/2011	84.5%
Year Built / Latest Renovation	1984 / 2010
Appraised Value	$35,600,000

Underwritten Revenues	$3,950,123
Underwritten Expenses	$1,401,693
Underwritten Net Operating Income (NOI)	$2,548,430
Underwritten Net Cash Flow (NCF)	$2,267,423
Cut-off Date LTV Ratio	55.9%
Maturity Date LTV Ratio	47.7%
DSCR Based on Underwritten NOI / NCF	1.77x / 1.57x
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.4%

Mortgage Loan Information

Originator		CGMRC
Cut-off Date Principal Balance		$19,900,157
Cut-off Date Principal Balance per SF		$221.17
Percentage of Initial Pool Balance		1.7%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		6.0300%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		360

Escrows

	Upfront	Monthly
Taxes	$108,183	$21,637
Insurance	$0	$0
Replacement Reserves	$0	$1,650
TI/LC(1)	$500,000	$12,500
Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,990,000	99.8%	Loan Payoff	$14,950,171	74.6%
Other Sources	50,000	0.2	Sponsor Equity Distribution	4,085,569	20.4
			Reserves	608,183	3.0
			Closing Costs	396,078	2.0
Total Sources	$20,040,000	100.0%	Total Uses	$20,040,000	100.0%

(1)	TI/LC reserves are capped at $500,000.

The following table presents certain information relating to the tenants at the Olympia Medical Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Olympia Healthcare, LLC(2)	NR / NR / NR	24,532	27.3%	$956,748	30.6%	$39.00	7/31/2026
Synergy Hematology Oncology Assoc.	NR / NR / NR	10,095	11.2	400,671	12.8	39.69	03/31/2014
Ludmilla, Bess, M.D.	NR / NR / NR	5,123	5.7	212,074	6.8	41.40	02/28/2014
Yakov Treyzon, M.D.	NR / NR / NR	4,363	4.8	183,814	5.9	42.13	6/17/2012
Michael D. Smith, M.D.	NR / NR / NR	4,282	4.8	210,161	6.7	49.08	10/31/2012
Nassir Medical Group	NR / NR / NR	3,047	3.4	138,417	4.4	45.43	MTM
Peter Ruane	NR / NR / NR	2,739	3.0	115,538	3.7	42.18	03/31/2012
Jonathan M. Engel, DDS	NR / NR / NR	2,623	2.9	123,922	4.0	47.24	01/31/2019
Dr. Robert M. Karns	NR / NR / NR	2,161	2.4	80,130	2.6	37.08	09/30/2020
Jaseng Holdings Corp.	NR / NR / NR	2,013	2.2	79,135	2.5	39.31	09/30/2015
Ten Largest Tenants		60,978	67.8%	$2,500,608	80.0%	$41.01
Remaining Tenants		14,747	16.4	624,841	20.0	42.37
Vacant(3)		14,252	15.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		89,977	100.0%	$3,125,449	100.0%	$41.27

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

Affiliates of the borrower have entered into a master lease with the borrower for 10 units totaling approximately 24,532 square feet at the mortgaged property, which represents approximately 27.3% of the total net rentable area. The 10 borrower affiliates sublease their individual premises under the master lease, and each sublease is guaranteed individually by the tenant.

(3)	Vacant space is based on the underwritten rent roll and includes 280 SF (0.3% of GLA) occupied by the on-site engineer. Actual occupancy was 84.5% as of 8/1/2011.

OLYMPIA MEDICAL PLAZA

The following table presents the lease rollover schedule at the Olympia Medical Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants

MTM	6,198	6.9%	6.9%	$257,342	8.2%	$41.52	4
2012	17,584	19.5	26.4%	788,687	25.2	44.85	7
2013	3,574	4.0	30.4%	157,268	5.0	44.00	3
2014	16,216	18.0	48.4%	649,824	20.8	40.07	3
2015	2,837	3.2	51.6%	111,528	3.6	39.31	2
2016	0	0.0	51.6%	0	0.0	0.00	0
2017	0	0.0	51.6%	0	0.0	0.00	0
2018	0	0.0	51.6%	0	0.0	0.00	0
2019	2,623	2.9	54.5%	123,922	4.0	47.24	1
2020	2,161	2.4	56.9%	80,130	2.6	37.08	1
2021	0	0.0	56.9%	0	0.0	0.00	0
2022 & Thereafter	24,532	27.3	84.2%	956,748	30.6	39.00	9
Vacant(2)	14,252	15.8	100.0%	0	0.0	0.00	0

Total / Wtd. Avg.	89,977	100.0%		$3,125,449	100.0%	$41.27	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Vacant space is based on the underwritten rent roll and includes 280 SF (0.3% of GLA) occupied by the on-site engineer. Actual occupancy was 84.5% as of 8/1/2011.

The following table presents certain information relating to historical leasing at the Olympia Medical Plaza Property:

Historical Leased %(1)

	2008	2009	2010

Owned Space	77.0%	84.0%	87.0%

(1)	As provided by the borrower and reflects average occupancy for the year.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Olympia Medical Plaza Property:

Cash Flow Analysis(1)

	2009	2010	TTM 5/31/2011	Underwritten(2)	Underwritten $ per SF

Base Rent	$2,603,282	$2,924,721	$2,875,425	$3,086,565	$34.30
Contractual Rent Steps	0	0	0	38,884	0.43
Gross Up Vacancy	0	0	0	598,584	6.65

Total Rent	$2,603,282	$2,924,721	$2,875,425	$3,724,033	$41.39
Total Reimbursables	48,230	13,745	10,560	11,314	0.13
Parking Income	861,651	871,357	870,599	813,360	9.04
Other Income	5,116	66	33	0	0.00
Less Vacancy & Credit Loss	0	0	0	(598,584)	(6.65)

Effective Gross Income	$3,518,279	$3,809,889	$3,756,617	$3,950,123	$43.90

Total Operating Expenses	$1,251,623	$1,245,866	$1,265,961	$1,401,693	$15.58

Net Operating Income	$2,266,656	$2,564,023	$2,490,656	$2,548,430	$28.32
TI/LC	0	0	0	263,012	2.92
Capital Expenditures	0	0	0	17,995	0.20

Net Cash Flow	$2,266,656	$2,564,023	$2,490,656	$2,267,423	$25.20

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 8/1/2011 rent roll with rent steps through 2/1/2012.

CJL REALTY PORTFOLIO

Mortgaged Property Information
Number of Mortgaged Properties	3
Location (City/State)	Various, Pennsylvania
Property Type	Multifamily
Size (Units)	158
Total Occupancy as of 9/9/2011	93.0%
Owned Occupancy as of 9/9/2011	93.0%
Year Built / Latest Renovation	Various / NAP
Appraised Value	$26,135,000

Underwritten Revenues	$2,777,113
Underwritten Expenses	$1,057,632
Underwritten Net Operating Income (NOI)	$1,719,481
Underwritten Net Cash Flow (NCF)	$1,679,981
Cut-off Date LTV Ratio	67.4%
Maturity Date LTV Ratio	56.9%
DSCR Based on Underwritten NOI / NCF	1.39x / 1.36x
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.5%

Mortgage Loan Information
Originator		CGMRC
Cut-off Date Principal Balance		$17,618,785
Cut-off Date Principal Balance per Unit		$111,511.30
Percentage of Initial Pool Balance		1.5%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.7600%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		360

Escrows
	Upfront	Monthly
Taxes	$223,187	$27,898
Insurance	$13,226	$2,204
Replacement Reserves	$86,748	$3,292
TI/LC	$0	$0
Other(1)	$96,463	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,650,000	99.6%	Loan Payoff	$14,333,094	80.9%
Other Sources	75,000	0.4	Sponsor Equity Distribution	2,443,796	13.8
			Closing Costs	528,486	3.0
			Reserves	419,623	2.4
Total Sources	$17,725,000	100.0%	Total Uses	$17,725,000	100.0%

(1)	Other reserve represents a deferred maintenance reserve.

The following tables present certain information relating to the CJL Realty Portfolio Properties:

Property Name	Property Type	City	State	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	# of Units	Occupancy(1)	Year Built	Appraised Value	Underwritten NCF
Summer Hill	Garden	Doylestown	PA	$12,527,805	71.1%	75	93.3%	1999, 2000	$19,200,000	$1,197,515
Amity Commons	Garden	Douglassville	PA	4,392,218	24.9	66	90.9%	1971	6,000,000	423,746
Heritage House	Garden	Lansdale	PA	698,762	4.0	17	100.0%	1965-1967	935,000	58,719
Total / Wtd. Avg.				$17,618,785	100.0%	158	93.0%		$26,135,000	$1,679,981

(1)	Occupancy based on 9/9/2011 rent rolls.

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent	Total Yearly Market Rent	Average Monthly Actual Rent	Total Yearly Actual Rent
Summer Hill
2 Bed - Unfinished Basement, No Garage	10	1,414	$1,775	$213,000	$1,782	$213,840
2 Bed+Den -Finished Basement, Garage	25	1,921	$2,150	$645,000	$2,150	$645,000
2 Bed+Den - No Basement, Garage	20	1,921	$2,250	$540,000	$2,242	$538,080
3 Bed - Finished Basement, Garage	12	1,921	$2,300	$331,200	$2,311	$332,784
3 Bed - No Basement, Garage	8	1,921	$2,400	$230,400	$2,501	$240,096
Amity Commons
2 Bed Townhouse	44	891	$1,025	$541,200	$1,002	$529,056
3 Bed Townhouse	21	856	$1,050	$264,600	$1,018	$256,536
4 Bed Townhouse	1	1,188	$1,100	$13,200	$1,095	$13,140
Heritage House
1 Bed	11	495	$810	$106,920	$810	$106,920
2 Bed	6	587	$900	$64,800	$883	$63,576
Total / Wtd. Avg.	158	1,306	$1,556	$2,950,320	$1,550	$2,939,028

Source: Appraisal

CJL REALTY PORTFOLIO

          The following table presents certain information relating to historical leasing at the CJL Realty Portfolio Properties:

Historical Leased %(1)

Property Name		12/31/2008	12/31/2009	12/31/2010

Summer Hill	Owned Space	91.2%	95.1%	96.5%
Amity Commons	Owned Space	95.0%	93.2%	95.9%
Heritage House	Owned Space	88.8%	96.5%	87.2%

(1)	As provided by the borrower and represents economic occupancy as of December 31 for each respective year.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CJL Realty Portfolio Properties:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten	Underwritten $per Unit

Base Rent	$2,807,609	$2,830,587	$2,854,181	$2,724,180	$17,242
Gross Up Vacancy	0	0	0	187,500	1,187
Vacancy and Credit Loss	(249,559)	(212,524)	(224,440)	(298,666)	(1,890)

Total Rent Revenue	$2,558,051	$2,618,063	$2,629,741	$2,613,014	$16,538
Miscellaneous Revenue	111,449	152,606	164,099	164,099	1,039

Effective Gross Income	$2,669,500	$2,770,669	$2,793,840	$2,777,113	$17,577

Total Operating Expenses	$1,086,741	$1,030,131	$1,042,681	$1,057,632	$6,694

Net Operating Income	$1,582,758	$1,740,538	$1,751,159	$1,719,481	$10,883
Replacement Reserves	0	0	0	39,500	250

Net Cash Flow	$1,582,758	$1,740,538	$1,751,159	$1,679,981	$10,633

(1)

Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

EAGLE GLEN PLAZA

Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	1	Originator		GSMC
Location (City/State)	Corona, California	Cut-off Date Principal Balance		$16,982,126
Property Type	Retail	Cut-off Date Principal Balance per SF		$177.31
Size (SF)	95,778	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 11/1/2011(1)	97.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2011(1)	97.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / NAP	Mortgage Rate		4.8850%
Appraised Value	$24,450,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
Underwritten Revenues	$2,726,726
Underwritten Expenses	$894,737	Escrows
Underwritten Net Operating Income (NOI)	$1,831,989		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,752,186	Taxes	$179,137	$35,827
Cut-off Date LTV Ratio	69.5%	Insurance	$17,163	$2,145
Maturity Date LTV Ratio	64.4%	Replacement Reserves	$0	$1,197
DSCR Based on Underwritten NOI / NCF	1.69x / 1.61x	TI/LC(2)	$100,000	$6,250
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.3%	Other(3)	$147,068	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,100,000	84.6%	Loan Payoff	$19,594,003	97.0%
Sponsor Equity	3,108,306	15.4	Reserves	443,367	2.2
			Closing Costs	170,936	0.8
Total Sources	$20,208,306	100.0%	Total Uses	$20,208,306	100.0%

(1)

Corky’s (4,800 SF) has taken possession of the space and the space is currently under construction. Opening is expected in March 2012. Corky’s is currently not paying rent. We cannot assure you Corky’s will open in March 2012 as expected.

(2)	TI/LC reserve has a cap of $225,000.
(3)

Upfront other reserves represent an unfunded obligations reserve ($144,868 which represents approximately 125% of 8 months rent payable under Corky’s lease), and a deferred maintenance reserve ($2,200).

The following table presents certain information relating to the anchor tenants at the Eagle Glen Plaza Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Anchors
Stater Brothers Market	NR / B2 / B+	43,718	45.6%	Yes	$897,748	$20.53	6/30/2023	$767	2.7%
Total Anchors		43,718	45.6%

Occupied In-line(3)		36,713	38.3%	Yes	$1,461,784	$39.82
Occupied Outparcel		12,957	13.5%	Yes	$418,795	$32.32
Vacant Spaces		2,390	2.5%	Yes	$0	$0.00
Total Owned SF		95,778	100.0%
Total SF		95,778	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales for the Stater Brothers Market are as of December 31, 2010.
(3)

Corky’s (4,800 SF) has taken possession of the space and the space is currently under construction. Opening is expected in March 2012. Corky’s is currently not paying rent. We cannot assure you Corky’s will open in March 2012 as expected.

EAGLE GLEN PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Eagle Glen Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Stater Brothers Market	NR / B2 / B+	43,718	45.6%	$720,000	34.3%	$16.47	6/30/2023	$767	2.7%
Corky’s(3)	NR / NR / NR	4,800	5.0	123,840	5.9	25.80	7/1/2021	NA	NA
Mobil Oil	AAA / NR / AAA	5,326	5.6	107,250	5.1	20.14	4/30/2030	NA	NA
Wells Fargo Bank N.A.	AA- / A2 / A+	5,000	5.2	95,200	4.5	19.04	5/31/2019	NA	NA
Massage Envy	NR / NR / NR	2,880	3.0	81,873	3.9	28.43	8/31/2018	NA	NA
Jack In The Box, Inc.	NR / NR / NR	2,631	2.7	79,062	3.8	30.05	6/30/2023	NA	NA
New York Pizza Department, Inc.	NR / NR / NR	2,052	2.1	71,037	3.4	34.62	8/31/2013	NA	NA
Real Pros Real Estate Group, Inc.	NR / NR / NR	4,076	4.3	70,551	3.4	17.31	7/31/2012	NA	NA
Pediatric Partners	NR / NR / NR	1,900	2.0	69,445	3.3	36.55	8/31/2013	NA	NA
ATC Taekwondo Centers, Inc.	NR / NR / NR	2,500	2.6	69,000	3.3	27.60	12/31/2014	NA	NA

Ten Largest Owned Tenants		74,883	78.2%	$1,487,258	70.9%	$19.86
Remaining Owned Tenants		18,505	19.3	610,342	29.1	32.98
Vacant Spaces (Owned Space)		2,390	2.5	0	0.0	0.00

Total / Wtd. Avg. All Owned Tenants		95,778	100.0%	$2,097,600	100.0%	$22.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of December 31, 2010.
(3)

Corky’s has taken possession of the space and the space is currently under construction. Opening is expected in March 2012. Corky’s is currently not paying rent. We cannot assure you Corky’s will open in March 2012 as expected. The lender escrowed $244,868 (125% of 8 months of total rent equaling $144,868 plus a tenant improvement allowance of $100,000). This escrowed amount will be released once tenant is in occupancy, open for business and paying full rent, and delivers a clean estoppel.

The following table presents the lease rollover schedule at the Eagle Glen Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants

MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	4,076	4.3	4.3%	70,551	3.4	17.31	1
2013	14,196	14.8	19.1%	486,002	23.2	34.24	10
2014	3,986	4.2	23.2%	131,906	6.3	33.09	3
2015	2,645	2.8	26.0%	85,098	4.1	32.17	2
2016	0	0.0	26.0%	0	0.0	0.00	0
2017	0	0.0	26.0%	0	0.0	0.00	0
2018	4,880	5.1	31.1%	145,527	6.9	29.82	2
2019	5,000	5.2	36.3%	95,200	4.5	19.04	1
2020	0	0.0	36.3%	0	0.0	0.00	0
2021	6,930	7.2	43.6%	177,005	8.4	25.54	2
2022 & Thereafter	51,675	54.0	97.5%	906,312	43.2	17.54	3
Vacant	2,390	2.5	100.0%	0	0.0	0.00	0

Total / Wtd. Avg.	95,778	100.0%		$2,097,600	100.0%	$22.46	24

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

EAGLE GLEN PLAZA

The following table presents certain information relating to historical leasing at the Eagle Glen Plaza Property:

Historical Leased %(1)

	2008	2009	2010

Owned Space	91.2%	97.7%	99.4%

(1) As provided by the borrower. Reflects average occupancy for the indicated year.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eagle Glen Plaza Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten(2)	Underwritten $ per SF

Base Rent	$1,985,043	$2,104,684	$1,963,127	$2,097,600	$21.90
Other Rental Revenue	2,354	8,384	9,575	9,575	0.10
Total Reimbursement Revenue	730,029	629,217	672,991	680,728	7.11

Total Rent	$2,717,426	$2,742,285	$2,645,693	$2,870,238	$29.97
Vacancy & Credit Loss	(73,344)	(63,173)	0	(143,512)	(1.50)

Effective Gross Income	$2,644,082	$2,679,112	$2,645,693	$2,726,726	$28.47

Total Operating Expenses	$842,708	$863,834	$870,689	$894,737	$9.34

Net Operating Income	$1,801,374	$1,815,278	$1,775,004	$1,831,989	$19.13
TI/LC	0	0	0	65,437	0.68
Capital Expenditures	0	0	0	14,367	0.15

Net Cash Flow	$1,801,374	$1,815,278	$1,775,004	$1,752,186	$18.29

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 11/1/2011 rent roll with rent steps through 6/30/2012.

DOUBLETREE DOWNTOWN CLEVELAND

Mortgaged Property Information
Number of Mortgaged Properties	1
Location (City/State)	Cleveland, Ohio
Property Type	Hospitality
Size (Rooms)	379
Total TTM Occupancy as of 10/31/2011(1)	63.0%
Owned TTM Occupancy as of 10/31/2011(1)	63.0%
Year Built / Latest Renovation	1974 / 2008
Appraised Value	$28,300,000

Underwritten Revenues	$10,993,528
Underwritten Expenses	$8,409,621
Underwritten Net Operating Income (NOI)	$2,583,907
Underwritten Net Cash Flow (NCF)	$2,144,165
Cut-off Date LTV Ratio	58.9%
Maturity Date LTV Ratio(2)	39.7%
DSCR Based on Underwritten NOI / NCF	1.99x / 1.65x
Debt Yield Based on Underwritten NOI / NCF	15.5% / 12.9%

Mortgage Loan Information
Originator		GSCMC
Cut-off Date Principal Balance		$16,657,954
Cut-off Date Principal Balance per Room		$43,952.38
Percentage of Initial Pool Balance		1.4%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		6.0835%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		300

Escrows
	Upfront	Monthly
Taxes	$202,687	$28,955
Insurance	$25,445	$5,089
FF&E	$0	$35,826
Other(3)(4)	$179,244	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,700,000	92.3%	Loan Payoff	$17,348,377	95.8%
Sponsor Equity	1,402,487	7.7	Reserves	407,376	2.3
			Closing Costs	346,734	1.9

Total Sources	$18,102,487	100.0%	Total Uses	$18,102,487	100.0%

(1)	Reflects average Total Occupancy and Owned Occupancy for TTM ended 10/31/2011.
(2)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $32,700,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 45.8%.
(3)	At origination, the lender reserved 110% ($35,244) of the total estimated immediate repairs identified in the property condition report. The borrower has twelve months to complete the repairs.
(4)

Due to projected short falls in property operations in months December, January and February, $144,000 of loan proceeds were escrowed at origination to establish a seasonality reserve. The reserve may be utilized by borrower for the January, February and March payments with a maximum of $48,000 being released per month. Any remaining balance will be disbursed to borrower following the March payment. The borrower is required to deposit $24,000 monthly into the reserve on each due date in May (beginning in 2012) and continuing through the due date in October for the respective calendar year.

The following table presents certain information relating to the 2011 demand analysis with respect to the DoubleTree Downtown Cleveland Property based on market segmentation, as provided in the appraisal for the DoubleTree Downtown Cleveland Property:

2011 Accommodated Room Night Demand

Property	Meeting and Group	Leisure	Commercial & Contract
DoubleTree Downtown Cleveland	12%	32%	56%

Source: Appraisal.

The following table presents certain information relating to the year-to-date through October 2011 penetration rates relating to the DoubleTree Downtown Cleveland Property and various market segments, as provided in the October 2011 travel research report for the DoubleTree Downtown Cleveland Property:

Year-to-Date Through 10/31/2011 Penetration Rates

Property	Occupancy	ADR	RevPAR
DoubleTree Downtown Cleveland	117.1%	93.2%	109.1%

Source: travel research report.

DOUBLETREE DOWNTOWN CLEVELAND

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree Downtown Cleveland Property:

DoubleTree Downtown Cleveland

	2009(1)	2010(1)	TTM 10/31/2011(1)

Occupancy(2)	47.0%	57.5%	63.0%
ADR	$84.56	$86.98	$90.70
RevPAR	$39.71	$49.98	$57.19

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the DoubleTree Downtown Cleveland Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten	Underwritten $ per Room

Room Revenue	$5,492,648	$6,914,404	$7,910,714	$7,910,714	$20,873
Food & Beverage Revenue	1,623,534	2,035,796	2,332,422	2,332,422	6,154
Other Revenue(2)	663,415	732,941	750,392	750,392	1,980

Total Revenue	$7,779,597	$9,683,141	$10,993,528	$10,993,528	$29,007

Room Expense	$1,930,107	$2,257,122	$2,318,151	$2,318,151	$6,116
Food & Beverage Expense	1,359,375	1,764,707	1,881,932	1,881,932	4,966
Other Expense	166,242	185,628	189,781	189,781	501

Total Departmental Expense	$3,455,724	$4,207,457	$4,389,864	$4,389,864	$11,583
Total Undistributed Expense	2,825,099	3,463,841	3,658,951	3,613,421	9,534
Total Fixed Charges	485,844	330,326	436,940	406,336	1,072

Total Operating Expenses	$6,766,667	$8,001,624	$8,485,755	$8,409,621	$22,189

Net Operating Income	$1,012,930	$1,681,517	$2,507,773	$2,583,907	$6,818
FF&E	311,000	387,000	439,741	439,741	1,160

Net Cash Flow	$701,930	$1,294,517	$2,068,032	$2,144,165	$5,657

(1)

Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other revenue includes Starbucks revenue at the hotel, telephone revenue, parking revenue and other income.

SIEGEN PLAZA

Mortgaged Property Information

Number of Mortgaged Properties	1
Location (City/State)	Baton Rouge, Louisiana
Property Type	Retail
Size (SF)	156,418
Total Occupancy as of 12/6/2011(1)	93.5%
Owned Occupancy as of 12/6/2011(1)	93.5%
Year Built / Latest Renovation	2001 / NAP
Appraised Value	$30,800,000

Underwritten Revenues	$2,888,152
Underwritten Expenses	$774,449
Underwritten Net Operating Income (NOI)	$2,113,704
Underwritten Net Cash Flow (NCF)	$1,937,425
Cut-off Date LTV Ratio	53.9%
Maturity Date LTV Ratio	53.9%
DSCR Based on Underwritten NOI / NCF	2.29x / 2.10x
Debt Yield Based on Underwritten NOI / NCF	12.7% / 11.7%

Mortgage Loan Information
Originator		GSCMC
Cut-off Date Principal Balance		$16,600,000
Cut-off Date Principal Balance per SF		$106.13
Percentage of Initial Pool Balance		1.4%
Number of Related Mortgage Loans(2)		2
Type of Security		Fee Simple
Mortgage Rate		5.4935%
Original Term to Maturity (Months)		120
Original Amortization Term (Months)		0

Escrows
	Upfront	Monthly
Taxes(3)	$0	$0
Insurance(3)	$0	$0
Replacement Reserves	$0	$0
TI/LC	$0	$0
Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,600,000	97.6%	Loan Payoff	$16,655,269	97.9%
Sponsor Equity	413,593	2.4	Closing Costs	358,324	2.1

Total Sources	$17,013,593	100.0%	Total Uses	$17,013,593	100.0%

(1)

Rack Room Shoes (8,000 SF) is currently in occupancy and rent is required to be 5% of gross sales beginning on and after 2/1/2012. Total Occupancy and Owned Occupancy excludes Rack Room Shoes square footage. Total Occupancy and Owned Occupancy including Rack Room Shoes are 98.6%.

(2)

The indirect owner of the borrower is the indirect owner of the borrower of the Fairgrounds Crossing mortgage loan. See “Risk Factors -- Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in the Prospectus Supplement.

(3)	Taxes and insurance escrows are not required so long as the borrower pays taxes and insurance premiums when due.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Siegen Plaza Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Anchors
Conn’s	NR / NR / NR	24,960	16.0%	Yes	$386,278	$15.48	11/30/2016	NA	NA
Ross Dress for Less	NR / NR / BBB+	30,178	19.3	Yes	$344,784	$11.43	1/31/2014	$239	4.8%
Petco	NR / Caa1 / B	13,500	8.6	Yes	$235,924	$17.48	1/31/2014	NA	NA
Total Anchors		68,638	43.9%

Occupied In-line		57,256	36.6%		$1,564,247	$27.32
Occupied Outparcel		20,284	13.0%		$351,899	$17.35
Vacant(3)		10,240	6.5%		$0	$0.00
Total Owned SF		156,418	100.0%
Total SF		156,418	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	If available, sales for the above Anchor and Jr. Anchor tenants are as of 10/31/2011.
(3)

Vacant spaces includes 8,000 SF currently leased to Rack Room Shoes. Rack Room Shoes rent is required to be 5% of gross sales beginning on and after 2/1/2012. Underwritten numbers assume Rack Room Shoes as vacant. The lease can be terminated by either the landlord or the tenant with 90 days notice. We cannot assure you that the landlord or tenant will not terminate or that if terminated the space with be re-leased.

SIEGEN PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Siegen Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost

Conn’s	NR / NR / NR	24,960	16.0%	$287,040	12.2%	$11.50	11/30/2016	NA	NA
Ross Dress for Less	NR / NR / BBB+	30,178	19.3	286,691	12.2	9.50	1/31/2014	$239	4.8%
Petco	NR / Caa1 / B	13,500	8.6	182,250	7.8	13.50	1/31/2014	NA	NA
Rainbow Women’s	NR / NR / NR	8,046	5.1	156,897	6.7	19.50	7/31/2013	$81	29.0%
Eyemart Express	NR / NR / NR	3,600	2.3	93,600	4.0	26.00	4/30/2015	NA	NA
Mattress Firm	NR / NR / NR	3,950	2.5	91,245	3.9	23.10	12/31/2016	NA	NA
Jason’s Deli	NR / NR / NR	4,517	2.9	87,991	3.7	19.48	3/31/2017	NA	NA
Olive Garden	BBB / Baa2 / BBB	8,000	5.1	84,960	3.6	10.62	11/30/2012	NA	NA
Ashley Stewart(4)	NR / NR / NR	3,200	2.0	83,200	3.5	26.00	1/31/2018	NA	NA
Plato’s Closet	NR / NR / NR	4,125	2.6	82,500	3.5	20.00	7/31/2015	NA	NA

Ten Largest Owned Tenants		104,076	66.5%	$1,436,374	61.1%	$13.80
Remaining Owned Tenants		42,102	26.9	915,966	38.9	21.76
Vacant Spaces (Owned Space)(5)		10,240	6.5	0	0.0	0.00

Total / Wtd. Avg. All Owned Tenants		156,418	100.0%	$2,352,340	100.0%	$16.09

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space.
(3)	Tenant sales are as of 10/31/2011.
(4)

If Ashley Stewart’s gross sales at the end of the 3rd and 7th lease years are less than $750,000, then Ashley Stewart may terminate the lease with 30 days notice and the payment of any unpaid prorated TI/LC costs.

(5)

Vacant spaces includes 8,000 SF currently leased to Rack Room Shoes. Rack Room Shoes’ rent is required to be 5% of gross sales beginning on and after 2/1/2012. Underwritten numbers assume Rack Room Shoes as vacant. The lease can be terminated by either the landlord or the tenant with 90 days notice. We cannot assure you that the landlord or tenant will not terminate or that if terminated the space with be re-leased.

The following table presents the lease rollover schedule at the Siegen Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants

MTM	1,600	1.0	1.0%	$38,720	1.6%	$24.20	1
2012	20,040	13.8	13.8%	380,659	16.2	18.99	7
2013	12,329	7.9	21.7%	254,089	10.8	20.61	3
2014	45,878	29.3	51.0%	523,941	22.3	11.42	3
2015	12,720	8.1	59.2%	292,026	12.4	22.96	5
2016	32,110	20.5	79.7%	451,869	19.2	14.07	4
2017	13,302	7.5	88.2%	261,299	11.1	19.64	4
2018	3,200	2.0	90.3%	83,200	3.5	26.00	1
2019	0	0.0	90.3%	0	0.0	0.00	0
2020	0	0.0	90.3%	0	0.0	0.00	0
2021	0	0.0	90.3%	0	0.0	0.00	0
2022 & Thereafter	4,999	3.2	93.5%	66,537	2.8	13.31	1
Vacant(3)	10,240	6.5	100.0%	0	0.0	0.00	0

Total / Wtd. Avg.	156,418	100.0%		$2,352,340	100.0%	$16.09	29

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only.
(3)

Vacant Spaces includes 8,000 SF currently leased to Rack Room Shoes. Rack Room Shoes’ rent is required to be 5% of gross sales beginning on and after 2/1/2012. Underwritten numbers assume Rack Room Shoes as vacant. The lease can be terminated by either the landlord or the tenant with 90 days notice. We cannot assure you that the landlord or tenant will not terminate or that if terminated the space with be re-leased.

SIEGEN PLAZA

          The following table presents certain information relating to historical leasing at the Siegen Plaza Property:

Historical Leased %(1)

	2008	2009	2010

Owned Space	90.8%	90.8%	95.3%

(1)	All yearly figures reflect the average occupancy for the year except for 2008 which depicts the December month end occupancy.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Siegen Plaza Property:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten(2)	Underwritten $ per SF

Base Rent	$2,388,540	$2,433,075	$2,464,981	$2,352,340	$15.04
Gross Up Vacancy	0	0	0	222,527	1.42

Total Rent	$2,388,540	$2,433,075	$2,464,981	$2,574,867	$16.46
Total Reimbursables	487,121	437,559	441,804	530,792	3.39
Other Income	74,193	21,478	23,177	5,020	0.03
Vacancy & Credit Loss(3)	(8,783)	(36,191)	(15,849)	(222,527)	(1.42)

Effective Gross Income	$2,941,071	$2,855,921	$2,914,113	$2,888,152	$18.46

Total Operating Expenses	$697,450	$618,613	$629,045	$774,449	$4.95

Net Operating Income	$2,243,621	$2,237,308	$2,285,068	$2,113,704	$13.51
TI/LC	0	0	0	127,084	0.81
Capital Expenditures	0	0	0	49,195	0.31

Net Cash Flow	$2,243,621	$2,237,308	$2,285,068	$1,937,425	$12.39

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 12/6/2011 rent roll with rent steps through 6/30/2012.
(3)

Rack Room Shoes’ rent is required to be 5% of gross sales beginning on and after 2/1/2012. Underwritten numbers assume Rack Room Shoes as vacant. The lease can be terminated by either the landlord or the tenant with 90 days notice. We cannot assure you that the landlord or tenant will not terminate or that if terminated the space with be released.

HULL - AURORA

Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	1	Originator		CGMRC
Location (City/State)	Fairbanks, Alaska	Cut-off Date Principal Balance		$14,976,807
Property Type	Retail	Cut-off Date Principal Balance per SF		$125.44
Size (SF)	119,390	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 9/25/2011	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/25/2011	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005, 2006 / NAP	Mortgage Rate		6.2700%
Appraised Value	$23,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$2,428,552
Underwritten Expenses	$694,320	Escrows
Underwritten Net Operating Income (NOI)	$1,734,232		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,595,778	Taxes	$0	$30,012
Cut-off Date LTV Ratio	64.0%	Insurance	$42,810	$3,567
Maturity Date LTV Ratio	54.8%	Replacement Reserves	$0	$1,493
DSCR Based on Underwritten NOI / NCF	1.56x / 1.44x	TI/LC(1)	$0	$9,949
Debt Yield Based on Underwritten NOI / NCF	11.6% / 10.7%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	97.2%	Loan Payoff	$15,069,320	97.7%
Sponsor Equity	375,716	2.4	Closing Costs	313,587	2.0
Other Sources	50,000	0.3	Reserves	42,810	0.3

Total Sources	$15,425,716	100.0%	Total Uses	$15,425,716	100.0%

(1)	TI/LC reserve has a cap of $500,000.

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the Hull-Aurora Property:

Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost

Sportsman’s Warehouse	NR / NR / NR	47,072	39.4%	$659,008	31.4%	$14.00	11/30/2020	$247	7.7%
Barnes & Noble	NR / NR / NR	26,425	22.1	502,075	24.0	19.00	3/31/2016	NA	NA
Old Navy	BBB- / Baa3 / BB+	18,800	15.7	357,200	17.0	19.00	11/30/2015	$276	8.5%
Petco	NR / Caa1 / B	15,400	12.9	304,920	14.6	19.80	12/31/2015	NA	NA
Famous Footwear	BB+ / B3 / B	7,048	5.9	133,912	6.4	19.00	1/31/2016	$212	11.2%
Gamestop and Movies Too	NR / Ba1 / BB+	1,875	1.6	60,670	2.9	32.36	1/31/2014	NA	NA
Choice Rib, Inc.	NR / NR / NR	1,500	1.3	40,500	1.9	27.00	2/28/2022	NA	NA
Glow Bronzing Studio	NR / NR / NR	1,270	1.1	39,122	1.9	30.81	5/31/2016	NA	NA
Vacant Spaces		0	0.0	0	0.0	0.00

Total / Wtd. Avg. All Owned Tenants		119,390	100.0%	$2,097,408	100.0%	$17.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

HULL - AURORA

The following table presents the lease rollover schedule at the Hull-Aurora Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants

MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	1,875	1.6	1.6%	60,670	2.9	32.36	1
2015	34,200	28.6	30.2%	662,120	31.6	19.36	2
2016	34,743	29.1	59.3%	675,109	32.2	19.43	3
2017	0	0.0	59.3%	0	0.0	0.00	0
2018	0	0.0	59.3%	0	0.0	0.00	0
2019	0	0.0	59.3%	0	0.0	0.00	0
2020	47,072	39.4	98.7%	659,008	31.4	14.00	1
2021	0	0.0	98.7%	0	0.0	0.00	0
2022 & Thereafter	1,500	1.3	100.0%	40,500	1.9	27.00	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0

Total / Wtd. Avg.	119,390	100.0%		$2,097,408	100.0%	$17.57	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Hull-Aurora Property:

Historical Leased % (1)

	2008	2009	2010

Owned Space	100.0%	100.0%	100.0%

	(1)	As provided by the borrower and reflects average occupancy for the year.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hull-Aurora Property:

Cash Flow Analysis(1)

	2009	2010	TTM 9/30/2011	Underwritten(2)	Underwritten $per SF

Base Rent	$1,994,673	$2,046,283	$2,063,097	$2,055,141	$17.21
Contractual Rent Steps	0	0	0	42,267	0.35
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00

Total Rent	$1,994,673	$2,046,283	$2,063,097	$2,097,408	$17.57
Total Reimbursables	405,756	424,458	484,501	458,963	3.84
Other Income	415	0	438	0	0.00
Vacancy & Credit Loss	0	0	0	(127,819)	(1.07)

Effective Gross Income	$2,400,844	$2,470,742	$2,548,035	$2,428,552	$20.34

Total Operating Expenses	$594,202	$625,262	$702,933	$694,320	$5.82

Net Operating Income	$1,806,642	$1,845,479	$1,845,103	$1,734,232	$14.53
TI/LC	0	0	0	120,546	1.01
Capital Expenditures	0	0	0	17,909	0.15

Net Cash Flow	$1,806,642	$1,845,479	$1,845,103	$1,595,778	$13.37

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/25/2011 rent roll with rent steps through 5/1/2012.

MAPLE RIDGE TOWNHOMES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Originator		GSLP
Location (City/State)	Blacksburg, Virginia	Cut-off Date Principal Balance		$14,785,244
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$149,345.90
Size (Units)	99	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 12/2/2011	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/2/2011	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008-2010 / NAP	Mortgage Rate		4.8400%
Appraised Value(1)	$20,100,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
Underwritten Revenues	$1,935,508
Underwritten Expenses	$633,178	Escrows
Underwritten Net Operating Income (NOI)	$1,302,330		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,267,680	Taxes	$11,650	$11,765
Cut-off Date LTV Ratio(2)	73.6%	Insurance	$12,731	$3,365
Maturity Date LTV Ratio(2)	68.3%	Replacement Reserves	$0	$2,888
DSCR Based on Underwritten NOI / NCF	1.38x / 1.34x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%	Other(3)	$73,000	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$14,925,000	98.4%	Loan Payoff	$14,809,976	97.7%
Sponsor Equity	237,044	1.6	Closing Costs	254,688	1.7
			Reserves	97,381	0.6
Total Sources	$15,162,044	100.0%	Total Uses	$15,162,044	100.0%

(1)

The “as-is” value of the Maple Ridge Townhomes Property was $19,800,000 as of April 1, 2011 and reflects leases for the 2010-2011 school year. The Appraised Value of $20,100,000 reflects the “as stabilized” value of the Maple Ridge Townhomes Property with an “as stabilized” date of August 1, 2011 given the stabilization of rents at the 2011-2012 school year level.

(2)

The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio were calculated using the “as stabilized” value. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio using the “as-is” value are 74.7% and 69.4%, respectively.

(3)	Other reserve represents an environmental reserve.

          The following table presents certain information relating to the Maple Ridge Townhomes Property:

Unit Type	Renovated	# of Units(1)	SF(1)	Monthly Market Rent(1)	Yearly Market Rent(1)	Monthly Actual Rent(1)	Yearly Actual Rent(1)

4 Bed / 2 Bath	No	27	1,508	$1,600	$518,400	$1,600	$518,400
4 Bed / 4 Bath	No	72	1,847	$1,700	1,468,800	$1,700	1,468,800

Total / Wtd. Avg.		99	1,755	$1,673	$1,987,200	$1,673	$1,987,200

(1)	Source: Rent roll dated 12/2/2011.

The following table presents certain information relating to historical leasing at the Maple Ridge Townhomes Property:

Historical Leased%(1)

	12/31/2009	12/31/2010

Owned Space	NAP	100.0%

(1)	As provided by the borrowers.

MAPLE RIDGE TOWNHOMES

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Maple Ridge Townhomes Property:

Cash Flow Analysis(1)

	2010	TTM 10/31/2011	Underwritten	Underwritten $ per Unit
Base Rent	$1,456,440	$1,933,740	$1,987,200	$20,073
Vacancy Loss	0	0	(99,360)	(1,004)
Credit Loss	0	(3,280)	0	0
Concessions	(19,800)	(48,620)	(48,000)	(485)
Total Rent Revenue	$1,436,640	$1,881,840	$1,839,840	$18,584
Miscellaneous Revenue	62,317	95,668	95,668	966
Effective Gross Income	$1,498,957	$1,977,508	$1,935,508	$19,551

Total Operating Expenses	$475,745	$635,350	$633,178	$6,396

Net Operating Income	$1,023,212	$1,342,158	$1,302,330	$13,155
Replacement Reserves	0	0	34,650	350
Net Cash Flow	$1,023,212	$1,342,158	$1,267,680	$12,805

(1)

Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

HAMPTON INN AND SPRINGHILL SUITES

Mortgaged Property Information
Number of Mortgaged Properties(1)	2
Location (City/State)	Bloomington, Minnesota
Property Type	Hospitality
Size (Rooms)	259
Total TTM Occupancy as of 10/31/2011(2)	76.7%
Owned TTM Occupancy as of 10/31/2011(2)	76.7%
Year Built / Latest Renovation(3)	2007 / NAP
Appraised Value	$28,500,000

Underwritten Revenues	$7,897,996
Underwritten Expenses	$5,847,385
Underwritten Net Operating Income (NOI)	$2,050,611
Underwritten Net Cash Flow (NCF)	$1,703,576
Cut-off Date LTV Ratio	51.2%
Maturity Date LTV Ratio(4)	40.1%
DSCR Based on Underwritten NOI / NCF	1.86x / 1.54x
Debt Yield Based on Underwritten NOI / NCF	14.0% / 11.7%

Mortgage Loan Information
Originator		GSCMC
Cut-off Date Principal Balance		$14,602,779
Cut-off Date Principal Balance per Room		$56,381.39
Percentage of Initial Pool Balance		1.3%
Number of Related Mortgage Loans		None
Type of Security		Fee Simple
Mortgage Rate		5.6700%
Original Term to Maturity (Months)		60
Original Amortization Term (Months)		300

Escrows
	Upfront	Monthly
Taxes	$0	$34,889
Insurance	$54,992	$5,499
FF&E	$0	$15,699
Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,750,000	100.0%	Sponsor Equity Distribution	$14,337,509	97.2%
			Closing Costs	357,499	2.4
			Reserves	54,992	0.4

Total Sources	$14,750,000	100.0%	Total Uses	$14,750,000	100.0%

(1)

Both hotels occupy the same parcel of land. The parcel will be split into two independent legal tax parcels by creating a condominium regime in which the two hotels will be separate units. This process has been initiated and is expected to be completed during the term of the loan.

(2)	Reflects average Total Occupancy and Owned Occupancy for TTM ended 10/31/2011.
(3)	Both properties were built in 2007; SpringHill Suites was converted from a Cambria Suites in June 2011.
(4)

The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $33,100,000, which assumes stabilized operations at the Hampton Inn and SpringHill Suites Properties. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 46.6%.

The following table presents certain information relating to the 2011 demand analysis with respect to the Hampton Inn and SpringHill Suites Properties based on market segmentation:

2011 Accommodated Room Night Demand

Property	Meeting and Group	Leisure	Commercial
Hampton Inn MOA	15%	30%	55%
SpringHill Suites	35%	35%	30%

Source: Appraisal.

The following table presents certain information relating to the year-to-date through October 2011 penetration rates relating to the Hampton Inn and SpringHill Suites Properties across various market segments:

Year-to-Date Through 10/31/2011 Penetration Rates

Property	Occupancy	ADR	RevPAR
Hampton Inn MOA	99.1%	115.8%	114.9%
SpringHill Suites	105.3%	82.2%	86.6%

Source: travel research report.

HAMPTON INN AND SPRINGHILL SUITES

The following table presents certain information relating to historical occupancy, ADR and RevPAR for the Hampton Inn and SpringHill Suites Properties:

Hampton Inn MOA

	2009(1)	2010(1)	TTM 10/31/2011(1)

Occupancy(2)	67.8%	71.8%	73.7%
ADR	$109.30	$114.89	$118.92
RevPAR	$74.10	$82.50	$87.67

(1)	As provided by the borrower.
(2)	Average occupancy for the indicated period.

SpringHill Suites

	2009(1)	2010(1)	TTM 10/31/2011(1)

Occupancy(2)	58.7%	74.9%	80.7%
ADR	$87.38	$75.40	$79.96
RevPAR	$51.29	$56.49	$64.50

(1)	As provided by the borrower.
(2)	Average occupancy for the indicated period.

■

Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hampton Inn and SpringHill Suites Properties:

Cash Flow Analysis(1)

	2009	2010	TTM 10/31/2011	Underwritten	Underwritten $ per Room

Room Revenue	$6,064,245	$6,726,126	$7,331,975	$7,540,064	$29,112
Food & Beverage Revenue	282,197	296,152	202,746	202,746	783
Other Revenue(2)	164,683	153,841	155,186	155,186	599

Total Revenue	$6,511,125	$7,176,119	$7,689,907	$7,897,996	$30,494

Room Expense	$1,441,943	$1,719,676	$1,861,819	$1,991,536	$7,689
Food & Beverage Expense	298,478	340,245	270,683	270,683	1,045
Other Expense	134,529	131,228	146,692	146,692	566

Total Departmental Expense	$1,874,950	$2,191,149	$2,279,194	$2,408,911	$9,301
Total Undistributed Expense	2,179,826	2,381,459	2,657,230	2,818,482	10,882
Total Fixed Charges	637,193	617,212	572,411	619,992	2,394

Total Operating Expenses	$4,691,969	$5,189,820	$5,508,835	$5,847,385	$22,577

Net Operating Income	$1,819,156	$1,986,299	$2,181,072	$2,050,611	$7,917
FF&E	260,445	287,044	307,596	347,035	1,340

Net Cash Flow	$1,558,711	$1,699,255	$1,873,475	$1,703,576	$6,578

(1)

Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other revenue consists of parking income, meeting room rental, movie rental, laundry, vending and miscellaneous revenue.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—

An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—

The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

	—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—

Except as regards their status under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—

Member States of the European Economic Area (“EEA”) have implemented new Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after December 31, 2010 and in certain circumstances, to securitizations issued prior to that date. Among other provisions, Article 122a restricts investments by an EEA regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements concerning retention by the originator, sponsor or original lender of the securitized assets of a portion of the securitization’s credit risk. Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA regulated credit institution if that securitization fails to meet the requirements of Article 122a. None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a. The fact that the offered certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution to purchase offered certificates, which in turn may adversely affect the liquidity of the offered certificates in the secondary market. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

—

The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments. When such regulations are adopted, investments in CMBS by such institutions may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

—

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

	—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—

The repayment of the mortgage loans in the pool will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—

The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—

A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a companion loan holder or mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

	—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the Depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—

Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—

Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

—

Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

	—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—

In the event of the bankruptcy or insolvency of an originator, a sponsor or the Depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—

The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by Goldman Sachs Lending Partners LLC (“GSLP”), as an originator, to Goldman Sachs Mortgage Company (“GSMC”), as a sponsor, and by GSMC to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSLP to GSMC, and by GSMC to the Depositor, would each generally be respected as a sale in the event of a bankruptcy or insolvency of GSLP or GSMC, as applicable, and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—

The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—

The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

	—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—

The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the trustee or the operating advisor or to direct their actions.

	—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—

Other nationally recognized statistical rating organizations that the Depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the Depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the Depositor may adversely impact the liquidity, market value or regulatory characterization of those offered certificates.

■	Tax Considerations

	—	The offered certificates, will be treated as regular interests in a real estate mortgage investment conduit (a “REMIC”) for U.S. federal income tax purposes.

	—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—

State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

Refinance	60	$828,194,284	71.7%	$13,803,238	1.51x	5.837%	111.1	63.7%	53.6%
Acquisition	19	226,138,362	19.6	$11,902,019	1.54x	5.606%	113.7	67.7%	57.2%
Acquisition/Refinance	1	100,000,000	8.7	$100,000,000	2.15x	5.031%	115.0	49.8%	43.2%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Distribution of Amortization Type (1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

Amortizing (30 Years)	51	$646,312,979	56.0%	$12,672,804	1.46x	5.766%	111.2	66.6%	56.8%
Amortizing (25 Years)	18	204,628,244	17.7	$11,368,236	1.53x	6.008%	109.8	64.0%	49.7%
Amortizing (27 Years)	1	49,885,606	4.3	$49,885,606	1.83x	5.718%	118.0	47.5%	38.1%
Amortizing (27.5 Years)	2	6,572,911	0.6	$3,286,455	1.46x	6.018%	114.8	68.2%	56.0%
Amortizing (20 Years)	1	4,691,136	0.4	$4,691,136	1.36x	6.400%	119.0	52.7%	35.2%
Amortizing (22 Years)	1	3,313,769	0.3	$3,313,769	1.27x	5.770%	114.0	73.6%	52.5%
Interest Only, Then Amortizing (30 Years)(2)	3	205,875,000	17.8	$68,625,000	1.80x	5.347%	114.7	57.4%	50.6%
Interest Only	3	33,053,000	2.9	$11,017,667	2.23x	5.277%	111.8	54.5%	54.5%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 18 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

1,328,456 - 4,999,999	30	$100,664,869	8.7%	$3,355,496	1.47x	6.030%	105.7	66.9%	56.1%
5,000,000 - 9,999,999	21	152,192,842	13.2	$7,247,278	1.49x	5.975%	110.4	64.7%	54.7%
10,000,000 - 14,999,999	12	163,965,713	14.2	$13,663,809	1.56x	5.756%	104.6	63.4%	53.7%
15,000,000 - 19,999,999	6	107,677,507	9.3	$17,946,251	1.61x	5.710%	107.1	62.7%	53.7%
20,000,000 - 29,999,999	2	50,192,794	4.3	$25,096,397	1.42x	5.553%	114.6	74.1%	60.2%
30,000,000 - 49,999,999	4	182,310,989	15.8	$45,577,747	1.60x	5.645%	115.6	59.1%	50.2%
50,000,000 - 69,999,999	3	172,675,868	15.0	$57,558,623	1.45x	5.756%	116.9	68.0%	56.5%
70,000,000 - 124,652,065	2	224,652,065	19.5	$112,326,033	1.76x	5.467%	116.1	58.4%	49.9%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	$1,328,456
Max	$124,652,065
Average	$14,429,158

Distribution of Debt Service Coverage Ratios

Range of Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

1.21 - 1.29	5	$76,947,902	6.7%	$15,389,580	1.25x	5.888%	115.3	74.4%	62.8%
1.30 - 1.39	16	165,663,988	14.4	$10,353,999	1.34x	5.689%	107.6	67.7%	57.5%
1.40 - 1.49	23	356,370,920	30.9	$15,494,388	1.43x	5.828%	113.5	68.0%	57.4%
1.50 - 1.59	13	101,989,960	8.8	$7,845,382	1.56x	5.980%	106.2	62.3%	51.4%
1.60 - 1.69	15	242,233,987	21.0	$16,148,932	1.64x	5.754%	110.9	60.4%	50.0%
1.70 - 1.79	3	28,187,282	2.4	$9,395,761	1.74x	5.892%	117.2	63.2%	53.1%
1.80 - 1.89	1	49,885,606	4.3	$49,885,606	1.83x	5.718%	118.0	47.5%	38.1%
1.90 - 2.38	4	133,053,000	11.5	$33,263,250	2.17x	5.092%	114.2	51.0%	46.0%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	1.21x
Max	2.38x
Weighted Average	1.57x

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

4.390 - 4.499	1	$3,000,000	0.3%	$3,000,000	2.23x	4.390%	53.0	55.6%	55.6%
4.500 - 4.999	2	31,767,370	2.8	$15,883,685	1.48x	4.864%	53.1	71.4%	66.2%
5.000 - 5.249	4	185,218,375	16.0	$46,304,594	1.94x	5.065%	114.3	56.1%	48.0%
5.250 - 5.499	4	38,988,566	3.4	$9,747,142	1.71x	5.448%	115.7	65.0%	58.2%
5.500 - 5.749	11	191,909,452	16.6	$17,446,314	1.54x	5.612%	110.5	62.7%	52.8%
5.750 - 5.999	22	462,278,051	40.0	$21,012,639	1.46x	5.862%	115.4	65.9%	55.3%
6.000 - 6.249	19	138,804,513	12.0	$7,305,501	1.50x	6.099%	116.8	64.9%	52.3%
6.250 - 6.499	12	87,989,132	7.6	$7,332,428	1.50x	6.332%	110.6	61.5%	51.6%
6.500 - 7.250	5	14,377,188	1.2	$2,875,438	1.57x	6.697%	82.6	56.2%	51.8%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	4.390%
Max	7.250%
Weighted Average	5.722%

Distribution of Cut-off Date Loan-to-Value Ratios

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
40.2 - 44.9	1	$6,283,607	0.5%	$6,283,607	1.65x	6.500%	115.0	40.2%	34.7%
45.0 - 49.9	4	165,344,728	14.3	$41,336,182	1.99x	5.345%	116.1	49.0%	41.5%
50.0 - 54.9	4	49,346,915	4.3	$12,336,729	1.94x	5.554%	98.7	53.3%	48.3%
55.0 - 59.9	12	192,361,149	16.7	$16,030,096	1.62x	5.782%	112.5	57.5%	48.2%
60.0 - 64.9	15	150,545,537	13.0	$10,036,369	1.55x	5.994%	113.7	63.9%	52.0%
65.0 - 69.9	15	280,434,803	24.3	$18,695,654	1.46x	5.783%	113.1	67.1%	57.1%
70.0 - 74.9	29	310,015,907	26.9	$10,690,204	1.37x	5.709%	109.5	72.9%	61.6%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	40.2%
Max	74.9%
Weighted Average	63.3%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
34.7 - 39.9	4	$77,518,303	6.7%	$19,379,576	1.75x	5.901%	117.8	49.7%	38.0%
40.0 - 44.9	5	144,241,325	12.5	$28,848,265	1.96x	5.291%	108.8	50.6%	42.9%
45.0 - 49.9	8	173,210,823	15.0	$21,651,353	1.58x	5.807%	116.4	60.4%	48.4%
50.0 - 54.9	17	170,738,434	14.8	$10,043,437	1.70x	5.845%	114.1	60.3%	53.3%
55.0 - 59.9	27	330,350,818	28.6	$12,235,215	1.45x	5.857%	114.8	67.8%	56.9%
60.0 - 64.9	15	231,279,477	20.0	$15,418,632	1.36x	5.617%	109.6	72.7%	62.3%
65.0 - 69.4	4	26,993,466	2.3	$6,748,367	1.40x	5.425%	54.3	72.9%	68.0%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	34.7%
Max	69.4%
Weighted Average	53.4%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 5 of the mortgage loans.

Distribution of Original Terms to Maturity

Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

60	12	$77,471,017	6.7%	$6,455,918	1.51x	5.505%	54.3	65.0%	59.2%
120	68	1,076,861,630	93.3	$15,836,200	1.58x	5.738%	116.1	63.2%	53.0%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	60 months
Max	120 months
Weighted Average	116 months

Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

52 - 109	12	$77,471,017	6.7%	$6,455,918	1.51x	5.505%	54.3	65.0%	59.2%
110 - 119	68	1,076,861,630	93.3	$15,836,200	1.58x	5.738%	116.1	63.2%	53.0%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	52 months
Max	119 months
Weighted Average	112 months

Distribution of Original Amortization Terms(1)

Range of Original Amortization Terms (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

Interest Only	3	$33,053,000	2.9%	$11,017,667	2.23x	5.277%	111.8	54.5%	54.5%
240 - 300	20	212,633,150	18.4	$10,631,658	1.52x	6.013%	110.0	63.9%	49.5%
301 - 360	57	908,646,496	78.7	$15,941,167	1.56x	5.670%	112.4	63.5%	54.3%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	240 months
Max	360 months
Weighted Average	346 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

Interest Only	3	$33,053,000	2.9%	$11,017,667	2.23x	5.277%	111.8	54.5%	54.5%
239 - 300	20	212,633,150	18.4	$10,631,658	1.52x	6.013%	110.0	63.9%	49.5%
301 - 360	57	908,646,496	78.7	$15,941,167	1.56x	5.670%	112.4	63.5%	54.3%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	239 months
Max	360 months
Weighted Average	343 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Original Partial Interest Only Periods

Original Partial Interest Only Periods (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

18	1	$61,875,000	5.4%	$61,875,000	1.34x	5.500%	114.0	70.9%	61.4%
24	1	$100,000,000	8.7%	$100,000,000	2.15x	5.031%	115.0	49.8%	43.2%
60	1	$44,000,000	3.8%	$44,000,000	1.66x	5.850%	115.0	55.7%	52.0%

Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

Defeasance	73	$995,794,582	86.3%	$13,641,022	1.56x	5.726%	111.6	63.0%	53.0%
Yield Maintenance	6	96,663,065	8.4	$16,110,511	1.79x	5.826%	113.6	61.5%	52.3%
Defeasance or Yield Maintenance	1	61,875,000	5.4	$61,875,000	1.34x	5.500%	114.0	70.9%	61.4%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

8.8 - 9.9	8	$122,481,842	10.6%	$15,310,230	1.29x	5.750%	108.2	70.9%	61.0%
10.0 - 10.9	16	345,146,730	29.9	$21,571,671	1.42x	5.630%	111.8	68.9%	58.5%
11.0 - 11.9	25	188,893,967	16.4	$7,555,759	1.49x	5.800%	112.4	64.8%	54.1%
12.0 - 12.9	11	116,367,504	10.1	$10,578,864	1.69x	5.841%	112.6	58.8%	53.0%
13.0 - 13.9	11	151,634,173	13.1	$13,784,925	1.66x	6.051%	113.7	62.3%	51.1%
14.0 - 14.9	7	163,264,871	14.1	$23,323,553	1.93x	5.379%	109.8	53.6%	44.7%
15.0 - 15.8	2	66,543,560	5.8	$33,271,780	1.78x	5.809%	118.0	50.4%	38.5%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	8.8%
Max	15.8%
Weighted Average	12.0%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

8.5 - 9.9	16	$255,003,151	22.1%	$15,937,697	1.35x	5.572%	107.9	71.3%	61.4%
10.0 - 10.9	25	368,555,172	31.9	$14,742,207	1.46x	5.749%	112.9	65.8%	55.3%
11.0 - 11.9	22	189,946,890	16.5	$8,633,950	1.61x	5.949%	107.9	61.5%	53.2%
12.0 - 12.9	14	185,300,548	16.1	$13,235,753	1.68x	6.000%	116.2	60.7%	48.7%
13.0 - 13.9	3	155,526,885	13.5	$51,842,295	2.03x	5.296%	116.1	49.6%	41.8%

Total/Avg./Wtd.Avg.	80	$1,154,332,647	100.0%	$14,429,158	1.57x	5.722%	111.9	63.3%	53.4%

Min	8.5%
Max	13.9%
Weighted Average	11.1%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance
Hard	34	$706,945,269	61.2%
Springing	30	292,545,320	25.3
Soft	5	80,160,472	6.9
None	8	40,525,019	3.5
Soft Springing	3	34,156,567	3.0

Total	80	$1,154,332,647	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance
Replacement Reserves(1)	73	$836,114,811	72.4%
Real Estate Tax	76	$977,946,300	84.7%
Insurance	65	$736,917,117	63.8%
TI/LC(2)	30	$376,589,969	57.0%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, mixed use and industrial properties only.

Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-off Date Balance(1)	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio (2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)

Retail	29	$455,395,416	39.5%	$15,703,290	1.53x	5.702%	113.5	64.7%	55.6%
Retail Anchored	19	182,248,987	15.8	$9,592,052	1.50x	5.841%	110.6	66.9%	57.6%
Retail Power Center / Big Box	4	129,218,375	11.2	$32,304,594	1.68x	5.359%	114.0	60.9%	53.1%
Retail Regional Mall	1	124,652,065	10.8	$124,652,065	1.44x	5.818%	117.0	65.3%	55.2%
Retail Unanchored	2	9,046,902	0.8	$4,523,451	1.51x	5.776%	114.1	67.2%	57.0%
Retail Shadow Anchored	2	7,708,441	0.7	$3,854,220	1.43x	6.036%	116.3	71.0%	57.4%
Retail Single Tenant Retail	1	2,520,646	0.2	$2,520,646	1.31x	6.130%	118.0	48.3%	41.2%
Hospitality	23	$187,756,045	16.3%	$8,163,306	1.65x	5.920%	110.8	57.3%	44.4%
Hospitality Limited Service	20	107,033,060	9.3	$5,351,653	1.57x	6.008%	105.8	61.6%	48.1%
Hospitality Full Service	3	80,722,984	7.0	$26,907,661	1.75x	5.803%	117.3	51.6%	39.6%
Office	12	$184,732,703	16.0%	$15,394,392	1.43x	5.801%	113.9	68.0%	57.3%
Office CBD	2	81,793,485	7.1	$40,896,743	1.36x	5.602%	114.5	70.7%	60.9%
Office General Suburban	8	71,269,473	6.2	$8,908,684	1.49x	5.938%	112.3	69.6%	57.6%
Office Medical	1	19,900,157	1.7	$19,900,157	1.57x	6.030%	115.0	55.9%	47.7%
Office General Urban / Data Center	1	11,769,588	1.0	$11,769,588	1.32x	5.964%	118.0	61.0%	47.3%
Manufactured Housing	24	$145,919,125	12.6%	$6,079,964	1.93x	5.405%	114.8	55.2%	47.3%
Manufactured Housing	22	135,454,008	11.7	$6,157,000	1.92x	5.434%	114.8	55.6%	47.7%
Manufactured Housing RV Park	2	10,465,117	0.9	$5,232,559	2.15x	5.031%	115.0	49.8%	43.2%
Multifamily	21	$123,008,080	10.7%	$5,857,528	1.41x	5.656%	104.5	69.1%	59.5%
Multifamily Garden	9	89,907,518	7.8	$9,989,724	1.40x	5.793%	111.1	67.8%	58.0%
Multifamily Student Housing	1	14,785,244	1.3	$14,785,244	1.34x	4.840%	52.0	73.6%	68.3%
Multifamily Townhome	1	14,194,085	1.2	$14,194,085	1.43x	5.460%	113.0	74.5%	62.6%
Multifamily Conventional	10	4,121,232	0.4	$412,123	1.68x	6.270%	118.0	64.5%	50.6%
Self Storage	12	$34,441,576	3.0%	$2,870,131	1.47x	6.127%	104.1	67.3%	57.9%
Mixed Use	4	$12,807,039	1.1%	$3,201,760	1.41x	5.883%	116.6	57.9%	48.4%
Mixed Use Multifamily/Retail	3	8,484,147	0.7	$2,828,049	1.38x	6.155%	118.0	51.2%	42.9%
Mixed Use Retail/Office	1	4,322,891	0.4	$4,322,891	1.47x	5.350%	114.0	70.9%	59.3%
Industrial	1	$7,272,665	0.6%	$7,272,665	1.58x	5.680%	114.0	69.6%	58.8%
Industrial Warehouse/Distribution	1	7,272,665	0.6	$7,272,665	1.58x	5.680%	114.0	69.6%	58.8%
Other	1	$3,000,000	0.3%	$3,000,000	2.23x	4.390%	53.0	55.6%	55.6%
Other Parking Garage	1	3,000,000	0.3	$3,000,000	2.23x	4.390%	53.0	55.6%	55.6%

Total/Avg./Wtd. Avg.	127	$1,154,332,647	100.0%	$9,089,233	1.57x	5.722%	111.9	63.3%	53.4%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

Geographic Distribution Property State	Number of Mortgaged Properties	Cut-off Date Balance(1)	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio (2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)

Texas	21	$194,523,706	16.9%	$9,263,034	1.61x	5.631%	113.7	60.6%	50.1%
Nevada	4	155,308,935	13.5	$38,827,234	1.45x	5.826%	117.1	64.9%	54.4%
Florida	12	149,709,543	13.0	$12,475,795	1.69x	5.423%	115.0	61.2%	52.2%
Ohio	10	89,433,989	7.7	$8,943,399	1.53x	5.972%	111.6	67.3%	53.1%
California	5	62,183,201	5.4	$12,436,640	1.70x	5.570%	98.7	57.9%	50.4%
New York	5	59,978,775	5.2	$11,995,755	1.63x	5.824%	112.5	54.9%	50.5%
Indiana	1	50,955,929	4.4	$50,955,929	1.42x	5.840%	119.0	68.9%	58.2%
Pennsylvania	5	50,387,252	4.4	$10,077,450	1.39x	5.423%	115.1	71.3%	59.7%
New Jersey	1	46,333,346	4.0	$46,333,346	1.26x	5.913%	116.0	74.7%	63.5%
Illinois	18	36,984,916	3.2	$2,054,718	1.72x	5.589%	111.2	62.3%	51.7%
North Carolina	7	28,575,670	2.5	$4,082,239	1.44x	5.868%	116.0	71.4%	56.8%
Michigan	6	26,836,437	2.3	$4,472,739	1.80x	5.687%	115.7	56.7%	47.0%
Connecticut	3	20,267,091	1.8	$6,755,697	1.69x	5.581%	114.2	57.7%	48.5%
Minnesota	4	19,966,122	1.7	$4,991,531	1.56x	5.745%	70.5	54.7%	42.7%
West Virginia	1	19,918,485	1.7	$19,918,485	1.43x	5.920%	116.0	69.9%	59.4%
Virginia	2	18,077,167	1.6	$9,038,583	1.34x	5.117%	63.8	73.2%	67.1%
Arkansas	2	17,339,804	1.5	$8,669,902	2.18x	5.419%	116.0	57.1%	55.0%
Louisiana	1	16,600,000	1.4	$16,600,000	2.10x	5.494%	119.0	53.9%	53.9%
Alabama	2	16,256,414	1.4	$8,128,207	1.43x	6.124%	93.4	66.7%	58.1%
Alaska	1	14,976,807	1.3	$14,976,807	1.44x	6.270%	118.0	64.0%	54.8%
Nebraska	1	13,966,478	1.2	$13,966,478	1.66x	6.450%	117.0	55.0%	47.4%
South Carolina	4	9,965,663	0.9	$2,491,416	1.59x	6.090%	116.0	63.9%	54.5%
Colorado	1	7,083,646	0.6	$7,083,646	1.60x	5.950%	118.0	64.3%	49.9%
Kentucky	1	6,784,592	0.6	$6,784,592	1.37x	6.150%	119.0	69.9%	59.6%
Idaho	4	5,973,619	0.5	$1,493,405	1.51x	6.125%	115.0	71.4%	61.1%
Maryland	1	4,691,136	0.4	$4,691,136	1.36x	6.400%	119.0	52.7%	35.2%
Mississippi	1	4,488,796	0.4	$4,488,796	1.40x	6.140%	118.0	74.8%	58.4%
Tennessee	2	3,746,729	0.3	$1,873,364	1.46x	6.731%	57.6	66.9%	63.3%
Georgia	1	3,018,397	0.3	$3,018,397	1.62x	6.820%	57.0	71.0%	67.3%

Total/Avg./Wtd. Avg.	127	$1,154,332,647	100.0%	$9,089,233	1.57x	5.722%	111.9	63.3%	53.4%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## DISTRIBUTION DATE STATEMENT

### Table of Contents

| STATEMENT SECTIONS | PAGE(s) |
|---|---|
| Certificate Distribution Detail | 2 |
| Certificate Factor Detail | 3 |
| Reconciliation Detail | 4 |
| Other Required Information | 5 |
| Cash Reconciliation Detail | 6 |
| Ratings Detail | 7 |
| Current Mortgage Loan and Property Stratification Tables | 8 - 10 |
| Mortgage Loan Detail | 11 |
| NOI Detail | 12 |
| Principal Prepayment Detail | 13 |
| Historical Detail | 14 |
| Delinquency Loan Detail | 15 |
| Specially Serviced Loan Detail | 16 - 17 |
| Advance Summary | 18 |
| Modified Loan Detail | 19 |
| Historical Liquidated Loan Detail | 20 |
| Historical Bond / Collateral Realized Loss Reconciliation | 21 |
| Interest Shortfall Reconciliation Detail | 22 - 23 |
| Defeased Loan Detail | 24 |
| Supplemental Reporting | 25 |

| Depositor | Master Servicer | Special Servicer | Operating Advisor |
|---|---|---|---|
| GS Mortgage Securities Corporation II<br>200 West Street<br>New York, NY 10282 | KeyCorp Real Estate Capital Markets, Inc.<br>11501 Outlook<br>Suite 300<br>Overland Park, KS 66211 | CWCapital Asset Management LLC.<br>7501 Wisconsin Ave.<br>Suite 500 West<br>Bethesda, MD 20814 | TriMont Real Estate Advisors, Inc.<br>3424 Peachtree Road NE Suite 2200<br>Atlanta, GA 30326 |
| Contact: Leah Nivison<br>Phone Number: (212) 902-1000 | Contact: Joel Yoest<br>Phone Number: (913) 317-4396 | Contact: Kathleen Olin<br>Phone Number: (202) 715-9500 | Contact: J. Gregory Winchester<br>Phone Number: (404) 420-5610 |

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

D-1	Page 1 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Certificate Distribution Detail

| Class | CUSIP | Pass-Through Rate | Original Balance | Beginning Balance | Principal Distribution | Interest Distribution | Prepayment Premium | Realized Loss/ Additional Trust Fund Expenses | Total Distribution | Ending Balance | Current Subordination Level (1) |
|---|---|---|---|---|---|---|---|---|---|---|---|
| A-1 | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-2 | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-3 | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-AB | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-S | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| B | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| C | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| D | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| E | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| F | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| G | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| R | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| Totals | | | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |

| Class | CUSIP | Pass-Through Rate | Original Notional Amount | Beginning Notional Amount | Interest Distribution | Prepayment Premium | Total Distribution | Ending Notional Amount |
|---|---|---|---|---|---|---|---|---|
| X-A | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| X-B | | 0.000000% | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

D-2	Page 2 of 25

WELLS FARGO
Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Certificate Factor Detail

| Class | CUSIP | Beginning Balance | Principal Distribution | Interest Distribution | Prepayment Premium | Realized Loss/ Additional Trust Fund Expenses | Ending Balance |
|---|---|---|---|---|---|---|---|
| A-1 | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| A-2 | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| A-3 | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| A-AB | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| A-S | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| B | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| C | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| D | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| E | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| F | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| G | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| R | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |

| Class | CUSIP | Beginning Notional Amount | Interest Distribution | Prepayment Premium | Ending Notional Amount |
|---|---|---|---|---|---|
| X-A | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |
| X-B | | 0.00000000 | 0.00000000 | 0.00000000 | 0.00000000 |

D-3	Page 3 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## Reconciliation Detail

### Principal Reconciliation

| | Stated Beginning Principal Balance | Unpaid Beginning Principal Balance | Scheduled Principal | Unscheduled Principal | Principal Adjustments | Realized Loss | Stated Ending Principal Balance | Unpaid Ending Principal Balance | Current Principal Distribution Amount |
|---|---|---|---|---|---|---|---|---|---|
| Total | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |

### Certificate Interest Reconciliation

| Class | Accrual Dates | Accrual Days | Accrued Certificate Interest | Net Aggregate Prepayment Interest Shortfall | Distributable Certificate Interest | Distributable Certificate Interest Adjustment | WAC CAP Shortfall | Additional Trust Fund Expenses | Interest Distribution | Remaining Unpaid Distributable Certificate Interest |
|---|---|---|---|---|---|---|---|---|---|---|
| A-1 | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-2 | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-3 | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-AB | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| X-A | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| X-B | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| A-S | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| B | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| C | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| D | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| E | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| F | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| G | 0 | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| Totals | | 0 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |

D-4	Page 4 of 25

WELLS FARGO
Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Other Required Information

| | |
|---|---|
| Available Distribution Amount (1) | 0.00 |
| Master Servicing Fee Summary | |
| Current Period Accrued Master Servicing Fees | 0.00 |
| Less Delinquent Master Servicing Fees | 0.00 |
| Less Reductions to Master Servicing Fees | 0.00 |
| Plus Master Servicing Fees for Delinquent Payments Received | 0.00 |
| Plus Adjustments for Prior Master Servicing Calculation | 0.00 |
| Total Master Servicing Fees Collected | 0.00 |

Appraisal Reduction Amount

| Loan Number | Appraisal Reduction Effected | Cumulative ASER Amount | Most Recent App. Red. Date |
|---|---|---|---|
| Total | | | |

### Controlling Class Information

Controlling Class: G
Effective as of: 02/08/2012

Controlling Class Representative: Rialto Real Estate Fund, LP
Effective as of: 02/08/2012

(1) The Available Distribution Amount includes any Prepayment Premiums .

D-5	Page 5 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## Cash Reconciliation Detail

| Total Funds Collected | | |
|---|---|---|
| **Interest:** | | |
| Interest paid or advanced | 0.00 | |
| Interest reductions due to Non-Recoverability Determinations | 0.00 | |
| Interest Adjustments | 0.00 | |
| Deferred Interest | 0.00 | |
| Net Prepayment Interest Shortfall | 0.00 | |
| Net Prepayment Interest Excess | 0.00 | |
| Extension Interest | 0.00 | |
| Interest Reserve Withdrawal | 0.00 | |
| **Total Interest Collected** | | 0.00 |
| **Principal:** | | |
| Scheduled Principal | 0.00 | |
| Unscheduled Principal | 0.00 | |
| Principal Prepayments | 0.00 | |
| Collection of Principal after Maturity Date | 0.00 | |
| Recoveries from Liquidation and Insurance Proceeds | 0.00 | |
| Excess of Prior Principal Amounts paid | 0.00 | |
| Curtailments | 0.00 | |
| Negative Amortization | 0.00 | |
| Principal Adjustments | 0.00 | |
| **Total Principal Collected** | | 0.00 |
| **Other:** | | |
| Prepayment Penalties/Yield Maintenance | 0.00 | |
| Repayment Fees | 0.00 | |
| Borrower Option Extension Fees | 0.00 | |
| Equity Payments Received | 0.00 | |
| Net Swap Counterparty Payments Received | 0.00 | |
| **Total Other Collected** | | 0.00 |
| **Total Funds Collected** | | 0.00 |

| Total Funds Distributed | | |
|---|---|---|
| **Fees:** | | |
| Master Servicing Fee | 0.00 | |
| Trustee Fee | 0.00 | |
| Certificate Administration Fee | 0.00 | |
| Insurer Fee | 0.00 | |
| Miscellaneous Fee | 0.00 | |
| **Total Fees** | | 0.00 |
| **Additional Trust Fund Expenses:** | | |
| Reimbursement for Interest on Advances | 0.00 | |
| ASER Amount | 0.00 | |
| Special Servicing Fee | 0.00 | |
| Rating Agency Expenses | 0.00 | |
| Attorney Fees & Expenses | 0.00 | |
| Bankruptcy Expense | 0.00 | |
| Taxes Imposed on Trust Fund | 0.00 | |
| Non-Recoverable Advances | 0.00 | |
| Other Expenses | 0.00 | |
| **Total Additional Trust Fund Expenses** | | 0.00 |
| **Interest Reserve Deposit** | | 0.00 |
| **Payments to Certificateholders & Others:** | | |
| Interest Distribution | 0.00 | |
| Principal Distribution | 0.00 | |
| Prepayment Penalties/Yield Maintenance | 0.00 | |
| Borrower Option Extension Fees | 0.00 | |
| Equity Payments Paid | 0.00 | |
| Net Swap Counterparty Payments Paid | 0.00 | |
| **Total Payments to Certificateholders & Others** | | 0.00 |
| **Total Funds Distributed** | | 0.00 |

D-6	Page 6 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

### Ratings Detail

| Class | CUSIP | Original Ratings | | | Current Ratings (1) | | |
|---|---|---|---|---|---|---|---|
| A-1 | | | | | | | |
| A-2 | | | | | | | |
| A-3 | | | | | | | |
| A-AB | | | | | | | |
| X-A | | | | | | | |
| X-B | | | | | | | |
| A-S | | | | | | | |
| B | | | | | | | |
| C | | | | | | | |
| D | | | | | | | |
| E | | | | | | | |
| F | | | | | | | |
| G | | | | | | | |

NR - Designates that the class was not rated by the above agency at the time of original issuance.
X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

D-7	Page 7 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Current Mortgage Loan and Property Stratification Tables
## Aggregate Pool

### Scheduled Balance

| Scheduled Balance | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### State (3)

| State | # of Props. | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### Debt Yield Ratio (4)

| Debt Yield Ratio | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

See footnotes on last page of this section.

D-8	Page 8 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Current Mortgage Loan and Property Stratification Tables
## Aggregate Pool

### Debt Service Coverage Ratio

| Debt Service Coverage Ratio | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### Property Type (3)

| Property Type | # of Props. | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### Note Rate

| Note Rate | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### Seasoning

| Seasoning | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

See footnotes on last page of this section.

D-9	Page 9 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Current Mortgage Loan and Property Stratification Tables
## Aggregate Pool

### Anticipated Remaining Term (ARD and Balloon Loans)

| Anticipated Remaining Term (2) | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### Remaining Stated Term (Fully Amortizing Loans)

| Remaining Stated Term | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### Remaining Amortization Term (ARD and Balloon Loans)

| Remaining Amortization Term | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

### Age of Most Recent NOI

| Age of Most Recent NOI | # of loans | Scheduled Balance | % of Agg. Bal. | WAM (2) | WAC | Weighted Avg DSCR (1) |
|---|---|---|---|---|---|---|
| | | | | | | |
| Totals | | | | | | |

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

(4) Debt Yield Ratios are calculated using the ending scheduled loan balance and the most recent available NOI as provided by the Servicer.

D-10	Page 10 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## Mortgage Loan Detail

| Loan Number | ODCR | Property Type (1) | City | State | Interest Payment | Principal Payment | Gross Coupon | Anticipated Repayment Date | Maturity Date | Neg. Amort (Y/N) | Beginning Scheduled Balance | Ending Scheduled Balance | Paid Thru Date | Appraisal Reduction Date | Appraisal Reduction Amount | Res. Strat. (2) | Mod. Code (3) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Totals | | | | | | | | | | | | | | | | | |

(1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

D-11	Page 11 of 25

WELLS FARGO
Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## NOI Detail

| Loan Number | ODCR | Property Type | City | State | Ending Scheduled Balance | Most Recent Fiscal NOI | Most Recent NOI | Most Recent NOI Start Date | Most Recent NOI End Date |
|---|---|---|---|---|---|---|---|---|---|
| Total | | | | | | | | | |

D-12	Page 12 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Principal Prepayment Detail

| Loan Number | Loan Group | Offering Document Cross-Reference | Principal Prepayment Amount | | Prepayment Penalties | |
|---|---|---|---|---|---|---|
| | | | Payoff Amount | Curtailment Amount | Prepayment Premium | Yield Maintenance Premium |
| Totals | | | | | | |

D-13	Page 13 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## Historical Detail

| | Delinquencies | | | | | | | | | | | | Prepayments | | | | Rate and Maturities | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Distribution Date | 30-59 Days | | 60-89 Days | | 90 Days or More | | Foreclosure | | REO | | Modifications | | Curtailments | | Payoff | | Next Weighted Avg. | | WAM |
| | # | Balance | # | Balance | # | Balance | # | Balance | # | Balance | # | Balance | # | Balance | # | Balance | Coupon | Remit | |

Note: Foreclosure and REO Totals are excluded from the delinquencies.

D-14	Page 14 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Delinquency Loan Detail

| Loan Number | Offering Document Cross-Reference | # of Months Delinq. | Paid Through Date | Current P & I Advances | Outstanding P & I Advances ** | Status of Mortgage Loan (1) | Resolution Strategy Code (2) | Servicing Transfer Date | Foreclosure Date | Actual Principal Balance | Outstanding Servicing Advances | Bankruptcy Date | REO Date |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Totals | | | | | | | | | | | | | |

(1) Status of Mortgage Loan

A - Payment Not Received But Still in Grace Period Or Not Yet Due
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
5 - Non Performing Matured Balloon

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

D-15	Page 15 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Specially Serviced Loan Detail - Part 1

| Distribution Date | Loan Number | Offering Document Cross-Reference | Servicing Transfer Date | Resolution Strategy Code (1) | Scheduled Balance | Property Type (2) | State | Interest Rate | Actual Balance | Net Operating Income | NOI Date | DSCR | Note Date | Maturity Date | Remaining Amortization Term |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

D-16	Page 16 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Specially Serviced Loan Detail - Part 2

| Distribution Date | Loan Number | Offering Document Cross-Reference | Resolution Strategy Code (1) | Site Inspection Date | Phase 1 Date | Appraisal Date | Appraisal Value | Other REO Property Revenue | Comment |
|---|---|---|---|---|---|---|---|---|---|

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 Other or TBD

D-17	Page 17 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## Advance Summary

| | Current P&I Advances | Outstanding P&I Advances | Outstanding Servicing Advances | Current Period Interest on P&I and Servicing Advances Paid |
|---|---|---|---|---|
| | | | | |
| Totals | 0.00 | 0.00 | 0.00 | 0.00 |

D-18	Page 18 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

### Modified Loan Detail

| Loan Number | Offering Document Cross-Reference | Pre-Modification Balance | Post-Modification Balance | Pre-Modification Interest Rate | Post-Modification Interest Rate | Modification Date | Modification Description |
|---|---|---|---|---|---|---|---|
| Totals | | | | | | | |

D-19	Page 19 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

### Historical Liquidated Loan Detail

| Distribution Date | ODCR | Beginning Scheduled Balance | Fees, Advances, and Expenses * | Most Recent Appraised Value or BPO | Gross Sales Proceeds or Other Proceeds | Net Proceeds Received on Liquidation | Net Proceeds Available for Distribution | Realized Loss to Trust | Date of Current Period Adj. to Trust | Current Period Adjustment to Trust | Cumulative Adjustment to Trust | Loss to Loan with Cum Adj. to Trust |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Current Total | | | | | | | | | | | | |
| Cumulative Total | | | | | | | | | | | | |

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

D-20	Page 20 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

### Historical Bond/Collateral Loss Reconciliation Detail

| Distribution Date | Offering Document Cross-Reference | Beginning Balance at Liquidation | Aggregate Realized Loss on Loans | Prior Realized Loss Applied to Certificates | Amounts Covered by Credit Support | Interest (Shortages)/ Excesses | Modification /Appraisal Reduction Adj. | Additional (Recoveries) /Expenses | Realized Loss Applied to Certificates to Date | Recoveries of Realized Losses Paid as Cash | (Recoveries)/ Losses Applied to Certificate Interest |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Totals | | | | | | | | | | | |

D-21	Page 21 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

### Interest Shortfall Reconciliation Detail - Part 1

| Offering Document Cross-Reference | Stated Principal Balance at Contribution | Current Ending Scheduled Balance | Special Servicing Fees | | | ASER | (PPIS) Excess | Non-Recoverable (Scheduled Interest) | Interest on Advances | Modified Interest Rate (Reduction) /Excess |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | Monthly | Liquidation | Work Out | | | | | |
| Totals | | | | | | | | | | |

D-22	Page 22 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## Interest Shortfall Reconciliation Detail - Part 2

| Offering Document Cross-Reference | Stated Principal Balance at Contribution | Current Ending Scheduled Balance | Reimb of Advances to the Servicer | | Other (Shortfalls)/ Refunds | Comments |
|---|---|---|---|---|---|---|
| | | | Current Month | Left to Reimburse Master Servicer | | |
| Totals | | | | | | |

| | |
|---|---|
| Interest Shortfall Reconciliation Detail Part 2 Total | 0.00 |
| Interest Shortfall Reconciliation Detail Part 1 Total | 0.00 |
| Total Interest Shortfall Allocated to Trust | 0.00 |

D-23	Page 23 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 03/12/2012
Record Date: 02/08/2012
Determination Date: 02/06/2012

## Defeased Loan Detail

| Loan Number | Offering Document Cross-Reference | Ending Scheduled Balance | Maturity Date | Note Rate | Defeasance Status |
|---|---|---|---|---|---|
| Totals | | | | | |

D-24	Page 24 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

# GS Mortgage Securities Corporation II

## Commercial Mortgage Pass-Through Certificates

## Series 2012 GC6

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

| | |
|---|---|
| Payment Date: | 03/12/2012 |
| Record Date: | 02/08/2012 |
| Determination Date: | 02/06/2012 |

## Supplemental Reporting

D-25	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

          As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

          Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)

Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)

Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

E-1-1

(3)

Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)

Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)

Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified in the related Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in the related Mortgage Loan Purchase Agreement (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-Off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)

Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and

E-1-2

condominium declarations; and (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)

Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in the related Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)

Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)

UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

E-1-3

(10)

Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)

Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)

Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)

Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)

Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)

No Holdbacks. The principal amount of the Mortgage Loan stated in the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

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(16)

Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-Off Date have been paid, and such insurance policies name the lender under the Mortgage Loan

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and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)

Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)

No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)

No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

(20)

REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage

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Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)

Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)

Authorized to do Business. To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)

Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)

Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)

Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)

Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the

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Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan, (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)

Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

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(28)

Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)

Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-Off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)

Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in the related Mortgage Loan Purchase Agreement, or (vii) as set forth on an exhibit to the related Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set

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forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)

Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)

Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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(33)

Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

(34)

Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)

The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)

The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender;

(c)

The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)

The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)

The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)

The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease

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and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)

The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)

A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

	(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)

Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)

In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)

Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)

Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)

Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

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(37)

No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)

Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)

Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)

Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent)

E-1-13

by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)

Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)

Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)

Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

(44)

Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)

Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

(46)

Other. For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

          The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(4)	Mortgage Status; Waivers and Modifications	Maple Ridge Townhomes (No. 19)

The Mortgage Loan documents required the Mortgagor to complete short-term radon testing at the Mortgaged Property by September 1, 2011. The lender waived this timing requirement, and the final completed report documenting the completed testing was dated September 7, 2011.

(4)	Mortgage Status; Waivers and Modifications	Bradford Office Park (No. 29)	The Mortgagor delivered certain organizational documents after the deadlines set forth in the loan agreement.

(5)	Lien; Valid Assignment	Audubon Crossing and Audubon Commons (No. 7)

The Wal-Mart tenant has a right of first refusal to purchase the related parcel in the event the Mortgagor enters into an agreement to sell the parcel as a separately subdivided parcel (only if and to the extent the parcel has been legally subdivided to be a separate tax parcel) to an unrelated third party.

(5)	Lien; Valid Assignment	Hampton Inn and SpringHill Suites (No. 20)	The Mortgaged Property is subject to a condominium regime. The Mortgagor appoints the condominium board of directors. A condominium endorsement has been obtained.

(13)	Actions Concerning the Mortgage Loan	Lincoln Square Shopping Center (No. 9)

The related nonrecourse carveout guarantor is a defendant in a lawsuit originally filed against Shelton Dunhill, Ltd., a sister company of the related borrower. The plaintiff in that suit purchased five condominiums at the Shelton Condominiums in early 2007. After purchasing the units, the plaintiff brought suit against the nonrecourse carveout guarantor and Shelton Dunhill, Ltd., accusing the nonrecourse carveout guarantor of aiding and abetting Shelton Dunhill, Ltd. in convincing him to purchase the units. The case is scheduled to go to trial in April or May of 2012.

(13)	Actions Concerning the Mortgage Loan	Eagle Glen Plaza (No. 15)

The related nonrecourse carveout guarantor is ultimately owned by James P. Previti (“Previti”). Certain residential development and home building entities owned by Previti have filed for bankruptcy, and these bankruptcy cases have been consolidated into one matter. In the consolidated bankruptcy matter, several pending actions allege preferential transfers and fraudulent transfers by certain of the entities owned by Previti.

The related borrower is involved with litigation relating to the prior loan secured by the related Mortgaged Property. After the prior loan matured, the prior lender continued to accept regular monthly payments of principal and interest for approximately one year. The prior lender sold the loan, and the successor lender demanded repayment of the loan in full with default interest since the maturity date. The borrower made those payments, and filed a cross-complaint alleging, among other things, intentional interference with prospective economic advantage and breach of the covenant of good faith and fair dealing. The borrower seeks to recapture the default interest, as well as other compensatory, consequential, exemplary and punitive damages.

E-2-1

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13)	Actions Concerning the Mortgage Loan	Hampton Inn and SpringHill Suites (No. 20)

Choice Hotels International, Inc. (“Choice”) terminated all franchise agreements on hotels owned by affiliates of the related Mortgagor. The guarantor and certain of its affiliates filed an arbitration action against Choice, claiming wrongful termination of franchise agreements on ten hotels owned by affiliates of the Mortgagor (including the property that is now the SpringHill Suites Mortgaged Property). Choice has counterclaimed, asserting fraudulent inducement, negligent misrepresentation, breach of contract and trademark infringement. Choice seeks approximately $3.9 million in actual damages, $2 million in punitive damages, unspecified trademark infringement damages and reimbursement of costs and attorneys’ fees. Arbitration concluded on January 21, 2012 and each party has until March 2, 2012 to submit briefs. After submission of all briefs, the arbitration panel has 30 days to issue a decision.

(16)	Insurance	All GSMC Loans

The Mortgage Loan documents permit insurance coverage to be provided by a syndicate of insurers having ratings of at least “BBB+” from S&P and (if Moody’s rates the insurer) “Baa1” from Moody’s, as long as at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” from S&P and (if Moody’s rates the insurer) “A2” from Moody’s.

(16)	Insurance	ELS Portfolio (No. 2)

The Mortgagor is not required to maintain insurance in the maximum amount available under the National Flood Insurance Program. However, the Mortgage Loan documents require the Mortgagor to maintain flood insurance in amounts and with deductibles reasonably acceptable to the lender.

(16)	Insurance	Eagle Glen Plaza (No. 15)	Other than casualty policies, the Mortgage Loan documents do not require insurance policies to provide for prior notice of termination or cancellation of the insurance policy.

(16)	Insurance	Meadowood Marketplace (No. 25) and Wells Fargo Building (No. 28)

Other than casualty and rental/ business interruption policies, the Mortgage Loan documents do not require insurance policies to provide for prior notice of termination or cancellation of the insurance policy.

(16)	Insurance	Coppell Market (No. 26)

The Mortgagor is required to maintain insurance coverage under the Mortgage Loan documents, but the Mortgagor is permitted to rely on the insurance coverage provided by the United Supermarkets L.L.C. tenant to satisfy all or a portion of the Mortgagor’s insurance requirements for so long as the tenant is not in default under its lease beyond any applicable notice, cure or grace period and the insurance satisfies the requirements of the Mortgage Loan documents.

Other than casualty and rental/ business interruption policies, the Mortgage Loan documents do not require insurance policies to provide for prior notice of termination or cancellation of the insurance policy.

(18)	No Encroachments	Hotel ZaZa – Houston (No. 6)

The Mortgaged Property is subject to an encroachment agreement entered into with City of Houston whereby the following approved encroachments exist into the adjacent public rights-of-way: (i) a portion of a retaining wall separating the valet entrance to the Mortgaged Property to the public right-of-way known as Ewing Avenue, (ii) a portion of the sidewalk along the public right-of-way known as Main Street, and (iii) fountain, planter and sandstone retaining wall into the public-right-of-way known as Hermann Drive. The Mortgagor is required under the Mortgage Loan documents to extend its rights under the encroachment agreement at least 30 days prior to its expiration, and failure to do so is a non-recourse carveout. No title coverage is available.

(18)	No Encroachments	Maple Ridge Townhomes (No. 19)

The Mortgagor shares common amenities (pool and related poolhouse, clubhouse and leasing office) with two other phases of the Maple Ridge development which are not located on the Mortgaged Property. The rights of the Mortgagor to these amenities is controlled by separate lease agreements entered with separate affiliates that own these improvements and related real property. A deed of easements was recorded to recognize the rights of the Mortgagor and the lender pursuant to these leases.

E-2-2

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(18)	No Encroachments	Wells Fargo Building (No. 28)

The improvements on the Mortgaged Property encroach approximately 8 feet into the required 18-foot front setback. In addition, 24.8 square feet of parking lot improvements encroach into the right of way in the northeast corner of the Mortgaged Property. The Mortgaged Property is legally non-conforming.

(26)	Recourse Obligations	Meadowood Mall (No. 1), Lincoln Square Shopping Center (No. 9) and Wells Fargo Building (No. 28)	The guaranty does not cover bankruptcy damages in excess of uncontested foreclosure.

(26)	Recourse Obligations	ELS Portfolio (No. 2)	The related guarantor’s liability for fully recourse carveouts is capped at $25,000,000. In addition, the guaranty does not cover bankruptcy damages in excess of uncontested foreclosure.

(26)	Recourse Obligations	Audubon Crossing and Audubon Commons (No. 7)

The related guaranty terminates in the event the related borrower delivers a deed-in-lieu of foreclosure. In addition, the guaranty does not cover bankruptcy damages in excess of uncontested foreclosure.

(26)	Recourse Obligations	Eagle Glen Plaza (No. 15)

The non-recourse carveouts for actions relating to bankruptcy, insolvency, dissolution or liquidation are limited to the occurrence of any filing by the Mortgagor under the United States Bankruptcy Code or any joining or colluding by the Mortgagor or any of its affiliates (including the guarantor and the supplemental guarantor) in the filing of any involuntary case in respect of the Mortgagor under the United States Bankruptcy Code. In addition, the guaranty does not cover bankruptcy damages in excess of uncontested foreclosure.

(26)	Recourse Obligations	Coppell Market (No. 26)

The non-recourse carveout relating to waste is limited to material waste resulting from the intentional acts or omissions or gross negligence of the Mortgagor, the guarantor or their respective affiliates. In addition, distributions to equityholders made during the continuation of a trigger period or event of default under the Mortgage Loan will only result in liability to the extent the Mortgagor has knowledge of such trigger period or event of default.

(27)	Mortgage Releases	Meadowood Mall (No. 1)

The Mortgagor is permitted to release any portion of the Mortgaged Property that was given value for underwriting purposes in connection with a conveyance of the same to a third party without paying down the Mortgage Loan, subject to the satisfaction of certain requirements in the loan agreement, including (i) the fair market value of the parcels so released cannot exceed $7,000,000, (ii) after giving effect to the release, the fair market value of the Mortgaged Property is equal to or greater than 80% of the outstanding balance of the Mortgage Loan, (iii) all proceeds from any such conveyance are remitted to a collateral account for application toward capital expenditures, tenant improvements and/or leasing commissions at the Mortgaged Property and (iv) delivery of a Rating Agency Confirmation.

(29)	Acts of Terrorism Exclusion	ELS Portfolio (No. 2)	Due to the nature of the Mortgaged Properties as manufactured housing communities and recreational vehicle parks, the Mortgagor is not required to maintain terrorism insurance.

(30)	Due on Sale or Encumbrance	Meadowood Mall (No. 1)

The Mortgagor is required to reimburse the lender for its reasonable out-of-pocket costs and expenses incurred in connection with any permitted transfer of equity interests in the Mortgagor, not to exceed $5,000.

(30)	Due on Sale or Encumbrance	Audubon Crossing and Audubon Commons (No. 7), Lincoln Square Shopping Center (No. 9), Hampton Inn and SpringHill Suites (No. 20) and Mallard Lakes Towne Homes (No. 21)	The Mortgagor is required to reimburse the lender for its reasonable out-of-pocket costs and expenses incurred in connection with any permitted transfer of equity interests in the Mortgagor.

E-2-3

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(32)	Defeasance	Meadowood Mall (No. 1)

The Mortgagor may obtain written confirmation from an independent certified public accounting firm reasonably satisfactory to the lender or a nationally recognized defeasance consultant reasonably acceptable to the lender that the collateral is sufficient to make the required payments.

The Mortgagor’s obligation to pay servicer fees and expenses in connection with a defeasance is capped at $40,000.

(32)	Defeasance	ELS Portfolio (No. 2)	The Mortgagor’s obligation to pay servicer fees in connection with a defeasance is capped at $10,000.

(32)	Defeasance	Eagle Glen Plaza (No. 15)	The Mortgagor’s obligation to reimburse for costs and expenses incurred in connection with a defeasance excludes those that are related solely to the lender’s net income.

(34)	Ground Leases	Audubon Crossing and Audubon Commons (No. 7)

The ground lease does not meet the standard criteria for securitizations set forth in this representation and warranty. However, the ground lease parcel consists of an approximately 1.518-acre land strip, was given no value in the related appraisal and is not required to satisfy zoning or any other legal requirements.

(39)	Organization of Mortgagor	Siegen Plaza (No. 17) and Fairgrounds Crossing (No. 27)	The Mortgagors under these Mortgage Loans are affiliated.

(40)	Environmental Conditions	Audubon Crossing and Audubon Commons (No. 7)

The Phase I assessment for the related Mortgaged Property recommended (i) a Phase II subsurface investigation be performed in connection with the historical presence of dry cleaning facilities at the Audubon Property and (ii) an Operations and Maintenance (O&M) Plan for asbestos. The Phase II subsurface investigation identified concentrations of perchloroethylene in soil and groundwater that were above the New Jersey Department of Environmental Protection (“NJDEP”) Default Impact to Groundwater Soil Remediation Standard and the NJDEP Groundwater Quality Standard and recommended further investigation into the perchloroethylene impacts identified at the Audubon Property. The Phase II subsurface investigation estimated costs associated with addressing NJDEP requirements and obtaining a Responsive Action Outcome (no further action) for the perchloroethylene impacts to be approximately $50,000 to $300,000. Under the loan agreement, if the Mortgagors fail to complete monitoring and any applicable remediation and obtain a Response Action Outcome within one year of origination, the Mortgagors are required to deposit $87,000 (or such other amount as is reasonably estimated by the lender to be the then-remaining cost required to complete the monitoring and/or remediation) into a reserve account; provided that, if the Mortgagors provide a report from its licensed site remediation professional that monitoring and/or remediation necessary to obtain a Response Action Outcome has been commenced, then the Mortgagors may defer the reserve requirement until the second anniversary of origination.

(40)	Environmental Conditions	Wells Fargo Building (No. 28)

The Phase I assessment for the Mortgaged Property recommended the removal of a 31-year-old diesel fuel underground storage tank that was beyond its 25-30 year useful life expectancy, associated sampling and replacement with a similar tank. The Phase II assessment collected soil samples and, based on analytical results, recommended no further remedial action or assessment. However, based on the age of the underground storage tank, the Phase II recommended either abandonment or removal of the tank. The lender held back $200,000 from loan proceeds at origination in connection with the removal and replacement of the underground storage tank, to be completed within 180 days from origination.

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Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5)	Lien; Valid Assignment	Holiday Inn Express – Baltimore, MD (No. 54)

Mortgagor is party to a one page parking agreement that purportedly leases 28 parking spaces in a parking lot in the vicinity of the Mortgaged Property, and while the related Mortgage includes in its granting clause the rights of the Mortgagor in such agreement, the parking contract is not a Ground Lease and is not included as a leasehold on the Mortgage Loan Schedule, and the Mortgage does not create a legal, valid and enforceable first lien on the fee interest or leasehold interest under a Ground Lease, the Title Policy does not include the parking agreement, the parking agreement is not part of the Mortgaged Property and the parking agreement is excepted from the representations regarding Ground Leases.

(6)	Permitted Liens; Title Insurance	Holiday Inn Express – Baltimore, MD (No. 54)

Mortgagor is party to a one page parking agreement that purportedly leases 28 parking spaces in a parking lot in the vicinity of the Mortgaged Property, and while the related Mortgage includes in its granting clause the rights of the Mortgagor in such agreement, the parking contract is not a Ground Lease and is not included as a leasehold on the Mortgage Loan Schedule, and the Mortgage does not create a legal, valid and enforceable first lien on the fee interest or leasehold interest under a Ground Lease, the Title Policy does not include the parking agreement, the parking agreement is not part of the Mortgaged Property and the parking agreement is excepted from the representations regarding Ground Leases.

(6)	Permitted Liens; Title Insurance	Emerald Hospitality Portfolio (No. 24)

One of the Mortgaged Properties, located in Wooster, Ohio, is subject to an option to purchase for a fair market value determined in accordance with the related option agreement, and exercisable in certain circumstances. A subordination agreement was obtained at the time of origination and the title insurance policy includes an endorsement with respect to the subordination of the option to the lien of the related mortgage, and, pursuant to an estoppel, the option holder agreed (i) to waive the option to purchase for so long as the related Mortgage Loan is outstanding, and (ii) not to exercise the option in the event the mortgage lender acquires title to the related Mortgaged Property by foreclosure or deed-in-lieu of foreclosure for so long as the mortgage lender owns such Mortgaged Property.

(6)	Permitted Liens; Title Insurance	Club at Spring Valley (No. 39)

The related Mortgaged Property is subject to agreements, covenants and restrictions relating to its participation in the Section 42/Low Income Housing Tax Credit program, which limit and otherwise affect and restrict leasing and operations at the related Mortgaged Property, including requirements limiting rents and that the Mortgaged Property be leased as residential apartments to qualified low income tenants.

(6)	Permitted Liens; Title Insurance	Wheel Estates MHP (No. 67)

In the case of each of these Mortgage Loans, the title policy for the related Mortgage Loan contains title exceptions for certain oil and gas leases, which permit the lessee thereunder to mine and extract oil, gas and other resources from the related Mortgaged Property, although drilling on the Mortgaged Property itself is not permitted (although drilling sideways underground so as to extract resources from underneath the Mortgaged Property is permitted).

(6)	Permitted Liens; Title Insurance	Eldora Estates and Shady Acres MHP Portfolio (No. 70)

The title policy for the Mortgage Loan contains title exceptions for certain oil and gas leases, which permit the tenant thereunder to mine and explore for oil and gas on the related Mortgaged Property. The Mortgagor covenants in the related Mortgage Loan documents that upon any notice or evidence of such mining or exploration, the Mortgagor shall notify the seller, shall obtain an environmental liability insurance policy and shall repair and remediate any damage resulting therefrom.

(6)	Permitted Liens; Title Insurance	Preston Belt Line Office Park (No. 34)

The Mortgaged Property is subject to a deed restriction that limits the height of the building, and the height of the building is in excess of such height restriction, although a comprehensive endorsement to the lender’s title insurance policy was obtained.

(7)	Junior Liens	Club at Spring Valley (No. 39)	There is a $1,000,000 subordinate mortgage loan secured by the related Mortgaged Property.

E-2-5

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13)	Actions Concerning Mortgage Loan	CJL Realty Portfolio (No. 14)

Certain of the guarantors of certain non-recourse carve-out obligations respecting the related Mortgage Loan (who own equity interests in the related Mortgagors) (i) are principals, or affiliates of principals, of a residential development business that filed for Chapter 11 bankruptcy, and (ii) have had judgments entered against them and also are involved in managing workouts, foreclosures, deed in lieu of foreclosures and managing financial issues with respect to their residential home development portfolio.

(13)	Actions Concerning Mortgage Loan	Holiday Inn Express – Baltimore, MD (No. 54)	The related Mortgagor was the subject of a bankruptcy proceeding; the final order in such bankruptcy was issued by the United States Bankruptcy Court for the District of Maryland on November 22, 2011.

(13)	Actions Concerning Mortgage Loan	LHG Hotel Portfolio (No. 4)

Two class action lawsuits have been brought against a party or parties involved in the transactions by which the ownership interests in the guarantor of certain non-recourse carve-out obligations of the related Mortgage Loan (who also own equity interests in the related Mortgagor) were acquired, and the party(ies) defendant to such lawsuits has claimed to be entitled to indemnification for such lawsuits from such guarantor.

(16)	Insurance	LHG Hotel Portfolio (No. 4)

The Mortgage Loan documents permit the borrower to maintain a blended insurance program in which the insurers are not in each case required to maintain the claims-paying or financial strength ratings indicated in the representation.

(16)	Insurance	Club at Spring Valley (No. 39) and Ellis Street Apartments (No. 58)

In the case of each of these Mortgage Loans, the Mortgage Loan documents allow lender to hold and disburse insurance proceeds in excess of 5% of the original loan amount (not the outstanding loan amount).

(17)	Access; Utilities; Separate Tax Lots	AA Storage at Fair Park (No. 57) and Westpark Business Center (No. 63)

In the case of each of these Mortgage Loans, the related Mortgaged Property is not a separate tax parcel, though tax escrows of an amount sufficient to pay taxes for the existing tax parcel is required unless and until a separate tax lot for the related Mortgaged Property is created.

(18)	No Encroachments	Red Rose Commons (No. 10), 145 Spring Street & 474 Broome Street (No. 32) and Regal Parking Garage (No. 72)

In the case of each of these Mortgage Loans, the building and other improvements within which the Mortgaged Property is located are part of a condominium and thus are not included within the boundaries of the related Mortgaged Property.

(18)	No Encroachments	Regal Parking Garage (No. 72)	The survey has not been delivered. Accordingly, the title policy has a general survey exception.

(24)	Local Law Compliance	6312 North Nagle Avenue (No. 56)	There are certain open building code violations at the Mortgaged Property.

(24)	Local Law Compliance	Ellis Street Apartments (No. 58)	In the case of each of these Mortgage Loans, there are certain open city code violations at the related Mortgaged Property.

(24)	Local Law Compliance	145 Spring Street & 474 Broom Street (No. 32)

Under the applicable zoning and certificate of occupancy, the Mortgaged Property may only be used for joint living work quarters for registered artists. The current occupants at the property are not all artists. The Mortgage Loan documents contain covenants that the borrower will have to enforce the leases in the event violations are issued from the Department of Building and the borrower must timely pay the fines.

(25)	Licenses and Permits	6312 North Nagle Avenue (No. 56)

There are certain open building code violations at the Mortgaged Property. The related Mortgagor covenanted in the related Loan Documents to use cure all building violations and use commercially reasonable efforts to cause the violations to be removed of record.

(25)	Licenses and Permits	Ellis Street Apartments (No. 58)

There are certain open city code violations, including without limitation the following: (a) missing Carbon Monoxide Detectors; (b) peeled painted surfaces in isolated areas of exterior stairways; (c) handrails/guardrails missing on some stairwells to garden level basement areas (recently repaired); (d) broken window pane and screen; (e) exterior wall mortar washed out in isolated small sections near grade areas; and (f) buzzer/intercom system in need of repair. Mortgagor is required to use commercially reasonable efforts after the closing of the Loan to diligently pursue the resolution and removal from record of such violations.

E-2-6

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(25)	Licenses and Permits	145 Spring Street & 474 Broome Street (No. 32)

Under the applicable zoning and certificate of occupancy, the Mortgaged Property may only be used for joint living work quarters for registered artists. The current occupants at the property are not all artists. The Mortgage Loan documents contain covenants that the borrower will have to enforce the leases in the event violations are issued from the Department of Building and the borrower must timely pay the fines.

(26)	Recourse Obligations	SunTrust International Center (No. 3)

In lieu of recourse for the commission of intentional material physical waste at the Mortgaged Property, the loan agreement provides for recourse to the extent of losses in connection with damage or destruction to the Property caused by the willful or grossly negligent acts or omissions of Borrower and/or the removal or disposal of any portion of the Property after an Event of Default.

(27)	Mortgage Releases	SunTrust International Center (No. 3)

The partial release of the parking garage parcel of the Mortgaged Property is permitted, subject to (i) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Property is greater than the greater of (a) the debt service coverage ratio for the Mortgaged Property immediately prior to the release and (b) 1.35x, (ii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Property is not greater than the lesser of (a) 73.66% and (b) the loan-to-value ratio for the Mortgaged Property immediately prior to the release, (iii) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Property is greater than the greater of (a) the debt yield for the Mortgaged Property immediately prior to the release and (b) 9.1%, and (iv) partial prepayment (with accompanying yield maintenance calculated pursuant to the loan documents) of the Mortgage Loan in an amount equal to $6,000,000.

(29)	Act of Terrorism Exclusion	SunTrust International Center (No. 3)

So long as TRIA is in effect, borrower must obtain and maintain terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIA) in an amount equal to the full replacement cost of the Mortgaged Property plus 18 months of business interruption coverage. If TRIA or a similar or subsequent statute is not in effect, then the policies shall not exclude coverage for acts of terror or similar acts of sabotage unless terrorism insurance is not commercially available, in which case, borrower shall obtain stand-alone coverage in commercially reasonable amounts (i.e., amounts that would be (x) obtained by property owners of properties located in markets similar to that of the Mortgaged Property and similar in size and type to the Mortgaged Property and (y) required by prudent institutional lenders).

(30)	Due on Sale or Encumbrance	Preston Belt Line Office Park (No. 34) and Forest Green Office Park (No. 44)

In the case of each of these Mortgage Loans, indirect equity ownership interests in the related borrower were pledged as security for a loan facility extended to certain owners of such indirect interests or their affiliates.

(30)	Due on Sale or Encumbrance	Red Rose Commons (No. 10)

Certain pledges of indirect equity interests in the borrower by certain designated sponsors of the borrower or their family members and/or affiliates, and certain pledges of ownership interests in such designated sponsors of the borrower or their family members and/or affiliates (and thus indirectly in the related borrower), are permitted subject to certain requirements in the loan documents, including that the repayment of the loan, guaranty, debt and/or other applicable obligation secured by such pledge(s) is not specifically tied to the cash flow of the Mortgaged Property.

(30)	Due on Sale or Encumbrance	Regal Parking Garage (No. 72)

The Mortgage Loan documents allow, subject to satisfaction of conditions set forth therein, the related borrower to convert its ownership structure into a tenancy in common or a Delaware statutory trust, with related transfers to third parties of tenant in common interest or beneficial interests in the Delaware statutory trust, such that legal and/or beneficial title to the related Mortgaged Property may be owned by such tenants in common or Delaware statutory trust.

(31)	Single-Purpose Entity	Club at Spring Valley (No. 39)

The organizational documents for the Mortgagor do not include single purpose entity covenants, though such covenants are included in the related Mortgage Loan documents, subject to permitted indebtedness (including a $1,000,000 subordinate mortgage loan to the Mortgagor secured by the related Mortgaged Property, subject to a subordination and standstill agreement, and certain unsecured subordinate loans to the Mortgagor that exist and are permitted in the future).

E-2-7

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(31)	Single-Purpose Entity	Freedom Self Storage Portfolio (No. 47), Ellis Street Apartments (No. 58) and LARP II Portfolio (No. 74)

In the case of each of these Mortgage Loans, unsecured subordinate loans from any member of Mortgagor for the sole purpose of working capital are permitted, provided, among other conditions, that such loans are paid solely from excess cash flow from the Mortgaged Property.

(31)	Single-Purpose Entity	Timbercrest Village MHP (No. 31)

The related Mortgagor owned two manufactured homes on the Mortgaged Property at the time of origination of the related Mortgaged Property, which it has undertaken to transfer out of the Mortgagor within 150 days after origination.

(31)	Single-Purpose Entity	Wheel Estates MHP (No. 67)

At the origination of the Mortgage Loan, the Mortgagor owned certain mobile homes located at the Mortgaged Property, which it has undertaken to transfer out of the Mortgagor within ninety (90) days after origination.

(32)	Defeasance	Ellis Street Apartments (No. 58) and LARP II Portfolio (No. 74)

In the case of each of these Mortgage Loans, the related Mortgage Loan documents require that the related Mortgagor deliver an opinion of counsel stating that the related Mortgagee has a perfected security interest in the defeasance collateral (as opposed to an opinion stating that Mortgagee has a perfected first priority security interest).

(34)	Ground Leases	Holiday Inn Express – Baltimore, MD (No. 54)

Mortgagor is party to a one page parking agreement that purportedly leases 28 parking spaces in a parking lot in the vicinity of the Mortgaged Property, and while the related Mortgage includes in its granting clause the rights of the Mortgagor in such agreement, the parking contract is not a Ground Lease and is not included as a leasehold on the Mortgage Loan Schedule, and the Mortgage does not create a legal, valid and enforceable first lien on the fee interest or leasehold interest under a Ground Lease, the Title Policy does not include the parking agreement, the parking agreement is not part of the Mortgaged Property and the parking agreement is excepted from the representations regarding Ground Leases.

(34)	Ground Leases	SunTrust International Center (No. 3)

The ground lease is freely assignable but no assignment or transfer, except executed as a security for a debt, shall be valid unless the assignee shall expressly assume and agree to perform each and every covenant of the ground lease in a written instrument, in recordable form for recording in the Office of the Clerk of the Circuit Court in Dade County, Florida, and an executed original of such written instrument is recorded in the Office of the Clerk of the Circuit Court in Dade County, Florida and a copy of such written instrument is delivered to ground lessor.

(39)	Organization of Mortgagor	Preston Belt Line Office Park (No. 34) and Forest Green Office Park (No. 44)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

(39)	Organization of Mortgagor	Timbercrest Village MHP (No. 31) and Eldora Estates and Shady Acres MHP Portfolio (No. 70)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

(39)	Organization of Mortgagor	Cottage Cove (No. 35), Homestead Village (No. 36) and Autumn Oaks (No. 62)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

(39)	Organization of Mortgagor	Rockfish Commons (No. 51), Shoppes at Summit (No. 52) and West Davidson Village (No. 65)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

E-2-8

Archetype Mortgage Funding I LLC

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(28)	Financial Reporting and Rent Rolls	Mount Rose Plaza (No. 69)

With respect to the Mortgaged Property, the annual financial statements are not required to be in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combined balance sheet and statement of income for the Mortgaged Property on a combined basis. According to the related Mortgage Loan Documents, each of the tenant-in-common Mortgagors must prepare unaudited operating statements, covering the Mortgaged Property, internally prepared on a cash basis including a balance sheet, a statement of net operating income and a statement of revenues and expenses for the fiscal year. Each such financial statement must be accompanied by an officer’s certificate attesting to the accuracy of such operating statements. Each tenant-in-common Mortgagor is also required to provide any such additional information as may be reasonably requested by lender with respect to the Mortgaged Property.

(39)	Organization of Mortgagor	Coconut Grove Courtyard by Marriott (No. 22) and Springhill Suites Lincolnshire Hotel (No. 37)	The Mortgage Loans have affiliated Mortgagors.

(39)	Organization of Mortgagor	Gordon Highway Self-Storage (No. 71), Extra Space Storage Chattanooga (No. 78) and Collierville Self-Storage (No. 79)	The Mortgage Loans have affiliated Mortgagors.

(40)	Environmental Conditions	One Hamden Center (No. 33)

The Mortgaged Property is located hydrogeologically downgradient and adjacent to the south of a gasoline service station. According to the Phase I conducted at the Mortgaged Property, three underground storage tanks (“USTs”) found at the adjacent gasoline service station were leaking and were thus removed in 2006. A subsequent regulatory review conducted by the consultant indicated that there exists soil and groundwater contamination at the adjacent property. Remediation systems are currently in place and the concentrations of contaminants are decreasing, yet such contaminants still remain above applicable state standards. Although the consultant reported that the contaminants appear to be moving away from the Mortgaged Property, the potential exists for the contamination plume to spread to the northern portion of the Mortgaged Property; however, the potential for significant impact is not anticipated. It is the policy of the Connecticut Department of Environmental Protection that a downgradient property, as is the case with the Mortgaged Property, “is not responsible for remediating ground water contamination flowing onto the property from another site so long as the contamination is present solely as a result of the off-site source” and according to the consultant a responsible party has been identified. The consultant has stated that no further investigation is required at this time, but recommends that the Connecticut Department of Environmental Protection (“CTDEP”) regulatory files be reviewed periodically to monitor the progress of the remediation measures already in place until such time that site closure for the adjacent property is granted by the CTDEP.

E-2-9

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance

3/2012	$89,850,000.00	12/2016	$89,849,181.96
4/2012	$89,850,000.00	1/2017	$88,450,076.44
5/2012	$89,850,000.00	2/2017	$87,044,038.20
6/2012	$89,850,000.00	3/2017	$85,164,721.74
7/2012	$89,850,000.00	4/2017	$83,742,397.10
8/2012	$89,850,000.00	5/2017	$82,158,115.15
9/2012	$89,850,000.00	6/2017	$80,720,889.07
10/2012	$89,850,000.00	7/2017	$79,122,114.60
11/2012	$89,850,000.00	8/2017	$77,669,840.76
12/2012	$89,850,000.00	9/2017	$76,210,369.59
1/2013	$89,850,000.00	10/2017	$74,589,960.46
2/2013	$89,850,000.00	11/2017	$73,115,223.14
3/2013	$89,850,000.00	12/2017	$71,479,966.79
4/2013	$89,850,000.00	1/2018	$69,989,813.44
5/2013	$89,850,000.00	2/2018	$68,492,274.19
6/2013	$89,850,000.00	3/2018	$66,529,900.28
7/2013	$89,850,000.00	4/2018	$65,015,205.75
8/2013	$89,850,000.00	5/2018	$63,341,088.64
9/2013	$89,850,000.00	6/2018	$61,810,585.70
10/2013	$89,850,000.00	7/2018	$60,121,093.96
11/2013	$89,850,000.00	8/2018	$58,574,627.37
12/2013	$89,850,000.00	9/2018	$57,020,494.53
1/2014	$89,850,000.00	10/2018	$55,308,021.31
2/2014	$89,850,000.00	11/2018	$53,737,692.76
3/2014	$89,850,000.00	12/2018	$52,009,468.24
4/2014	$89,850,000.00	1/2019	$50,422,784.93
5/2014	$89,850,000.00	2/2019	$48,828,235.16
6/2014	$89,850,000.00	3/2019	$46,777,802.59
7/2014	$89,850,000.00	4/2019	$45,165,176.13
8/2014	$89,850,000.00	5/2019	$43,395,814.32
9/2014	$89,850,000.00	6/2019	$41,766,417.65
10/2014	$89,850,000.00	7/2019	$39,980,745.78
11/2014	$89,850,000.00	8/2019	$38,334,414.16
12/2014	$89,850,000.00	9/2019	$36,679,919.04
1/2015	$89,850,000.00	10/2019	$34,869,837.42
2/2015	$89,850,000.00	11/2019	$33,198,160.83
3/2015	$89,850,000.00	12/2019	$31,371,369.17
4/2015	$89,850,000.00	1/2020	$29,682,342.33
5/2015	$89,850,000.00	2/2020	$27,984,939.37
6/2015	$89,850,000.00	3/2020	$25,987,135.89
7/2015	$89,850,000.00	4/2020	$24,271,404.55
8/2015	$89,850,000.00	5/2020	$22,401,766.93
9/2015	$89,850,000.00	6/2020	$20,668,252.53
10/2015	$89,850,000.00	7/2020	$18,781,319.79
11/2015	$89,850,000.00	8/2020	$17,029,847.63
12/2015	$89,850,000.00	9/2020	$15,269,688.35
1/2016	$89,850,000.00	10/2020	$13,356,841.80
2/2016	$89,850,000.00	11/2020	$11,578,462.97
3/2016	$89,850,000.00	12/2020	$9,647,896.77
4/2016	$89,850,000.00	1/2021	$7,851,119.38
5/2016	$89,850,000.00	2/2021	$6,045,429.19
6/2016	$89,850,000.00	3/2021	$3,803,339.36
7/2016	$89,850,000.00	4/2021	$1,977,566.40
8/2016	$89,850,000.00	5/2021	$906.43
9/2016	$89,850,000.00	6/2021 and	$0.00
10/2016	$89,850,000.00	thereafter
11/2016	$89,850,000.00

F-1

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PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of  mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 103 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

January 13, 2012

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 107 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 105 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	22
THE DEPOSITOR	24
THE SPONSORS	24
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	25
THE MORTGAGE POOLS	32
SERVICING OF THE MORTGAGE LOANS	37
CREDIT ENHANCEMENT	44
SWAP AGREEMENT	46
YIELD CONSIDERATIONS	47
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	49
FEDERAL INCOME TAX CONSEQUENCES	70
STATE AND LOCAL TAX CONSIDERATIONS	99
ERISA CONSIDERATIONS	100
LEGAL INVESTMENT	102
THE APPRAISAL REGULATIONS	102
PLAN OF DISTRIBUTION	103
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	105
LEGAL MATTERS	105
RATINGS	105
INDEX OF DEFINED TERMS	107

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings

The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates; and

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●	any significant obligors in accordance with Regulation AB;

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

 The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i) a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

*         Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

(ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

 The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i) mortgage principal prepayment effects on the weighted average lives of the classes;

(ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii) the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

 It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1) all payments on account of principal, including principal prepayments, on the mortgage loans;

(2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3) all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4) all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

 As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i) remit certain amounts for the related Distribution Date into the Distribution Account;

(ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

 It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i) make remittances to the Collection Account as required by the Agreement;

(ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii) provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

 The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i) to cure any ambiguity;

(ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv) for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)      the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)     the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)    the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)    mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)      information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)     updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)     financial information relating to the underlying Mortgaged Properties;

(iv)     information with respect to delinquent mortgage loans;

(v)      information on mortgage loans which have been modified; and

(vi)     information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.           mortgage loans with fixed interest rates;

2.           mortgage loans with adjustable interest rates;

3.           mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.           mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.           mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.           mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.           mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)      the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)     the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)    the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)    the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)     the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)     the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)    the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)   the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)    the debt service coverage ratios relating to the mortgage loans;

(x)     information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)    information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)   payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)      the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)     the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)    any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)    a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)     if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)    a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)    any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)      have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)     have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)    have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)    comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account.

The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)      with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)     with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)    with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)     with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)     with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)     with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to)

certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap:  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any

REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), for example, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that the defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See

“—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC

Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the

Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) ”Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced to zero for taxable years beginning in 2010-2012. Under current law, the limitation will be fully reinstated for the taxable year beginning in 2013 and thereafter.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% (increasing to 31% after 2013) on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced by two-thirds for the taxable year beginning in 2009 and is reduced to zero for the taxable years beginning in 2010-2012.  Under current law, the limitation will be fully reinstated for taxable year beginning in 2013.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard

Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code

Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 adds a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

Certain exceptions are provided in the Regulations, through which an investing Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending on the standards established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to July 21, 2012, and specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of offered certificates may not qualify, either.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase those certificates, may be subject to significant interpretive uncertainties.  Except as to the status of certain classes of certificates as “mortgage related securities”, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.  Further, any ratings downgrade of a class of certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		FIRREA	102
1		FIRREA Appraisal	102
		Form 8-K	34
1986 Act	73
		G
A
		Garn-St Germain Act	64
ADA	69
Advances	40	H
Agreement	25
Appraisal Regulations	102	Holders	27
Assessment of Compliance	42
Attestation Report	42	I

B		Insurance Proceeds	28
		IRS	72
Balloon Payments	48
Bankruptcy Code	52	L
beneficial owner	26
		Lender Liability Act	61
C		Letter of Credit Bank	45

California Military Code	66	M
CERCLA	61
Certificateholders	27	Master Servicer	37
Closing Date	34	Master Servicer Remittance Date	29
Code	70	Mortgage Loan File	35
Collection Account	28	Mortgage Loan Schedule	34
Cut-Off Date	28	Mortgaged Property	32
		Mortgages	32
D
		N
Defective Mortgage Loans	36
Department	101	Non-U.S. Person	85
Depositor	24	NRSRO	25
Depository	26
Disqualified Non-U.S. Person	85	O
Disqualified Organization	101
Distribution Account	28	OID Regulations	74
Distribution Date	27	Operating Advisor	37

E		P

EDGAR	32	Pass-Through Entity	84, 85
Environmental Condition	61	Permitted Investments	30
ERISA	100	Plans	100
ERISA Plans	100	Prepayment Assumption	75
Event of Default	43	Prepayment Premium	29
Exchange Act	25	Property Protection Expenses	29

F		R

FDIA	20	Random Lot Certificates	74
Financial Intermediary	27	Rating Agency	25

REA	6	Specially Serviced Mortgage Loans	37
Regular Certificateholder	73	Standard Certificateholder	92
Regular Certificates	70	Standard Certificates	92
Regulations	101	Startup Day	71
Relief Act	65	Stripped Certificateholder	97
REMIC	31	Stripped Certificates	92, 95
REMIC Certificates	70	Subordinate Certificates	44
REMIC Pool	70	Substitute Mortgage Loans	36
REMIC Regulations	70
REO Account	29	T
REO Property	28
Repurchase Price	35	Title V	66
Residual Certificateholder	80	Title VIII	67
Residual Certificates	70	Treasury	69
Responsible Party	35	TRIPRA	69
		Trust Fund	25
S		Trustee	32

SEC	24	U
Secured-Creditor Exemption	61
Securities Act	24	U.S. Person	87
Senior Certificates	44	Underwriter’s Exemption	101
Servicing Fee	40
Similar Law	100	V
SMMEA	102
Special Servicer	37	Voting Rights	44

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.	$808,032,000 (Approximate) GS Mortgage Securities Trust 2012-GC6 (as Issuing Entity) GS Mortgage Securities Corporation II (as Depositor) Commercial Mortgage Pass-Through Certificates, Series 2012-GC6

Prospectus Supplement

Certificate Summary	S-11
Summary of Prospectus Supplement	S-12
Risk Factors	S-37
Description of the Mortgage Pool	S-71
Transaction Parties	S-114
Description of the Offered Certificates	S-154
Yield, Prepayment and Maturity Considerations	S-176
The Pooling and Servicing Agreement	S-183
Use of Proceeds	S-226
Material Federal Income Tax Consequences	S-226
State and Local Tax Considerations	S-229
ERISA Considerations	S-229
Legal Investment	S-231
Certain Legal Aspects of the Mortgage Loans	S-231
Ratings	S-233
Plan of Distribution (Underwriter Conflicts of Interest)	S-234
Legal Matters	S-235
Index of Significant Definitions	S-236
Annex A	–	Statistical Characteristics of the Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1	Class A-1	$ 65,525,000
Annex C	–	Mortgage Pool Information	C-1	Class A-2	$ 82,190,000
Annex D	–	Form of Distribution Date Statement	D-1	Class A-3	$570,467,000
Annex E-1	–	Sponsor Representations and Warranties	E-1-1	Class A-AB	$ 89,850,000
Annex E-2	–	Exceptions to Sponsor Representations and Warranties	E-2-1
Annex F	–	Class A-AB Scheduled Principal Balance Schedule	F-1

Prospectus	PROSPECTUS SUPPLEMENT
Table of Contents	2	Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Citigroup Co-Managers RBS Wells Fargo Securities January 24, 2012
Summary of Prospectus	3
Risk Factors	4
The Prospectus Supplement	22
The Depositor	24
The Sponsors	24
Use of Proceeds	25
Description of the Certificates	25
The Mortgage Pools	32
Servicing of the Mortgage Loans	37
Credit Enhancement	44
Swap Agreement	46
Yield Considerations	47
Certain Legal Aspects of the Mortgage Loans	49
Federal Income Tax Consequences	70
State and Local Tax Considerations	99
ERISA Considerations	100
Legal Investment	102
The Appraisal Regulations	102
Plan of Distribution	103
Incorporation of Certain Information by Reference	105
Legal Matters	105
Ratings	105
Index of Defined Terms	107

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.